Filed Pursuant to Rule 424(b)(3)
Registration No. 333-128662

CNL INCOME PROPERTIES, INC.

Supplement No. Five dated March 7, 2007

to Prospectus dated April 4, 2006

This Supplement is part of, and should be read in conjunction with, the prospectus dated April 4, 2006. This Prospectus Supplement replaces all prior Supplements and Sticker Supplements to the prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Income Properties” include CNL Income Properties, Inc. and its subsidiaries.

Information as to the number and types of properties we have entered into initial commitments to acquire, properties we have acquired and loans we have made is presented as of March 1, 2007, and all references to property acquisitions, commitments and loans should be read in that context. Properties that we enter into initial commitments to acquire and loans we have committed to make, as well as properties we acquire and loans we make after March 1, 2007, will be reported in a subsequent supplement.

RECENT DEVELOPMENTS

At March 1, 2007, we had a portfolio of 58 lifestyle properties, including interests in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, two outdoor waterparks, one sky lift attraction, one dealership, 21 golf courses, seven ski properties, 11 family entertainment centers and five marinas. We have made twelve loans, eleven of which are outstanding. We have also committed to make one additional loan, acquire four additional marinas, three additional waterparks, four theme parks, and the retail and commercial properties at one resort village. All of the properties in which we own an interest are, or will be, leased on a long-term basis to either affiliated or third-party tenants and managed by third-party operators that we consider to be significant industry leaders.

On February 9, 2007, we borrowed an approximate aggregate amount of $24.7 million from Sun Life Assurance Company of Canada (“Sun Life”) through five separate loans. Each loan is collateralized by a mortgage or deed of trust on one of the following golf course properties for the approximate amount indicated: the Mansfield National Golf Club for $4.4 million, the Plantation Golf Club for $2.8 million, the Golf Club at Fossil Creek for $4.8 million, the Canyon Springs Golf Club for $8.0 million and The Golf Club at Cinco Ranch for $4.7 million. Each loan bears interest annually at a fixed rate of 6.35% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which prepayment is permitted subject to a fee. We intend to use the proceeds of this loan to fund additional acquisitions.

This is the third tranche in a series of golf course property financings with Sun Life. On November 14, 2006, we closed on the first tranche, comprised of three separate loans in the approximate aggregate amount of $16.5 million. Each such loan is collateralized by a mortgage or deed of trust on one of three golf course properties. On November 30, 2006, we closed on the second tranche, comprised of three separate loans in the approximate aggregate amount of $46.7 million. Each such loan is collateralized by a mortgage or deed of trust on one of three other golf course properties. The loans in all three tranches are cross-defaulted and cross-collateralized within the tranche and against the loans in the other tranches. The first two tranches are more fully described in the “Business – Mortgage Loans and Other Loans” section of this Supplement.

On January 19, 2007, we acquired four ski and mountain lifestyle resorts from affiliates of Booth Creek Ski Holdings, Inc. (“Booth Creek”) for a purchase price of $170.0 million. The four ski properties acquired are the Northstar-at-TahoeTM Resort in Lake Tahoe, California, the Sierra-at-Tahoe® Resort in South Lake Tahoe, California, the Summit-at-Snoqualmie Resort in Snoqualmie Pass, Washington and the Loon® Mountain Resort in Lincoln, New Hampshire (collectively, the “Booth Creek Ski Properties”). We have also agreed to fund approximately $28.7 million in capital expenditures at the Northstar-at-Tahoe Resort and Loon Mountain Resort over the next four years.

The Northstar-at-Tahoe Resort is located near the north end of Lake Tahoe, California. The ski area’s 8,600-foot Mount Pluto features 2,480 acres of skiable terrain, a 2,280-foot vertical drop and 79 ski trails which are served by 16 chairlifts. The property also has approximately 31 miles of groomed trails for cross-country skiing and snowshoeing and on-mountain terrain parks for snowboarders and adventurous skiers. Other amenities include restaurants, shops, a 36,000 square-foot skier services facility, a 19,000 square-foot ski lodge, a 10,000 square-foot rental equipment facility and a 5,800 square-foot children’s ski school facility. Approximately 590,000 skiers visited the ski area in 2006. Summer activities include an 18-hole golf course, mountain biking trails, tennis courts, horseback riding, fly-fishing and swimming pools. Including the ski area, the resort consists of approximately 7,300 acres of fee simple land.

The Sierra-at-Tahoe Resort is located near South Lake Tahoe, California. The ski area’s 8,852-foot peak offers 1,680 skiable acres, a 2,212-foot vertical drop and 46 ski trails which are served by 12 chairlifts. The property operates a 46,000 square-foot base lodge, which offers food, retail and other skier services. Approximately 380,000 skiers visited the ski area in 2006. The property consists of approximately 20 acres of fee simple land and 1,669 acres of land leased under a special use permit from the United States Department of Agriculture, Forest Service (the “Forest Service”).

The Summit-at-Snoqualmie Resort is located in the Cascade Mountains in Snoqualmie Pass, Washington and consists of four separate resorts which collectively offer 1,697 acres of skiable terrain. In total, the property has 96 designated trails and downhill runs served by 26 chairlifts. The property features a Nordic center which offers approximately 34.1 miles of cross-country skiing and a tubing center which offers special tubing lifts and groomed lanes. The property offers ten lodges which provide an aggregate of approximately 122,000 square-feet of skier services, and is one of the largest learn-to-ski areas in the United States, with approximately 15% to 20% of its annual skier days typically being attributable to guests enrolled in ski school programs. In addition, the property is the largest night skiing complex in the United States, with approximately 20% to 25% of its skier visits each season being recorded at night. Approximately 510,000 skiers visited the ski area in 2006. The property consists of 686 acres of fee simple land of its 4,102 gross acres, with use of the remaining acreage permitted under various permits and agreements from the Forest Service.

The Loon Mountain Resort is located in the White Mountains in Lincoln, New Hampshire. The ski area’s 3,050-foot peak features 275 skiable acres, a 2,100-foot vertical drop and 50 trails which are served by ten operating lifts. Amenities at the resort include a base lodge with food and beverage services, two restaurants, a 17,600-square-foot lodge, a retail shop, a rental shop and an equipment repair shop. The property also features a 17,300 square-foot children’s center, trails for cross-country skiing, snowshoe tours, tubing runs, horseback riding, indoor and outdoor climbing walls and a steam engine railroad for shuttling visitors. Approximately 330,000 skiers visited the ski area in 2006. The property consists of approximately 60 acres of fee simple land and 1,366 acres of land in the White Mountain National Forest that are leased under permits from the Forest Service.

At closing we entered into long-term, triple net leases with wholly owned subsidiaries of Booth Creek Resort Properties LLC, an entity newly formed by certain former principals of Booth Creek to acquire certain properties and operating assets from Booth Creek, to operate the Booth Creek Ski Properties. The initial terms of the leases are 20 years with three 10-year renewal options, except where the terms exceed the term of any underlying Forest Service permit.

As part of our transaction with Booth Creek, we extended three loans for an aggregate amount of $12.0 million to certain subsidiaries of Booth Creek Resort Properties, LLC, which are collateralized by first mortgages or the substantial equivalents on the Waterville Valley Ski Resort in Waterville Valley, New Hampshire, the Mount Cranmore Ski Resort in North Conway, New Hampshire and a tract of land at the Northstar-at-Tahoe Resort in Lake Tahoe, California referred to as the Porcupine Hill Estates subdivision.

Also as part of our agreement to acquire the Booth Creek Ski Properties, we have committed to acquire 46 condominiumized retail and commercial spaces at the Village at NorthstarTM in Lake Tahoe, California for $22.0 million. The Village at NorthstarTM is a newly developed village located at the Northstar-at-Tahoe Resort. We expect to enter into a long-term, triple net lease with Northstar Group Commercial Properties, LLC, a subsidiary of Booth Creek Resort Properties LLC, to operate the Northstar commercial properties. We expect to close on this transaction by the end of August 2007. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed.

On January 10, 2007, we agreed to acquire a portfolio of three waterparks and four theme parks (collectively, the “Parks”) from an affiliate of PARC Management, LLC (“PARC Management”), a theme park management company, for an aggregate purchase price of $312.0 million. The purchase price will consist of $290.0 million in cash and an unsecured subordinated promissory note in the original principal sum of $22.0 million. The note is expected to have a term of 10 years, require annual principal payments of $1.7 million and bear interest annually at a fixed rate of 8.75%. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. The closing of the transaction is conditioned upon the simultaneous purchase by an affiliate of PARC Management, LLC of the capital stock and partnership interests of the Six Flags Theme Parks, Inc. subsidiaries that currently own the Parks. Descriptions of the Parks are set forth below:

Waterparks

•	White Water Bay – 21 acres in Oklahoma City, Oklahoma

•	Splashtown – 53 acres in Houston, Texas

•	WaterWorld – 23 acres in Concord, California

Theme parks

•	Elitch Gardens – 62 acres in Denver, Colorado

•	Darien Lake – 978 acres in Buffalo, New York

•	Frontier City – 113 acres in Oklahoma City, Oklahoma

•	Wild Waves & Enchanted Village – 67 acres in Seattle, Washington

The Parks offer a broad selection of entertainment experiences with an aggregate of approximately 241 new and traditional thrill rides, family and child-focused attractions and water attractions, 21 concert and show venues, 167 concessions and restaurants, 114 game venues and 79 retail and merchandise outlets, as well as themed areas.

Upon closing, we anticipate leasing the Parks on a long-term, triple-net basis to newly formed subsidiaries of PARC Management. The leases for the Parks are expected to have initial terms ending in December 2029 with three 10-year renewal options, except that the last renewal term of the Darien Lake lease shall only be four years. All leases will be cross-defaulted. We expect to close on this transaction on or prior to March 31, 2007. The transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these transactions will ultimately be completed.

On January 9, 2007, we acquired the Brighton Ski Resort in Brighton, Utah from a subsidiary of Boyne USA, Inc. (“Boyne”) for a purchase price of $35.0 million. The resort features two restaurants, a 20-room lodge, a ski rental facility and a small retail village. The ski area features 1,050 skiable acres, 66 downhill slopes and 7 chairlifts. Approximately 400,000 skiers visited the ski area during the 2005-2006 ski season. Boyne also received the option to repurchase the property from us at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition. We have leased the ski area back to Boyne to operate the property through an affiliate under two long-term, triple-net leases with initial terms of 20 years and four five-year renewal options. The leases are cross-defaulted with our Gatlinburg Sky Lift and Cypress Mountain leases, which are also leased to and operated by subsidiaries of Boyne.

On December 22, 2006, we acquired five marina properties for an aggregate purchase price of approximately $69.4 million from subsidiaries of Marinas International. As previously disclosed, we entered into an asset purchase agreement with respect to these and certain other properties on November 30, 2006. The following are descriptions of the marinas we acquired:

•	Lakefront Marina – Port Clinton, Ohio

Features include 470 floating slips, year-round storage and a service department.

•	Sandusky Harbor Marina – Sandusky, Ohio

Features include 660 floating slips and year- round storage.

•	Beaver Creek Resort – Monticello, Kentucky

Features include 275 floating slips and house, pontoon and other boat rentals.

•	Burnside Marina – Burnside, Kentucky

Features include 400 slips and boat rentals.

•	Pier 121 Marina and East Hill Park – Lewisville, Texas

Features include 1,007 slips, a marina office, a restaurant, storage facilities and charter boat services.

We leased our interests in the marinas we acquired to an affiliate of Marinas International under long-term, triple net leases. This affiliate will continue to operate the properties along with an affiliated property manager. The leases have initial terms ending in December 2022 and five five-year renewal options and are cross-defaulted.

As part of this transaction, we also extended four loans for an aggregate amount of $39.2 million to two subsidiaries of Marinas International as co-borrowers. The loans are collateralized by fifteen-year first mortgages on the following marinas owned by Marinas International:

•	Emeryville Marina – Emeryville, California

•	Scott’s Landing Marina – Grapevine, Texas

•	Silver Lake Marina and Park – Grapevine, Texas

•	Twin Coves Marina and Park – Flower Mound, Texas

In order to allow Marinas International additional time to obtain certain ground lease extension amendments and for us to finalize certain other due diligence matters with Marinas International for the four additional marinas, we have extended the deadline for acquiring Crystal Point Marina and Manasquan River Club to March 15, 2007 and Harborage Marina and Harbors View Marinas, and collateralizing the Paradise Cove Marina, to December 2007 (subject to certain conditions to be met by Marinas International, including extension of the ground lease for that marina for at least an additional 25 years). There can be no assurance that the ground lease extensions will be obtained, the due diligence matters will be finalized, or that any or all of these conditions will be satisfied and, if satisfied, that these additional marinas will ultimately be acquired or encumbered as collateral.

On December 22, 2006, we acquired seven golf courses from affiliates of Premier Golf Management, LLC (“Premier Golf”) for a purchase price of $58.0 million (the “Premier Properties”). Each of the golf courses features 18-holes and, generally, a driving range, a practice facility and a clubhouse that includes a pro shop and a restaurant. An affiliate of Premier Golf is currently the lessee and operator of our EAGL Properties. The following is a list of the Premier Properties:

•	LakeRidge Country Club – Lubbock, Texas

•	Mesa del Sol Golf Club – Yuma, Arizona

•	Fox Meadow Country Club – Medina, Ohio

•	Signature Golf Course – Solon, Ohio

•	Weymouth Country Club – Medina, Ohio

•	Painted Hills Golf Course – Kansas City, Kansas

•	Royal Meadows Golf Course – Kansas City, Missouri

Mesa del Sol Golf Club, Painted Hills Golf Course and Royal Meadows Golf Course are public golf courses. The other four golf courses are private golf courses. We have leased the Premier Properties back to Premier Golf under long-term, triple-net leases with initial terms of 20 years and four five-year renewal options and are cross-defaulted.

Our board of directors previously declared a distribution of $0.05 per share to stockholders of record on January 1, 2007 and a distribution of $0.05 per share to stockholders of record on February 1, 2007. On March 1, 2007, our board of directors declared a distribution of $0.05 per share to stockholders of record on March 1, 2007. The foregoing dividends will be paid by March 31, 2007.

All references to “Wachovia Bank” throughout the prospectus are replaced with “US Bank Corporate Trust Services.”

COVER PAGE

The following paragraph updates the legends on the cover page of the prospectus:

We will only use proceeds from this offering for the purposes stated in the “Use of Proceeds” section of the prospectus. Subscription funds will initially be held in an interest-bearing escrow account for our benefit.

SUITABILITY STANDARDS

HOW TO SUBSCRIBE

The following paragraph updates and replaces the second paragraph of this section on page iii of the prospectus:

If you meet the suitability standards described above and wish to subscribe for shares, complete and execute the subscription agreement and deliver it to your broker-dealer with a check for the full purchase price of the shares. Checks should continue to be made payable to “WBNA Escrow Agent for CNL Income Properties, Inc.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more, may instruct their customers to make their checks for shares for which they have subscribed payable directly to them. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to provide additional documents to participating broker-dealers. We may reject any subscription in whole or in part, regardless of whether you meet the minimum suitability standards.

THE OFFERING

As of December 31, 2006, we had received $639.6 million (64.1 million shares) in subscription proceeds for this offering, including $13.5 million (1.4 million shares) received through our reinvestment plan. As of that same date, we had received $1.2 billion (116.2 million shares) in total proceeds in connection with our public offerings, including proceeds received through our reinvestment plan. This amount excludes $200,000 for 20,000 shares purchased by our Advisor preceding the commencement of our initial offering and $1.2 million for 117,708 restricted common shares issued to CNL Financial Group, Inc. in December 2004.

RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

The following risk factor heading is added to the last paragraph on page 20 of the prospectus under the section titled “There are risks associated with lending:”

Borrower defaults may be costly for us due to litigation expenses of recovering funds and the possibility that borrowers are unable to pay their debt to us.

The following risk factor is added after the first full risk factor on page 17 of the prospectus:

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; maintenance of our Investment Company Act exemption imposes limits on our operations. We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us.

If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•	place limits on our capital structure

•	impose restrictions on specified investments

•	prohibit transactions with affiliates

•	require us to change the composition of our board of directors

•	require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. These investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. Doing so would likely reduce the cash available for distribution to you.

Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Also, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate our Advisory Agreement and all other agreements with affiliates. Any of these results would be likely to have a material adverse effect on our business, our financial results and our ability to make distributions to stockholders.

The following risk factor is added after the first full risk factor on page 19 of the prospectus:

Compliance with the Americans with Disabilities Act may reduce our expected distributions. Under the Americans with Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

The following risk factor is added on page 23 of the prospectus:

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability. Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

BUSINESS

SKI RESORTS

The following information supplements the second paragraph of the Ski Resorts section under the heading “Industry Overview,” which begins on page 59 of the prospectus:

Industry sources have estimated that over the next five years skier and snowboarder visits could reach 60 million in a single season. During the 2005/2006 ski season, skier and snowboarder visits have increased to 58.8 million visits.

OTHER ATTRACTIONS

The following information supplements the Other Attractions section, which begins on page 66 of the prospectus:

Family Entertainment Centers. Family Entertainment Centers (FECs) comprise the local park segment of the amusement park industry. Typically, FECs draw their core audience from within a 25-mile radius of their location. According to the PricewaterhouseCoopers LLP “Global Entertainment and Media Outlook: 2006-2010” report, the amusement park industry collectively accounts for approximately $11.0 billion in annual revenues. A recent CB Richard Ellis, Inc. profile on the industry states that the FEC segment has accounted for approximately $3.0 billion of this revenue opportunity. The FEC industry has continued to demonstrate growth over the years in its demographic reach, average spending per-capita and visiting patterns, all of which contribute to the health of the industry.

PROPERTY ACQUISITIONS

The following information updates and replaces the first two sentences in the section relating to “Merchandise Marts” under the heading “Dallas Market Center Property,” which begins on page 67 of the prospectus:

Dallas Market Center Property

Through a partnership with the Dallas Market Center (“DMC”), a Dallas company affiliated with Crow Holdings, Inc., we own an 80% interest in the Dallas Market Center (the “DMC Partnership”). We acquired our initial interest in the DMC Partnership and the Dallas Market Center through a series of three investments contributing approximately $71.1 million in equity.

The following information updates and supplements the Dallas Market Center Property discussion beginning on page 67 of the prospectus.

The Trade Mart Expansion was completed in October 2006. We funded approximately $17.0 million for the project and the new space has been added to our existing lease with Dallas Market Center Operating, L.P.

The following information updates and replaces the information in the section relating to “Destination Retail and Entertainment Centers” under the heading “Intrawest Resort Village Properties” beginning on page 69 of the prospectus:

Intrawest Resort Village Properties

In December 2004, we acquired an 80% interest, through unconsolidated entities (the “Intrawest Partnership”), and invested approximately $41.9 million in retail and commercial properties at seven resort villages in the U.S. and Canada (the “Resort Village Properties”), six of which are located near ski resorts and one of which is located near a beach and golf resort.

As of October 26, 2006, Intrawest Corporation was acquired by funds managed by Fortress Investment Group LLC. Intrawest Corporation subsequently changed its name to Intrawest ULC. There was no impact on the Intrawest Partnership or the Resort Village Properties.

The following table replaces the table on pages 76 and 77 of the prospectus:

The following table presents the historical operating data of the Resort Village Properties including average occupancy rates and effective annual rents per square foot for the past five years or the period during which the property has been in operation, whichever is longer.

Location	Fiscal year (1)	Average occupancy rate	Effective annual rent per square foot (2)
Blue Mountain	2005	97%	$30.60	(3)
	2004	95%	19.87	(3)
	2003	100%	23.73	(3)
	2002	— (4)	—	(4)
Whistler Creekside	2005	93%	$31.15	(3)
	2004	86%	8.46	(3)(5)
	2003	100%	—	(5)
	2002	100%	—	(5)
	2001	100%	—	(5)
Copper (6)	2005	94%	$18.93
	2004	73%	18.42
	2003	82%	19.94
	2002	81%	15.21
Mammoth	2005	95%	$37.15
	2004	86%	25.40
	2003	0%	—	(7)
Sandestin (8)	2005	100%	$25.19
	2004	100%	36.24
	2003	100%	20.54
	2002	0%	—	(8)
Snowshoe	2005	95%	$25.34
	2004	86%	22.22
	2003	83%	21.72
	2002	91%	21.50
	2001	91%	—
Stratton	2005	99%	$19.72
	2004	100%	25.35
	2003	100%	15.97
	2002	100%	21.55
	2001	100%	10.67

FOOTNOTES:

(1)	Data presented for 2005 is for the calendar year ended December 31 and data presented for 2001-2004 is presented for fiscal years ended June 30.

(2)	The effective annual rent per square foot for each Resort Village Property was calculated by dividing the total annual rent by the total leasable square footage in the Resort Village Property at year end (including vacant spaces), subject to adjustment per notes 1, and 4-6.

(3)	Amount converted from Canadian dollars to U.S. dollars as of the applicable year-end date. The exchange rate at December 31, 2005 was $0.858 U.S. dollar for $1.00 Canadian dollar. The exchange rate at June 30, 2004 was $0.744 U.S. dollar for $1.00 Canadian dollar. The exchange rate at June 30, 2003 was $0.743 U.S. dollar for $1.00 Canadian dollar.

(4)	Construction of the first building was completed in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003. A new building was completed during fiscal year 2003 and was under lease-up during fiscal year 2004.

(5)	The annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the Canadian Resort Village Properties. The occupancy rate, however, reflects the occupancy of all commercial space at Whistler Creekside that is included in this transaction, including commercial space occupied by Intrawest and its affiliates.

(6)	Annual revenue used to calculate the effective annual rent per square foot does not reflect rent for Intrawest and its related party tenants who were not charged rent during the periods prior to the sale of the U.S. Resort Village Properties. The underlying square footage data used to calculate the occupancy excludes the retail and commercial space occupied by Intrawest and its related party tenants who were not charged rent.

(7)	Construction of the retail and commercial space was completed in fiscal year 2003; however, no tenants occupied the space until fiscal year 2004.

(8)	Construction of the retail and commercial space was completed on the first building in fiscal year 2002; however, no tenants occupied the space until fiscal year 2003.

The fifth paragraph of the section relating to “Other Attractions” under the heading “Great Wolf Waterpark Resorts” on page 78 of the prospectus is deleted.

The following information on new acquisitions supplements the Property Acquisitions section, which begins on page 67 of the prospectus:

MARINAS

Marinas International Marinas

On December 22, 2006, we acquired five marina properties for an aggregate purchase price of approximately $69.4 million from subsidiaries of Marinas International. As previously disclosed, we entered into an asset purchase agreement with respect to these and certain other properties on November 30, 2006. The following are descriptions of the marinas we acquired:

Fee simple properties with partial leaseholds:

•	Lakefront Marina – Port Clinton, Ohio (the “Lakefront Property”)

Features include 470 floating slips, year-round storage and a service department.

•	Sandusky Harbor Marina – Sandusky, Ohio (the “Sandusky Property”)

Features include 660 floating slips and year- round storage.

Leasehold interest properties:

•	Beaver Creek Resort – Burnside, Kentucky (the “Beaver Creek Property”)

Features include 275 floating slips and house, pontoon and other boat rentals.

•	Burnside Marina – Monticello, Kentucky (the “Burnside Property”)

Features include 400 slips and boat rentals.

•	Pier 121 Marina and East Hill Park – Lewisville, Texas (the “Pier 121 Property”)

Features include 1,007 slips, a marina office, a restaurant, storage facilities and charter boat services.

In January 2007 Lake Cumberland is being lowered an additional ten feet from typical winter levels to allow the U.S. Army Corps of Engineers to make repairs to the dam. Our operators are moving the docks at Beaver Creek Resort and Burnside Marina to accommodate this and are planning for another ten-foot decrease in lake levels. The lake levels are expected to return to normal once the U.S. Army Corps of Engineers completes the required repairs on the dam.

As part of the transaction with Marinas International, we also extended four loans for an aggregate amount of $39.2 million to two subsidiaries of Marinas International as co-borrowers. Additional details regarding our loan can be found under the “Mortgage Loans and Other Loans” section of this Supplement. Our purchase agreement provides for our acquisition of four additional marinas and the extension of a loan collateralized by one additional marina, the details of which can be found in the “Pending Investments” section of this Supplement.

The approximate federal income tax basis of the depreciable portion of the marinas is $64.1 million. The marinas are adequately insured. At closing, we advanced approximately $312,000 for capital expenditures at the Pier 121 Property, and we have committed to additional capital expenditures of $400,000 in connection with our Pier 121 Property lease. No other major capital expenditures are planned for the marinas.

Leases. We leased our interests in the marinas we acquired to an affiliate of Marinas International under long-term, triple-net leases. This affiliate will continue to operate the properties along with an affiliated property manager. The leases have initial terms ending in December 2022 and five five-year renewal options. The leases for the marinas are cross-defaulted. The aggregate minimum annual rent in the initial year is approximately $5.7 million and will increase during the terms of the leases to a maximum of $7.0 million. Additional rent is a negotiated percentage of incremental total revenue over a threshold. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

Marinas International. Marinas International is a privately held company competing in the recreational marina industry founded by Marshall Funk and Stan Johnson. Marshall Funk and Stan Johnson formed Marinas International in 1984 to acquire a marina portfolio that has become the foundation of the present company. Marinas

International is one of the top four competitors in the marina business in the United States with a portfolio that includes marina and park locations on inland lakes as well as the coasts. Marshall Funk has been involved in the marina industry for the past thirty years, first as the President of Lakeside Management Company and presently as a managing partner of Marinas International. Prior to joining Marinas International, Stan Johnson was a real estate professional with a Masters of Business Administration from Southern Methodist University, who built and later sold a successful real estate company specializing in lakefront properties and development. Prior to our acquisition of the marinas, none of Marinas International, or its subsidiaries or affiliates, was related to us, affiliated with us or a partner in our business.

Competition. Our prospectus contains a discussion of the general competitive factors affecting marinas. The following discussion describes specific competition at each marina. Lakefront Marina and Sandusky Harbor Marina compete directly with the large number of similar marinas on the southern shore of Lake Erie. These two marinas are larger than most of their competition and have direct lake access, which we believe gives them an advantage over competitors. Beaver Creek Resort and Burnside Marina are both located on Lake Cumberland in Kentucky. These marinas compete primarily with one marina on Lake Cumberland that has similar pricing and amenities. Pier 121 Marina and East Hill Park are located on Lake Lewisville in the Dallas/Fort Worth area. Pier 121 and East Hill Park have four direct competitors on Lake Lewisville and compete generally with other marinas on the numerous lakes in the area.

SKI AND MOUNTAIN LIFESTYLE PROPERTIES

Cypress Mountain

On May 30, 2006, we acquired the Cypress Mountain ski area in British Columbia, Canada (the “Cypress Mountain Property”) for a purchase price of $27.5 million from Cypress Bowl Recreations Limited Partnership (“Boyne – Cypress”), a subsidiary of Boyne USA, Inc. (“Boyne”). This ski and mountain lifestyle property is located approximately 13 miles north of Vancouver, British Columbia and 42 miles from the U.S./Canadian border on land owned by the Province of British Columbia, which has issued a permit allowing use and operation of a ski area until 2034. Due to certain legal and tax requirements, we acquired the land permit and real property at the Cypress Mountain Property through a trust (the “Trust”) and the personal property assets through a separately capitalized Canadian entity (the “Personal Property Owner”). Boyne has the option to repurchase the property at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition.

Cypress Mountain will host the freestyle skiing and snowboarding competitions during the 2010 Winter Olympics. Consistently ranked the second most-visited ski resort in British Columbia, the property features 38 downhill runs, five chairlifts, a base lodge and an elaborate system of multi-purpose trails. Cypress Mountain has an average annual snowfall of 20 feet, 358 skiable acres and a vertical rise of 1,712 feet. The ski area offers downhill skiing, snowboarding and cross-country skiing activities for more than 2,000 skiers per day on 12 miles of groomed trails. The Cypress Mountain Property, which is primarily a family-oriented, day-ski venue, offers night skiing/riding, snowsport instruction, a cafeteria, lounge facilities and an equipment retail, rental and repair shop. The property will benefit from an estimated $10.3 million in improvements expected to be made to the property and paid for by the Vancouver Olympic Committee. The improvements for these events will include the installation of an additional chairlift, snowmaking equipment, an aerial jump site, a mogul course and a snowboard half-pipe.

The approximate federal income tax basis of the depreciable portion of the property is $27,500,000. We believe the property is adequately insured, and there are currently no major capital expenditures, other than the Olympic improvements, planned for the ski area.

Leases. At the time of the acquisition of the Cypress Mountain Property, the Trust and the Personal Property Owner each entered into long-term, triple-net leases with Boyne – Cypress as tenant. Each of the leases has a term of 20 years with four 5-year renewal options and is cross-defaulted with the lease covering the Gatlinburg Sky Lift Property, which is also operated by Boyne on our behalf. The combined minimum annual rent in the initial year is annualized at approximately $2.9 million and will increase during the terms of the leases to a maximum of $3.7 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. These U.S. dollar amounts have been converted from Canadian dollars based on an exchange rate of $0.907 U.S. dollar for $1.00 Canadian dollar as of June 2, 2006. Boyne has guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” Gross revenues at Cypress Mountain Property for the 2002-2003 season were $8.5 million, for the 2003-2004 season were $13.9 million and for the 2004-2005 season were $9.3 million.

Boyne USA, Inc. For information on this operator, see the section entitled “Business-Property Acquisitions-Other Attractions-Gatlinburg Sky Lift Attraction-Boyne USA, Inc.” on page 82 of the prospectus.

Competition. Cypress Mountain is located in British Columbia and generally competes with 36 other ski and snowboard areas. Whistler and Blackcomb Mountains, Grouse Mountain and Mount Seymour are the closest in proximity to Cypress Mountain. Whistler and Blackcomb Mountains are located two hours from Vancouver, British Columbia. Whistler Mountain has an average annual snowfall of 30 feet, 4,757 skiable acres, over 100 trails, eight restaurants, a peak elevation of 7,160 feet and 16 chairlifts. Blackcomb Mountain has an average annual snowfall of 30 feet, 3,414 skiable acres, over 100 trails, nine restaurants, a peak elevation of 7,494 feet and 17 chairlifts. In addition, Grouse Mountain and Mount Seymour, located 15 minutes from downtown Vancouver, compete directly with Cypress Mountain for day-skier visits. Grouse Mountain offers a summit elevation of 4,100 feet, a vertical drop of 1,260 feet, 212 skiable acres, nine chairlifts, 24 trails and has an average annual snowfall of ten feet. Mount Seymour has a summit elevation of 4,134 feet, a vertical drop of 1,115 feet, 600 skiable acres, five chairlifts, 24 trails and an average annual snowfall of over 14 feet. Our prospectus provides additional detail regarding competition in the ski industry beginning at page 61 under the section entitled “Ski Resorts.”

Bretton Woods Resort

On June 23, 2006 we acquired the Bretton Woods Mountain Resort, a ski and mountain lifestyle destination located in northern New Hampshire (the “Bretton Woods Property”), from MWH Preservation Limited Partnership (“MWH”) for a purchase price of $45.0 million, excluding closing costs. We paid $38.5 million of the purchase price at closing and issued a note for $6.5 million bearing interest at 5.8% per annum due on the fourth anniversary of the closing. The total amount anticipated to be due to MWH on the fourth anniversary of the closing is $8.0 million.

The Bretton Woods Property includes the Bretton Woods Ski Area, the Bretton Woods Ski Lodge, tennis facilities, the four-season National Historic Landmark Mount Washington Hotel, The Bretton Arms Country Inn, The Lodge at Bretton Woods and a freestanding 4,500 square-foot restaurant. The Bretton Woods Ski Area includes 434 skiable acres, 62 miles of groomed trails and 9 chairlifts. The lodging facilities on the property provide a total of 284 rooms. BW Land Holdings, LLC (“BW Holdings”), an entity formed by Celebration Associates and Crosland, Inc., acquired the remaining 900 acres of the resort, which includes two golf courses, equine stables, the Nordic Ski Center, utilities and undeveloped land that may allow for the future development of real estate units and other amenities (the “BW Holdings Property”). BW Holdings has given us a right of first offer to purchase any portion of commercially developed BW Holdings Property prior to marketing it for sale.

The approximate federal income tax basis of the depreciable portion of the Bretton Woods Property is $40,500,000. We believe the Bretton Woods Property is adequately insured, and we have agreed to fund an additional $17.5 million for improvements to be made to the property over the next three years.

Lease. We have entered into two long-term, triple-net leases with BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc. BW Resort Management Company has engaged National Resort Management Group, LLC, a resort management company, to market and operate the Bretton Woods Property. The leases each have a term of 10 years with four 5-year renewal options. The combined minimum annual rent in the initial year is approximately $3.3 million and will increase during the term of the lease to a maximum of $4.5 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property net cash flow. Crosland, Inc. has guaranteed the payment of all rent up to a total amount $5.0 million for the first four years of the lease period. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues of the Bretton Woods Property were $30.4 million in 2003, $30.9 million in 2004 and $33.0 million in 2005.

The following table contains information on the historical average occupancy rates, ADR and RevPar for the Bretton Woods Property. See the description of RevPAR in the “Other Attractions – Great Wolf Waterpark Resorts” section that begins on page 78 of the prospectus.

Year	Average occupancy rate	ADR	RevPar
2005	47.8%	$191.63	$91.60
2004	46.2%	$183.84	$84.93

Celebration Associates & Crosland, Inc. Celebration Associates is a nationally recognized developer and operator of award-winning, master-planned, mixed-use communities and villages. Crosland, Inc. is one of the Southeast's leading and most diversified real estate companies. Prior to our making a commitment to acquire the Bretton Woods Property, none of Celebration Associates, Crosland nor their subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. Stratton Mountain, Stowe Mountain, Loon Mountain and Waterville Valley are the closest competitors in terms of similarity of product and experience within a 150-mile radius. While not a destination ski area, Mount Wachusett is also a competitor of Bretton Woods Mountain Resort for the Boston ski market and is located one hour outside of Boston. Our prospectus provides additional detail regarding competition in the ski industry beginning at page 61 under the section entitled “Ski Resorts.” The lodging operations at the Bretton Woods Resort currently compete regionally with non-ski resort properties such as The Balsams, Wentworth by the Sea, Woodstock Inn, Equinox Resort & Spa and The Sagamore.

Brighton Ski Resort

On January 9, 2007, we acquired the Brighton Ski Resort in Brighton, Utah (the “Brighton Property”) from a subsidiary of Boyne for a purchase price of $35.0 million. The Brighton Property consists of a permit interest in land owned by the Forest Service, two leasehold-interest land parcels and two fee-simple land parcels. This ski and mountain lifestyle property features two restaurants, a 20-room lodge, a ski rental facility and a small retail village. The ski area features 1,050 skiable acres, 66 downhill slopes and 7 chairlifts. Approximately 400,000 skiers visited the ski area in the 2005-2006 ski season. Boyne also received an option to repurchase the property from us at a price that will result in a fixed return to us. The option is exercisable by Boyne beginning in the seventh year through the 25th year following the acquisition. Affiliates of Boyne are currently the lessees and operators of our Gatlinburg Sky Lift Property and the Cypress Mountain Property.

The approximate federal income tax basis of the depreciable portion of the Brighton Property is $33.4 million. The Brighton Property is adequately insured, and there are no major capital expenditures planned for the property.

Lease. We have leased the ski area back to Boyne to operate the property through an affiliate under long-term, triple-net leases with initial terms of 20 years and four five-year renewal options. The leases are cross-defaulted with our Gatlinburg Sky Lift and Cypress Mountain leases. The minimum annual rent for the property is approximately $3.2 million in the initial year and increases annually to approximately $3.9 million. Additional rent is a percentage of incremental total revenue over a specified threshold.

Boyne USA, Inc. For information about this operator, see the section entitled “Business – Property Acquisitions – Other Attractions – Gatlinburg Sky Lift Attraction” on page 82 of the prospectus.

Competition. The Brighton Property competes directly with The Canyons Resort, Park City Mountain Resort, Deer Valley Resort, Alta Ski Area, Snowbird Ski and Summer Resort and Solitude Mountain Resort, all of which are within 35 miles of Salt Lake City, Utah. Our prospectus provides additional detail regarding competition in the ski industry beginning at page 61 under the section entitled “Ski Resorts.”

Booth Creek Ski Resorts

On January 19, 2007, we acquired four ski resorts from affiliates of Booth Creek for a purchase price of $170.0 million. The four ski and mountain lifestyle properties acquired are the Northstar-at-TahoeTM Resort in Lake Tahoe, California (the

“Northstar Property”), the Sierra-at-Tahoe® Resort in South Lake Tahoe, California (the “Sierra Property”), the Summit-at-Snoqualmie Resort in Snoqualmie Pass, Washington (the “Summit Property”) and the Loon® Mountain Resort in Lincoln, New Hampshire (the “Loon Mountain Property”) (collectively, the “Booth Creek Ski Properties”). We also agreed to fund approximately $28.7 million in capital expenditures at the Northstar-at-Tahoe Resort and Loon Mountain Resort over the next four years.

The Northstar-at-Tahoe Resort is located near the north end of Lake Tahoe, California. The ski area’s 8,600-foot Mount Pluto features 2,480 acres of skiable terrain, a 2,280-foot vertical drop and 79 ski trails which are served by 16 chairlifts. The property also has approximately 31 miles of groomed trails for cross-country skiing and snowshoeing and on-mountain terrain parks for snowboarders and adventurous skiers. Other amenities include restaurants, shops, a 36,000 square-foot skier services facility, a 19,000 square-foot ski lodge, a 10,000 square-foot rental equipment facility and a 5,800 square-foot children’s ski school facility. Approximately 590,000 skiers visited the ski area in 2006. Summer activities include an 18-hole golf course, mountain biking trails, tennis courts, horseback riding, fly-fishing and swimming pools. Including the ski area, the resort consists of approximately 7,300 acres of fee simple land.

The Sierra-at-Tahoe Resort is located near South Lake Tahoe, California. The ski area’s 8,852-foot peak offers 1,680 skiable acres, a 2,212-foot vertical drop and 46 ski trails which are served by 12 chairlifts. The property operates a 46,000 square-foot base lodge, which offers food, retail and other skier services. Approximately 380,000 skiers visited the ski area in 2006. The property consists of approximately 20 acres of fee simple land and 1,669 acres of land leased under a special use permit from the Forest Service.

The Summit-at-Snoqualmie Resort is located in the Cascade Mountains in Snoqualmie Pass, Washington and consists of four separate resorts, which collectively offer 1,697 acres of skiable terrain. In total, the property has 96 designated trails and downhill runs served by 26 chairlifts. The property features a Nordic center which offers approximately 34.1 miles of cross-country skiing and a tubing center which offers special tubing lifts and groomed lanes. The property offers ten lodges which provide an aggregate of approximately 122,000 square-feet of skier services, and is one of the largest learn-to-ski areas in the United States, with approximately 15% to 20% of its annual skier days typically being attributable to guests enrolled in ski school programs. In addition, the property is the largest night skiing complex in the United States, with approximately 20% to 25% of its skier visits each season being recorded at night. Approximately 510,000 skiers visited the ski area in 2006. The property consists of 686 owned acres of its 4,102 gross acres, with use of the remaining acreage permitted under various permits and agreements from the Forest Service.

The Loon Mountain Resort is located in the White Mountains in Lincoln, New Hampshire. The ski area’s 3,050-foot peak features 275 skiable acres, a 2,100-foot vertical drop and 50 trails which are served by ten operating lifts. Amenities at the resort include a base lodge with food and beverage services, two restaurants, a 17,600-square-foot lodge, a retail shop, a rental shop and an equipment repair shop. The property also features a 17,300 square-foot children’s center, trails for cross-country skiing, snowshoe tours, tubing runs, horseback riding, indoor and outdoor climbing walls and a steam engine railroad for shuttling visitors. Approximately 330,000 skiers visited the ski area in 2006. The property consists of approximately 60 owned acres and 1,366 acres of land in the White Mountain National Forest that are leased under permits from the Forest Service.

The approximate federal income tax basis of the depreciable portion of the property is $136.4 million. We believe the properties are adequately insured, and the only major capital expenditures planned are at the Northstar Property and the Loon Property.

As part of the transaction, we extended three loans for an aggregate amount of $12.0 million to certain subsidiaries of Booth Creek Resort Properties LLC. The loans are collateralized by first mortgages or the substantial equivalents on the Waterville Valley Ski Resort in Waterville Valley, New Hampshire, the Mount Cranmore Ski Resort in North Conway, New Hampshire and a tract of land at the Northstar Property referred to as the Porcupine Hills Estates subdivision as further described in the section of this supplement entitled “Business – Mortgage Loans and Other Loans.”

Also as part of this transaction, we committed to acquire 46 condominiumized retail and commercial spaces at the Village at NorthstarTM for $22.0 million. The pending transaction is more fully described in the “Pending Investments” section of this supplement.

Leases. We have entered into long-term, triple net leases with wholly owned subsidiaries of Booth Creek Resort Properties, LLC to operate the Booth Creek Ski Properties. The initial terms of the leases are 20 years with three 10-year renewal options, except where the terms exceed the term of any underlying Forest Service permits. The combined minimum annual rent for the Booth Creek Ski Properties is approximately $15.9 million in the initial year and will increase during the terms of the leases to a maximum of $19.5 million. Additional rent is a negotiated percentage of incremental total revenue in excess of a minimum threshold. All of the leases are cross-defaulted with each other and with the loan described above.

Booth Creek Resort Properties LLC. Booth Creek Resort Properties LLC was formed by certain former principals of Booth Creek. The principals have a combined 40 years of ski resort operations experience, and for the last eight years have been with Booth Creek, the fifth largest resort owner in North America. Before joining Booth Creek, several of the principals were with Vail Associates, Inc. and related companies. Prior to our acquisition of the Booth Creek Ski Properties, none of Booth Creek, Booth Creek Resort Properties LLC or their respective subsidiaries or affiliates, was related to us, affiliated with us or a partner in our business.

Competition. The Northstar Property and the Sierra Property compete locally with the Squaw Valley, Alpine Meadows, Sugar Bowl, Kirkwood and Heavenly ski areas. The Summit Property’s local competition includes Stevens Pass, Mission Ridge, Crystal Mountain, Mount Baker, Mount Bachelor and Mount Hood Meadows. The Loon Mountain Property competes locally with Mount Sunapee, Bretton Woods, Ragged Mountain, Gunstock and Cannon Mountain. Our prospectus provides additional detail regarding competition in the ski industry beginning at page 61 under the section entitled “Ski Resorts.”

GOLF COURSES

Palmetto Hall Plantation Club

On April 27, 2006, we acquired Palmetto Hall Plantation Club in Hilton Head, South Carolina (the “Palmetto Hall Property”) for a purchase price of $7.6 million. The property includes two 18-hole public golf courses designed by Arthur Hills and Robert Cupp, a 14,000 square-foot clubhouse with a pro shop, a golf maintenance center, two tennis courts and a swimming pool. On November 14, 2006, we financed the Palmetto Hall Property as described in the section of this supplement entitled “Business – Borrowing.”

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of the property is $6,840,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the golf courses.

Lease. At the time of our acquisition of the Palmetto Hall Property, we entered into a long-term, triple-net lease with a subsidiary of Heritage Golf Group, LLC, a nationwide owner and operator of golf properties (“Heritage Golf”), to operate the Palmetto Hall Property. The lease has an initial term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $640,000, increasing during the term of the lease to approximately $720,000. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of the property’s gross revenues. The general terms of the lease are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues for the Palmetto Hall Property in 2003 were $3.6 million, in 2004 were $3.1 million and in 2005 were $2.8 million.

Heritage Golf Group, LLC. Heritage Golf began operations in 1999. The company has acquired and developed a portfolio of well-known and acclaimed high-end, daily fee, resort and private golf facilities in California, Texas, Georgia, Florida, and South Carolina. Heritage Golf currently operates 99 of the 261 holes available for public play on Hilton Head Island. Prior to our acquisition of the Palmetto Hall Property, none of Heritage Golf, its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. There are currently 24 golf courses located on Hilton Head Island, and more than half of these golf courses are available for public play, including Palmetto Hall Plantation Club. There are 22 other golf courses located in the nearby off-Island area. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

Raven Golf Club at South Mountain™

On June 9, 2006, we acquired Raven Golf Club at South Mountain™ in Phoenix, Arizona (the “South Mountain Property”) from Intrawest Golf Holdings, Inc., a subsidiary of Intrawest Corporation, for a purchase price of $12.75 million. The property, which was built in 1995 on 160 acres, includes an 18-hole public golf course with a practice facility and a 4,600 square-foot clubhouse with a pro shop, locker room and a restaurant. We licensed the use of the Raven brand from Intrawest for uses specific to this property for up to four years. On November 14, 2006, we financed the South Mountain Property as described in the section of this supplement entitled “Business – Borrowing.”

The approximate federal income tax basis of the depreciable portion of the property is $7,175,000. We believe the property is adequately insured. We have agreed to invest approximately $500,000 in improvements to the property.

Lease. Upon our acquisition of the South Mountain Property, we entered into a long-term, triple-net lease with a subsidiary of I.R.I. Golf Group, LLC, a golf course investment and management company (“IRI”), to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent for the South Mountain Property is approximately $1.1 million in the initial year. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues at the South Mountain Property for 2003 were $4.8 million, for 2004 were $4.3 million and for 2005 were $4.8.

I.R.I. Golf Group, LLC. IRI was founded in 1991 by Jeff Silverstein. Since 1996, IRI has broadened its geographical scope in the Southwest, developing four facilities in Texas and Nevada. I.R.I. has extensive golf management experience, owning and operating 19 golf facilities in Arizona, Nevada, North Carolina, South Carolina, Texas and Washington. Prior to the consummation of our acquisition of the South Mountain Property, none of IRI, or its subsidiaries or affiliates, was related to us, was affiliated with us or was a partner in our business.

Competition. The Phoenix metropolitan area has more than 200 golf courses. The South Mountain Property competes with a limited number of high-end, daily-fee golf courses located near downtown Phoenix. The property’s two principal competitors are the Legacy Golf Resort and Whirlwind Golf Club, both of which charge similar rates per round to the South Mountain course. The other nearby courses charge lower rates per round. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

Bear Creek Golf Club

On September 8, 2006, we acquired Bear Creek Golf Club in Dallas, Texas (the “Bear Creek Property”) from Bear Creek DFW Associates, Ltd., an entity affiliated with Hyatt Corporation and Hunt-Woodbine Realty Corporation, for a purchase price of $11.1 million. We acquired a long-term leasehold interest in the real property from the Dallas/Fort Worth International Airport Board, along with improvements to the property. The Bear Creek Property features two 18-hole public golf courses, a practice facility and a 5,700-square-foot clubhouse with a pro shop and a bar and grill. On November 14, 2006, we financed the Bear Creek Property as described in the section of this supplement entitled “Business – Borrowing.”

The approximate federal income tax basis of the depreciable portion of the property is $12.0 million. We believe the property is adequately insured and that there are currently no major capital expenditures planned for the golf courses.

Lease. At the time of acquisition, we entered into a long-term, triple-net lease with an affiliate of Billy Casper Golf, LLC, a golf course investment and management company (“Billy Casper Golf”), to operate the property. The lease has a term of 22 years and four 5-year renewal options. The minimum annual rent for the Bear Creek Property is approximately $1.0 million in the initial year and will increase annually to a maximum of $1.1 million. Beginning with the third lease year, total percent rent will be a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues at the Bear Creek Property were $4.3 million for 2003, $4.8 million for 2004 and $5.0 million for 2005.

Billy Casper Golf, LLC. Billy Casper Golf, headquartered in Northern Virginia, currently manages or leases 68 golf courses in 21 states. Billy Casper, who captured two U.S. Open wins and a Masters Championship while on the PGA Tour, partnered with Peter M. Hill and Robert C. Morris to establish the company in 1989. The company has developed and opened 24 new golf courses. Prior to the consummation of our acquisition of the Bear Creek Property, none of Billy Casper Golf, its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Bear Creek Property competes with approximately 12 other daily-fee courses located within 15 miles of the club and the Dallas/Fort Worth International Airport, only two of which feature more than 18 holes. The green fees at the Bear Creek Property are positioned between the lower end of the high-priced courses and the upper end of the moderately priced courses, which helped the club host more than 25,000 outing rounds in 2005. The three closest competitors to the Bear Creek Property are the Sky Creek Ranch Golf Course, Bridlewood Golf Course and the Links at Water Chase, 18-hole golf courses which charge similar rates per round to the Bear Creek courses. The other nearby courses charge lower rates per round. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

Weston Hills Country Club

On October 16, 2006, we acquired the Weston Hills Country Club, a private golf club in Weston, Florida (the “Weston Hills Property”) from WHCC, LLC, an affiliate of Heritage Golf for a purchase price of $35.0 million. We have agreed to pay Heritage Golf a supplemental purchase price of up to $5.3 million in the aggregate if certain performance targets are met in 2009 with respect to the Weston Hills Property. The Weston Hills Property features two 18-hole golf courses designed by Robert Trent Jones, Jr. and includes a 15-acre teaching center, a 50,000-square-foot clubhouse with a pro shop and dining room, tennis courts and a swimming pool.

The approximate federal income tax basis of the depreciable portion of the property is $32.3 million. The Weston Hills Property is adequately insured, and the only major capital expenditure planned for the property is a $1.3 million renovation to the locker rooms at the clubhouse. On November 30, 2006, we financed the Weston Hills Property as described in the section of this supplement entitled “Business – Borrowing.”

Lease. A subsidiary of Heritage Golf operates the Weston Hills Property under a triple-net lease with an initial term of 20 years and six five-year renewal options. The lease is cross-defaulted with our Palmetto Hall Property and two other properties we have acquired from Heritage Golf affiliates as described below. The minimum annual rent for the Weston Hills Property will be approximately $2.8 million in the initial year and will increase annually to approximately $3.0 million. Additional rent is a negotiated percentage of incremental total revenue over a certain threshold. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues for the Weston Hills Property were $13.3 million for 2003, $13.7 million for 2004 and $12.7 million for 2005.

Heritage Golf Group, LLC. For information on this operator, see the section entitled “Business – Property Acquisitions – Golf Courses – Palmetto Hall Plantation Club.”

Competition. The Weston Hills Property competes for members primarily with the Tournament Players Club at Eagle Trace, a private golf club in Coral Springs, Florida, the Grande Oaks Golf Club, a private golf club in Ft. Lauderdale, Florida and The Club at Doral, a private golf club in Miami, Florida. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

Valencia Country Club and Talega Golf Club

On October 16, 2006, we also acquired Heritage Golf Group West Coast, Inc. (“Heritage West Coast”), an entity formed by Heritage Golf, for a purchase price of $57.0 million and reimbursable capital expenses of $533,000. We have agreed to pay Heritage Golf a supplemental purchase price of up to $8.6 million in the aggregate if certain performance targets are met in 2009 with respect to the two golf courses owned by Heritage West Coast: the Valencia Country Club, a private golf club located in Santa Clarita, California (the “Valencia Property”) and the Talega Golf Club, a public golf course located in San Clemente, California (the “Talega Property”). The Valencia Property consists of an 18-hole golf course designed by Robert Trent Jones, Sr., a practice center, a 45,000-square-foot clubhouse with a pro shop, a ballroom and a restaurant. On November 30, 2006, we financed the Valencia Property as described in the section of this supplement entitled “Business – Borrowing.” The Talega Property consists of an 18-hole public golf course and a 13,450-square-foot clubhouse with a restaurant and a pro shop. On November 30, 2006, we financed the Talega Property as described in the section of this supplement entitled “Business – Borrowing.”

The approximate federal income tax basis of the depreciable portion of the properties is $27.0 million. The properties are adequately insured, and the only major capital expenditure planned for the properties, other than the $533,000 paid at closing, mostly for improvements being completed to the driving range at the Talega Property, is an additional $1.2 million for sound wall construction and restaurant renovations at the Valencia Property.

Leases. Heritage Golf Master Lease, LLC, an entity formed by Heritage Golf, operates both golf courses under triple-net leases with initial terms of 20 years and six five-year renewal options. The leases are cross-defaulted with our Palmetto Hall Property and our Weston Hills Property. The minimum annual rent for the Valencia Property will be approximately $3.2 million in the initial year and will increase annually to a maximum of $3.4 million. The minimum annual rent for the Talega Property will be approximately $1.4 million in the initial year and will increase annually to a maximum of $1.6 million. Additional rent is a negotiated percentage of incremental total revenue over thresholds set for each of these properties. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” The combined revenues for the Valencia Property and the Talega Property were $14.6 million for 2003, $15.0 million for 2004 and $14.4 million for 2005.

Heritage Golf Group, LLC. For information on this operator, see the section entitled “Business – Property Acquisitions – Golf Courses – Palmetto Hall Plantation Club.”

Competition. The Talega Property in San Clemente, California, competes with nearby San Clemente Municipal Golf Course and Shore Cliffs Golf Club, which are 18-hole daily fee courses charging much lower rates per round than the Talega Golf Club. The Talega Property will also compete with the nearby Pelican Hill Golf Club, a 36-hole resort/daily fee course that is closed for renovations until late 2007. The Valencia Property in Santa Clarita, California competes with three local private golf clubs: El Caballero Country Club in Tarzana, California, North Ranch Country Club in Thousand Oaks, California and Wood Ranch Country Club in Simi Valley, California. Valencia Country Club leads its competitors with the highest initiation fee and second highest monthly rate. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

EAGL Golf Clubs and Cowboys Golf Club Partnership Interest

On November 16, 2006, we acquired six golf course properties and purchased a 47.5% interest in the partnership that owns the Cowboys Golf Club in Grapevine, Texas, from affiliates of Evergreen Alliance Golf Limited, L.P. (“EAGL Golf”) for an aggregate purchase price of $59.0 million. On December 22 and December 29, 2006, we acquired the remaining interests in the partnership that owns the Cowboys Golf Club for an aggregate purchase price of $12.5 million. On January 11, 2007, we acquired the Clear Creek Golf Club, which had previously been closed into escrow (this golf course property along with the seven golf course properties described above, collectively, the “EAGL Properties”).

The following table sets forth the name and location of each of the EAGL Properties:

Name	Location
Mansfield National Golf Club (the “Mansfield Property”) (subject to a ground lease)	Dallas-Fort Worth, Texas

Plantation Golf Club (the “Plantation Property”)	Dallas-Fort Worth, Texas

Lake Park Golf Club (the “Lake Park Property”) (subject to a concession agreement)	Dallas-Fort Worth, Texas

Golf Club at Fossil Creek (the “Fossil Creek Property”)	Fort Worth, Texas

The Golf Club at Cinco Ranch (the “Cinco Ranch Property”)	Houston, Texas

Canyon Springs Golf Club (the “Canyon Springs Property”)	San Antonio, Texas

Clear Creek Golf Club (the “Clear Creek Property”) (subject to a concession agreement)	Houston, Texas

Cowboys Golf Club (the “Cowboys Property”) (subject to a ground lease)	Grapevine, Texas

All of the EAGL Properties feature an 18-hole public golf course and, generally, a golf range, a practice facility and a clubhouse that includes a pro shop and a restaurant. In addition to an 18-hole golf course, the Lake Park Property also features a 9-hole executive golf course. The approximate federal income tax basis of the depreciable portion of the properties is $53.1 million. The properties are adequately insured, and there are no major capital expenditures planned.

Leases. We have entered into long-term, triple-net leases with EAGL Golf for all of the EAGL Properties except the Cowboys Golf Club, which is temporarily being operated under a management agreement. The triple-net leases have initial terms of 20 years and four five-year renewal options, subject to the terms and renewal provisions of certain underlying ground leases or concession agreements. An interest owned under a concession agreement is similar to a leasehold interest except that concession agreements are land rights granted by a government entity. As such, they are subject to similar risks as leasehold interests or permitted land in that we do not own the land and, in certain circumstances, the government may have the right to take actions on that land which interferes with our tenants’ ability to pay rent. The leases are cross-defaulted. The minimum annual rent for the EAGL Properties is approximately $3.9 million in the initial year and will increase annually to approximately $4.5 million. Additional rent is a negotiated percentage of incremental total revenue over a threshold. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” The combined revenue for the properties in the EAGL Portfolio, not including the Cowboys Property, were $15.9 million in 2003, $17.4 million in 2004 and $18.4 million in 2005.

Evergreen Alliance Golf Limited, L.P. EAGL Golf was acquired by Premier Golf Management, Inc. (“Premier Golf”) as part of a series of transactions that included our acquisition of the EAGL Properties. EAGL

Golf operates approximately 50 golf course properties throughout the United States. Joe Munsch, who has 30 years of experience in the golf industry, will serve as President and Chief Executive Officer of EAGL Golf. Mr. Munsch spent almost 20 years with ClubCorp in various executive positions and joined the former EAGL Golf in 2001 as its President overseeing the operation of its 27 golf courses. Premier Golf, which was founded by Bob Williams in 2002, currently owns and operates approximately 20 golf courses. Mr. Williams has 30 years of experience in the golf industry, working with ClubCorp and American Golf Corporation before forming Golf Enterprises, Inc. in 1993. Mr. Williams will serve as Chairman of EAGL Golf. Prior to our acquisition of these properties, none of EAGL Golf, Premier Golf Management, Inc., or any of their subsidiaries or affiliates, was related to us, was affiliated with us or was a partner in our business. On February 9, 2007, we financed six of the EAGL Properties as described in the section of this Sticker Supplement entitled “Business – Borrowing.”

Competition. The Mansfield Property competes primarily with the Prairie Lakes, the Tierra Verde and the Tangle Ridge public golf courses located in the Dallas-Fort Worth, Texas area. The Plantation Property competes primarily with the Ridgeview Ranch, the Chase Oaks and the Trails of Frisco public golf courses located in the Dallas-Fort Worth area. The Lake Park Property competes primarily with the Grapevine Municipal, the Coyote Ridge and the Riverchase public golf courses located in the Dallas-Fort Worth area. The Fossil Creek Property competes primarily with the Doral Tesoro, the Sky Creek Ranch and the Tour 18 public golf courses located in Fort Worth, Texas. The Cinco Ranch Property competes primarily with the Meadowbrook, the Bear Creek and the Greatwood public golf courses located in the Houston, Texas area. The Canyon Springs Property competes primarily with the Silverhorn, the Westin La Cantera and the Quarry public golf courses located in San Antonio, Texas. The Clear Creek Property competes primarily with the Southwyck, the Wildcat and the Clear Lake public golf courses located in Houston, Texas. The Cowboys Property competes primarily with the Tour 18, the Bridlewood and the Fours Seasons public golf courses located in the Dallas-Fort Worth, Texas area. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

Premier Golf Clubs

On December 22, 2006, we acquired seven golf courses from affiliates of Premier Golf, a golf course investment and management company, for a purchase price of $58.0 million. All of the Premier Properties feature an 18-hole golf course and, generally, a driving range, a practice facility and a clubhouse that includes a pro shop and a restaurant. The following table sets forth the name and location of the Premier Properties:

Name	Location
LakeRidge Country Club (the “LakeRidge Property”)	Lubbock, Texas

Mesa del Sol Golf Club (the “Mesa del Sol Property”)	Yuma, Arizona

Fox Meadow Country Club (the “Fox Meadow Property”)	Medina, Ohio

Signature Golf Course (the “Signature Property”)	Solon, Ohio

Weymouth Country Club (the “Weymouth Property”)	Medina, Ohio

Painted Hills Golf Course (the “Painted Hills Property”)	Kansas City, Kansas

Royal Meadows Golf Course (the “Royal Meadows Property”)	Kansas City, Missouri

Mesa del Sol Golf Club, Painted Hills Golf Course and Royal Meadows Golf Course are public golf courses. The other Premier Properties are private golf courses. An affiliate of Premier Golf is currently the lessee and operator of our EAGL Properties.

The approximate federal income tax basis of the depreciable portion of the Premier Properties is $48.5 million. The Premier Properties are adequately insured, and there are no major capital expenditures planned for the properties.

Leases. We have leased all of the Premier Properties to EAGL Golf, an affiliate of Premier Golf, under triple-net leases with initial terms of 20 years and four five-year renewal options. The leases are cross-defaulted among themselves and with the EAGL Properties we acquired on November 20, 2006. The aggregate minimum annual rent for the Premier Properties is approximately $4.8 million in the initial year and increases annually to approximately $5.6 million. Additional rent is a percentage of incremental total revenue over a specified threshold.

Premier Golf Management, LLC. Premier Golf, which was founded by Bob Williams in 2002, currently owns and operates approximately 20 golf courses. Mr. Williams has 30 years of experience in the golf industry, working with ClubCorp and American Golf Corporation before forming Golf Enterprises, Inc. in 1993. Mr. Williams serves as Chairman of EAGL Golf, which was acquired by Premier Golf in November 2006. In November 2006, we acquired from and leased back to EAGL Golf six golf courses, as described more fully in our Prospectus Supplement No. Four dated December 7, 2006 under the section entitled “Business — Property Acquisitions — Golf Course — EAGL Golf Courses and Cowboys Golf Partnership Interest.” EAGL Golf, an affiliate of Premier Golf, is currently the lessee and operator of our EAGL Properties. Prior to our acquisition of the EAGL Properties, none of EAGL Golf, Premier Golf, or any of its subsidiaries or affiliates, was related to us, was affiliated with us or was a partner in our business.

Competition. Each of the Premier Properties competes directly with at least three other golf courses that are priced similarly or generally have similar dues structures and have comparable courses. Our prospectus provides additional detail regarding competition in the golf industry beginning at page 64 under the section entitled “Golf Courses.”

DEALERSHIPS

Route 66 Harley-Davidson Dealership

On April 27, 2006, we acquired the Route 66 Harley-Davidson dealership in Tulsa, Oklahoma (the “Route 66 Harley-Davidson Property”) from Route 66 Real Estate, LLC for a purchase price of $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities. The Route 66 Harley-Davidson dealership was named the 2006 Grand Prize Winner among Dealernews Top 100 powersport retailers in the country.

The approximate federal income tax basis of the depreciable portion of the property is $5,850,000. We believe the property is adequately insured, and there are currently no major capital expenditures planned for the dealership.

Lease. At the time of the acquisition, we entered into a long-term, triple-net lease with Route 66 Real Estate, LLC to operate the property. The lease has a term of 20 years with four 5-year renewal options. The minimum annual rent in the initial year is approximately $560,000, increasing during the term of the lease to approximately $1.0 million. Total percent rent is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreement are described in the section of the prospectus entitled “Business – Description of Property Leases.” The gross revenues for the Route 66 Harley-Davidson Dealership Property were $10.7 million in 2003, $12.5 million in 2004 and $15.1 million in 2005.

Route 66 Real Estate, LLC. Route 66 Real Estate, LLC acquired the Harley-Davidson dealership in December of 1998. The dealership was re-branded with Route 66 as a new prototype dealership. Route 66 Real Estate, LLC is owned by Dr. Larry Wofford, a former Professor of Finance and Real Estate at the University of

Tulsa. Prior to our acquisition of the Route 66 Harley-Davidson Property, neither Route 66 Real Estate, LLC nor its subsidiaries or affiliates was related to us, affiliated with us or a partner in our business.

Competition. The Route 66 Harley-Davidson dealership in Tulsa competes directly with one other Harley-Davidson dealership and two Honda dealerships. The competing Harley-Davidson dealership, Myers-Duren Harley-Davidson, is of similar size to the Route 66 Harley-Davidson dealership, but it does not have a restaurant and its revenues are driven primarily from motorcycle sales and servicing. Nationally, Honda is generally recognized as the biggest Harley-Davidson competitor in the big-twin motorcycle category, a style of motorcycle for which Harley-Davidson is most known. Also competing indirectly with the Route 66 Harley-Davidson dealership are two Kawasaki dealerships and two Suzuki dealerships, both of which are within 12 miles of Tulsa. There is also a Big Dog Motorcycles dealership in Tulsa that may impact the local market. Big Dog Motorcycles is a relatively new manufacturer that mass-produces specialized custom-look, big-twin motorcycles.

OTHER ATTRACTIONS

Hawaiian Falls Waterparks

On April 21, 2006, we acquired two Hawaiian Falls-branded outdoor waterparks near Dallas, Texas for an aggregate purchase price of $12.1 million. The properties are located in the towns of The Colony and Garland, Texas on municipally owned land. The waterparks feature a variety of slide, tube, wave pool and lazy river attractions, as well as special children’s areas. We entered into long-term, triple-net sub-leases with HFE Horizon, LP (“HFE Horizon”) to operate the waterparks. HFE Horizon, LP has entered into a licensing and merchandising agreement with Big Idea, Inc. in 2006 for daily appearances at the parks by certain VeggieTales characters.

The Hawaiian Falls in The Colony, Texas (the “Hawaiian Falls Colony Property”) is located on 7.5 acres 30 miles north of Dallas. The waterpark opened in May of 2004 and operates from May through September each year, recording over 152,000 visitors in 2005. The population within a 15-mile radius of the property, which includes the Texas cities of Plano, Frisco, Addison, Lewisville, Carrolton and Little Elm, is estimated to be 1.46 million. The property operates under a ground lease with the local municipality that expires in December 2043 and has two 5-year extension options.

The Hawaiian Falls in Garland, Texas (the “Hawaiian Falls Garland Property”) is located on 10 acres of the 129-acre W. Cecil Winters Regional Park, 15 miles north of Dallas. The waterpark opened in May of 2003 and operates from May through September each year, and recorded approximately 138,000 visitors in 2005. The population within a 15-mile radius of the property is estimated to be 2.02 million. The property operates under a ground lease with the local municipality that expires in May 2033.

The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Colony Property is $5,820,000. The approximate federal income tax basis of the depreciable portion of the Hawaiian Falls Garland Property is $6,305,000. We believe the properties are adequately insured, and there are currently no major capital expenditures planned for the waterparks.

Leases. At the time of the acquisition, we entered into two long-term, triple-net sub-leases with HFE Horizon to operate the properties. The leases each have a term of 27 years with no renewal options. The minimum annual rent for the Hawaiian Falls Colony Property is approximately $570,000 in the initial year, increasing during the term of the lease to approximately $640,000. The minimum annual rent for the Hawaiian Falls Garland Property is approximately $615,000 in the initial year, increasing during the term of the lease to approximately $700,000. Total percent rent in each lease is a negotiated percentage of revenue capped at a variable percentage of property gross revenues. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” The combined gross revenues for the Hawaiian Falls Garland Property and the Hawaiian Falls Colony Property were $2.2 million in 2003, $3.2 million in 2004 and $4.1 million in 2005. Gross revenues were impacted by the Hawaiian Falls Garland Property opening late in 2003, and the Hawaiian Falls Colony Property opening late in season in 2004.

HFE Horizon, LP. HFE Horizon, formerly a division of Herschend Family Entertainment (“HFE”), focuses its business on micro-waterparks. The principals of HFE Horizon have been involved in the ownership and operation of theme parks, waterparks and family entertainment centers since 1972. Prior to our acquisition of the waterparks, none of HFE Horizon or its subsidiaries or affiliates was related to us, was affiliated with us or was a partner in our business.

Competition. Nationally, Palace Entertainment and Six Flags waterparks compete with smaller waterparks such as the Hawaiian Falls Colony Property and the Hawaiian Falls Garland Property. Locally, the Dallas-Fort Worth summer entertainment market for visitors and residents is served primarily by regional waterparks including Water Works Waterpark, Wet Zone and NRH2O Waterpark, which compete with the properties. The major amusement park in the area is Six Flags Over Texas and its Six Flags Hurricane Harbor waterpark, which competes directly with the properties in the Dallas market.

Trancas Capital Family Entertainment Centers

On October 6, 2006, we acquired 11 family entertainment center properties (FECs) from Trancas Capital, LLC (“Trancas Capital”), a real estate management and operating company, for a purchase price of $35.2 million (the “Trancas Properties”). We also have a six-month option to purchase the Fiddlesticks Fun Center in Scottsdale, Arizona on the same terms, conditions and purchase price as set forth in the asset purchase agreement. The properties range in size from five to 18 acres and feature various combinations of activities such as miniature golf, go-karts, video arcades, laser tag, batting cages, bumper boats, paintball, rock climbing, amusement rides and food service. The following table sets forth the brand name and location of the acquired properties:

Name	Location

Zuma Fun Center (the “Zuma Charlotte Property”)	Charlotte, North Carolina

Zuma Fun Center (the “Zuma Knoxville Property”)	Knoxville, Tennessee

Zuma Fun Center (the “Zuma North Houston Property”)	Houston, Texas

Zuma Fun Center (the “Zuma South Houston Property”)	Houston, Texas

Mountasia Family Fun Center (the “Mountasia Property”)	North Richland Hills, Texas

Grand Prix Tampa (the “Grand Prix Tampa Property”)	Tampa, Florida

Fiddlesticks Fun Center (the “Fiddlesticks Tempe Property”)	Tempe, Arizona

Funtasticks Fun Center (the “Funtasticks Tucson Property”)	Tucson, Arizona

Camelot Park (the “Camelot Park Bakersfield Property”) (subject to a ground lease)	Bakersfield, California

Putt Putt Fun Center (the “Putt Putt Lubbock Property”) (subject to a ground lease)	Lubbock, Texas

Putt Putt Fun Center (the “Putt Putt Raleigh Property”) (subject to a ground lease)	Raleigh, North Carolina

The approximate federal income tax basis of the depreciable portion of the properties is $16.8 million. The properties are adequately insured, and there are no major capital expenditures planned for the properties. There are potential environmental issues relating primarily to gasoline leakage associated with the go-kart operations at the properties in Tempe, Arizona, Raleigh and Charlotte, North Carolina and Tampa, Florida. Trancas Capital has agreed to indemnify us against any clean-up costs, claims or other expenses relating to such environmental issues.

Leases. We have entered into long-term, triple-net leases with Zuma Holdings, LLC, an affiliate of Trancas Capital, for the management of each of the 11 Trancas properties. The Trancas Capital affiliate will continue to operate eight of the 11 properties. The Raleigh Putt Putt Property, the Lubbock Putt Putt Property and the Grand Prix Property were previously, and will continue to be, operated by third-party operators pursuant to three separate subleases with Zuma Holdings, LLC. The combined minimum annual rent for the 11 properties in the initial year is approximately $3.2 million and will increase during the term of the lease to a maximum of $3.4 million. Total percentage rent is a negotiated percentage of revenue in excess of a minimum threshold. All 11 leases are cross-defaulted and co-terminous regarding renewal options. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.” The combined gross revenues estimated by previous owners of the Trancas Properties were $12.4 million in 2003, $12.1 million in 2004 and $11.9 million in 2005.

Trancas Capital, LLC. Trancas Capital was founded in 2003 and focuses on acquiring and operating family entertainment centers. Trancas Capital and its subsidiary, Zuma Fun Centers, manage FECs under the Camelot Park, Mountasia Family Fun Center, Fiddlesticks, Funtasticks and Zuma Fun Center brand names. The company is the second largest operator of FECs in the United States. The founder, who is also Chief Executive Officer of the company, has more than 15 years experience in development, operations, acquisition and financial aspects of the amusement industry. He co-founded Palace Entertainment which is the largest operator of FECs in the United States. Prior to our acquisition of these 11 properties, neither Trancas Capital nor its subsidiaries or affiliates were related to us, affiliated with us or a partner in our business.

Competition. Nationally, Palace Entertainment’s family amusement and waterpark operations, Chuck E. Cheese’s restaurant and Dave & Buster’s restaurant/entertainment complexes compete with the Trancas Capital FEC properties. Locally, the competition occurs primarily with local retail and games amusement areas.

PENDING INVESTMENTS

The following information replaces the Pending Investments section, which begins on page 82 of the prospectus:

Marinas International Marinas

On December 22, 2006, we acquired five marina properties for an aggregate purchase price of $69.4 million from subsidiaries of Marinas International. As previously disclosed, we entered into an asset purchase agreement on November 30, 2006 to purchase these acquired marinas and four additional marinas, as well as to extend a loan collateralized by one additional marina. In order to allow Marinas International additional time to obtain certain ground lease extension amendments and for us to finalize certain other due diligence matters with Marinas International for the four additional marinas, we have extended the deadline for acquiring Crystal Point Marina and Manasquan River Club to March 15, 2007 and Harborage Marina and Harbors View Marinas, and collateralizing the Paradise Cove Marina, to December 2007 (subject to certain conditions to be met by Marinas International, including extension of the ground lease for such marina for at least an additional 25 years). We have agreed to acquire the four additional marinas for an aggregate purchase price of $37.6 million.

When acquired, the properties are expected to be adequately insured and there are no major capital expenditures planned for these marinas. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that the ground lease extensions will be obtained, the due diligence matters will be finalized, or that any or all of these conditions will be satisfied and, if satisfied, that these additional marinas will ultimately be acquired or encumbered as collateral.

Fee simple properties with partial leaseholds:

•	Crystal Point Marina – Point Pleasant, New Jersey

Features include 200 slips and additional storage.

•	Manasquan River Club – Point Pleasant, New Jersey

Features include 200 slips and additional storage.

•	Harbors View Marina – Ketchum, Oklahoma

Features include 209 slips and additional storage.

Leasehold interest properties:

•	Harborage Marina – Somerset, Kentucky

Features include 293 slips and additional storage.

As part of this transaction, we also expect to extend a loan for approximately $0.8 million to a subsidiary of Marinas International. The loan is expected to be collateralized by a fifteen-year first mortgage on Paradise Cove Marina in Grapevine, Texas under the same terms as the existing loans made to Marinas International.

Leases. Upon closing, we expect to lease our interests in the marinas to an affiliate of Marinas International under long-term, triple-net leases. It is expected that this affiliate will continue to operate the properties along with an affiliated property manager. The initial terms of the leases are expected to have initial terms ending in December 2022 and five five-year renewal options and to be cross-defaulted with our other marinas properties. The aggregate minimum annual rent in the initial year is expected to be approximately $3.0 million and to increase during the terms of the leases to a maximum of $3.8 million. Additional rent is expected to be a negotiated percentage of incremental total revenue over a threshold. The general terms of the lease agreements are described in the section of the prospectus entitled “Business – Description of Property Leases.”

Marinas International. For information on this operator, see the section entitled “Business – Property Acquisitions – Marinas – Marinas International Marinas.”

Competition. Our prospectus provides additional detail regarding competition in the marinas industry beginning at page 57 under the section entitled “Marinas.”

Booth Creek – Village at NorthstarTM

As part of our agreement to acquire the Booth Creek Ski Properties, we have also committed to acquire 46 condominiumized retail and commercial spaces in the first phase of the Village at NorthstarTM in Lake Tahoe, California for $22.0 million. The Village at NorthstarTM is a newly developed village located at the Northstar-at-Tahoe Resort. Upon closing this transaction, we will have an option to buy additional retail space in future phases of Northstar Commercial Village. When acquired, the property is expected to be adequately insured, and there are currently no major capital expenditures planned for the property.

We expect to close on this transaction by the end of August 2007. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed.

Leases. Upon closing, we expect to enter into a long-term, triple net lease with Northstar Group Commercial Properties, LLC, a subsidiary of Booth Creek Resort Properties LLC, to operate the Northstar commercial properties. The initial terms of the leases are expected to be 20 years with three 10-year renewal options. The minimum annual rent is expected to be approximately $2.0 million in the initial year and to increase during the terms of the leases to a maximum of $2.5 million. Additional rent will be a negotiated percentage of incremental total revenue in excess of a minimum threshold. The leases will be cross-defaulted with the other Booth Creek Ski Properties and with the Booth Creek loans.

Booth Creek Resort Properties LLC. For information on this operator, see the section entitled “Business – Property Acquisitions – Ski and Mountain Lifestyle Properties – Booth Creek Ski Resorts.”

Competition. The Village at NorthstarTM competes locally other retailers near the Northstar-at-Tahoe Resort. Our prospectus provides additional detail regarding competition in the destination retail industry beginning at page 62 under the section entitled “Destination Retail and Entertainment Centers.”

PARC Theme and Water Parks

On January 10, 2007, we committed to acquire from an affiliate of PARC Management three waterparks and four theme parks for an aggregate purchase price of $312.0 million. The purchase price will consist of $290.0 million in cash and an unsecured subordinated promissory note in the original principal sum of $22.0 million. The note is expected to have a term of 10 years, require annual principal payments of $1.7 million and bear interest annually at a fixed rate of 8.75%. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. The closing of the transaction is conditioned upon the simultaneous acquisition by PARC Management’s affiliate of the capital stock and partnership interests of the Six Flags Theme Parks, Inc. subsidiaries that currently own the Parks. We have provided a deposit of $15.0 million in connection with our asset purchase agreement that is refundable in the event certain closing conditions are not met. Descriptions of the Parks are set forth below:

Fee simple properties:

•	Elitch Gardens – 62 acres in Denver, Colorado

•	Darien Lake – 978 acres in Buffalo, New York

•	Frontier City – 113 acres in Oklahoma City, Oklahoma

•	White Water Bay – 21 acres in Oklahoma City, Oklahoma

•	Splashtown – 53 acres in Houston, Texas

Leasehold properties:

•	Wild Waves & Enchanted Village – 67 acres in Seattle, Washington

•	WaterWorld – 23 acres in Concord, California

The Parks offer a broad selection of entertainment experiences with an aggregate of approximately 241 new and traditional thrill rides, family and child-focused attractions and water attractions, 21 concert and show venues, 167 concessions and restaurants, 114 game venues and 79 retail and merchandise outlets, as well as themed areas. The approximate federal income tax basis of the depreciable portion of the properties is estimated to be $200 million. The properties will be adequately insured, and there are no major capital expenditures planned for the properties.

We expect to close on the transaction on or prior to March 31, 2007. The transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these transactions will ultimately be completed. We anticipate incurring financing in connection with the closing of the transaction or shortly thereafter.

Leases. Upon closing, we anticipate leasing the Parks on a long-term, triple-net basis to newly formed subsidiaries of PARC Management. The leases for the Parks are expected to have initial terms ending in December 2029 with three 10-year renewal options, except that the last renewal term of the Darien Lake lease shall only be four years. The minimum annual rent for our Park leases is expected to be approximately $26.9 million in the initial year and will increase during the terms of the leases to a maximum of $29.9 million. Additional rent is expected to be a negotiated percentage of incremental total revenue over a threshold. All leases will be cross-defaulted.

PARC Management, LLC. The principals of PARC Management, Randal H. Drew, its president and CEO, and Michael A, Jenkins, its Chairman, were the creators of Leisure and Recreation Concepts, Inc. and Alfa SmartParks, Inc., respectively. Mr. Drew and Mr. Jenkins have more than 40 years of combined experience in conceptualizing, evaluating, planning, building and operating leisure facilities. They have managed large variable-brand park portfolios and completed over 1,100 projects worldwide which have included services such as consulting, economic and operational analysis, design, and management services for the recreation and tourism industries. Prior to our acquisition of the Parks, neither PARC Management nor its subsidiaries were related to us, affiliated with us or a partner in our business.

Competition. The Parks operate in regional markets and generally open in late March and close in late October. In general, all of the Parks compete for most of their visitors with all forms of recreation within their markets such as aquariums, zoos, outdoor recreation, live shows, movies, beaches and museums. Elitch Gardens and Wild Waves & Enchanted Village do not have significant direct competition. Frontier City’s only significant competitor is Six Flags Over Texas, which is located 225 miles away in Arlington, Texas. Darien Lake, Splashtown and Waterworld compete with local theme parks, amusement parks and waterparks. Darien Lake, which is located in Buffalo, New York, competes with Paramount Canada’s Wonderland Park, which is located 125 miles away in Toronto, Ontario, Canada. Darien Lake also competes with three small amusement parks located within 50 miles of the park, but it is significantly larger and has more diverse entertainment than the three smaller parks. Splashtown, which is located in Houston, Texas, competes most directly with Schlitterbahn Waterpark Resort, a waterpark located 55 miles away in Galveston, Texas. WaterWorld, which is located in Concord, California 30 miles from San Francisco, competes significantly with Raging Waters-San Jose, which is located 50 miles away, and to a lesser degree with other regional waterparks including Raging Waters-Sacramento and Marine World which is located 30 miles away in Vallejo, California.

MORTGAGE LOANS AND OTHER LOANS

The following information updates the Mortgage Loans and Other Loans section, which begins on page 94 of the prospectus:

On December 22, 2006, we made four loans for an aggregate amount of $39.2 million to two subsidiaries of Marinas International in addition to our acquisition of four other marinas. Each of the loans has a term of fifteen years and is collateralized by a fifteen-year first mortgage on one of the four following marinas:

•	Emeryville Marina – Emeryville, California

Features include 300 slips and a full array of services.

•	Scott’s Landing Marina – Grapevine, Texas

Features include 726 slips, storage and member facilities.

•	Silver Lake Marina and Park – Grapevine, Texas

Features include 700 slips, a marina office, a restaurant, storage facilities, a fuel station and other amenities.

•	Twin Coves Marina and Park – Flower Mound, Texas

Features include 480 slips, a marina office, a restaurant, a store and a fuel station.

The individual notes of the two co-borrowers are cross-defaulted and cross-collateralized. During the first three years of each loan, interest-only payments will be due monthly in arrears at an interest rate of 9.0% per annum. Beginning in the fourth year, equal monthly payments of principal and interest under each loan will be payable in accordance with a twenty-year amortization schedule. At maturity, in addition to the entire unpaid principal balance, accrued and unpaid interest and any other sums due thereunder, each co-borrower is obligated to pay us an exit fee equal to the aggregate of monthly interest payments that would have been payable if the interest rate had been 10.25% per annum rather than 9.0% during the entire term of the loan. If a loan is prepaid prior to maturity, the exit fee would increase to equal the aggregate of monthly interest payments that would have been payable under such loan if the interest rate had been 11.0% per annum rather than 9.0%. The two principals of Marinas International have made an unlimited guarantee for certain loan obligations. The loans may be prepaid at any time after the fourth year, except for allocated portions of the loans for two of the marinas, which may be prepaid at any time, subject to the payment of the prepayment exit fee described above. The loans may be accelerated and become due and payable upon customary events of default.

On January 22, 2007, we extended three loans for an aggregate amount of $12.0 million to certain subsidiaries of Booth Creek Resort Properties LLC in addition to our acquisition of four ski properties. The loans are collateralized by first mortgages or the substantial equivalents on the Waterville Valley Ski Resort in Waterville Valley, New Hampshire, the Mount Cranmore Ski Resort in North Conway, New Hampshire and a tract of land near the Northstar Property referred to as the Porcupine Hill Estates subdivision. Each of the loans matures in three years and has one 12-month extension. Each of the loans carries an interest rate of 9.00% per annum and has an exit fee in an amount equal to a 15% annualized return on the loans. The loans are guaranteed by Booth Creek Resort Properties LLC, Booth Creek and BCRP, Inc. The loans are cross-defaulted with the Booth Creek Ski Properties leases, may be prepaid at any time and may be accelerated upon customary events of default.

On February 28, 2007, we granted a six month extension of our $16.8 million loan to Plaza Partners, LLC. The terms of the loan remained the same, except that the accrued rate increased from 15% to 19%.

BORROWING

The following information supplements the Borrowing section, which begins on page 96 of the prospectus:

In connection with our October 5, 2006 commitment for a non-revolving construction line of credit for $20.0 million with Colonial Bank, N.A. (“Colonial Bank”), on February 13, 2007 we entered into a loan agreement with Colonial Bank for a revolving line of credit for $20.0 million, collateralized by a first real estate mortgage on the Bretton Woods Mountain Resort in New Hampshire. The revolving line of credit bears interest at the 30-day LIBOR plus 2.0% and requires monthly payments of interest only and principal due at maturity on May 1, 2007.

We have entered into a series of three golf course property financings with Sun Life. The loans in all three tranches are cross-defaulted and cross-collateralized within the tranches and against the loans in the other tranches. Descriptions of these loans follow below.

On November 14, 2006, we borrowed an approximate aggregate amount of $16.5 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Palmetto Hall Property for approximately $4.0 million, the South Mountain

Property for $6.7 million and the Bear Creek Property for approximately $5.8 million. Each loan bears interest annually at a fixed rate of 6.18% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We intend to use the proceeds of this loan to fund additional acquisitions.

On November 30, 2006, we borrowed an approximate aggregate amount of $46.7 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Valencia Property for approximately $19.9 million, the Talega Property for $9.1 million and the Weston Hills Property for approximately $17.8 million. Each loan bears interest annually at a fixed- rate of 6.33% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We intend to use the proceeds of this loan to fund additional acquisitions.

On February 9, 2007, we borrowed an approximate aggregate amount of $24.7 million from Sun Life through five separate loans. Each loan is collateralized by a mortgage or deed of trust on one of the following golf course properties for the approximate amount indicated: the Mansfield Property for $4.4 million, the Plantation Property for $2.8 million, the Fossil Creek Property for $4.8 million, the Canyon Springs Property for $8.0 million and the Cinco Ranch Property for $4.7 million. Each loan bears interest annually at a fixed rate of 6.35% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which prepayment is permitted subject to a fee. We intend to use the proceeds of this loan to fund additional acquisitions.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Income Properties should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations:”

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Operating Data:
Revenues	$11,484,156	$1,417	$226,666	$—	$—
Operating loss	(275,941)	(3,557,187)	(4,983,770)	(1,280,470)	—
Net income (loss)	14,895,675	4,660,932	6,583,431	(683,263)	—
Net income (loss) per share	0.28	0.29	0.33	(0.17)	—
Weighted average number of shares outstanding (basic and diluted)	53,077,692	15,944,406	19,795,649	4,075,979	20,000
Cash distributions declared and paid (2)	21,490,338	6,092,865	10,096,429	1,172,688	—
Cash distributions declared and paid per share	0.41	0.40	0.54	0.26	—
Cash provided by (used in) operating activities	21,135,321	1,136,796	4,616,474	754,656	(199,000)
Cash used in investing activities	159,570,038	89,615,753	199,063,392	41,780,499	—
Cash provided by financing activities	221,706,836	137,269,935	251,541,482	77,734,960	200,000

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005 (1)	2005 (1)	2004 (1)	2003 (1)
Balance Sheet Data:
Real estate investment properties	$148,881,005	$—	$20,952,902	$—	$—
Investment in unconsolidated entities	178,177,539	123,519,064	207,150,838	41,913,212	—
Mortgages and other notes receivable	54,139,185	3,000,000	3,171,083	—	—
Cash	176,685,210	85,501,095	93,804,681	36,710,117	1,000
Total assets	582,844,389	226,735,858	336,795,107	85,956,427	1,311,797
Long-term debt obligations	6,837,892	—	—	—	—
Total liabilities	28,752,057	14,409,602	12,163,277	11,004,049	1,111,797
Stockholders’ equity	554,092,332	212,326,256	324,631,830	74,952,378	200,000

Other Data:
Funds from operations (“FFO”) (3)	27,666,710	9,337,586	14,170,298	(579,129)	—
FFO per share	0.52	0.59	0.72	(0.14)	—
Properties owned by unconsolidated entities at end of the period	10	8	10	7	—
Properties owned directly at the end of period	9	—	1	—	—
Investments in mortgages and other notes receivable at the end of period	3	1	1	—	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The results of operations for the years ended December 31, 2005 and 2004 are not necessarily indicative of future performance due to the limited time during which we were operational, our incurrence of organizational costs, and having not completed our first investment until December 2004. The results from operations for the nine months ended September 30, 2005 includes equity in earnings of our unconsolidated entities, interest income, asset management fees to advisor and general operating and administrative expense. Selected financial data for 2003 covers the period August 11, 2003 (date of inception) through December 31, 2003.

(2)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately 74.9%, 54.0%, 51.9%, 24.0% and 0.0% of the distributions received by stockholders were considered to be ordinary income and approximately 25.1%, 46.0%, 48.1%, 76.0% and 0.0% were considered a return of capital for federal income tax purpose for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital.
(3)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003:

	Nine Months End September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
Net income (loss)	$14,895,675	$4,660,932	$6,583,431	$(683,263)	$—
Adjustments:
Depreciation and amortization	3,701,568	—	17,224	—	—
Equity in earnings of unconsolidated entities	(10,649,748)	(7,461,670)	(10,289,841)	(218,466)	—
Pro-rata share of FFO from unconsolidated entities (a)	19,719,215	12,138,324	17,859,484	322,600	—

Total funds from operations	$27,666,710	$9,337,586	$14,170,298	$(579,129)	$—

Weighted average number of shares of common stock outstanding (basic and diluted)	53,077,692	15,944,406	19,795,649	4,075,979	20,000

FFO per share (basic and diluted)	$0.52	$0.59	$0.72	$(0.14)	$—

FOOTNOTES:

(a)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the HLBV method of accounting. Because of the way income and FFO are allocated using the HLBV method of accounting, the historical FFO we recognized from our unconsolidated entities is not indicative of FFO that we will be allocated to us in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis relates to the quarters and nine months ended September 30, 2006 and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 102 of the prospectus:

INTRODUCTION

The following discussion is based on the condensed consolidated financial statements as of September 30, 2006 and December 31, 2005 and for the quarters and nine months ended September 30, 2006 and 2005. Amounts as of December 31, 2005 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. This information should be read in conjunction with the accompanying unaudited condensed consolidated financial statements and the notes thereto, as well as the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2005.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: conditions affecting the CNL brand name, increased direct competition, changes in general economic conditions, changes in government regulations, changes in local and national real estate conditions, terrorism, extended U.S. military combat operations, our ability to obtain additional lines of credit or permanent financing on satisfactory terms, availability of proceeds from our offering of shares, changes in interest rates, our ability to identify suitable investments, our ability to close on identified investments, inaccuracies of our accounting estimates, our ability to locate suitable tenants and operators for our properties and borrowers for mortgage loans, and the ability of such tenants and borrowers to make payments under their respective leases or loans. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GENERAL

             CNL Income Properties, Inc. was organized pursuant to the laws of the State of Maryland on August 11, 2003. We were formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20 years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. We may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. We currently operate and have elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2004. We have retained CNL Income Corp. as our advisor to provide management, acquisition, advisory and administrative services.

             Our activities from August 11, 2003, our inception, through June 23, 2004, were devoted to the organization of the company. Beginning April 16, 2004, we offered for sale up to 200 million shares of common stock at $10.00 per share ($2.0 billion) pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended. We commenced active operations on June 23, 2004, when the minimum required offering proceeds were received and funds were released to us from escrow. On March 31, 2006, we terminated our initial offering and on April 4, 2006, a new registration statement for up to 200 million shares of common stock at $10.00 per share ($2.0 billion) on Form S-11 under the Securities Act of 1933, as amended, was declared effective, and we began selling shares of common stock under the current offering.

The following table summarizes our public offerings as of September 30, 2006:

	Initial offering		Current offering		Total
	Shares	Proceeds (in millions)	Shares	Proceeds (in millions)	Shares	Proceeds (in millions)
Subscriptions received	51,246,465	$513.0	12,163,101	$120.7	63,409,566	$633.7
Subscriptions received pursuant to reinvestment plan	861,879	8.2	807,573	7.7	1,669,452	15.9
Redemptions	(146,995)	(1.4)	—	—	(146,995)	(1.4)

Total	51,961,349	$519.8	12,970,674	$128.4	64,932,023	$648.2

Number of investors	17,505		4,511		22,016

            In addition to the shares sold through our public offerings, our advisor purchased 20,000 shares for $200,000 preceding the commencement of our initial offering. In December 2004, CNL Financial Group, Inc., a company affiliated with our advisor and wholly-owned indirectly by our Chairman of the board and his wife, purchased 117,708 restricted common shares for approximately $1.2 million.

            We have and will continue to focus our investment activities on and use the proceeds of our offerings primarily for the acquisition, development and ownership of lifestyle properties.

LIQUIDITY AND CAPITAL RESOURCES

General

Our principal demand for funds will be for property acquisitions, loans and other permitted investments and the payment of operating expenses and distributions to stockholders. Generally, our cash needs for items other than property acquisitions will be generated from operations and from our revolving line of credit.

We intend to continue to acquire properties, make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments with proceeds from our public offerings and permanent debt financing to be obtained. If sufficient capital is not raised, it would limit our ability to acquire additional properties, and make or acquire loans or permitted investments. This could impact our ability to pay distributions or raise the distribution rate due to our limited income from operations, unless we choose to borrow to do so. Our ability to acquire properties is in part dependent upon our ability to locate and contract with suitable third-party tenants. The inability to locate suitable tenants may delay our ability to acquire certain properties. Not only are we experiencing increased competition in our targeted asset classes, we are also challenged due to the complex and expensive structures we must use to acquire properties due to the tax and legal requirements of being a REIT. Delays in acquiring properties or making or acquiring loans with the capital raised from our common stock offering dilute our ability to pay distributions to our existing stockholders.

We intend to continue to pay distributions to our stockholders on a quarterly basis. Operating cash flows are expected to be generated from properties, loans and other permitted investments to cover such distributions. In the event we are unable to acquire properties at the pace expected, we may not be able to continue to pay distributions to stockholders or may need to reduce the distribution rate or borrow to continue paying distributions, all of which may negatively impact a stockholder’s investment in the long term.

We believe that our current and anticipated capital resources, including cash on hand and the availability of funds from our revolving line of credit as well as expected offering and loan proceeds are sufficient to meet our liquidity needs for the coming year.

Common Stock Offerings

As of September 30, 2006, we have received total proceeds of approximately $649.6 million (65,079,018 shares) from investors through our public offerings. For the nine months ended September 30, 2006, we received subscription proceeds of approximately $271.7 million (27,214,176 shares) from our initial and current offerings. During the period October 1, 2006 through November 6, 2006, we received additional subscription proceeds of approximately $159.5 million (15,950,773 shares) under our current offering. We primarily use the capital we raise to acquire properties, make or acquire loans and other permitted investments and to pay fees and expenses in connection with our stock offerings and acquisitions.

Investments in and Distributions from Unconsolidated Entities

As of September 30, 2006, we had invested in properties at ten locations through our unconsolidated entities. We are entitled to receive quarterly cash distributions from our unconsolidated entities. For the nine months ended September 30, 2006 and 2005, we received operating distributions of approximately $14.2 million and $4.4 million, respectively, from the operation of these entities. These distributions are generally received within 45 days after each quarter end. Distributions receivable from our unconsolidated entities as of September 30, 2006 and December 31, 2005 were approximately $2.9 million and $4.9 million, respectively.

The following table summarizes the change in distributions declared to us from our unconsolidated entities (in thousands):

Period	Wolf Partnership (1)	DMC Partnership (2)	Intrawest Venture (3)	Total
Nine months ended 2006	$1,535	$7,963	$2,729	$12,227
Nine months ended 2005	—	4,508	3,382	7,890

Increase (decrease)	$1,535	$3,455	$(653)	$4,337

FOOTNOTES:

(1)	The Wolf Partnership acquired the properties during the fourth quarter of 2005. The amount excludes the capital distribution of approximately $43.7 million from the Wolf Partnership during the nine months ended September 30, 2006.
(2)	For the nine months ended September 30, 2006 as compared to 2005, the increase in distributions declared is primarily due to the ownership of the World Trade Center and International Floral Gift Center (collectively the DMC property) for the entire nine months ended September 30, 2006. During the same period in 2005, the distributions declared reflect the ownership of the World Trade Center from February 14, 2005 through September 30, 2005 and International Floral Gift Center from May 25, 2005 through September 30, 2005.
(3)	The overall decrease in distributions declared from the Intrawest Venture is primarily due to an increase in working capital reserves which reduced cash available for distribution during the nine months ended September 30, 2006 in comparison to the same period in 2005.

The agreements governing our ventures provide for us to receive a preferred return on our invested capital ahead of any returns to our partners. We expect to receive our full preferred returns from our ventures for the year ending December 31, 2006 with the exception of the Wolf Partnership, for which we expect to receive less than our full preference as a result of the properties owned by this partnership performing below expectations for the year.

Borrowings

We intend to borrow money to acquire assets and to pay certain related fees. We also intend to encumber assets in connection with such borrowings. In general, the aggregate amount of permanent financing is not expected to exceed 50% of our total assets on an annual basis; however, it may likely exceed 50% for a limited period in our early acquisition stage. The maximum amount we may borrow is 300% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of the independent members of our board of directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs. We have borrowed and may continue to borrow money to pay distributions to stockholders.

We plan to obtain lines of credit in an amount up to $100 million. The lines of credit may be increased at the discretion of our board of directors and may be repaid with offering proceeds, proceeds from the sale of assets and the repayment of loans made, working capital or permanent financing. On March 24, 2006, we obtained a $20.0 million revolving line of credit from Colonial Bank, N.A. The line of credit replaced a previously existing $5.0 million line of credit obtained from Branch Banking & Trust Company and is used for working capital, to temporarily fund distributions to stockholders and to bridge financing on real estate investments. The line of credit is unsecured and bears interest at a rate of 30-day LIBOR (approximately 5.32% on September 29, 2006) plus 2.25%. The line of credit has a term of two years with monthly payments of interest only and principal due at maturity on March 24, 2008. As of September 30, 2006, borrowings outstanding under the line of credit were approximately $8.4 million. The balance outstanding on our previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit require us to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. We were in compliance with these covenants at September 30, 2006. Additionally, we are required to maintain a zero balance on the line of credit for a 30-day period during the first quarter of each year beginning in 2007. We believe we will have sufficient cash on hand or other sources of liquidity available to meet this requirement.

As of September 30, 2006 we had the following notes payable:

Description	Amount	Interest rate	Terms
Note payable to seller in connection with the acquisition of Bretton Woods	$6,500,000	5.77%	All principal and interest due on June 19, 2010. We have obtained a letter of credit collateralized by an $8.0 million certificate of deposit.
Note payable to seller in connection with the acquisition of Bretton Woods	$337,892	5.20%	All principal and interest due on June 19, 2009.

See the section below titled “Off Balance Sheet and Other Arrangements – Borrowings of Our Unconsolidated Entities” for a description of the borrowings of our unconsolidated entities.

Mortgages and Other Notes Receivable

On August 14, 2006, we have received repayment of principal and interest on a $3.0 million mortgage loan from Consolidated Conversion, LLC. As of September 30, 2006, we have the following loans outstanding:

Borrower and description of property	Date of loan agreement	Maturity date	Interest rate		Loan principal amount	Accrued interest
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	15.0	% (1)	$16,800,000	$122,500
Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0	% (2)	$15,000,000	$113,025
Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5	% (3)	$20,000,000	$—

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan requires monthly interest payments based on an annual percentage rate of 8.75% with the remaining 6.25% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property.
(2)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments and as to completion by Morris L. Stoltz II.
(3)	Pursuant to the loan agreement, we agreed to provide financing up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of September 30, 2006, we had advanced $20.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower up to 12 months. The loan may not be prepaid during the first year. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to us in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and its being amortized into interest income over the initial term of the loan.

Two of the loans we have made are for condominium conversion projects in Florida. Since making the loans, the Florida condominium market has softened considerably and, accordingly, our borrowers are evaluating their alternatives. While our borrowers remain current under these loans, if the market conditions continue to decline we may be exposed to additional risk of non-payment and impairment of these loans.

Related Party Arrangements

In accordance with the advisory agreement, the advisor and affiliates are entitled to receive certain fees and reimbursable expenses in connection with our offerings. These fees and reimbursable expenses include: selling commissions on gross offering proceeds, a marketing support fee on gross offering proceeds and reimbursement of actual expenses incurred in connection with due diligence of the offering. The managing dealer is entitled to selling commissions of up to 6.5% and 7.0% of gross offering proceeds and a marketing support fee of 2.5% and 3.0% of gross offering proceeds for our initial and current offerings, respectively, as well as actual expenses of up to 0.10% incurred in connection with due diligence of the offering. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

As of September 30, 2006 and December 31, 2005, we owed our advisor and certain of its affiliates approximately $9.4 million and $7.1 million, respectively, for certain organizational and offering expenses, acquisition fees, asset management fees, selling commissions, marketing support fees, due diligence expense reimbursements and operating expenses incurred on our behalf. In accordance with our amended and restated articles of incorporation, the total amount of certain offering, organizational and stock issuance costs we pay may not exceed 13% of the aggregate offering proceeds. We are not obligated to pay our advisor or certain of its affiliates costs that exceed the 13% limitation at the end of each offering. As of September 30, 2006, there were no offering costs in excess of the 13% limitation that had been billed to us.

In addition, to the extent that operating expenses, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold (the “Expense Cap”). For the Expense Year ended September 30, 2006, operating expenses did not exceed the Expense Cap.

We maintain certain bank accounts in a bank in which our chairman and a director of our board also serve as directors, and in which CNL Financial Group, Inc., an affiliate of our advisor, is a stockholder. The amount deposited with this bank was approximately $5.0 million as of September 30, 2006.

Distributions

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, an analysis of current and projected long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us. We declared and paid distributions of approximately $21.5 million ($0.4147 per share) and $6.1 million ($0.398 per share) for the nine months ended September 30, 2006 and 2005, respectively. We funded the distribution payment of approximately $8.4 million for the quarter ended September 30, 2006 with proceeds from our revolving line of credit. We intend to repay borrowings under our line of credit with payments we receive under operating leases for our properties, interest payments we receive from the loans we have made, security deposits from tenants under operating leases and distributions we receive from our unconsolidated entities.

The distributions declared and paid during the nine months ended September 30, 2006 exceeded net income for the same period by approximately $6.6 million. Distributions to stockholders may be considered a return of capital to the extent the amount of such distributions exceeds net income calculated in accordance with generally accepted accounting principles (“GAAP”). Accordingly, for the nine months ended September 30, 2006, approximately 30.7% of the distributions represented a return of capital, if calculated using GAAP net income as the basis. Approximately 25.1% of the distributions for the nine months ended September 30, 2006 constitutes a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and nine months ended September 30, 2006 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2006.

Cash Flow Analysis

Our net cash flows provided by operating activities were approximately $21.1 million for the nine months ended September 30, 2006 and were comprised primarily of interest earned on uninvested offering proceeds, rental revenues, interest income on mortgages and other notes receivable, the receipt of distributions from our unconsolidated entities and security deposits from our third-party tenants, offset by payments made for operating expenses (including asset management fees to our advisor), as compared to the net cash flow paid for operating activities of $1.1 million for the nine months ended September 30, 2005, which was primarily attributable to interest earned on invested cash offset by payments made for operating expenses.

Cash flows used in investing activities were approximately $159.6 million for the nine months ended September 30, 2006 and consisted primarily of cash paid for properties acquired totaling approximately $119.2 million, investments in mortgages and other notes receivable, net of repayment, totaling $48.8 million, investments in unconsolidated entities totaling approximately $14.7 million, a short-term investment of $8.0 million and the payment of acquisition fees and costs totaling approximately $12.0 million, offset by approximately $43.7 million in distributions from unconsolidated entities representing proceeds from debt financing through our partnership with Great Wolf Resorts. During the nine months ended September 30, 2005, we made contributions to acquire our interests in the DMC Partnership of approximately $73.5 million, made a loan of $3.0 million and paid acquisition fees and costs of approximately $13.1 million.

For the nine months ended September 30, 2006, net cash flows provided by financing activities were approximately $221.7 million consisting primarily of approximately $271.7 million of subscription proceeds and approximately $3.9 million of net borrowings under our line of credit, less the payment of approximately $31.1 million in stock issuance costs in connection with the offering and distributions and redemptions paid to stockholders of approximately $21.5 million and $1.2 million, respectively. The net cash flows provided by financing activities for the nine months ended September 30, 2005 were approximately $137.3 million and consisted primarily of subscriptions proceeds received of approximately $160.4 million, the payment of approximately $19.8 million in stock issuance costs, distributions paid to stockholders of approximately $6.1 million and approximately $2.8 million of net borrowings under our line of credit.

CRITICAL ACCOUNTING POLICIES

Consolidation. The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries and entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) and Emerging Issues Task Force Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” (“FIN 46”). The application of FIN 46, SOP 78-9 and EITF 04-5 requires management to make significant estimates and judgments about our and our venture partners’, rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9 and EITF 04-5.

Investments in unconsolidated entities. The equity method of accounting is applied with respect to investments in entities for which we have determined that consolidation is not appropriate under FIN 46, SOP 78-9 and EITF 04-5. We recognize equity in earnings from our unconsolidated entities under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the capital structure of those entities and the rights and priorities of the partners. The HLBV method differs from other generally accepted accounting methods in which an investing partner recognizes its share of a venture’s net income or loss based upon the partner’s percentage of ownership. Under the HLBV method, we must estimate at the balance sheet date what we would receive or be obligated to pay in accordance with the governing agreements if our unconsolidated entities were to liquidate all of their assets, pay their debts and distribute the remaining equity at book value. As a result, we recognize income (equity in earnings) in each reporting period equal to the change in our share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. Under this method, in any given period we could be recording more or less income than actual cash distributions received and more or less than we may receive in the event of an actual liquidation.

Leases. Our leases are accounted for under the provisions of Statement of Financial Accounting Standard No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. Changes in our estimates or assumptions regarding collectibility of lease payments, the residual value or economic lives of the leased property could result in a change in accounting for the lease.

Mortgages and Other Notes Receivable. Mortgages and other notes receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time we have not established a valuation allowance on our loans as collection is expected to occur.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. We must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation clearly excludes income tax positions related to FASB Statement No. 5, “Accounting for Contingencies.” We will adopt the provisions of this statement beginning in the first quarter of 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on January 1, 2007. We do not anticipate that the adoption of this statement will have a material effect on our financial position or results of operations.

RESULTS OF OPERATIONS

The following tables summarize our operations for the quarter and nine months ended September 30, 2006, as compared to the quarter and nine months ended September 30, 2005.

	Nine Months Ended
	September 30,
	2006	2005	$ Change	% Change
Revenue:
Rental income from operating leases	$7,529,142	$—	$7,529,142	n/a
Interest income on mortgages and other notes receivable	3,955,014	1,417	3,953,597	279011.8%

Total revenue	11,484,156	1,417	11,482,739	810355.6%

Expenses:
Asset management fees to advisor	3,634,063	1,802,145	1,831,918	101.7%
General and administrative	4,407,073	1,755,042	2,652,031	151.1%
Depreciation and amortization	3,718,961	—	3,718,961	n/a

Total expenses	11,760,097	3,557,187	8,202,910	230.6%

Operating income (loss)	(275,941)	(3,555,770)	3,279,829	92.2%

Other income (expense):
Interest and other income	4,941,469	799,195	4,142,274	518.3%
Interest expense and loan cost amortization	(419,601)	(44,163)	(375,438)	(850.1)%
Equity in earnings of unconsolidated entities	10,649,748	7,461,670	3,188,078	42.7%

Total other income	15,171,616	8,216,702	6,954,914	84.6%

Net income	$14,895,675	$4,660,932	$10,234,743	219.6%

Rental income from operating leases. The increase in rental income and FF&E reserve income for the quarter and nine months ended September 30, 2006 as compared to the quarter and nine months ended September 30, 2005 was due to the acquisition of real estate properties in December 2005 through September 30, 2006. These real estate properties are leased on a long-term triple-net basis to third-party tenants. Prior to December 2005, we did not have any properties that we consolidated in our financial statements and all of our investments were owned through our unconsolidated entities where our primary source of income was generated from equity in earnings.

Interest income on mortgages and other notes receivable. Between September 2005 and 2006, we made four loans to third-party borrowers, which resulted in interest income of approximately $1.8 million and $3.9 million for the quarter and nine months ended September 30, 2006 and $1,417 for the quarter and nine months ended September 30, 2005. On August 14, 2006, one of the loans was repaid in full. We had not made any loans prior to September 2005.

Asset management fees to advisor. Asset management fees of 0.08334% of invested assets are paid to the advisor for the acquisition of real estate assets and making loans. For the quarter and nine months ended September 30, 2006 asset management fees to our advisor were approximately $1.4 million and $3.6 million, respectively. For the quarter and nine months ended September 30, 2005 asset management fees to our advisor were $811,193 and approximately $1.8 million, respectively. The increase in such fees is due to the acquisition of additional real estate properties and loans made during to the fourth quarter of 2005 through the third quarter of 2006.

General and administrative. General and administrative expenses were approximately $1.9 million and $4.4 million for the quarter and nine months ended September 30, 2006 and $800,284 and approximately $1.8 million for the quarter and nine months ended September 30, 2005, respectively. The increase is primarily due to the overall increase in our operating activities.

Interest and other income. The increase in interest income is a result of greater average cash on hand from uninvested offering proceeds during the third quarter of 2006 as compared to 2005.

Interest expense and loan cost amortization. Interest expense increased due to the greater average outstanding balance on the line of credit as well as interest expense incurred on the notes payable in connection with the Bretton Woods acquisition.

Equity in earnings. The following table summarizes equity in earnings from our unconsolidated entities:

	Quarter Ended September 30,
	2006	2005	$ Change	% Change
Wolf Partnership	$512,982	$—	$512,982	n/a
DMC Partnership	2,343,229	1,902,077	441,152	23.2%
Intrawest Venture	972,467	1,077,495	(105,028)	(9.7)%

	$3,828,678	$2,979,572	$849,106	28.5%

	Nine Months Ended September 30,
	2006	2005	$ Change	% Change
Wolf Partnership	$671,140	$—	$671,140	n/a
DMC Partnership	6,667,844	4,217,003	2,450,841	58.1%
Intrawest Venture	3,310,764	3,244,667	66,097	2.4%

Total	$10,649,748	$7,461,670	$3,188,078	42.7%

The overall increase in equity in earnings of approximately $3.2 million for the nine months ended September 30, 2006 in comparison to the same period in 2005 is primarily due to the ownership of the Wolf Partnership and the DMC Partnership during the entirety of the nine months ended September 30, 2006. For the quarter and nine months ended September 30, 2005, our equity in earnings reflects our investments in the retail and commercial properties at seven resort villages and the DMC Property from February 14, 2005 (acquisition date) through September 30, 2005. The quarter and nine months ended September 30, 2006, includes equity in earnings from our interests in the retail and commercial properties at seven resort villages, the DMC Property and two waterpark resorts, which were all operating during the entire nine months period.

Equity in earnings from our unconsolidated entities is recognized under the HLBV method as discussed earlier in “Critical Accounting Policies.” The unconsolidated entities’ formation agreements provide us a stated return on our investment with a priority over any returns of our partners. Because our equity in earnings is calculated in this manner we have historically recognized more income than the underlying unconsolidated entities have generated and our partners have historically been allocated significant losses which offset the earnings that we have recorded from these entities. Additionally, during the quarter ended September 30, 2006, our partners’ unreturned capital in the Intrawest Ventures was reduced to zero as a result of the losses they have recognized and the distributions that they have received from this entity. Since the date that this occurred we no longer recognize significant amounts of income and in the future may recognize losses that this entity incurs. While this method of recognizing earnings and losses from the unconsolidated entity is not expected to have an impact on the distributions we receive, it will likely result in reductions or fluctuations in our net income, earnings per share, funds from operations (as defined below) and FFO per share.

Our results of operations for the quarter and nine months ended September 30, 2006 are not necessarily indicative of what the results of operations will be for the year ending December 31, 2006 and in the future. The investments that we have acquired or will be acquiring may have a significant impact on our results of operation and our actual results could differ materially.

OTHER

Funds from Operations

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies.

Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income to FFO for the quarter and nine months ended September 30, 2006 and 2005:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$6,040,413	$1,791,991	$14,895,675	$4,660,932
Adjustments:
Depreciation and amortization	2,531,602	—	3,701,568	—
Equity in earnings of unconsolidated entities	(3,828,678)	(2,979,572)	(10,649,748)	(7,461,670)
Pro-rata share of FFO from unconsolidated entities	7,354,968	5,132,901	19,719,215	12,138,324

Total funds from operations	12,098,305	3,945,320	27,666,710	9,337,586

Weighted average number of shares of common stock outstanding (basic and diluted)	61,073,005	21,031,765	53,077,692	15,944,406

FFO per share (basic and diluted)	$0.20	$0.19	$0.52	$0.59

FOOTNOTES:

(1)	In calculating our pro-rata share of FFO from unconsolidated entities, we first calculate FFO independently for each unconsolidated entity. We then determine our share of the FFO from each unconsolidated entity by multiplying the FFO for each such entity by the percentage of income that we recognize in our equity in earnings from the unconsolidated entity during the reporting period. The percentage of income that we recognize as equity in earnings for each unconsolidated entity is determined using the HLBV method of accounting. FFO per share decreased during the nine months ended September 30, 2006 as compared to the same period in 2005 primarily due to (i) our partner in the DMC Partnership receiving a greater share of earnings and FFO during 2006 than in 2005 as a result of income and FFO being allocated between us and our partners using the HLBV method of accounting and (ii) as a result of the dilution caused by uninvested offering proceeds received from our common stock offering. Because of the way income and FFO are allocated using the HLBV method of accounting, the historical FFO we recognized from our unconsolidated entities is not indicative of FFO that we will be allocated to us in the future.

[Intentionally left blank.]

Borrowings of Our Unconsolidated Entities

Our unconsolidated entities are subject to the following fixed rate debt:

Unconsolidated entity	Type of loan	Interest rate	Payment	Maturity date	Principal balance at September 30, 2006
Intrawest U.S. Venture	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	5/20/2015	$44,929,983
Intrawest Canadian Venture	Mortgage loan	5.83%	Monthly interest payment only of $110,880 (1)	12/11/2014	23,884,140
DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	138,740,632
DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	15,698,615
Wolf Partnership	Mortgage loan	6.08%	Monthly interest only of $319,200 (2)	3/1/2013	63,000,000

Total					$286,253,370

FOOTNOTES:

(1)	Amount was converted from Canadian dollars to U.S. dollars at an exchange rate of 0.898 U.S. dollar for $1.00 Canadian dollar as of September 30, 2006 and 0.858 U.S. dollar for $1.00 Canadian dollar as of December 31, 2005. Effective December 2006, monthly principal and interest payments of $134,350 are due until maturity.
(2)	Effective April 1, 2009, monthly principal and interest payments shall be payable on the loan based on a 30-year amortization schedule.

COMMITMENTS, CONTINGENCIES AND CONTRACTUAL OBLIGATIONS

The following table presents our contingent commitments and contractual obligations and the related payment periods as of September 30, 2006:

	Payments due in
	Less than 1 year	Years 1-3	Years 3-5	More than 5 years	Total
Line of credit	$ 8,396,184	$ -	$ -	$ -	$ 8,396,184
Contingent purchase consideration (1)	-	9,750,000	-	-	9,750,000
Loan funding commitments (2)	-	20,000,000	-	-	20,000,000
DMC capital commitments (3)	1,706,600	-	-	-	1,706,600
Notes payable (principal and interest) (4)	-	-	8,393,392	-	8,393,392
Capital improvements (5)	126,000	17,500,000	-	-	17,626,000

Total contractual obligations	$10,228,784	$47,250,000	$8,393,392	$-	$65,872,176

FOOTNOTES:

(1)

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the CNL Retail Village Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event, will the amount exceed $3.75 million. We have guaranteed the payment of the contingent purchase price to Intrawest on behalf of the CNL Retail Village Partnership.

In connection with the purchase of the Wolf Dells property and the Wolf Sandusky property, Great Wolf may receive an additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of the contingent purchase price will be determined during those years, and in no event will the amount exceed a total of $6.0 million for both properties.

(2)	Pursuant to the loan agreement, we agreed to provide financing of up to $40.0 million in connection to the development of the infrastructure of an Orvis branded lifestyle community in Granby, Colorado. As of September 30, 2006, we have funded $20.0 million. See description above under Item 2. “Mortgages and Other Notes Receivable” for more details.
(3)	We have committed to fund our share of costs for development of the Trade Mart Expansion at the Dallas Market Center. This amount represents our remaining share of the approximately $17.0 million in total expected development costs. As of September 30, 2006, we had contributed approximately $15.3 million to date.
(4)	In connection with the acquisition of Bretton Woods Mountain Resort in northern New Hampshire, we have signed two promissory notes, a $6.5 million note that bears interest at an annual interest rate of 5.77% and a $337,892 note that bears interest at 5.20% compounded annually. Interest on both notes will accrue until maturity on June 19, 2010 and June 9, 2009, respectively, at which time total amount of principal and interest are due and payable.
(5)	We have committed to invest approximately $500,000 in improvements to the South Mountain property and as of September 30, 2006, we have spent approximately $374,000. In addition, we have also agreed to the fund an additional $17.5 million for improvements to the Bretton Woods property during the next three years, which we expect to finance.

Subsequent to September 30, 2006, we acquired Heritage West Coast Inc., which owned the Valencia and Talega properties, and the Weston Hills property. Pursuant to the stock and asset purchase agreements, Heritage Golf, LLC may receive supplemental purchase price payments not to exceed $8.6 million and $5.3 million, respectively, if the properties achieve certain financial performance goals in 2009.

On October 6, 2006, we entered into an agreement for a non-revolving construction line of credit for $20.0 million including $2.5 million to be set aside as interest reserve with Colonial Bank, N.A. The line of credit will be used to finance the expansion and improvements to the Bretton Woods Mountain Resort. The non-revolving line of credit is collateralized by a first real estate mortgage on the Bretton Woods Mountain Resort in New Hampshire, will bear interest at the 30-day LIBOR plus 2.0%, have a term of three years with one one-year extension for a fee and will require monthly payments of interest only and principal due at maturity. The financing is expected to close by the end of the fourth quarter 2006.

On October 5, 2006 and October 26, 2006, we entered into a commitment for two loans of approximately $16.5 million and $47.2 million with Sun Life Assurance Company of Canada. The $16.5 million loan will be collateralized by Palmetto Hall Plantation Club, Raven Golf Club at South Mountain and Bear Creek Golf Club and the $47.2 million loan will be collateralized by Valencia Country Club, Talega Golf Club and Weston Hills Country Club. The loans will bear interest annually, at a fixed rate of 6.18% and 6.33%, respectively, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayments, on both loans, are prohibited for the first two years after which early repayment is subject to a prepayment fee. We have provided deposits of $165,450 and $471,500, respectively, in consideration to these commitments. The loans are expected to close by the end of fourth quarter of 2006.

MANAGEMENT

The following information should be read in conjunction with the “Management” section under the heading “Directors and Executive Officers” beginning on page 116 of the prospectus:

On August 18, 2006, our board appointed R. Byron Carlock, Jr. as our Chief Executive Officer. Mr. Carlock had served as our Interim Chief Executive Officer since Thomas J. Hutchison III resigned in August 2005. On that same date, Mr. Carlock was appointed Chief Executive Officer of our advisor, CNL Income Corp.

On February 23, 2007, our board appointed Amy Sinelli as Senior Vice President and Corporate Counsel and Joseph Johnson as Senior Vice President and Chief Accounting Officer. On that same date, Ms. Sinelli and Mr. Johnson were appointed to serve in corresponding positions at our advisor, CNL Income Corp. Biographical information on these officers follows below.

Amy Sinelli. Age 37. Senior Vice President, Corporate Counsel and Secretary. Since February 2007, Ms. Sinelli has served as Senior Vice President of CNL Income Properties, Inc. and our advisor, CNL Income Corp. Ms. Sinelli joined CNL Income Properties and our advisor in February 2005 as Vice President and Corporate Counsel and in June 2006 began serving as Secretary for both entities. Previously, Ms. Sinelli served at CNL Investment Company from November 2003 to February 2005 as securities and regulatory compliance counsel. Ms. Sinelli spent ten years in private legal practice prior to joining CNL, most recently at the law firm of Igler & Dougherty, P.A. in Tampa, Florida. She received a B.A. from Miami University in Oxford, Ohio and her J.D. from Capital Law School in Columbus, Ohio. Ms. Sinelli is licensed to practice law in Florida. Ms. Sinelli serves as Treasurer for the Central Florida chapter of the Association of Corporate Counsel and is a member of the Investment Program Association, Legal and Regulatory Affairs Committee.

Joseph T. Johnson. Age 32. Senior Vice President and Chief Accounting Officer. Since February 2007, Mr. Johnson has served as Senior Vice President and Chief Accounting Officer and, during the period from August 2005 through February 2007, as Vice President of Accounting and Financial Reporting of CNL Income Properties, Inc. and its advisor, CNL Income Corp. Mr. Johnson’s previous position was with CNL Hospitality Corp., from January 2001 through August 2005, where he most recently served as Vice President of Accounting and Financial Reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP from 1997 to 2001. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting in 1997 and a M.S. in Accounting in 1999 from the University of Central Florida.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 124 of the prospectus:

Our managing dealer received selling commissions amounting to 6.5% of the total amount raised from the sale of shares in our initial offering, up to 6.0% of which was paid or has accrued and will be paid as commissions to other broker-dealers. Our managing dealer is entitled to receive selling commissions up to 7.0% of the total amount raised from the sale of shares from this offering, of which up to 6.5% may be paid as commissions to other broker-dealers. During the period January 1, 2006 through September 30, 2006, we incurred approximately $17.8 million of such fees in connection with our offerings, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, our managing dealer was entitled to receive a marketing support fee equal to 2.5% of the total amount raised from the sale of shares in our initial offering, all or a portion of which was or may be reallowed to other broker-dealers. Our managing dealer is entitled to receive a marketing support fee of 3.0% of the total amount raised from the sale of shares from this offering, up to 2.5% of which may be reallowed to other broker-dealers who enter into a participating broker agreement with the managing dealer. During the period January 1, 2006 through September 30, 2006, we incurred approximately $7.2 million of such fees in connection with our offerings, the majority of which has been or will be reallowed to other broker-dealers.

In connection with our offerings, our advisor was and is entitled to receive Acquisition Fees for services provided in connection with the selection, purchase, development or construction of real property and the incurrence of debt from lines of credit and permanent financing that are used to acquire properties or to make or acquire loans and other permitted investments equal 3.0% of the total amount raised from the sale of shares in our offerings and 3.0% of loan proceeds from permanent financing; however, no Acquisition Fees will be paid on proceeds from any line of credit until such time as all Net Offering Proceeds have been invested. During the period January 1, 2006 through September 30, 2006, we incurred approximately $8.1 million of such fees in connection with our offerings. For the period January 1, 2006 through September 30, 2006, we incurred Acquisition Fees totaling approximately $1.3 million as a result of permanent financing used to acquire certain properties.

We entered into an Advisory Agreement with our advisor pursuant to which our advisor receives a monthly asset management fee of 0.08334% of an amount equal to the total amount invested in our properties, loans and other Permitted Investments (exclusive of acquisition fees and expenses) as of the end of the preceding month. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our advisor shall determine. During the period commencing January 1, 2006 through September 30, 2006, we incurred approximately $3.6 million of such fees.

Our advisor and its Affiliates provide various general operating and administrative services to us, including services related to accounting, financial, stockholder distributions and reporting, due diligence and marketing, and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. During the period commencing January 1, 2006 through September 30, 2006, we incurred $934,837 in fees for these services.

AFFILIATE LITIGATION

The following paragraph updates and replaces the corresponding paragraph on page 130 of the prospectus:

In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints in the United States District Court for the Middle District of Florida against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. Messrs. Seneff and Bourne are also members of our board of directors. Neither we, nor our advisor or our directors or officers, in their respective capacities with CNL Income Properties, were defendants in the CHR litigation. On November 10, 2004, the two complaints were consolidated (the “Consolidated CHR Litigation”). In the Consolidated CHR Litigation, plaintiffs sought money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHR and CHC. Plaintiffs alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a non-binding confidential memorandum of understanding which would resolve all claims in the litigation subject to certain conditions. On April 3, 2006, the parties entered into and filed with the court a Stipulation of Settlement. The court entered an order approving the settlement on April 24, 2006 and notice was sent to the class in May 2006. On August 2, 2006, the court issued its final order approving the settlement and the determination of legal fees.

DISTRIBUTION POLICY

DISTRIBUTIONS

The following table presents total distributions (in thousands) and distributions per share, and it updates and replaces the corresponding table on page 138 of the prospectus:

2004 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	—	—	$470,512	$702,176	$1,172,688
Distributions per share	—	—	0.1342	0.1251	0.2593

2005 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$1,280,706	$2,027,860	$2,784,299	$4,003,564	$10,096,429
Distributions per share	0.1272	0.1334	0.1374	0.1374	0.5354

2006 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$5,813,301	$7,280,851	8,396,186	—	$21,490,338
Distributions per share	0.1374	0.1374	0.1399	—	0.4147

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

The following information updates, modifies or supersedes certain information contained in “Summary of the Articles of Incorporation and Bylaws – Amendments to the Articles of Incorporation” and “– Mergers, Combinations and Sale of Assets” commencing on page 142 of the prospectus:

As of August 10, 2006, the Commonwealth of Pennsylvania and the State of Minnesota cleared us to offer and sell our common stock in those states. As a result, our offering is now cleared in all “blue sky” jurisdictions. As a condition for clearing our offering in Pennsylvania, however, the Pennsylvania Securities Commission has required us to undertake to amend certain provisions of Section 10 and Section 12 of our amended and restated Articles of Incorporation (our “Articles”). Our board has adopted resolutions amending, and recommending that our stockholders approve, amendments to Section 10 and Section 12 of our Articles. The proposed amendments are discussed below:

Amendments to Our Articles

Amendment to Section 10.1. Section 10.1 of our Articles currently provides that a 2/3rds vote of stockholders is required to amend the provisions of our Articles relating to the procedures by which the board of directors and stockholders of our company shall approve extraordinary transactions such as mergers, sale of significant assets and share exchanges. Under the proposed amendment (which must be approved by such 2/3rds vote), subsequent changes to this provision would require only a majority vote. In addition, Section 10.1(ii) states: “[T]he Directors may amend these Articles of Incorporation without the consent of the Stockholders to the fullest extent so provided by the MGCL.” Our board has adopted a resolution amending Section 10.1 to eliminate this provision.

Amendments to Sections 10.2, 10.3 and 12.1. Sections 10.2 and 10.3 of our Articles currently provide that the affirmative vote of at least a majority of our stockholders is required for a merger or consolidation of our company into, or a share exchange with, another or new entity. However, these provisions would not require a vote of stockholders in connection with certain mergers, consolidations or share exchanges where our company would be the surviving entity and Maryland law would not otherwise require that our stockholders were entitled to vote on such matter.

Our board has adopted resolutions to amend Sections 10.2, 10.3 and 12.1 of our Articles to require that stockholder approval be required for all mergers, consolidations and share exchanges of our company with or into other entities, except where a merger of another entity with our company is effected through a wholly-owned subsidiary of our company and the consideration to be paid by our company in the merger consists solely of cash, the merger may be approved solely by our directors unless the party to the merger is an Affiliate of our Sponsor, our advisor or our company. These amendments therefore would impact the approvals needed by us to complete such mergers. If these amendments to our Articles are approved, our board will no longer have the ability to approve, without stockholder approval, potential mergers in which we will issue common stock as consideration in the merger.

Stockholder Approval

On August 18, 2006, our board adopted resolutions amending, and recommending that our stockholders approve, amendments to Sections 10.1, 10.2, 10.3 and 12.1 of our Articles. We currently expect to seek stockholder approval of the amendments at our next regular annual meeting of stockholders to be held on or around the third week of June 2007. Under the existing Articles, the proposed amendments must be approved by the affirmative vote of not less than 2/3rds of our stockholders entitled to vote thereon. If our stockholders vote to approve the amendments, we will file the amended Articles with the State Department of Assessments and Taxation of Maryland at which time the amendments will become effective.

If the proposed amendments are not approved by our stockholders at the next annual meeting, we have assured the Pennsylvania Securities Commission that we will immediately cease making offers and sales of our securities to Pennsylvania residents and that we will not offer or sell our securities in the Commonwealth of Pennsylvania in the future. Additionally, pursuant to Section 504 of the Pennsylvania Securities Act of 1972, as amended, and the regulations promulgated thereunder, we have agreed to extend to all residents of the Commonwealth of Pennsylvania that have purchased our shares pursuant to our current registration statement filed with the SEC (SEC File No. 333-128662) which was declared effective on April 4, 2006, a written offer of rescission. Thus, if these proposals are not approved by our stockholders, we may have to return monies to investors who are residents of the Commonwealth of Pennsylvania. Doing so, however, could have a material adverse effect on our business and financial condition depending on the amount of proceeds that we raise under our current offering from Pennsylvania residents.

Additional information regarding these amendments will be included in our proxy statement for our 2007 annual meeting of stockholders. We will distribute that proxy statement to our stockholders in advance of the meeting in accordance with our bylaws and applicable law. A copy of the proxy statement also will be available on the SEC’s website at www.sec.gov. Our stockholders are urged to carefully read that proxy statement when it becomes available.

THE OFFERING

PLAN OF DISTRIBUTION

The following paragraph replaces the last paragraph on page 161 of the prospectus:

In order to encourage purchases in excess of 500,000 shares, by the categories of investors described above, in addition to a discount equal to the 7.0% selling commissions and the 3.0% marketing support fee discount described above, if the investor is a “purchaser” (as defined below) and buys in excess of 500,000 shares, and all such shares were purchased through the same registered investment adviser, participating broker or the managing dealer, such purchase and any subsequent purchase will be subject to a reduced Acquisition Fee of 1.0% (as opposed to 3.0%). In such instance, the initial purchase price per share will be $8.80.

The volume discount table is corrected by replacing $0.60 in the first row of the last column with $0.65 on page 162 of the prospectus.

EXPERTS

The following paragraph updates and replaces the corresponding paragraph which begins on page 167 of the prospectus:

The balance sheets of CNL Income Properties as of December 31, 2005 and 2004, the statements of operations, statements of stockholders’ equity and cash flows of CNL Income Properties for the years ended December 31, 2005 and 2004 and the period from August 11, 2003 (date of inception) through December 31, 2003, the consolidated financial statements of CNL Village Retail Partnership, LP and its Subsidiaries as of and for the year ended December 31, 2005 and the period from October 1, 2004 (date of inception) to December 31, 2004, the consolidated financial statements of CNL Dallas Market Center, LP and its Subsidiaries as of and for the period from February 14, 2005 (date of inception) to December 31, 2005, the consolidated financial statements of CNL Income GW Partnership, LLLP and its Subsidiaries as of and for the period from October 11, 2005 (date of inception) through December 31, 2005 included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Gatlinburg Skylift LLC as of December 31, 2004 and December 31, 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003, and 2002 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The balance sheet of Cypress-Bowl Recreations Limited Partnership as of December 31, 2005 and December 31, 2004 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2005 and 2004 included in this registration statement have been audited by Moss Adams LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of and for the periods ended December 20, 2004, December 31, 2003 and December 31, 2002 included in this registration statement have been audited by RubinBrown LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited historical combined statement of revenue and certain expenses of the DMC Properties as of and for the year ended January 31, 2005 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined statement of revenue and certain expenses of Intrawest Portfolio Commercial Properties, for the year ended June 30, 2004 included in this registration statement have been audited by KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Booth Creek Ski Holdings, Inc. at October 27, 2006 and October 28, 2005, and for each of the three years in the period ended October 27, 2006, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of WHCC, LLC (d.b.a. Weston Hills Country Club) as of and for the periods ended December 31, 2005, 2004 and 2003 included in this registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Heritage Golf Group West Coast, Inc. as of and for the periods ended December 31, 2005, 2004 and 2003 included in this registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of and for the periods ended December 31, 2005, 2004 and 2003 included in this registration statement have been audited by Elliott Davis, LLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Marinas International at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Weikel, Johnson, Parris & Rouse, PLLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Harborage Marina LLC, at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Weikel, Johnson, Parris & Rouse, PLLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined consolidated financial statements of the EAGL Golf Course Properties Sold to CNL Income Properties, Inc. at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Premier Golf Management, Inc. and Subsidiaries as of December 31, 2005, December 31, 2004 and December 31, 2003, and for each of the three years in the period ended December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Weil & Company LLP, certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

The combined financial statements of the Selected Parks Operations of Six Flags, Inc. as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2006 combined financial statements refers to a change in method of accounting for share-based payments.

INDEX TO FINANCIAL STATEMENTS

CNL Income Properties, Inc.

Page
Pro Forma Consolidated Financial Information:

Unaudited Pro Forma Consolidated Financial Information	F - 1

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006	F - 2

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006	F - 3

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F - 4

Notes to Unaudited Pro Forma Consolidated Financial Statements	F - 5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Income Properties Inc.’s September 30, 2006 Form 10-Q:

Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	F -16

Condensed Consolidated Statements of Operations for the quarter and nine months ended September 30, 2006 and 2005	F -17

Condensed Consolidated Statements of Stockholders’ Equity and Other Comprehensive Income (Loss) for the nine months ended September 30, 2006 and for the year ended December 31, 2005	F -18

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005	F -19

Notes to Condensed Consolidated Financial Statements	F -20

Financial Statement Schedules:

Schedule III – Real Estate and Accumulated Depreciation for the year ended December 31, 2005	F -33

Schedule IV – Mortgage Loans on Real Estate for the year ended December 31, 2005	F -34

Index to Other Financial Statements	F -35

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the acquisitions described in Note (b) had occurred on September 30, 2006.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the nine months ended September 30, 2006 and for the year ended December 31, 2005 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2005.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(in thousands, except per share data)

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS

Real estate investment properties under operating leases, net	$148,881	$958,450	(b)	$1,107,331
Investment in unconsolidated entities	178,178	—		178,178
Mortgages and other notes receivable	54,139	53,993	(b)	108,132
Cash	176,685	602,296	(c)	—
		(778,981	)(d)
Restricted cash	620	—		620
Short-term investment	8,000	—		8,000
Accounts and other receivables	2,250	—		2,250
Distributions receivable from unconsolidated entities	2,941	—		2,941
Prepaid expenses and other assets	11,150	20,769	(c)	823
		(31,096	)(b)

Total Assets	$582,844	$825,431		$1,408,275

LIABILITIES AND STOCKHOLDERS’ EQUITY

Due to affiliates	$9,354	$—		$9,354
Line of credit	8,396	—		8,396
Notes payable	6,838	178,000	(e)	184,838
Security deposits	3,050	24,366	(f)	27,416
Accounts payable and accrued expenses	1,114	—		1,114

Total Liabilities	28,752	202,366		231,118

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share
One billion shares authorized at September 30, 2006 65,217 shares issued and 65,070 shares outstanding (historical) 134,446 shares issued and 134,299 shares outstanding (pro forma basis)	651	692	(c)	1,343
Capital in excess of par value	565,797	622,373	(c)	1,188,170
Accumulated earnings	20,796	—		20,796
Accumulated distributions	(32,760)	—		(32,760)
Accumulated other comprehensive loss	(392)	—		(392)

	554,092	623,065		1,177,157

Total Liabilities and Stockholders’ Equity	$582,844	$825,431		$1,408,275

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Rental income from operating leases	$6,786	$69,599	(2)	$79,836
		3,451	(3)
FF&E reserve income	743	11,061	(4)	11,804
Interest income on mortgages and other notes receivable	3,955	3,648	(5)	7,603

	11,484	87,759		99,243

Expenses:
Asset management fee to advisor	3,634	7,791	(6)	11,425
General and administrative	4,407	3,451	(3)	7,858
Depreciation and amortization	3,719	36,187	(7)	39,906

	11,760	47,429		59,189

Operating income (loss)	(276)	40,330		40,054

Other income (expense):
Interest and other income	4,941	(4,887	)(8)	54
Interest expense and loan cost amortization	(419)	(9,837	)(9)	(10,256)
Equity in earnings of unconsolidated entities	10,650	(598	)(10)	10,020
		(32	)(12)

Total other income	15,172	(15,354)		(182)

Net income	$14,896	$24,976		$39,872

Earnings Per Share of Common Stock (Basic and Diluted)	$0.28			$0.30

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	53,078	(13)		134,299

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Rental income from operating leases	$101	$100,573	(2)	$105,793
		5,119	(3)
FF&E reserve income	11	13,823	(4)	13,834
Interest income on mortgages and other notes receivable	115	4,771	(5)	4,886

	227	124,286		124,513

Expenses:
Asset management fee to advisor	2,559	12,372	(6)	14,931
General and administrative	2,615	5,119	(3)	7,734
Depreciation and amortization	37	53,162	(7)	53,199

	5,211	70,653		75,864

Operating income (loss)	(4,984)	53,633		48,649

Other income (expense):
Interest and other income	1,346	(1,322	)(8)	24
Interest expense and loan cost amortization	(69)	(13,116	)(9)	(13,185)
Equity in earnings of unconsolidated entities	10,290	755	(10)	12,149
		1,308	(11)
		(204	)(12)

Total other income	11,567	(12,579)		(1,012)

Net income	$6,583	$41,054		$47,637

Earnings Per Share of Common Stock (Basic and Diluted)	$0.33			$0.35

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	19,796	(13)		134,299

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Reflects the Company’s historical balance sheet as of September 30, 2006.

(b) Represents the Company’s pending and completed property acquisitions subsequent to September 30, 2006 (in thousands):

Properties	Purchase Price	Closing Costs	Acquisition Fees	Total
Valencia & Talega (i)	$57,533	$172	$2,301	$60,006
Weston Hills (ii)	35,000	388	1,400	36,788
Family Entertainment Centers (iii)	35,222	516	1,409	37,147
EAGL Golf (iv)	72,124	732	2,885	75,741
Booth Creek Ski (v)	192,000	7,094	7,680	206,774
Premier Golf (vi)	58,000	646	2,320	60,966
Marinas International (vii)	106,602	1,602	4,264	112,468
Brighton Ski (viii)	35,000	100	1,400	36,500
Six Flags Amusement Parks (ix)	312,000	9,360	10,700	332,060

Total	$903,481	$20,610	$34,359	$958,450

FOOTNOTES:

(i)	On October 16, 2006, the Company acquired the Valencia Country Club, in Santa Clarita, California, and the Talega Golf Club, in San Clemente, California, from Heritage Golf Group, LLC (“Heritage Golf”) for an aggregate purchase price of approximately $57.5 million. The Company leased the properties to Heritage Golf Master Lease, LLC, an entity formed by Heritage Golf to operate the golf courses under a triple-net lease with an initial term of 20 years and six five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $60.0 million including closing costs of approximately $172,000 and the reclassification of certain acquisition fees of approximately $2.3 million that were previously capitalized in other assets. Pursuant to the stock purchase agreement, Heritage Golf may receive supplemental purchase price payments of up to $8.6 million in aggregate, for both properties, if the properties achieve certain financial performance goals in fiscal year 2009.
(ii)	On October 16, 2006, the Company acquired the Weston Hills Country Club, in Weston, Florida from WHCC, LLC for a purchase price of $35.0 million. The Company leased the property to an existing subsidiary of Heritage Golf under a triple-net lease with an initial term of 20 years and six five-year renewal options. The pro forma adjustment represents the total purchase price of approximately $36.8 million, including closing costs of approximately $388,000 and the reclassification of certain acquisition fees of $1.4 million that were previously capitalized in other assets. Pursuant to the asset purchase agreement, Heritage Golf may receive a supplemental purchase price payment of up to $5.3 million if the Weston Hill property achieves certain financial performance goals in fiscal year 2009.
(iii)	On October 6, 2006, the Company acquired 11 family entertainment center properties in 11 various locations, from Trancas Capital, LLC, for a purchase price of approximately $35.2 million. The Company leased the properties to an affiliate of Trancas that currently operates, and will continue to operate, eight of the 11 properties. The remaining three properties were previously, and will continue to be, operated by third-party operators pursuant to three separate leases with the Trancas affiliate. These properties are leased under a triple-net lease with an initial term of 30 years with two 10-years renewal options. The pro forma adjustment represents the purchase price of approximately $37.1 million, including closing cost of approximately $516,000 and the reclassification of certain acquisition fees of approximately $1.4 million that were previously capitalized in other assets.
(iv)	On November 16, 2006, the Company acquired seven golf course properties and a 47.5% partnership interest in Cowboys Golf Club in Grapevine, Texas from an affiliate of Evergreen Alliance Golf Limited, L.P. (“EAGL Golf”), and in December 2006, the Company acquired the remaining 52.5% partnership interest in Cowboys Golf Club, for an aggregate purchase price of approximately $72.1 million. The Company is leasing the seven golf course properties to EAGL Golf which was acquired by Premier Golf, to operate all of the EAGL properties under a triple-net lease with an initial term of 20 years and four five-year renewal options. The pro forma adjustment represents the total purchase price of the seven golf course properties and 100% partnership interest in Cowboys Golf Club of approximately $75.7 million, including closing costs of approximately $732,000 and the reclassification of certain acquisition fees of approximately $2.9 million that were previously capitalized in other assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet (Continued):

(v)	On December 1, 2006, the Company entered into an agreement to acquire four ski resort properties and retail and commercial space from Booth Creek Resort Properties LLC. for an aggregate purchase price of approximately $192.0 million. On January 19, 2007 the Company acquired and leased the four ski resort properties to a newly created entity that was formed by the current principals of existing management of Booth Creek Ski Holdings, Inc. for a purchase price of $170.0 million. The properties are leased under a triple-net lease with an initial term of 20 years with renewal options. The Company has extended time of closing on the retail and commercial space and is expected to close in or prior to August 2007. This transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed. The pro forma adjustment represents the purchase price of approximately $206.8 million, including estimated closing costs of approximately $7.1 million and the reclassification of certain acquisition fees of approximately $7.7 million that were previously capitalized in other assets. In connection with the transaction, the Company also made loans to certain subsidiaries of Booth Creek Resort Properties LLC in the amount of $12.0 million. Approximately $480,000 in acquisition fees are to be attributable to the loans and are amortized over the loan terms. The loans bear interest at a fixed rate of 9.0% for a term of three years, with one 12-month extension and monthly interest payments only. Principal and exit fees are due and payable upon the loans’ maturity.
(vi)	On December 22, 2006, the Company acquired seven golf courses from affiliates of Premier Golf Management, Inc. (“Premier Golf”), a golf course investment and management company, for a purchase price of $58.0 million. The Company leased the properties to Premier Golf under a triple-net lease with an initial term of 20 years with four five-year renewal options. The leases are cross-defaulted among themselves and with the EAGL golf properties (see Note (iv) above). The pro forma adjustment represents the purchase price of approximately $61.0 million, including closing cost of approximately $646,000 and the reclassification of certain acquisition fees of approximately $2.3 million that were previously capitalized in other assets.
(vii)	On November 30, 2006, the Company entered into an agreement to purchase nine marina properties from an affiliate of Marinas International for an aggregate purchase price of approximately $106.6 million. On December 22, 2006, the Company acquired five marina properties and expects to close on the remaining properties during 2007. The closing of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these properties will ultimately be completed. The Company leased the five acquired properties and expects to lease the remaining four properties to an affiliate of Marinas International. This affiliate has operated, and will operate, the properties along with an affiliated property manager under a triple-net lease with an initial term of 16 years with five five-year renewal options with the exception of two of the properties, where they have a 10-year lease extension followed by one 15-year lease extension. The pro forma adjustment represents the purchase price of approximately $112.5 million, including estimated closing cost of approximately $1.6 million and the reclassification of certain acquisition fees of approximately $4.3 million that were previously capitalized in other assets. In connection with the transaction, the Company also made loans to Marinas International in the amount of approximately $39.2 million. The loans will bear interest of 9.0% for a term of 15 years with monthly interest only payments for the first three years. An additional $0.8 million loan is expected to close by the end of the first quarter of 2007 with substantially similar terms. The loans are collateralized by five marina properties. Approximately $1.6 million in acquisition fees are expected to be attributable to the loans and will be amortized over the loan terms.
(viii)	On January 9, 2007, the Company acquired the Brighton Ski Resort in Brighton, Utah from a subsidiary of Boyne USA, Inc. (“Boyne”), for a purchase price of $35.0 million. The Company leased the ski resort to Boyne to operate the property through an affiliate under two long-term, triple-net leases with initial terms of 20 years and four five-year renewal options. The leases are cross-defaulted with the Gatlinburg Sky Lift and Cypress Mountain leases. The pro forma adjustment represents the purchase price of approximately $36.5 million, including closing cost of approximately $100,000 and the reclassification of certain acquisition fees of approximately $1.4 million that were previously capitalized in other assets.
(ix)	On January 10, 2007, the Company entered into an agreement to acquire a portfolio of three waterparks and four theme parks (the “Parks”) from an affiliate of PARC Management, LLC (“PARC Management”) for an aggregate purchase price of $312.0 million which consists of $ 290.0 million in cash and a note payable for $22.0 million. The Company will lease the parks to newly formed subsidiaries of PARC Management under a triple-net basis for an initial term of 22 years with three 10-year renewal options. The Company expects to obtain financing of $156.0 million from a third-party lender in connection with this transaction. The pro forma adjustment represents the purchase price of approximately $332.1 million, including estimated closing cost of approximately $9.4 million, debt acquisition fees of approximately $5.3 million in connection with the $22.0 million note payable and $156.0 million financing and the reclassification of certain acquisition fees of approximately $5.4 million that were previously capitalized in other assets. Closing of this transaction is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that this transaction will ultimately be completed.

(c)	Represents the receipt of approximately $692.3 million in additional gross offering proceeds from the sale of 69,229,426 shares and the payment of selling commissions of approximately $48.5 million (7.0% of gross proceeds) and marketing support fees of approximately $20.8 million (3.0% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the payment and capitalization of additional acquisition fees of approximately $20.8 million (3.0% of gross proceeds). The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (b) above.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(d)	Represents the reduction in cash in connection with the Company’s acquisition of the properties described in Note (b) above, net of cash deposits from tenants leasing these properties described in Note (b) above.

(e)	Represents a $22.0 million promissory note given in connection with the Parks transaction described in Note (b) above. The loan will bear interest at a fixed rate of 8.75% for a term of 10 years with monthly payment of principal and interest. In addition, the pro forma adjustment includes financing for $156.0 million from a third-party lender in connection with the Parks transaction. It is expected that the loan will bear interest at an estimated rate of 6.58% for a term of approximately ten years. The loan will be collateralized by the seven Parks properties. Both loans are expected to close during 2007.

(f)	Represents security deposits received from the third-party tenants in connection with the Company’s acquisition of the properties described in Note (b) above. Security deposits are generally in form of cash or a letter of credit to secure rental payments and performance that are obligated under the lease.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective pro forma periods being presented.

(2)	Represents the estimated pro forma rental income and percentage rent adjustments from operating leases as a result of the pending and completed acquisitions of the following real estate investment properties. Percentage rent is generally based on a percentage of gross revenues. The historical revenues of the properties were used to estimate percentage rent for the pro forma periods presented (in thousands).

	Pro forma adjustments
Properties	Acquisition date	Year ended December 31, 2005	Nine months Ended September 30, 2006
Parks	Pending	$27,002	$20,252
Booth Creek Ski	1/19/2007	20,923	15,707
Brighton Ski	1/9/2007	3,955	2,949
Marinas International	12/22/2006	10,228	7,671
Premier Golf	12/22/2006	5,461	4,096
EAGL Golf	11/16/2006	6,606	4,954
Valencia & Talega	10/16/2006	5,072	3,804
Weston Hills	10/16/2006	3,116	2,337
Family Entertainment Centers	10/06/2006	3,396	2,547
Bear Creek	9/08/2006	1,100	759
Bretton Woods	6/23/2006	3,812	1,794
South Mountain	6/09/2006	1,171	508
Cypress Mountain	5/30/2006	3,450	1,369
Harley-Davidson	4/27/2006	697	221
Hawaiian Falls	4/21/2006	1,351	413
Palmetto Hall	4/27/2006	696	218
Gatlinburg Sky Lift	12/22/2005	2,537	—

Total		$100,573	$69,599

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(3)	Represents the estimated pro forma adjustments for ground leases, park use permit and land permit fees paid by the third-party tenants related to the properties. Ground leases, park use permit and land permit fees are generally a percentage of gross revenue exceeding a certain threshold. The historical revenues of the properties were used to estimate ground leases, park use permit and land permit fees for the pro forma periods presented (in thousands).

	Pro forma adjustments
Properties	Year ended December 31, 2005	Nine months ended September 30, 2006	Description
Parks	$1,923	$1,442	Two long-term ground leases

Booth Creek Ski	780	853	U.S. Forest Service ski area permit
Brighton Ski	104	78	Ski area permit agreement with U.S. Department of Agriculture Forest Service and one ground lease
Marinas International	423	318	Four long-term ground leases
EAGL Golf	374	280	Three long-term ground leases
Family Entertainment Centers	216	162	Three long-term ground leases
Bear Creek	293	181	Special facilities ground leases agreement with Dallas/Fort Worth International Airport Board
Gatlinburg Sky Lift	659	—	One long-term ground lease
Cypress Mountain	185	137	Special park use permit from Canadian Provincial Authority
Hawaiian Falls	162	—	Two long-term municipal ground leases

Total	$5,119	$3,451

(4)	FF&E reserve income represents amounts set aside by the tenants and paid to the Company for capital expenditure purposes. The Company has exclusive rights to and ownership of the accounts. Generally, the amounts are based on an agreed upon percentage of the tenants’ gross revenues as defined in the respective leases. The historical revenues of the properties were used to estimate FF&E reserves due under the leases for the pro forma periods presented (in thousands).

	Pro forma adjustments
Properties	Year ended December 31, 2005	Nine months Ended September 30, 2006
Parks	$2,476	$2,321
Booth Creek Ski	6,029	4,723
Brighton Ski	576	432
Marinas International	985	739
Premier Golf	410	461
EAGL Golf (i)	—	379
Valencia & Talega	432	324

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

	Pro forma adjustments
Properties	Year ended December 31, 2005	Nine months Ended September 30, 2006
Weston Hills	381	286
Family Entertainment Centers	239	179
Bear Creek (i)	—	111
Gatlinburg Sky Lift	224	—
Cypress Mountain	554	397
Harley-Davidson	24	8
Hawaiian Falls (i)	—	—
Palmetto Hall	88	18
South Mountain	95	48
Bretton Woods	1,310	635

Total	$13,823	$11,061

FOOTNOTES:

(i)	Per the purchase agreement, no FF&E during first lease year.

(5)	On March 10, 2006, the Company purchased a $15.0 million mezzanine loan from Column Financial, Inc., as former lender to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, L.P. The proceeds from the mezzanine loan, in addition to the proceeds from an $89.0 million first mortgage loan, were used to acquire an apartment complex in Boca Raton, Florida. The loan earns interest at a rate of one month LIBOR plus 7.0% per year and requires monthly interest payments. The pro forma adjustments include interest income from the date the loan was originated, on October 14, 2005, of $343,674 and $365,104 for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively.

In connection with the Booth Creek Ski transaction as described in Note (b) above, the Company made a $12.0 million loan to Booth Creek Ski Holdings, Inc. The pro forma adjustments include interest income of $810,000 and approximately $1.1 million for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively.

The pro forma adjustments also include interest income on the approximately $39.3 million loan made and to be made in connection with the Marinas International transaction, as described in Note (b) above, of approximately $2.7 million and approximately $3.6 million for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively.

In addition to the adjustments above, the pro forma adjustments include $120,000 and $160,000 and $79,832 and $106,443 for the amortization of acquisition fees associated with the $12.0 million loan made in connection with the Booth Creek Ski and the $39.9 million loan made in connection with the Marinas International transactions for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively. These amounts are recorded as a reduction in interest income on mortgages and other notes receivable.

(6)	Represents asset management fees associated with owning interests in or making loans in connection with real estate, including the Company’s proportionate share of properties owned through its unconsolidated entities. The assets and loans are managed by the Company’s advisor for an annual asset management fee of 1% per year of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus. The pro forma adjustments include asset management fees for all properties acquired, loans made and pending acquisitions as if the acquisitions had occurred at the beginning of the pro forma periods presented.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(7)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets as follows (in thousands):

				Pro forma adjustments
Properties	Assets	Purchase price	Estimated useful life	Year ended December 31, 2005	Nine months ended September 30, 2006
Parks	Land	$102,938	n/a	$—	$—
	Land improvements	53,130	15 years	3,542	2,656
	Leasehold interests	6,641	57 years	116	87
	Buildings	59,771	39 years	1,533	1,149
	FF&E	36,527	5 years	7,305	5,479
	Ride equipment	66,412	25 years	2,656	1,992
	Intangible - in place leases	6,641	22 years	302	226

	Total	$332,060		$15,454	$11,589

Booth Creek Ski	Land	$41,586	n/a	$—	$—
	Land improvements	64,253	15 years	4,284	3,213
	Permit rights	5,354	40 years	134	100
	Buildings	53,016	39 years	1,359	1,019
	Ski lifts	24,987	20 years	1,249	937
	FF&E	12,494	5 years	2,499	1,874
	Intangible - in place leases	5,084	20 years	254	191

	Total	$206,774		$9,779	$7,334

Brighton Ski	Land	$10,220	n/a	$—	$—
	Leasehold interest	504	27 years	18	14
	Permit rights	1,686	41 years	41	31
	Ski lifts	8,395	20 years	420	315
	Buildings	11,680	34 years	344	258
	FF&E	3,223	5 years	644	483
	Intangible - in place leases	792	20 years	40	30

	Total	$36,500		$1,507	$1,131

Marinas International	Land	$20,337	n/a	$—	$—
	Land improvements	7,916	15 years	528	396
	Leasehold interests	43,337	34 years	1,286	964
	Buildings	12,934	34 years	381	285
	FF&E	19,654	5 years	3,931	2,948
	Floating docks	3,771	15 years	251	189
	Intangible - trade names	1,970	n/a	—	—
	Intangible - in place leases	2,549	16 years	159	119

	Total	$112,468		$6,536	$4,901

Premier Golf	Land	$9,675	n/a	$—	$—
	Land improvements	24,745	15 years	1,650	1,237
	Buildings	22,514	39 years	577	433
	FF&E	2,823	5 years	565	424
	Intangible - in place leases	1,209	20 years	60	45

	Total	$60,966		$2,852	$2,139

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

				Pro forma adjustments
Properties	Assets	Purchase price	Estimated useful life	Year ended December 31, 2005	Nine months ended September 30, 2006
EAGL Golf	Land	$22,489	n/a	$—	$—
	Land improvements	24,577	15 years	1,638	1,229
	Leasehold interests	5,019	41 years	122	92
	Buildings	8,331	39 years	214	160
	FF&E	3,482	5 years	696	522
	Intangible - trade name	10,822	n/a	—	—
	Intangible - in place leases	1,021	20 years	51	38

	Total	$75,741		$2,721	$2,041

Valencia & Talega	Land	$20,058	n/a	$—	$—
	Land improvements	26,279	15 years	1,752	1,314
	Buildings	11,603	39 years	297	223
	FF&E	874	5 years	175	131
	Intangible - in place leases	1,192	20 years	60	45

	Total	$60,006		$2,284	$1,713

Weston Hills	Land	$6,295	n/a	$—	$—
	Land improvements	13,980	15 years	932	699
	Buildings	14,282	39 years	366	275
	FF&E	1,501	5 years	300	225
	Intangible - in place lease	730	20 years	37	27

	Total	$36,788		$1,635	$1,226

Family Entertainment Centers	Land	$20,539	n/a	$—	$—
	Land improvements	6,307	15 years	421	315
	Leasehold interests	361	25 years	14	11
	Buildings	7,070	25 years	283	212
	FF&E	2,065	5 years	413	310
	Intangible - in place leases	805	30 years	27	20

	Total	$37,147		$1,158	$868

Bear Creek	Land improvements	$6,830	15 years	$455	$309
	Leasehold interest	2,680	80 years	34	19
	Buildings	1,091	39 years	28	18
	FF&E	952	5 years	190	129
	Intangible - in place lease	235	20 years	12	9

	Total	$11,788		$719	$484

Gatlinburg Sky Lift	Leasehold interest	$19,674	48 years	$404	$—
	Buildings	163	39 years	4	—
	FF&E	1,133	5 years	216	—

	Total	$20,970		$624	$—

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

Properties	Assets	Purchase price	Estimated useful life	Pro forma adjustments
				Year ended December 31, 2005	Nine months ended September 30, 2006
Cypress Mountain	Permit rights	$16,911	28 years	$604	$241
	Buildings	597	28 years	21	7
	Ski lifts	7,214	20 years	361	83
	FF&E	3,884	5 years	777	—
	Intangible - in place lease	839	20 years	42	14

	Total	$29,445		$1,805	$345

Harley-Davidson	Land	$999	n/a	$—	$—
	Building	5,651	39 years	145	38
	FF&E	199	5 years	40	—

	Total	$6,849		$185	$38

Hawaiian Falls	Land improvements	$3,123	15 years	$208	$61
	Leasehold interests	3,663	32 years	114	33
	Buildings	1,082	33 years	33	9
	FF&E	5,038	5 years	1,008	350

	Total	$12,906		$1,363	$453

Palmetto Hall	Land	$37	n/a	$—	$—
	Land improvements	3,204	15 years	214	—
	Buildings	4,188	39 years	107	—
	FF&E	731	5 years	146	—

	Total	$8,160		$467	$—

South Mountain	Land	$3,083	n/a	$—	$—
	Land improvements	8,616	15 years	574	315
	Buildings	1,401	39 years	36	11
	FF&E	386	5 years	77	27

	Total	$13,486		$687	$353

Bretton Woods	Land	$6,197	n/a	$—	$—
	Land improvements	5 4,524	15 years	301	138
	Buildings	25,620	39 years	657	301
	FF&E	12,139	5 years	2,428	1,133

	Total	$48,480		$3,386	$1,572

The above purchase price allocations, in some instances, are preliminary. The final allocations of purchase price may include other identifiable assets which may have varying estimated lives and could impact the amount of future depreciation or amortization expense.

(8)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s acquisition of the real estate investment properties.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(9)	Represents interest expense of $294,381 and $392,555 associated with two promissory notes signed in connection with the acquisition of Bretton Woods for the nine months ended September 30, 2006 and for the year ended December 31, 2005. One of the promissory notes bears interest at 5.77% with principal and interest totaling approximately $8.0 million due in June 2010 and the other bears interest at 5.20% with principal and interest of $390,507 due in June 2009.

In addition to the adjustments above, the pro forma adjustments include approximately $7.7 million and $10.3 million in interest expense associated with the $156.0 million financing to be obtained from a third-party lender and approximately $1.4 million and $1.9 million in interest expense associated with the $22.0 note payable in connection with the Six Flags transaction describe in Notes (b and e) above for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The pro forma adjustment also includes $400,500 and $534,000 for the amortization of debt acquisition fees associated with the loans for the nine months ended September 30, 2006 and for the year ended December 31, 2005, respectively.

(10)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (“the GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”). On October 11, 2005, the Company entered into a joint venture with Great Wolf and formed the GW Partnership that acquired two waterpark resorts, the Great Wolf Lodge in Wisconsin Dells, Wisconsin and the Great Wolf Lodge in Sandusky, Ohio (the “Great Wolf Properties”), both of which were previously owned and operated by Great Wolf. The Company contributed approximately $80.0 million to the GW Partnership for a 70% partnership interest in connection with the transaction and Great Wolf holds the remaining 30% interest in the partnership.

On March 1, 2006, the GW Partnership obtained previously anticipated debt financing on the properties for $63.0 million. The loan has a seven-year term with payments of interest only for the first three years with a fixed interest rate of 6.08%. The pro forma adjustment for the nine months ended September 30, 2006 represents the effect of interest expense in connection with the debt financing as if it had occurred on January 1, 2005.

The following estimated operating results of the Great Wolf Properties and equity in earnings of the Company are presented as if the investment had been made on January 1, 2005 (in thousands):

Year ended December 31, 2005
Revenues (hotel operations) (i)	$36,156
Hotel and property operating expenses (i)	(26,087)
Management & license fees (ii)	(2,531)
Depreciation and amortization (iii)	(4,261)
Interest expense including loan cost amortization of $ 63 (iv)	(3,893)

Pro forma net loss of the properties	$(616)

Allocation of loss to:
Great Wolf	$(978)

The Company	362
Less: amount recognized in historical results	(393)

Net pro forma income adjustment	$755

FOOTNOTES:

(i)	Amounts for the pro forma period for the year ended December 31, 2005 are derived from the unaudited combined statement of operations for the year ended December 31, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(ii)	A subsidiary of Great Wolf continues to operate the Great Wolf Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third-party.
(iii)	Depreciation and amortization of long-lived assets is based on the allocation of the base purchase price of the Properties of $114.5 million and closing costs.
(iv)	Interest expense is based on the debt financing on the properties up to $63.0 million obtained through a third-party lender for a term of seven years with a fixed interest rate of 6.08%. The loan is interest only for the first three years with principal and interest payments thereafter.

The net cash flows of the GW Partnership are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(11)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The Company invested approximately $71.2 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property and IFGC.

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2005 (in thousands):

Year ended December 31, 2005
Revenue (net rental revenues under triple-net leases) (i)	$25,268
Depreciation and amortization (ii)	(6,978)
Interest expense including loan cost amortization of $151(iii)	(9,710)

Pro forma net income of the DMC Property and IFGC	$8,580

Allocation of income to:
DMC	$561

The Company	8,019
Less: amount recognized in historical results	(6,711)

Net pro forma income adjustment	$1,308

FOOTNOTES:

(i)	Amounts for the pro forma period ended December 31, 2005 are derived from the audited combined statement of operations for the period from February 14, 2005 through December 31, 2005 and were annualized as if the investment had been made on January 1, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(ii)	Depreciation and amortization of long-lived assets for the year ended December 31, 2005, is based on the audited combined statement of operations depreciated on the straight-line method over each respective useful life.
(iii)	Interest expense is based on the debt financing on WTC and IFDC in the aggregate approximate amount of $160.0 million obtained through a third-party lender. The term for WTC is for approximately 28 years with a fixed interest rate of 6.037% and monthly principal and interest payment of $889,146. The term for IFDC is for nine years with a fixed interest rate of 5.45% and monthly and principal payment of $110,664.

Cash flows are distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated 50% to each partner. The Company records its share of equity in earnings of the DMC Partnership using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

(12)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor in connection with the Company’s unconsolidated investments. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(13)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective pro forma periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions at the beginning of the pro forma periods and that those shares of common stock were outstanding for the entire pro forma periods presented.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2006	December 31, 2005
ASSETS

Real estate investment properties under operating leases, net	$148,881,005	$20,952,902
Investments in unconsolidated entities	178,177,539	207,150,838
Mortgages and other notes receivable	54,139,185	3,171,083
Cash	176,685,210	93,804,681
Restricted cash	619,703	—
Short-term investment	8,000,000	—
Accounts and other receivables	2,250,532	72,715
Distributions receivable from unconsolidated entities	2,940,660	4,873,746
Prepaid expenses and other assets	11,150,555	6,769,142

Total Assets	$582,844,389	$336,795,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

Due to affiliates	$9,354,008	$7,057,233
Line of credit	8,396,184	4,503,563
Notes payable	6,837,892	—
Security deposits	3,050,449	—
Accounts payable and accrued expenses	1,113,524	602,481

Total Liabilities	28,752,057	12,163,277

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $ .01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share One billion shares authorized; 65,216,726 and 38,002,550 shares issued and 65,069,731 and 37,978,357 shares outstanding as of September 30, 2006 and December 31, 2005, respectively	650,697	379,784
Capital in excess of par value	565,796,837	329,620,995
Accumulated earnings	20,795,843	5,900,168
Accumulated distributions	(32,759,455)	(11,269,117)
Accumulated other comprehensive loss	(391,590)	—

	554,092,332	324,631,830

Total Liabilities and Stockholders’ Equity	$582,844,389	$336,795,107

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Rental income from operating leases	$4,705,241	$—	$7,529,142	$—
Interest income on mortgages and other notes receivable	1,873,594	1,417	3,955,014	1,417

Total revenue	6,578,835	1,417	11,484,156	1,417

Expenses:
Asset management fees to advisor	1,414,788	811,193	3,634,063	1,802,145
General and administrative	1,945,024	800,284	4,407,073	1,755,042
Depreciation and amortization	2,542,266	—	3,718,961	—

Total expenses	5,902,078	1,611,477	11,760,097	3,557,187

Operating income (loss)	676,757	(1,610,060)	(275,941)	(3,555,770)

Other income (expense):
Interest and other income	1,783,266	442,126	4,941,469	799,195
Interest expense and loan cost amortization	(248,288)	(19,647)	(419,601)	(44,163)
Equity in earnings of unconsolidated entities	3,828,678	2,979,572	10,649,748	7,461,670

Total other income	5,363,656	3,402,051	15,171,616	8,216,702

Net income	$6,040,413	$1,791,991	$14,895,675	$4,660,932

Earnings per share of common stock (basic and diluted)	$0.10	$0.09	$0.28	$0.29

Weighted average number of shares of common stock outstanding (basic and diluted)	61,073,005	21,031,765	53,077,692	15,944,406

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME (LOSS)

For the Nine Months Ended September 30, 2006 and Year Ended December 31, 2005

(UNAUDITED)

	Common Stock		Capital in Excess of Par Value	Accumulated Earnings	Accumulated Distributions	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Comprehensive Income (Loss)
	Number of Shares	Par Value
Balance at December 31, 2004	8,838,978	$88,390	$76,719,939	$(683,263)	$(1,172,688)	$—	$74,952,378
Subscriptions received for common stock through public offering and reinvestment plan	29,163,572	291,636	290,881,372	—		—	291,173,008
Redemption of common stock	(24,193)	(242)	(229,592)	—		—	(229,834)
Stock issuance and offering costs	—	—	(37,750,724)	—		—	(37,750,724)
Net income	—	—	—	6,583,431	—	—	6,583,431
Distributions, declared and paid ($0.5354 per share)	—	—	—	—	(10,096,429)	—	(10,096,429)

Balance at December 31, 2005	37,978,357	$379,784	$329,620,995	$5,900,168	$(11,269,117)	$—	$324,631,830

Subscriptions received for common stock through public offering and reinvestment plan	27,214,176	272,141	271,446,519	—		—	271,718,660
Redemption of common stock	(122,802)	(1,228)	(1,163,018)	—		—	(1,164,246)
Stock issuance and offering costs			(34,107,659)	—		—	(34,107,659)
Net income	—	—	—	14,895,675		—	14,895,675	$14,895,675
Distributions, declared and paid ($0.4147 per share)	—	—	—	—	(21,490,338)	—	(21,490,338)
Foreign currency translation adjustment	—	—	—	—	—	(391,590)	(391,590)	(391,590)

Total comprehensive income								$14,504,085

Balance at September 30, 2006	65,069,731	$650,697	$565,796,837	$20,795,843	$(32,759,455)	$(391,590)	$554,092,332

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Increase (decrease) in cash:
Operating activities:
Net cash provided by operating activities	$21,135,321	$1,136,796

Investing activities:
Acquisition of real estate	(119,239,877)	—
Investments in unconsolidated entities	(14,719,858)	(73,503,837)
Distribution of loan proceeds from unconsolidated entity	43,702,314	—
Investments in mortgage loan receivable, net of repayment	(48,800,000)	(3,000,000)
Decrease in deposits on properties	100,000	—
Acquisition fees and costs	(11,992,914)	(13,111,916)
Short-term investment	(8,000,000)	—
Increase in restricted cash	(619,703)	—

Net cash used in investing activities	(159,570,038)	(89,615,753)

Financing activities:
Subscriptions received from stockholders	271,718,660	160,387,575
Redemptions	(1,164,246)	—
Stock issuance costs	(31,112,193)	(19,771,024)
Borrowings under line of credit, net of payments	3,892,621	2,784,299
Payment of loan costs	(137,668)	(38,050)
Distributions to stockholders	(21,490,338)	(6,092,865)

Net cash provided by financing activities	221,706,836	137,269,935

Effect of exchange rate fluctuation on cash	(391,590)	—

Net increase in cash	82,880,529	48,790,978
Cash at beginning of period	93,804,681	36,710,117

Cash at end of period	$176,685,210	$85,501,095

Supplemental disclosure of non-cash investing activities:
Amounts incurred but not paid (included in due to affiliates):
Acquisition fees and costs	$867,267	$—

Allocation of acquisition fees to real estate investments	$4,949,610	$—

Allocation of acquisition fees to mortgages and other notes payable	$2,072,000	$—

Allocation of acquisition fees to investments in unconsolidated entities	$—	$3,583,567

Supplemental disclosure of non-cash financing activities:
Amounts incurred but not paid (included in due to affiliates):
Offering and stock issuance costs	$1,336,185	$1,640,481

Redemption of stock received but not paid	$—	$229,834

See accompanying notes to condensed consolidated financial statements.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

1.	Organization and Nature of Business:

CNL Income Properties, Inc. (the “Company”) was organized in Maryland on August 11, 2003. The Company operates and has elected to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes. Various wholly-owned subsidiaries have been and will be formed by the Company for the purpose of acquiring and owning direct or indirect interests in real estate. The Company was formed primarily to acquire directly and indirectly properties in the United States that will be leased on a long-term (generally five to 20-years, plus multiple renewal options), triple-net or gross basis to tenants or operators who are significant industry leaders. To a lesser extent, the Company also leases properties to taxable REIT subsidiary (“TRS”) tenants and engages independent third-party managers to operate those properties. The asset classes in which the Company is most likely to invest or has invested include the following:

•	Property leased to dealerships

•	Campgrounds or recreational vehicle (“RV”) parks

•	Health clubs

•	Parking lots

•	Merchandise marts

•	Destination retail and entertainment centers

•	Marinas

•	Ski resorts, including real estate in and around ski resorts such as ski-in/ski-out alpine villages, lodging and other related properties

•	Golf courses and golf resorts, including real estate in and around golf courses

•	Amusement parks, waterparks and family entertainment centers, which may include lodging facilities

•	Real estate in and around lifestyle communities

•	Vacation ownership interests

•	Other attractions, such as sports-related venues, and cultural facilities such as visual and performing arts centers, zoological parks or aquariums.

The Company may also make or acquire loans (mortgage, mezzanine and other loans) or other permitted investments related to interests in real estate and may purchase equity and other interests in financings. In addition, the Company may invest up to 10% of its assets in businesses that provide services, or are otherwise ancillary, to the types of properties in which it is permitted to invest. As of September 30, 2006, the Company has invested in retail and commercial properties at seven resort villages, one merchandise mart, two waterpark resorts, two outdoor waterparks, three golf courses, one dealership, one sky lift attraction, two ski properties and has three outstanding loans.

2.	Significant Accounting Policies:

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the Company’s results for the interim period presented. Operating results for the quarter and nine months ended September 30, 2006 may not be indicative of the results that may be expected for the year ending December 31, 2006. Amounts as of December 31, 2005 included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date, but do not include all disclosures required by accounting principles generally accepted in the United States of America. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

Principles of Consolidation – The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”) and Emerging Issues Task Force Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”), or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46”). All significant intercompany balances and transactions have been eliminated in consolidation.

Investment in Unconsolidated Entities – The equity method of accounting is applied with respect to investments in entities in which the Company has determined that consolidation is not appropriate under FIN 46, SOP 78-9 or EITF 04-5. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the entities is due to acquisition fees and expenses paid to affiliates which have been allocated to the Company’s investment. These amounts are amortized over the estimated useful life of the underlying real estate tangible assets when the properties were acquired. The Company records its equity in earnings of the entities under the hypothetical liquidation at book value method of accounting. Under this method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

Allocation of Purchase Price for Acquisition of Properties – The Company allocates the purchase price of properties to tangible and intangible assets acquired and liabilities assumed as provided by Statement of Financial Accounting Standard (“SFAS”) No. 141, “Business Combinations.” For each acquisition, the Company assesses the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, and the above or below market lease values based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

Real Estate Investment Properties – Real estate properties are generally comprised of land, buildings and improvements, leasehold interests, and equipment and are recorded at historical cost. Depreciation is computed using the straight-line method of accounting over the estimated useful lives of the related assets. Buildings and improvements are depreciated over the lesser of 39 years or the remaining life of the ground lease including renewal options and leasehold interests and equipment are depreciated over their estimated useful lives. When the properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected in the Company’s results of operations.

Intangible Assets – Amortization of intangible assets, such as in-place leases and above and below market leases, are computed using the straight-line method of accounting over the lease term. Intangible assets with indefinite lives are not amortized. Intangible assets have been included in prepaid expenses and other assets in the accompanying unaudited condensed consolidated balance sheet and totaled approximately $1.1 million as of September 30, 2006. Amortization expense related to intangible assets was $17,393 during the nine months ended September 30, 2006.

Asset Retirement Obligation – In accordance with SFAS No. 143, “Asset Retirement Obligations”, the Company records the fair value of the liability for an asset retirement obligation to the extent it is estimatable in the period in which it is acquired with a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement costs included in the carrying amount of the related asset are depreciated over the estimated useful life of the related asset.

Lease Accounting – The Company’s leases are accounted for under the provisions of SFAS No. 13, “Accounting for Leases,” and have been accounted for as operating leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

2.	Significant Accounting Policies (Continued):

Restricted Cash – Certain amounts of cash are restricted to fund capital expenditures for the Company’s real estate investment properties. The Company’s restricted cash balances as of September 30, 2006 and December 31, 2005 were $619,703 and zero dollars, respectively.

Short-Term Investment – The Company holds a certificate of deposit that earns interest at a rate of 5.189% and matures on April 20, 2007. The certificate secures a letter of credit which is pledged as collateral for a note payable as described in Note 8. The Company did not have any short-term investments at December 31, 2005.

Distributions Receivable – In accordance with the partnership agreements governing the unconsolidated entities in which the Company has invested, at the end of each quarter the partner distributions are calculated for the period and the partnership is obligated to make those distributions generally within 45 days after the quarter end. As such, the Company has recorded its share of the distributions receivable from its unconsolidated entities.

Mortgages and Other Notes Receivable – Mortgages and other notes receivable are recorded at the lower of cost or market. Whenever future collection of a specific note appears doubtful, a valuation allowance will be established. The allowance represents the difference between the carrying value and the amount expected to be received. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income when collected. At this time the Company has not established a valuation allowance on its loans as collection is expected to occur.

Loan origination and other fees received by the Company in connection with making the loans are recorded as a reduction of the note receivable and amortized into interest income over the initial term of the loan. The Company records acquisition fees incurred in connection with making the loans as part of the mortgages and other notes receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes.

Reclassifications – Certain prior period amounts in the condensed consolidated financial statements have been reclassified to conform to the current period presentation.

New Accounting Pronouncements – In July 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, “Accounting for Income Taxes”. The interpretation clearly excludes income tax positions related to FASB Statement No. 5, “Accounting for Contingencies.” The Company will adopt the provisions of this statement beginning in the first quarter of 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on January 1, 2007. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial position or results of operations.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

3.	Real Estate Investment Properties:

During the nine months ended September 30, 2006, the Company acquired the following real estate investment properties and entered into long-term triple-net leases with third-party tenants:

Property	Location	Date of Acquisition	Purchase Price
Hawaiian Falls Waterparks	Garland and The Colony, Texas	4/21/06	$12,125,000
Route 66 Harley-Davidson Dealership	Tulsa, Oklahoma	4/27/06	6,500,000
Palmetto Hall Plantation Club	Hilton Head, South Carolina	4/27/06	7,600,000
Cypress Mountain Ski Area	Vancouver, British Columbia	5/30/06	27,500,000
Raven Golf Club at South Mountain	Phoenix, Arizona	6/09/06	12,750,000
Bretton Woods Mountain Resort	Bretton Woods, New Hampshire	6/23/06	45,000,000
Bear Creek Golf Course	Dallas, Texas	9/08/06	11,100,000

Total			$122,575,000

As of September 30, 2006 and December 31, 2005, real estate investment properties under operating leases consisted of the following:

	September 30, 2006	December 31, 2005

Land & land improvements	$37,027,088	$—
Leasehold interest	41,940,296	19,674,026
Buildings	41,639,208	162,700
Equipment	31,993,205	1,133,400
Less: accumulated depreciation	(3,718,792)	(17,224)

	$148,881,005	$20,952,902

4.	Investment in Unconsolidated Entities:

As of September 30, 2006 and December 31, 2005, the Company owned investments in unconsolidated entities accounted for under the equity method of accounting with carrying values totaling approximately $178.2 million and $207.2 million, respectively. The unconsolidated entities are engaged in the business of owning and leasing real estate. The Company contributed approximately $11.8 million to the DMC Partnership during the nine months ended September 30, 2006 for the expansion of the DMC property as further discussed in Note 12. Additionally, during the nine months ended September 30, 2006, the Company received a distribution of approximately $43.7 million representing its share of proceeds from the $63.0 million debt financing obtained by the Wolf Partnership. As of September 30, 2006 and December 31, 2005, the Company had distributions receivable of approximately $2.9 million and $4.9 million, respectively from its unconsolidated entities.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

4.	Investment in Unconsolidated Entities (Continued):

Under the hypothetical liquidation at book value method of accounting, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value. The following presents the condensed financial information for the unconsolidated entities for the quarter and nine months ended September 30, 2006 and 2005 (in thousands):

	Quarter Ended September 30, 2006
	Wolf Partnership	DMC Partnership	Intrawest Venture	Total
Revenue	$11,621	$6,585	$3,900	$22,106
Property operating expenses	(8,050)	(172)	(2,015)	(10,237)
Depreciation & amortization expenses	(1,676)	(1,942)	(1,358)	(4,976)
Interest expense & loan cost amortization	(1,015)	(2,096)	(1,404)	(4,515)
Interest and other income	4	5	129	138

Net income (loss)	$884	$2,380	$(748)	$2,516

Income (loss) allocable to other venture partners (1)	$269	$(83)	$(1,783)	$(1,597)

Income allocable to the Company (1)	$615	$2,463	$1,035	$4,113
Amortization of capitalized costs	(102)	(120)	(62)	(284)

Equity in earnings of unconsolidated entities	$513	$2,343	$973	$3,829

Distributions declared to the Company (2)	$—	$2,815	$1,144	$3,959

Distributions received by the Company (2)	$—	$2,694	$1,282	$3,976

	Quarter Ended September 30, 2005
	Wolf Partnership (3)	DMC Partnership	Intrawest Venture	Total
Revenue	$—	$6,155	$4,161	$10,316
Property operating expenses	—	(139)	(1,651)	(1,790)
Depreciation & amortization expenses	—	(1,939)	(1,470)	(3,409)
Interest expense & loan cost amortization	—	(2,410)	(1,392)	(3,802)
Interest and other income	—	1	43	44

Net income (loss)	$—	$1,668	$(309)	$1,359

Loss allocable to other venture partners (1)	$—	$(347)	$(1,449)	$(1,796)

Income allocable to the Company (1)	$—	$2,015	$1,140	$3,155
Amortization of capitalized costs	—	(113)	(62)	(175)

Equity in earnings of unconsolidated entities	$—	$1,902	$1,078	$2,980

Distributions declared to the Company (2)	$—	$2,239	$1,455	$3,694

Distributions received by the Company (2)	$—	$1,598	$861	$2,459

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

4.	Investment in Unconsolidated Entities (Continued):

	Nine Months Ended September 30, 2006
	Wolf Partnership	DMC Partnership	Intrawest Venture	Total
Revenue	$30,832	$22,243	$12,206	$65,281
Property operating expenses	(23,641)	(603)	(5,761)	(30,005)
Depreciation & amortization expenses	(4,663)	(5,887)	(4,183)	(14,733)
Interest expense & loan cost amortization	(2,096)	(6,463)	(4,268)	(12,827)
Interest and other income	61	9	570	640

Net income (loss)	$493	$9,299	$(1,436)	$8,356

Income (loss) allocable to other venture partners (1)	$(309)	$2,258	$(4,927)	$(2,978)

Income allocable to the Company (1)	$802	$7,041	$3,491	$11,334
Amortization of capitalized costs	(131)	(373)	(180)	(684)

Equity in earnings of unconsolidated entities	$671	$6,668	$3,311	$10,650

Distributions declared to the Company (2)	$1,535	$7,963	$2,729	$12,227

Distributions received by the Company (2)	$3,517	$7,936	$2,707	$14,160

	Nine Months Ended September 30, 2005
	Wolf Partnership (3)	DMC Partnership	Intrawest Venture	Total
Revenue	$—	$14,555	$12,050	$26,605
Property operating expenses	—	(321)	(4,810)	(5,131)
Depreciation & amortization expenses	—	(4,614)	(4,325)	(8,939)
Interest expense & loan cost amortization	—	(5,727)	(4,290)	(10,017)
Interest and other income	—	1	63	64

Net income (loss)	$—	$3,894	$(1,312)	$2,582

Loss allocable to other venture partners (1)	$—	$(614)	$(4,693)	$(5,307)

Income allocable to the Company (1)	$—	$4,508	$3,381	$7,889
Amortization of capitalized costs	—	(291)	(136)	(427)

Equity in earnings of unconsolidated entities	$—	$4,217	$3,245	$7,462

Distributions declared to the Company (2)	$—	$4,508	$3,382	$7,890

Distributions received by the Company (2)	$—	$2,269	$2,153	$4,422

FOOTNOTES:

(1)	Income is allocated to the Company under the hypothetical liquidation at book value method of accounting.
(2)	The Company receives interest payments from a loan made to the Intrawest Venture in connection with two Canadian properties. These payments are reflected as distributions received from unconsolidated entities. The amount excludes the capital distribution of approximately $43.7 million from the Wolf Partnership during the nine months ended September 30, 2006 as discussed above.
(3)	The Wolf Partnership was formed in October 2005 and accordingly did not have operations during the quarter and nine months ended September 30, 2005.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

4. Investment in Unconsolidated Entities (Continued):

The following presents the condensed financial information for the unconsolidated entities as of September 30, 2006 and December 31, 2005 (in thousands):

	As of September 30, 2006
	Wolf Partnership	DMC Partnership	Intrawest Venture	Total
Real estate assets, net	$111,195	$249,280	$107,391	$467,866
Intangible assets, net	562	11,043	3,446	15,051
Other assets	6,589	8,479	7,385	22,453
Mortgages and other notes payable	63,000	154,439	79,914	297,353
Other liabilities	6,028	4,454	7,465	17,947
Partners’ capital	49,318	109,909	30,843	190,070

Difference between carrying amount of investment and the Company’s share of partners’ capital	2,718	5,928	3,241	11,887

Carrying amount of investment (1)	37,481	95,698	44,999	178,178

Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%

	As of December 31, 2005
	Wolf Partnership	DMC Partnership	Intrawest Venture	Total
Real estate assets, net	$101,485	$238,969	$110,128	$450,582
Intangible assets, net	689	11,286	4,138	16,113
Other assets	18,710	4,217	5,727	28,654

Mortgages and other notes payable	—	156,389	79,504	235,893

Other liabilities	9,284	3,953	6,886	20,123

Partners’ capital	111,600	94,130	33,603	239,333

Difference between carrying amount of investment and the Company’s share of partners’ capital	1,437	6,278	3,376	11,091

Carrying amount of investment (1)	79,557	83,419	44,175	207,151

Percentage of ownership at end of reporting period	70.0%	80.0%	80.0%

FOOTNOTES:

(1)	The carrying amount of the Company’s investment includes a loan made to the Intrawest Venture in connection with two Canadian properties.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

5.	Offerings and Stock Issuance Costs:

On April 16, 2004, the Company began the offering and sale of up to $2.0 billion in common stock (200 million shares of common stock at $10.00 per share) (the “1st Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. On March 31, 2006, the 1st Offering was terminated, and on April 4, 2006, the Company commenced a second offering for sale of up to $2.0 billion in common stock (200 million shares of common stock at $10.00 per share) (the “2nd Offering”), pursuant to a registration statement on Form S-11 under the Securities Act of 1933. The 2nd Offering is expected to continue until April 2008 unless terminated earlier. The Company incurs costs in connection with the offerings and issuance of shares, including filing fees, legal, accounting, printing, selling commissions, marketing support fees, due diligence expense reimbursements and escrow fees, which are deducted from the gross proceeds of the offerings. As of September 30, 2006, the Company has raised approximately $649.6 million in proceeds and incurred stock issuance costs of approximately $83.1 million in connection with the offerings.

6.	Mortgages and Other Notes Receivable:

On August 14, 2006, the Company received repayment of principal and interest on a $3.0 million mortgage loan from Consolidated Conversion, LLC. As of September 30, 2006, the Company has the following loans outstanding:

Borrower and Description of Property	Date of Loan Agreement	Maturity	Interest Rate		Loan Principal Amount	Accrued Interest
Plaza Partners, LLC (hotel conversion)	2/28/2006	2/28/2007	15.0	% (1)	$16,800,000	$122,500

Mizner Court Holdings, LP (condominium conversion)	3/10/2006	11/9/2007	LIBOR + 7.0	% (2)	$15,000,000	$113,025

Shorefox Development, LLC (lifestyle community development)	3/13/2006	3/10/2009	13.5	% (3)	$20,000,000	$—

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan requires monthly interest payments based on an annual percentage rate of 8.75% with the remaining 6.25% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower for up to two additional six-month periods. The loan is collateralized by a first mortgage on the property.
(2)	The loan was purchased from Column Financial, Inc., as former lender, to Mizner Court Holdings, LP. Mizner Court Holdings, LP is a partnership owned by a subsidiary of GE Capital called GEBAM, Inc. and by Stoltz Mizner Court, LP. The mezzanine loan is collateralized by a pledge of all the partnership interests in Mizner Court, LP and is guaranteed as to interest payments and as to completion by Morris L. Stoltz II.
(3)	Pursuant to the loan agreement, the Company agreed to provide financing up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of September 30, 2006, the Company had advanced $20.0 million. The loan requires interest payments based on an annual interest rate of 9.5% paid monthly with the remaining 4.0% becoming due and payable upon the loan’s maturity. The term of the loan may be extended by the borrower up to 12 months. The loan may not be prepaid during the first year. The loan is collateralized by a first mortgage on a portion of the Granby property. The loan is personally guaranteed by the principals of Shorefox Development, LLC until $10.0 million in infrastructure is completed. Loan origination fees of $400,000 were paid to the Company in connection with making this loan. This amount was recorded as a reduction in the value of the note receivable on the accompanying condensed consolidated balance sheet and is being amortized into interest income over the initial term of the loan.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

6.	Mortgages and Other Notes Receivable (Continued):

The Company records acquisition fees incurred in connection with making the loans as part of the mortgages and other notes receivable balance and amortizes the amounts as a reduction of interest income over the term of the notes. As of September 30, 2006 and December 31, 2005, acquisition fees, net of accumulated amortization, were $1,364,677 and $100,000, respectively and loan origination costs, net of accumulated amortization, were $325,323 and zero, respectively. The deferred portion of interest receivable as of September 30, 2006 and December 31, 2005, totaling $1,064,306 and $49,833, respectively, is also included in the mortgages and other notes receivable balance.

7.	Line of Credit:

On March 24, 2006, the Company obtained a $20.0 million revolving line of credit from Colonial Bank, N.A. The line of credit replaced a previously existing $5.0 million line of credit obtained from Branch Banking & Trust Company and is used for working capital , to temporarily fund distributions to stockholders and to bridge financing on real estate investments. The line of credit is unsecured and bears interest at a rate of 30-day LIBOR (approximately 5.32% on September 29, 2006) plus 2.25%. The line of credit has a term of two years with monthly payments of interest only and principal due at maturity on March 24, 2008. As of September 30, 2006, borrowings outstanding under the line of credit were approximately $8.4 million. The balance outstanding on the previous line of credit at December 31, 2005 was approximately $4.5 million. The terms of the line of credit require the Company to meet certain customary financial covenants and ratios including (a) a total permanent debt to total assets ratio of no more than 65%, (b) a tangible net worth of no less than $200.0 million and (c) a ratio of distributions to funds from operations of no more than 110%. The Company was in compliance with these covenants at September 30, 2006. Additionally, the Company is required to maintain a zero balance on the line of credit for a 30-day period during the first quarter of each year beginning in 2007.

8.	Notes Payable:

As of September 30, 2006 the Company had the following notes payable:

Description	Principal	Interest Rate	Terms
Note payable to seller in connection with the acquisition of Bretton Woods	$6,500,000	5.77%	All principal and interest due on June 19, 2010. The Company has obtained a letter of credit collateralized by an $8.0 million certificate of deposit.

	$ 337,892	5.20%	All principal and interest due on June 19, 2009.
Note payable to seller in connection

9.	Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with CNL Income Corp., which is both a stockholder of the Company and its advisor, and CNL Securities Corp., which is the managing dealer for the Company’s public offering. The Company’s chairman of the board indirectly owns a controlling interest in the parent company of the advisor. These affiliates receive fees and compensation in connection with the Company’s stock offerings and the acquisition, management and sale of the Company’s assets.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

9.	Related Party Arrangements (Continued):

During the quarters and nine months ended September 30, 2006 and 2005, CNL Securities Corp. earned fees and incurred reimbursable expenses as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Selling commissions	$5,199,756	$3,928,204	$17,790,744	$10,129,456
Marketing support fee & due diligence expense reimbursements	2,228,467	1,511,829	7,229,713	3,907,693

Total	$7,428,223	$5,440,033	$25,020,457	$14,037,149

The managing dealer is entitled to selling commissions of up to 6.5% and 7.0% of gross offering proceeds and marketing support fees of 2.5% and 3.0% of gross offering proceeds, in connection with the 1st and 2nd Offerings, respectively, as well as actual expenses of up to 0.10% incurred in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

During the quarters and nine months ended September 30, 2006 and 2005, the advisor and its affiliates earned fees and incurred reimbursable expenses as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Acquisition fees (1):
Acquisition fees from offering proceeds	$2,196,600	$1,857,935	$8,076,989	$4,814,081
Acquisition fees from debt proceeds	—	38,049	1,323,000	4,946,948

Total	2,196,600	1,895,984	9,399,989	9,761,029

Asset management fees (2):	1,414,788	811,193	3,634,063	1,802,145
Reimbursable expenses (3):
Offering costs (4)	1,106,663	4,628,079	9,087,202	8,602,835
Acquisition costs	795,148	498,579	2,148,156	1,077,662
Operating expenses (reimbursements)	563,783	303,945	934,837	784,536

Total	2,465,594	5,430,603	12,170,195	10,465,033

Total fees earned and reimbursable expenses	$6,076,982	$8,137,780	$25,204,247	$22,028,207

FOOTNOTES:

(1)	Acquisition fees for services in the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.
(2)	Asset management fees are 0.08334% per month of the Company’s “real estate asset value,” as defined in the Company’s prospectus dated April 4, 2006 and the outstanding principal amount of any mortgage loan as of the end of the preceding month.
(3)	The advisor and its affiliates are entitled to reimbursement of certain expenses incurred on behalf of the Company in connection with the Company’s organization, offering, acquisition, and operating activities. Pursuant to the advisory agreement, the Company will not reimburse the advisor any amount by which total operating expenses paid or incurred by the Company exceed the greater of 2.0% of average invested assets or 25.0% of net income (the “Expense Cap”) in any expense year as defined in the advisory agreement. For the expense year ended September 30, 2006, operating expenses did not exceed the Expense Cap.
(4)	In accordance with the Company’s amended and restated articles of incorporation, the total amount of certain offering, organizational and stock issuance costs that the Company pays may not exceed 13% of the aggregate offering proceeds. As of December 31, 2005, approximately $4.6 million in offering costs had been incurred in excess of the 13% limitation that subsequently became payable within the 13% cap as offering proceeds were received during the nine months ended September 30, 2006.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

9.	Related Party Arrangements (Continued):

Amounts due to affiliates for fees and expenses described above are as follows:

	September 30, 2006	December 31, 2005
Due to the advisor and its affiliates:

Offering expenses	$5,986,184	$3,136,789

Asset management fees	470,763	300,489

Operating expenses	317,722	734,970

Acquisition fees and expenses	867,267	1,318,983

Total	$7,641,936	$5,491,231

Due to CNL Securities Corp:

Selling commissions	$1,199,037	$1,131,002
Marketing support fees and due diligence expense reimbursements	513,035	435,000

Total	$1,712,072	$1,566,002

Total due to affiliates	$9,354,008	$7,057,233

The Company also maintains accounts at a bank in which the Company’s chairman and a member of its board of directors serve as directors and in which CNL Financial Group, an affiliate of the Advisor, is a stockholder. The Company has deposits of approximately $5.0 million at this bank as of September 30, 2006 and zero as of December 31, 2005.

10.	Redemption of Shares:

During the quarter and nine months ended September 30, 2006, the Company redeemed 61,994 and 122,802 shares for an average price of approximately $9.47 and $9.48 per share for a total of $587,320 and $1.2 million, respectively. As of September 30, 2006, the Company has redeemed a total of 146,995 shares, at an average price of approximately $9.48 per share, for a total of $1.4 million.

11.	Distributions:

The Company declared and paid distributions of approximately $21.5 million ($0.4147 per share) for the nine months ended September 30, 2006.

For the nine months ended September 30, 2006, approximately 74.9% of the distributions paid to the stockholders were considered ordinary income and approximately 25.1% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders are required to be or have been treated as a return of capital for purposes of calculating the stockholders’ return on their invested capital. The characterization of distributions declared for the quarter and nine months ended September 30, 2006 may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2006.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

12.	Commitments & Contingencies:

On October 12, 2005, the Company, through the DMC Partnership with DMC, entered into a memorandum of understanding and a development agreement to develop an approximately 500,000 square foot lighting center expansion (160,000 leasable square feet) at the Dallas Trade Mart (the “Trade Mart Expansion”) at the DMC property. The total construction costs are expected to be approximately $21.3 million. The Company’s total contribution to the DMC Partnership for the Trade Mart Expansion is estimated to be approximately $17.0 million and will be made in accordance with the current partnership structure. As of September 30, 2006, the Company had contributed approximately $15.3 million and its partner had contributed approximately $3.8 million. The remaining costs will be funded over the remainder of the development period. The Trade Mart Expansion is expected to be completed in early 2007 and will be leased to an affiliate of DMC.

As discussed in Note 6, on March 13, 2006, the Company agreed to provide financing to Shorefox Development, LLC up to $40.0 million in connection with the development of the infrastructure of an Orvis-branded lifestyle community in Granby, Colorado. As of September 30, 2006, the Company has advanced $20.0 million to the project and has committed to fund the remaining $20.0 million during the life of the loan.

In connection with the purchase of the resort village property located at Copper Mountain, Colorado, the CNL Retail Village Partnership agreed to pay additional future purchase consideration contingent upon the Copper Mountain property achieving certain levels of financial performance, as specified in the purchase and sale agreement. The amount of the contingent purchase price will be determined as of December 31, 2008, and in no event will it exceed $3.75 million. The Company has guaranteed the payment of the contingent purchase price to Intrawest on behalf of the CNL Retail Village Partnership.

In connection with the purchase of the Wolf Dells property and the Wolf Sandusky property, Great Wolf may receive an additional contingent purchase price of up to $3.0 million per waterpark resort if those properties achieve certain financial performance goals during 2007 and 2008. The amount of contingent purchase price will be determined during those years, and in no event will it exceed a total of $6.0 million for both properties.

The Company has committed to invest approximately $500,000 in improvements to the South Mountain property and $17.5 million for improvements at the Bretton Woods property over the next three years. As of September 30, 2006, the Company has spent approximately $374,000 for improvements at the South Mountain property.

13.	Subsequent Events:

The Company’s board of directors declared distributions of $0.0483 per share to stockholders of record at the close of business on October 1, 2006. The board of directors also declared a distribution of $0.0492 per share to stockholders of record at the close of business on November 1, 2006. These distributions are to be paid by December 31, 2006.

Subsequent to September 30, 2006, the Company acquired the following real estate investment properties, all of which have been leased on a long-term triple-net lease to third-party tenants:

Property	Location	Date of Acquisition	Purchase Price
Family Entertainment Centers	11 locations in various states	10/06/2006	$35.0 million
Weston Hills Country Club (1)	Weston, Florida	10/16/2006	35.0 million
Valencia Country Club (2)	Santa Clarita, California	10/16/2006	39.5 million
Talega Golf Club (2)	San Clemente, California	10/16/2006	17.5 million

Total			$127.0 million

FOOTNOTES:

(1)	Upon closing, the Company leased its interest in the Weston Hills property to an existing subsidiary of Heritage Golf, LLC (“Heritage Golf”) under a triple-net lease with an initial lease term of 20 years. Pursuant to the asset purchase agreement, Heritage Golf may receive a supplemental purchase price payment of up to $5.3 million if the Weston Hill property achieves certain financial performance goals in fiscal year 2009.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

13.	Subsequent Events (Continued):

(2)	The Company acquired Heritage West Coast, Inc. (“Heritage West Coast”), an entity formed by Heritage Golf that owns two golf courses: the Valencia Country Club, a private golf club located in Santa Clarita, California and Talega Golf Club, a public golf course located in San Clemente, California. In this acquisition, the Company acquired 100% of the outstanding shares of stock in Heritage West Coast, which is treated for US Federal Income Tax purposes as a corporation taxed under Subchapter C, Title 26 U.S.C. (a “C Corp”). As a result, there was determined to be approximately $2,000,000 of “non-REIT” earnings and profits (“E&P”) which will be distributed as taxable income to the Company’s shareholders sometime during January 2007. Due to the nature of the acquisition, the Company inherited Heritage West Coast’s bases in the underlying assets owned by Heritage West Coast. This could result in a contingent taxable gain (“Built-in Gain”) to the Company of approximately $23,000,000 should the assets be sold prior to the end of a mandated holding period of ten years. Upon closing, the Company leased its interest in the golf courses to Heritage Golf Master Lease, LLC, an entity formed by Heritage Golf to operate the golf courses under triple-net leases with an initial lease term of 20 years. Pursuant to the stock purchase agreement, Heritage Golf may receive supplemental purchase price payments of up to $8.6 million in aggregate, for both properties, if the properties achieve certain financial performance goals in fiscal year 2009.

On October 6, 2006, the Company entered into an agreement for a non-revolving construction line of credit for $20.0 million, including $2.5 million to be set aside as interest reserve, with Colonial Bank, N.A. The line of credit will be used to finance the expansion and improvements to the Bretton Woods Mountain Resort. The non-revolving line of credit is secured by a first real estate mortgage on the Bretton Woods Mountain Resort in New Hampshire and will bear interest at a rate of 30-day LIBOR plus 2.0%, have a term of three years with one one-year extension for a fee and will require monthly payments of interest only and principal due at maturity. The financing is expected to close by the end of fourth quarter 2006.

On October 5, 2006 and October 26, 2006, the Company entered into a commitment for two loans of approximately $16.5 million and $47.2 million with Sun Life Assurance Company of Canada. The $16.5 million loan will be secured by Palmetto Hall Plantation Club, Raven Golf Club at South Mountain and Bear Creek Golf Club and the $47.2 million loan will be secured by Valencia Country Club, Talega Golf Club and Weston Hills Country Club. The loans will bear interest annually, at a fixed rate of 6.18% and 6.33%, respectively, for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayments, on both loans, are prohibited for the first two years after which early repayment is subject to a prepayment fee. The Company has provided deposits of $165,450 and $471,500, respectively, in consideration to these commitments. The loans are expected to close by the end of fourth quarter of 2006.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2005

	Initial Costs			Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Description	Leasehold Interest	Buildings	Equipment	Improvements	Carrying Costs	Leasehold Interest	Buildings	Equipment	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on which depreciation in latest income statements is computed
Gatlinburg Sky Lift (sky lift attraction)	$19,674,026	$162,700	$1,133,400	$—	$—	$19,674,026	$162,700	$1,133,400	$20,970,126	$(17,224)	In 1953	12/22/2005	(1)
Gatlinburg, Tennessee

Transactions in real estate and accumulated depreciation during 2005 are as follows:

Balance at January 1, 2005	$—
Acquisitions	20,970,126
Accumulated depreciation	(17,224)
Balance at December 31, 2005	$20,952,902

FOOTNOTES:

(1)	Buildings and improvements are depreciated over 39 years. Leasehold improvements and equipment are depreciation over their estimated useful lives.

CNL INCOME PROPERTIES, INC. AND SUBSIDIARIES

SCHEDULE IV – MORTGAGE LOANS ON REAL ESTATE

December 31, 2005

Description	Interest Rate	Final Maturity Date (2)	Periodic Payment Term	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans subject to Delinquent Principal or Interest
Consolidated Conversions, LLC (hotel conversion)	15.0% annually (1)	4/30/2007	Monthly interest only payments with a balloon at maturity	n/a	$3,000,000	$3,000,000	$—

FOOTNOTES:

(1)	Pursuant to the loan agreement, the loan earns interest at a rate of 15% per year and requires monthly interest payments based on an annual percentage rate of 8.5% with the remaining 6.5% becoming due and payable upon the loan’s maturity. As of December 31, 2005, the receipt of approximately $50,000 in interest income has been deferred until maturity.
(2)	The loan matures on April 30, 2007 or earlier upon the sale of the condominium hotel units.

34

INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquiring a ski property from Cypress Recreations, LP. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions.”

Page
Cypress Bowl Recreations, LP

Unaudited Financial Statements as of March 31, 2006 and for Quarters Ended March 31, 2006 and 2005

Unaudited Balance Sheet	F – 41

Unaudited Statement of Income	F – 42

Unaudited Statement of Cash Flows	F – 43

Notes to the Unaudited Financial Statements	F – 44

Balance Sheets as of December 31, 2005 and 2004 and the related Statements of Income, Partner’s Capital and Accumulated Other Comprehensive Income (Loss), and Cash Flows for the years ended December 31, 2005 and 2004

F – 45

Independent Auditor’s Report	F – 46

Balance Sheet	F – 47

Statement of Income	F – 48

Statement of Partner’s Capital and Accumulated Other Comprehensive Income (Loss)	F – 49

Statement of Cash Flows	F – 50

Notes to the Financial Statements	F – 51

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquisition of the Palmetto Hall Plantation Club golf course property which is leased to a subsidiary of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions.”

INDEX TO OTHER FINANCIAL STATEMENTS (Continued)

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquisition of the Weston Hills Country Club golf course property from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the lease into which the Company has entered, see the “Business - Property Acquisitions.”

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquisition of the Heritage Golf Group West Coast, Inc. which owns two golf course properties, the Valencia Country Club and the Talega Golf Club, from an affiliate of Heritage Golf Group, LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business - Property Acquisitions.”

Page
Heritage Golf Group West Coast, Inc.	F – 111

Unaudited Financial Statements as of September 30, 2006 and for the Nine Months Ended September 30, 2006 and 2005

Unaudited Consolidated Balance Sheet	F – 111

Unaudited Consolidated Statements of Operations	F – 112

Unaudited Consolidated Statements of Stockholders’ Equity	F – 113

Unaudited Consolidated Statements of Cash Flows	F – 114

Notes to Unaudited Consolidated Financial Statements	F – 115

The following financial information is filed as part of the Prospectus Supplement as a result of the Company’s acquisition of the Booth Creek ski resort properties and the pending commercial space transaction with Booth Creek Ski Holdings, Inc. For information regarding these investments and the leases into which the Company has entered and will enter, see the “Business - Property Acquisitions, Pending Investments, and Mortgage Loans and Other Loans.”

The following financial information is filed as part of this Prospectus Supplement as a result of the Company’s acquisition with Marinas International and pending acquisition with Harborage Marina, LLC. For information regarding this investment and the leases into which the Company will enter, see the “Business – Property Acquisitions and Pending Investments.”

Page
Marinas International	F – 163

Interim Combined Financial Statements as of September 30, 2006 and 2005	F – 163

Interim Combined Balance Sheets	F – 165

Interim Combined Statements of Income and Comprehensive Income	F – 166

Interim Combined Statements of Owners’ Equity	F – 167

Interim Combined Statements of Cash Flows	F – 168

Notes to Interim Combined Financial Statements	F – 169

Combined Financial Statements for the Years Ended December 31, 2005 and 2004	F – 170

Independent Auditor’s Report	F – 171

Combined Balance Sheets	F – 172

Combined Statements of Income and Comprehensive Income	F – 173

Combined Statements of Owners’ Equity	F – 174

Combined Statements of Cash Flows	F – 175

Notes to Combined Financial Statements	F – 177

INDEX TO OTHER FINANCIAL STATEMENTS (Continued)

Page
Harborage Marina, LLC	F – 188

Interim Financial Statement as of September 30, 2006 and 2005	F – 188

Interim Balance Sheets	F – 190

Interim Statements of Income and Members’ Deficit	F – 191

Interim Statements of Cash Flows	F – 192

Notes to Interim Financial Statements	F – 193

Financial Statements as of December 31, 2005 and 2004	F – 194

Independent Auditors’ Report	F – 195

Balance Sheets	F – 196

Statements of Income and Members’ Deficit	F – 197

Statements of Cash Flows	F – 198

Notes to Financial Statements	F – 199

The following financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of seven golf course properties from Evergreen Alliance Golf Limited, LP. For information regarding this investment and the leases into which the Company has entered, see the “Business – Property Acquisitions.”

Page
EAGL Golf Course Properties Sold to CNL Income Properties, Inc.	F – 203

Unaudited Combined Consolidated Financial Statement as of September 24, 2006 and for the nine month period ended September 24, 2006 and September 25, 2005	F – 204

Combined Consolidated Balance Sheets	F – 205

Combined Consolidated Statements of Operations	F – 206

Combined Consolidated Statements of Owners’ Equity	F – 207

Combined Consolidated Statements of Cash Flows	F – 208

Notes to Combined Consolidated Financial Statements	F – 209

Combined Consolidated Financial Statements as of December 25, 2005 and December 26, 2004 and for each of the three years in the period ended December 25, 2005	F – 220

Report of Independent Auditors	F – 222

Combined Consolidated Balance Sheets	F – 223

Combined Consolidated Statements of Operations	F – 224

Combined Consolidated Statements of Owners’ Equity	F – 225

Combined Consolidated Statements of Cash Flows	F – 226

Notes to Combined Consolidated Financial Statements	F – 227

INDEX TO OTHER FINANCIAL STATEMENTS (Continued)

The following financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of six golf course properties from Premier Golf Management, Inc. For information regarding this investment and the leases into which the Company has entered, see the “Business – Property Acquisitions.”

Page
Premier Golf Management, Inc. and Subsidiaries

Interim Consolidated Financial Statement as of September 30, 2006 and 2005	F – 238

Consolidated Balance Sheets	F – 238

Consolidated Statements of Operations	F – 239

Consolidated Statements of Cash Flows	F – 240

Notes to Consolidated Financial Statements	F – 241

Consolidated Financial Statements for the Year Ended December 31, 2005	F – 242

Report of Independent Auditors	F – 244

Consolidated Balance Sheets	F – 245

Consolidated Statements of Shareholders’ Equity (Deficit)	F – 246

Consolidated Statements of Operations	F – 247

Consolidated Statements of Cash Flows	F – 248

Notes to Consolidated Financial Statements	F – 249

Consolidated Supplementary Information	F – 262

Consolidated Financial Statements for the Year Ended December 31, 2004

Report of Independent Auditors	F – 269

Consolidated Balance Sheets	F – 270

Consolidated Statements of Shareholders’ Equity (Deficit)	F – 271

Consolidated Statements of Operations	F – 272

Consolidated Statements of Cash Flows	F – 273

Notes to Consolidated Financial Statements	F – 274

Consolidated Supplementary Information	F – 286

Consolidated Financial Statements for the Year Ended December 31, 2003

Report of Independent Auditors	F – 292

Consolidated Balance Sheets	F – 293

Consolidated Statements of Shareholders’ Equity (Deficit)	F – 294

Consolidated Statements of Operations	F – 295

Consolidated Statements of Cash Flows	F – 296

Notes to Consolidated Financial Statements	F – 297

Consolidated Supplementary Information	F – 311

INDEX TO OTHER FINANCIAL STATEMENTS (Continued)

The following financial information is filed as a part of this Prospectus Supplement as a result of the Company’s pending acquisition of seven Six Flags Inc. theme park properties from PARC Management, LLC. For information regarding this investment and the leases into which the Company expects to enter into, see the “Business – Pending Investments.”

Page
Selected Parks Operations of Six Flags, Inc.

Combined Financial Statements for the Years Ended December 31, 2006, 2005 and 2004	F – 313

Independent Auditors’ Report	F – 315

Combined Balance Sheets	F – 316

Combined Statements of Income	F – 317

Combined Statements of Group Equity	F – 318

Combined Statements of Cash Flows	F – 319

Notes to Combined Financial Statements	F – 320

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of Brighton Ski Resort from a subsidiary of Boyne USA, Inc. (“Boyne”). For information regarding this investment and the lease into which the Company has entered, see the “Business – Property Acquisitions.”

Brighton Ski Resort	F – 331

Summarized Financial Information	F – 331

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of the Bretton Woods Mountain Resort. For information regarding this investment and the leases into which the Company has entered, see the “Business – Property Acquisitions.”

The Bretton Woods Property	F – 332

Summarized Financial Information	F – 332

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of 11 family entertainment center properties from Trancas Capital LLC. For information regarding this investment and the leases into which the Company has entered, see the “Business – Property Acquisitions.”

Family Entertainment Centers	F – 333

Summarized Financial Information	F – 333

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED BALANCE SHEET

MARCH 31, 2006 AND DECEMBER 31, 2005

ASSETS
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$3,356,912	$736,509
Accounts receivable	70,065	142,442
Inventories	94,212	209,409
Prepaids	141,689	249,372

Total current assets	3,662,878	1,337,732

PROPERTIES, FACILITIES, AND EQUIPMENT, net	8,331,795	8,524,337

DEFERRED TAX ASSET	57,466	57,466

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization
	7,620,486	7,689,044

Total assets	$19,672,625	$17,608,579

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,515,200	$1,621,337
Current portion of long term obligations and allocated senior debt	—	117,782
Allocated Income tax payable	1,266,974	1,004,986
Deferred revenue	53,268	926,098

Total current liabilities	2,835,442	3,670,203

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	5,135,395	4,096,948

COMMITMENTS AND CONTINGENCIES

PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	4,475,591	2,574,730
Accumulated other comprehensive income	2,490,036	2,530,537

	11,701,788	9,841,428

	$19,672,625	$17,608,579

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF INCOME

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
RESORT AND RETAIL REVENUES	$6,950,852	$3,934,130

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	2,783,035	1,369,523

UNALLOCATED OPERATING EXPENSES
General and administrative	402,431	252,785
Selling and marketing	98,426	58,898
Depreciation and amortization	394,147	341,034

	895,004	652,717

OTHER INCOME (EXPENSE)
Interest expense	(105,378)	(78,788)

	(105,378)	(78,788)

NET INCOME BEFORE INCOME TAXES	3,167,435	1,833,102

INCOME TAX EXPENSE	1,266,974	733,241

NET INCOME	$1,900,461	$1,099,861

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

UNAUDITED STATEMENT OF CASH FLOWS

QUARTERS ENDED MARCH 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,900,461	$1,099,861
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	394,147	341,034
Loss on sale of equipment	—	8,299
Change in operating assets and liabilities:
Accounts receivable	72,377	46,469
Inventories	115,197	24,406
Prepaids	107,683	78,789
Accounts payable and accrued liabilities	(106,137)	(410,472)
Accrued income taxes	261,988	581,429
Deferred revenue	(872,830)	(1,280,797)

	1,872,886	489,018

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(133,047)	—

	(133,047)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances to parent	740,409	(1,023,831)

	740,409	(1,023,831)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	140,155	(32,698)

CHANGE IN CASH AND CASH EQUIVALENTS	2,620,403	(567,511)

CASH AND CASH EQUIVALENTS
Beginning of year	736,509	1,174,776

End of year	$3,356,912	$607,265

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2006

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005 and 2004, and the related statement of income, statement of partner’s capital and accumulated other comprehensive income (loss) and statement of cash flows for the years ended December 31, 2005 and 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CYPRESS BOWL RECREATIONS

LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

INDEPENDENT AUDITOR’S REPORT

and

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITOR’S REPORT

To the Partners

Cypress Bowl Recreations Limited Partnership

(A wholly owned subsidiary of Boyne USA, Inc.)

We have audited the accompanying balance sheets of Cypress Bowl Recreations Limited Partnership (the Company) (a wholly owned subsidiary of Boyne USA, Inc.) as of December 31, 2005 and 2004, and the related statements of income, partner’s capital and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cypress Bowl Recreations Limited Partnership at December 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP
Seattle, Washington
March 27, 2006

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

BALANCE SHEET

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$736,509	$1,174,776
Accounts receivable	142,442	101,846
Inventories	209,409	157,458
Prepaids	249,372	375,568

Total current assets	1,337,732	1,809,648

PROPERTY, FACILITIES, AND EQUIPMENT, net	8,524,337	8,002,697

DEFERRED TAX ASSETS	57,466	—

OTHER LONG TERM ASSETS
Park use permit, net of accumulated amortization of $1,328,944 and $1,053,990	7,689,044	7,965,345

Total assets	$17,608,579	$17,777,690

LIABILITIES AND PARTNER’S CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,621,337	$1,013,325
Current portion of long term obligations and allocated senior debt	117,782	39,085
Income tax payable	1,004,986	151,812
Deferred revenue	926,098	2,466,144

Total current liabilities	3,670,203	3,670,366

DEFERRED TAX LIABILITY	—	142,705

LONG TERM OBLIGATIONS AND ALLOCATED SENIOR DEBT, net of current portion	4,096,948	5,674,778

COMMITMENTS AND CONTINGENCIES (Note 5)

PARTNER’S CAPITAL
Partner’s contributed capital	4,736,161	4,736,161
Retained earnings	2,574,730	1,367,508
Accumulated other comprehensive income	2,530,537	2,186,172

	9,841,428	8,289,841

	$17,608,579	$17,777,690

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF INCOME

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
RESORT AND RETAIL REVENUES	$9,236,066	$9,491,104

RESORT AND RETAIL OPERATIONS EXPENSE, INCLUDING DIRECT PAYROLL	4,312,227	5,033,743

UNALLOCATED OPERATING EXPENSES
General and administrative	943,642	956,667
Selling and marketing	203,150	201,188
Depreciation and amortization	1,424,313	1,532,133

	2,571,105	2,689,988

OTHER INCOME (EXPENSE)
Unrealized foreign exchange gain (loss)	—	(202,346)
Interest expense	(340,697)	(350,333)

	(340,697)	(552,679)

NET INCOME BEFORE INCOME TAXES	2,012,037	1,214,694

FOREIGN INCOME TAX EXPENSE (BENEFIT)
Current	1,004,986	196,212
Deferred	(200,171)	(35,845)

	804,815	160,367

NET INCOME	$1,207,222	$1,054,327

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF PARTNER’S CAPITAL AND

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Partner’s Contributed Capital	Retained Earnings	Comprehensive Income	Accumulated Other Comprehensive Income	Total
BALANCE, December 31, 2003	$4,736,161	$313,181		$1,536,473	$6,585,815

Net income	—	1,054,327	$1,054,327	—	1,054,327

Foreign currency translation adjustment	—	—	649,699	649,699	649,699

Comprehensive income	—	—	$1,704,026	—	—

BALANCE, December 31, 2004	4,736,161	1,367,508		2,186,172	8,289,841

Net income	—	1,207,222	$1,207,222	—	1,207,222

Foreign currency translation adjustment	—	—	344,365	344,365	344,365

Comprehensive income	—	—	$1,551,587	—	—

BALANCE, December 31, 2005	$4,736,161	$2,574,730		$2,530,537	$9,841,428

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,207,222	$1,054,327
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation and amortization	1,424,313	1,532,133
Gain on sale of equipment	(29,641)	—
Unrealized foreign exchange loss	—	202,346
Deferred income taxes	(200,171)	(35,845)
Change in operating assets and liabilities:
Accounts receivable	(36,638)	43,213
Inventories	(46,032)	87,124
Prepaids	135,682	(97,249)
Accounts payable and accrued liabilities	564,852	(485,025)
Accrued income taxes	853,174	—
Deferred revenue	(1,589,164)	1,010,307

	2,283,597	3,311,331

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of facilities and equipment	(1,406,604)	(457,507)
Proceeds from sale of equipment	29,641	—

	(1,376,963)	(457,507)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long term obligations and allocated senior debt	(1,577,830)	(3,416,606)
Net advances to parent	—	(257,107)

	(1,577,830)	(3,673,713)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	232,929	461,166

CHANGE IN CASH AND CASH EQUIVALENTS	(438,267)	(358,723)

CASH AND CASH EQUIVALENTS
Beginning of year	1,174,776	1,533,499

End of year	$736,509	$1,174,776

SUPPLEMENTAL INFORMATION
Cash paid during the year for interest	$339,627	$1,314,277

Assets acquired under capital lease agreements	$75,708	$—

See accompanying notes.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination

Operations - Cypress Bowl Recreations Limited Partnership (“Cypress” or the “Company”), a British Columbia, Canada, Limited Partnership, own and operate a year-round mountain resort facility in Vancouver, British Columbia. Cypress’ facilities are located on land owned by the Canadian Provincial Parks and operations are carried out under a Special Use Permit subject to certain terms and limitations (Note 6).

Cypress Bowl Recreations Limited Partnership is a wholly owned subsidiary of Boyne USA, Inc. and subsidiaries (collectively “Boyne USA” or the “Parent”). Boyne USA, through its wholly owned subsidiaries, is a multi-dimensional organization operating in the resort and recreation industry. Boyne USA owns and operates seasonal and year-round facilities consisting of ski, golf, lodging, restaurant, retail and other property management. During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. whereby CNL agreed to acquire the resort assets of the Cypress and related park use permit operating rights (Note 10).

Cypress’ operations are not accounted for as a separate entity within the organization of the Parent. The accompanying financial statements of Cypress are carved out of the Parent’s consolidated financial statements and have been prepared on a historical cost basis under established accounting methods, practices, procedures and policies and the accounting judgments and estimation methodologies of the Parent. These financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have resulted if Cypress had been operated as a stand alone entity. Management believes the judgments made in preparing these financial statements were reasonable.

In order to reflect all of Cypress’s costs of operations, these financial statements reflect the pushdown of the identifiable intangible asset (Park Use Permit - Note 6) and related amortization, general and administrative costs, allocated debt, interest expense, and income taxes. The debt was allocated based on designated use of proceeds and reflects debt which is collateralized by substantially all of Cypress’s assets including cross collateralization for the debt related to other wholly owned subsidiaries of Boyne USA. Income taxes have been allocated based on net taxable income and related deferred tax assets and liabilities of Cypress subject to Canadian and provincial taxes.

Financial Statement Presentation and Foreign Currency Translation - The financial statements are presented in U.S. Dollars which is the Parent’s functional currency. Assets and liabilities denominated in local currencies (Canadian Dollars) are translated to U.S. Dollars using the year end exchange rate for assets and liabilities and the average exchange rate for the period for income and expense items.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 1 - Operations and Principles of Combination (Continued)

Allocated debt and certain long-term assets including the allocated Park Permit are translated at the historical exchange rate. The year end exchange rate at December 31, 2005 and 2004 was approximately $1.17 and $1.20, respectively. The average exchange rate for the years ended December 31, 2005 and 2004 was approximately $1.19 and $1.30, respectively.

Note 2 - Summary of Significant Accounting Policies

Seasonality - The Company has two distinct seasons with skiing and other winter activities generally occurring from December through April and limited summer operations occurring from June through September. Winter activities represent substantially all revenues generated. Operations are subject to unusual seasonality and operating results are highly dependent upon weather conditions. The 2004/2005 season experienced adverse weather conditions and as a result certain resort revenues included in deferred revenue at December 31, 2004 were reclassified to accrued liabilities for refunds paid during 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all cash and short-term investments with a maturity at date of purchase of three months or less, to be cash equivalents.

Accounts Receivable - Accounts receivable are stated at an amount management expects to collect and accounts are written off on a specific identification method, which management does not believe materially differs from the allowance method required under accounting principles generally accepted in the United States of America. Based on management’s assessment of the credit history of the customers with outstanding balances, it has concluded that potential future losses on balances outstanding at year end will be immaterial.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Inventories - The Company values inventories at the lower of cost or market with cost determined on the weighted-average or first-in, first-out (FIFO) method. Inventories consist of the following at December 31:

	2005	2004
Retail and demo equipment	$141,880	$142,475
Food, beverage, and supplies	67,529	14,983

	$209,409	$157,458

Property, Facilities, and Equipment - Property, facilities, and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets (15 to 39 years for buildings and improvements, 3 to 20 years for machinery and equipment, and 3 to 15 years for furniture and fixtures). Leasehold improvements are depreciated or amortized over the shorter of the estimated useful lives of the related assets or the lease term. Maintenance and repair costs are charged to operations as incurred and additions, renewals, and improvements are capitalized.

Park Use Permit - The Special Use Permit represents an identified intangible. The fair value of the permit was calculated to be $8,716,000 at the time of the Cypress acquisition during 2001, based upon exchange rates at such time, and is being amortized over the remaining useful life of the permit, or approximately 30 years. Annual amortization expense amounts to approximately $275,000 per year for the years ended December 31, 2005 and 2004. Amortization expense for the next 5 years is expected to be approximately $275,000 per year.

Impairment of Long-Lived Assets - The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value based on the present value of estimated expected future cash flows. No such impairments have been determined to be present.

Revenue Recognition - Revenue derived from resort activities and merchandise sales is generally recognized at the point of sale when earned, as the facilities are used, when the services are rendered, or when the retail merchandise is sold.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

The Company sells season passes and multi-week packages for various amenities, including equipment rentals and ski instructions. Revenues from season passes are recognized over the season in which the facilities are utilized, generally December 1st to April 15th. Revenues for multi-week packages and amenities are recognized as the services are performed.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. From time to time, the Company’s cash deposits at a single institution exceed federally insured amounts. Cash and cash equivalents are deposited with high credit, quality financial institutions.

Comprehensive Income - Comprehensive income includes all changes in equity during the period from non-owner sources such as foreign currency translation adjustments. Accumulated other comprehensive income (loss), as presented on the accompanying statement of stockholder’s equity, consists of the cumulative foreign currency translation adjustment resulting from the translation from the local currency (Canadian Dollars) to the reporting currency (U.S. Dollars).

Income Taxes - Cypress is limited partnership and as a result the resulting income tax obligations from the resort operations are passed through to the partners, Boyne Canada ULC and Cypress Bowl ULC, both Canadian entities and wholly owned subsidiaries of Boyne USA, Inc. The partners are subject to Canadian Federal and Provincial taxes. For purposes of these carve-out financial statements, income taxes have been reflected utilizing the “separate return” method and an income tax provision has been included for the taxable earnings reflected, including the impacts of certain allocated income and expenses. Certain allocations from the Parent have not been included in determining the provision for income taxes as the Parent is not subject to Canadian Federal or Provincial taxes and such costs do not impact the taxable income for such purposes. The Company has deferred income tax assets and liabilities due to the deferred benefits and obligations resulting from differences in the carrying basis between book reporting and Canadian tax purposes in property, equipment and facilities. Changes in these deferred benefits and liabilities are reflected in the deferred tax expense (benefit) within the statement of income.

Advertising and Promotion Expense - Advertising and promotion costs are expensed when incurred or expensed ratably over the advertising or promotional campaign. During 2005 and 2004, the Company expensed $80,000 and $74,000 for advertising and promotion costs.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 2 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 Revised, “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”), which provided, among other things, immediate deferral of the application of FIN 46 for entities that did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. The Company’s adoption of FIN 46R did not have an impact on its financial statements.

Note 3 - Property, Facilities, and Equipment

Property, facilities, and equipment consist of the following at December 31:

	2005	2004
Land and improvements	$2,483,769	$1,904,741
Buildings and improvements	2,537,810	2,458,939
Machinery and equipment	13,086,654	12,564,989
Construction-in-progress	83,740	142,630

	18,191,973	17,071,299
Less accumulated depreciation and amortization	9,667,636	9,068,602

	$8,524,337	$8,002,697

The Company has capitalized equipment under capital leases totaling $338,000 and $194,000 at December 31, 2005 and 2004 with related accumulated amortization amounting to $82,000 and $54,000, respectively.

Note 4 - Long Term Obligations and Allocated Senior Debt

Long term obligations and allocated senior debt consists of balances due under a term note payable and capital leases, and allocated amounts due under the Parent’s senior debt facilities.

Term Notes Payable - The Company has a term note payable as of December 31, 2004 resulting from the acquisition of equipment which was paid in full upon maturity on November 22, 2005.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Capital Leases - The Company leases certain equipment under capital leases, which expire at various dates through 2007. Capital lease obligations outstanding at December 31, 2005 and 2004 were $228,056 and $96,539, respectively. Certain capital leases require monthly payments, due in six equal monthly payments from December 1st to April 1st over the lives of the leases, with no payments being made between May to November. The total weighted average interest rate of capital lease agreements amounts to approximately 8.0%.

Allocated Senior Debt - Allocated senior debt consists of a portion of the senior debt obligations as recorded by the Parent which have been allocated to the Company. The allocation of the senior debt recorded by the Company reflect the amount attributable to the assets and operations included within these carve-out financial statements, including consideration of intercompany advances and repayments between the Company, the Parent and affiliates. The allocated senior debt is not indicative of the necessary funding requirements if the Company was a stand alone entity or the terms and conditions that the Company could obtain for similar financing arrangements.

On December 31, 2005 the Company’s Parent has a credit agreement with a financial institution which includes long-term revolving line of credit and a term note payable. The credit agreement was entered into on September 30, 2005 and refinanced certain outstanding obligations of the Parent, including an outstanding balance included in a separate revolving line of credit which was partially utilized during 2001 to acquire the Company. As a result of the refinance on September 30, 2005, the assets and operations of Cypress Bowl Recreation Limited Partnership are subject to the collateralization provisions of the new agreement. The aggregate outstanding balance as recorded by the Parent under the credit agreements under which the Company is collateralized amounts to $52,797,000 and accrues interest at an annual rate of 7.50%.

Prior to the Parent’s refinance on September 30, 2005 the Company was subject to collateralization of a separate revolving credit facility. At December 31, 2004, the outstanding balance under the credit facility as recorded by the Parent was $24,236,591 and accrues interest at an annual rate of LIBOR plus 100 basis points.

The financial statements include allocated interest at the average annual borrowing rate of the Parent based upon the allocated debt during the periods presented.

The Parents credit agreements is collateralized by substantially all assets of the Company, including assignment in trust of the Company’s interest and rights under the Special Use Permit (see Note 6). The Company is subject to certain restrictive financial covenants and other matters.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 4 - Long Term Obligations and Allocated Senior Debt (Continued)

Maturities of senior debt for future years ending December 31 are as follows:

	Allocated Senior Debt	Capital Leases	Total

2006	$250,000	$117,782	$367,782
2007	250,000	127,474	377,474
2008	250,000	—	250,000
2009	250,000	—	250,000
Thereafter	2,986,674	—	2,986,674

	3,986,674	245,256	4,231,930
Less amount representing interest	—	17,200	17,200

	$3,986,674	$228,056	$4,214,730

Note 5 - Income Taxes

The income tax provision is calculated under the “separate return” basis and is derived from the estimated effective tax rates and taxable income related to the resort operations and assets within Canada as if Cypress were operating as a stand alone entity. The deferred tax assets (liabilities), income tax expense (benefit) and related income tax obligations may not be indicative of the impacts of Canadian and provincial taxing jurisdictions if Cypress was not part of consolidated Boyne USA, Inc.

The estimated income tax expense (benefit) differs from expected income tax expense (benefit) as follows:

	2005	2004
Expected income tax expense	40.0%	40.0%
Unrealized foreign exchange gain/loss	—	(20.0)
Corporate allocations and credits	—	(7.0)

	40.0%	13.0%

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 5 - Income Taxes (Continued)

The Company’s deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company’s net deferred tax assets (liability) at December 31, 2005 and 2004 result from differences in the recorded amounts for property, facilities and equipment. At December 31, 2004, accumulated unrealized foreign exchange rate gains and losses on amounts due to the Parent were treated as permanent differences due to the uncertainty of repayment and related recognition for tax purposes.

Note 6 - Commitments and Contingencies

Leases - The Company leases equipment under non-cancelable operating lease agreements, which expire at various dates through 2005. Lease expense for 2005 and 2004 under the agreements and other month-to-month lease agreements amounted to $77,515 and $76,734, respectively.

There are no scheduled future payments under the non-cancelable operating lease agreements for the year ended December 31, 2005.

Special Park Use Permit - The Company operates on land owned by the Canadian Provincial Parks (the Provincial Government) and operations are carried out under a Special Park Use Permit subject to certain terms and limitations (see Note 2). The commencement date of the Special Use Permit was September 17, 1984 and is valid for 50 years, or until October 31, 2034. However, anytime after the 40-year anniversary of the commencement date, the Company may petition to renew the term for an additional 50 years.

Under the terms of the Special Use Permit, the Company is required to pay a fee to the Provincial Government based on revenue, as defined by the Special Use Permit. Fees paid to the Provincial Government during each year amount to approximately 2.0% of revenues.

Contingencies - Injury claims are filed against the Company during the normal course of business. The Company believes the ultimate liability, if any, of such claims will not have a significant effect on the Company’s results of operations, liquidity, or financial position. The Company’s insurance policy includes provisions by which the Company is reimbursed for claims paid over $1.0 million, at which point stop-loss coverage is carried.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 7 - Related Party Transactions

Insurance - The Company’s primary insurance provider is Lone Peak Insurance Company, LTD (“Lone Peak”), an offshore (Bermuda) captive insurance company that is a wholly owned subsidiary of Boyne USA. Its principal activity is the insurance of general liability risks of Boyne USA and subsidiaries under a claims made policy. During the years ended December 31, 2005 and 2004, the Company’s insurance premium expense included within resort operating expenses amounted to approximately $390,000 and $177,000, respectively. Unamortized insurance premiums paid to Lone Peak included within prepaids as of December 31, 2005 and 2004 amount to approximately $154,000 and $398,000, respectively.

Note 8 - Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair values for the Company’s financial instruments:

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable - The carrying amounts of these items approximate their fair values at December 31, 2005 and 2004.

Term Note Payable and Capital Leases - Borrowings under the term note payable and capital lease obligations are subject to terms and conditions that reflect those currently available for similar financing arrangements. The carrying amount of these items approximates their fair values at December 31, 2005 and 2004.

Note 9 - 2010 Olympics and Sponsorship Agreement

In 2002, Cypress signed a Games Venue Agreement (the Agreement) with the Vancouver 2010 Bid Corporation (Bid Corp) regarding the use of existing and proposed additional facilities at Cypress during the 2010 Winter Olympic Games (the Games). The Agreement includes terms which would allow Bid Corp and its successor to host the freestyle skiing and snowboarding events of the Games at Cypress. The hosting of the Games at Cypress is expected to accrue tangible and intangible benefits to Cypress. Cypress has both fiduciary and non-fiduciary obligations as it relates to the Agreement.

CYPRESS BOWL RECREATIONS LIMITED PARTNERSHIP

(A wholly owned subsidiary of Boyne USA, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

Note 9 - 2010 Olympics and Sponsorship Agreement (Continued)

Cypress entered into a sponsorship agreement with Bell Canada in 2004. Terms of the agreement call for annual payments in exchange for exclusivity within the “telecommunications” category as a top tier Cypress sponsor and a supplier with respect to products. The annual payments are due in Canadian Dollar, amounting to the following based exchange rates at December 31, 2004: $104,000 beginning in 2004 through 2007, $125,000 during 2008 and 2009; and $145,000 due during 2010 to 2011. In addition, Bell contributed $33,000 in 2004 to Cypress towards the initial costs of a snowboard terrain park. Beginning in 2005 (through 2011), Bell will contribute $21,000 per year for other agreed upon “enhancements to winter property.” Both Cypress and Bell have various other obligations under the agreement which expires April 30, 2012.

Note 10 - Subsequent Event

During August 2005 Boyne USA entered into an agreement with CNL Income Properties, Inc. (CNL), whereby CNL agreed to acquire the resort assets of Cypress Bowl Recreation Limited Partnership and related park use permit operating rights for approximately $27.5 million. The closing was subject to various conditions including successful transfer of the park use permit.

The closing contingencies were successfully achieved and on May 30, 2006 CNL and Boyne USA, including Cypress Bowl Recreation Limited Partnership, completed the transaction and closed on the sale of substantially all of the resort assets of the Company. The Company received pre-tax proceeds of $27.5 million resulting in a pre-tax gain of approximately $20.0 million. In conjunction with the sale, the Company entered into two long term triple-net lease with the CNL for the Cypress assets sold and for the operating rights under the park use permit. The initial lease terms are 20 years with four five-year renewal options. The combined minimum annual rent is approximately $2.9 million and will increase annually to a maximum of approximately $3.7 million. Additionally, percentage rent due under the leases on a combined basis is equal to 9.0% of gross revenues in excess of $10.9 million. Boyne guaranteed the tenant’s payment of minimum annual rent under the leases for the first four years.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD

DEVELOPMENT CORPORATION)

REPORT ON FINANCIAL STATEMENTS

FOR THE PERIODS ENDED MARCH 31, 2006 AND 2005

AND DECEMBER 31, 2005

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

BALANCE SHEETS

	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$1,200	$1,200
Receivables	520,387	901,678
Inventory	90,033	93,310
Prepaid expenses	73,013	91,844

Total current assets	684,633	1,088,032

NONCURRENT ASSETS
Property and equipment - Net	9,193,303	9,301,099
Initiation deposit receivables	—	128,061

Total noncurrent assets	9,193,303	9,429,160

Total assets	$9,877,936	$10,517,192

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$40,553	$119,818
Accrued expenses and other liabilities	14,938	36,912
Refundable initiation deposits	—	185,875
Deferred revenue	756,996	964,510

Total current liabilities	812,487	1,307,115

LONG-TERM LIABILITIES
Refundable initiation deposits	1,794,500	1,539,625

Total liabilities	2,606,987	2,846,740

OWNER’S EQUITY	7,270,949	7,670,452

	$9,877,936	$10,517,192

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF OPERATIONS AND CHANGES IN OWNER’S EQUITY

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
OPERATING REVENUES
Golf revenues	$632,318	$560,215
Food and beverage revenues	139,280	100,382
Pro shop sales	33,159	50,220
Other	11,400	6,831

Total operating revenues	816,157	717,648

OPERATING EXPENSES
Golf course	802,714	725,105
Cost of food and beverage	66,419	32,675
Cost of pro shop sales	29,524	31,013
Depreciation	153,227	125,683

Total operating expenses	1,051,884	914,476

Net operating loss	(235,727)	(196,828)

OWNER’S EQUITY
Beginning of period	7,670,452	7,194,078
Greenwood Development Corporation distributions, net	(163,776)	(56,353)

End of period	$7,270,949	$6,940,897

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF CASH FLOWS

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(235,727)	$(196,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	153,227	125,683
Changes in deferred and accrued amounts
Receivables	509,352	377,754
Inventory	3,277	(35,356)
Prepaid expenses	18,831	17,916
Accounts payable	(79,265)	(37,581)
Refundable initiation deposits	69,000	—
Deferred revenue	(207,514)	(179,681)
Accrued expenses and other liabilities	(21,974)	8,688

Net cash provided by operating activities	209,207	80,595

INVESTING ACTIVITIES
Purchase of property and equipment	(45,431)	(24,242)

Net cash used for investing activities	(45,431)	(24,242)

FINANCING ACTIVITIES
Greenwood Development Corporation distributions, net	(163,776)	(56,353)

Net cash used for financing activities	(163,776)	(56,353)

Net increase (decrease) in cash	—	—

CASH, BEGINNING OF PERIOD	1,200	900

CASH, END OF PERIOD	$1,200	$900

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2005, and the related statements of operations, changes in owner’s equity, and cash flows for the year ended December 31, 2005. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

SCHEDULE OF GOLF COURSE OPERATING EXPENSES

	For the three-month period ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Salaries and wages	$325,636	$317,781
Casual labor	8,138	2,507
Other payroll expenses	70,167	86,137
Repairs and maintenance	139,555	84,804
Property insurance	23,010	25,492
Property taxes	26,332	22,470
Utilities and telephone	31,887	24,662
Security services	455	4,769
Management fees	17,565	16,727
Professional services	69,552	8,013
Credit card discount	10,721	4,323
Premier golf member coupons	4,571	30,411
Closing incentives	2,100	5,680
Operating supplies	10,146	5,395
Office supplies and expense	9,222	4,434
Tournament expenses	—	1,005
Community services	6,210	16,060
Advertising	15,928	26,797
Travel	2,296	2,090
Recruiting	4,660	1,285
Miscellaneous	24,563	34,263

Total golf course operating expenses	$802,714	$725,105

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD

DEVELOPMENT CORPORATION)

REPORT ON FINANCIAL STATEMENTS

FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2005

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD

DEVELOPMENT CORPORATION)

HILTON HEAD ISLAND, SOUTH CAROLINA

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

CNL Income Properties, Inc.

Orlando, Florida

We have audited the accompanying balance sheets of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of December 31, 2005, 2004, and 2003, and the related statements of operations and changes in owner’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Club’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palmetto Hall Plantation Club (a wholly owned property of Greenwood Development Corporation) as of December 31, 2005, 2004, and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As further discussed in Notes 1 and 7, Greenwood Development Corporation sold all operations of Palmetto Hall Plantation Club to CNL Income Properties, Inc. on April 27, 2006 pursuant to an agreement between the parties.

/s/ Elliott Davis, LLC

November 16, 2006
Greenwood, South Carolina

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

BALANCE SHEETS

	DECEMBER 31,
	2005	2004	2003
ASSETS
CURRENT ASSETS
Cash	$1,200	$900	$900
Receivables	901,678	790,681	648,835
Inventory	93,310	105,108	111,020
Prepaid expenses	91,844	97,371	32,204

Total current assets	1,088,032	994,060	792,959

NONCURRENT ASSETS
Property and equipment - Net	9,301,099	8,627,268	7,871,890
Initiation deposit receivables	128,061	106,375	155,301

Total noncurrent assets	9,429,160	8,733,643	8,027,191

Total assets	$10,517,192	$9,727,703	$8,820,150

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$119,818	$97,223	$64,300
Accrued expenses and other liabilities	36,912	36,928	33,165
Refundable initiation deposits	185,875	158,250	500,115
Deferred revenue	964,510	827,750	757,548

Total current liabilities	1,307,115	1,120,151	1,355,128

LONG-TERM LIABILITIES
Refundable initiation deposits	1,539,625	1,441,750	755,385

CONTINGENCIES (See Note 6)

Total liabilities	2,846,740	2,561,901	2,110,513

OWNER’S EQUITY	7,670,452	7,165,802	6,709,637

	$10,517,192	$9,727,703	$8,820,150

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF OPERATIONS AND CHANGES IN OWNER’S EQUITY

	For the years ended December 31,
	2005	2004	2003
OPERATING REVENUES
Golf revenues	$2,202,303	$2,348,150	$2,749,696
Food and beverage revenues	392,949	531,336	577,178
Pro shop sales	186,796	247,364	252,433
Other	39,309	22,951	3,500

Total operating revenues	2,821,357	3,149,801	3,582,807

OPERATING EXPENSES
Golf course	3,746,250	3,688,376	3,255,900
Cost of food and beverage	153,245	234,287	234,801
Cost of pro shop sales	140,464	152,378	165,080
Depreciation	565,394	476,430	452,410

Total operating expenses	4,605,353	4,551,471	4,108,191

Net operating loss	(1,783,996)	(1,401,670)	(525,384)

OWNER’S EQUITY
Beginning of year	7,165,802	6,709,637	7,251,141
Greenwood Development Corporation contribution (withdrawal), net	2,288,646	1,857,835	(16,120)

End of year	$7,670,452	$7,165,802	$6,709,637

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES
Net loss	$(1,783,996)	$(1,401,670)	$(525,384)
Adjustments to reconcile net loss to net cash used for (provided by) operating activities:
Loss on disposal of fixed assets	—	12,289	—
Depreciation	565,394	476,430	452,410
Changes in deferred and accrued amounts
Receivables	(132,683)	(92,920)	(50,904)
Inventory	11,798	5,912	(7,447)
Prepaid expenses	5,527	(65,167)	51,423
Accounts payable	22,595	32,923	19,246
Refundable initiation deposits	125,500	344,500	395,500
Deferred revenue	136,760	70,202	38,012
Accrued expenses and other liabilities	(16)	3,763	16,226

Net cash provided by (used for) operating activities	(1,049,121)	(613,738)	389,082

INVESTING ACTIVITIES
Purchase of property and equipment	(1,239,225)	(1,244,097)	(372,962)

Net cash used for investing activities	(1,239,225)	(1,244,097)	(372,962)

FINANCING ACTIVITIES
Greenwood Development Corporation contribution, net	2,288,646	1,857,835	(16,120)

Net cash provided by (used for) financing activities	2,288,646	1,857,835	(16,120)

Net increase in cash	300	—	—

CASH, BEGINNING OF YEAR	900	900	900

CASH, END OF YEAR	$1,200	$900	$900

The accompanying notes are an integral part of these financial statements.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND BASIS OF PRESENTATION

Palmetto Hall Plantation Club (the “Club”) is a wholly owned property of Greenwood Development Corporation located in Hilton Head Island, South Carolina. It consists of two 18-hole full-length championship golf courses designed by Arthur Hills and Robert Cupp. The Club includes a full-service clubhouse, a pro shop, a golf maintenance center, two tennis courts and a swimming pool. The financial statements presented herein reflect the assets, liabilities and operations of the Club.

Effective April 27, 2006, the Club was sold to CNL Income Properties, Inc. (“CNL”). The accompanying financial statements have been prepared solely to present the historical financial results of the Club. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the Securities and Exchange Commission’s (SEC) rules and regulations regarding acquired businesses and properties, including the allocation of general and administrative expenses from Greenwood Development Corporation in the form of management fees.

The management fees, calculated based on an estimate of the amount of time allocated to the Club by management personnel, are based on determinations that Greenwood Development Corporation’s management believes to be reasonable. Management fees, for the years ended December 31, 2005, 2004 and 2003 were $66,906, $51,480 and $51,480, respectively and have been recorded under golf course expenses in the statement of operations and changes in owner’s equity. However, Management believes that the Club’s administrative and general expenses on a stand-alone basis may have been different had the Club operated as an unaffiliated entity. Greenwood Development Corporation’s management also believes that there is a derived benefit from other general and administrative expenses and services that are not directly allocated to the Club. These include marketing expenses and purchasing power.

The Club’s operations have been financed through its operating cash flows and equity advances from Greenwood Development Corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Revenues from golf operations, food and beverage and merchandise sales are generally recognized at the time of sale or when the service is provided. Revenues from membership dues are generally billed annually and recognized in the period earned. Club membership initiation deposits are refundable upon membership termination subject to the Club membership agreement or after 30 years and therefore only recognized as revenue if forfeited.

Receivables

Member receivables

Member receivables are member obligations due under normal trade terms. Senior management reviews the receivables on a monthly basis to determine if any receivables will potentially be uncollectible. Member receivable balances that are deemed to be uncollectible, along with a general reserve, are included in the overall allowance for doubtful accounts. After all attempts to collect a member receivable have failed, the receivable is written off against the allowance. Based on the information available, the Club believes that all outstanding member receivables at December 31, 2005, 2004 and 2003 are collectible.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Initiation deposits

Initiation deposits are member obligations paid by a member of Premier Golf at Palmetto Hall Plantation Club. The member is allowed to pay the initiation fee in three annual installments. A receivable is recorded when the member joins the Club and pays the first installment. In 2002, Palmetto Hall made the deposits refundable to the members if they resigned membership and provided a replacement member or after thirty years from the initial installment. Therefore, once an initiation deposit is made, a payable is recorded for the amount of the deposit.

Inventory

Inventory consists of pro shop merchandise and food and beverage stock items. Inventory is recorded at the lower of FIFO cost (first-in, first-out) or market.

Prepaid expenses

Prepaid expenses consist of property and employee insurance premiums that were paid in the current year but are attributable to the subsequent year.

Property and equipment

Property and equipment are stated at cost. Major renewals and betterments are capitalized, while maintenance and repairs which do not improve or extend the useful lives of the assets are charged to expense as incurred. Property and equipment assets are depreciated over their estimated useful lives of 3 to 40 years using the straight-line method.

Property and equipment assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Deferred revenue

Deferred revenue represents annual member dues for the subsequent year that were billed in the current year. Revenue in the subsequent year will be recognized pro rata on a monthly basis.

Advertising

The Club expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2005, 2004 and 2003 were $107,783, $125,531 and $32,854, respectively.

Income taxes

As stated in Note 1, the Club is a wholly owned property of Greenwood Development Corporation and is not a separate taxable entity. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Risk concentration

Financial instruments that potentially subject the Club to credit risk are receivables. The Club grants credit to members and consequently, its ability to collect the amounts due from its members is affected by economic fluctuations. The Club’s receivables are generally uncollateralized.

Recently issued accounting standards

Accounting standards that have been issued or proposed by the Financial Accounting Standards Board or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 - RECEIVABLES

Receivables consist of the following at December 31:

	2005	2004	2003
Member receivables	$439,683	$494,056	$514,386
Initiation deposits	192,314	296,625	134,449
Accounts receivable - Other	269,681	—	—

	$901,678	$790,681	$648,835

Accounts receivable - Other consists of insurance proceeds due to the Club from Zurich American Insurance Co. for vandalism related damage to one of the golf courses during 2005.

NOTE 4 - INVENTORY

Inventory consists of the following at December 31:

	2005	2004	2003
Pro shop merchandise	$73,141	$87,055	$90,941
Food and beverage stock items	20,169	18,053	20,079

	$93,310	$105,108	$111,020

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

	2005	2004	2003
Buildings	$4,582,494	$4,511,054	$3,873,933
Land and improvements	3,488,445	2,841,573	2,755,533
Golf courses	3,517,087	3,517,087	3,517,087
Furniture and equipment	2,367,451	1,783,303	1,898,834
Vehicles	55,910	338,812	400,198
Construction in progress	180,136	73,350	29,095

	14,191,523	13,065,179	12,474,680
Less accumulated depreciation	4,890,424	4,437,911	4,602,790

	$9,301,099	$8,627,268	$7,871,890

NOTE 6 - CONTINGENCIES

The Club is not a separate legal entity, and therefore, is not subject to lawsuits and claims. In the normal course of business, Greenwood Development Corporation is subject to lawsuits and claims that may affect the Club. In the opinion of Management, the ultimate liabilities, if any, resulting from such lawsuits and claims will not materially affect the financial condition of the Club.

NOTE 7 - SUBSEQUENT EVENTS

On April 27, 2006, the Club was purchased by CNL Income Properties, Inc. for a purchase price of $7,600,000. On October 5, 2006, CNL Income Properties, Inc. entered into a commitment for a $16,500,000 loan with Sun Life Assurance Company of Canada. The loan will be secured in part by Palmetto Hall Plantation Club.

PALMETTO HALL PLANTATION CLUB

(A WHOLLY OWNED PROPERTY OF GREENWOOD DEVELOPMENT CORPORATION)

SCHEDULE OF GOLF COURSE OPERATING EXPENSES

	For the years ended December 31,
	2005	2004	2003
Salaries and wages	$1,357,493	$1,596,884	$1,375,937
Other payroll expenses	291,055	339,449	264,269
Repairs and maintenance	723,546	573,710	533,484
Property insurance	109,864	87,989	112,641
Property taxes	85,234	128,486	164,535
Utilities and telephone	166,449	170,899	136,947
Security services	24,177	21,096	3,897
Management fees	66,906	51,480	51,480
Professional services	201,704	54,043	130,070
Credit card discount	21,800	30,762	38,395
Premier golf member coupons	80,331	133,168	141,532
Closing incentives	33,191	15,729	—
Operating supplies	49,868	57,747	56,705
Office supplies and expense	37,122	40,410	26,712
Tournament expenses	14,266	12,412	1,660
Community services	21,600	34,472	23,760
Advertising	107,783	123,531	32,854
Travel	24,637	4,330	12,096
Miscellaneous	329,224	211,779	148,926

Total golf course operating expenses	$3,746,250	$3,688,376	$3,255,900

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

(unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$3,941,048	$3,451,244
Accounts receivable	2,184,626	844,641
Inventory	238,991	222,451
Prepaid expenses and deposits	481,031	376,545
Related party accounts receivable	—	327,961

Total current assets	6,845,696	5,222,842

Property and equipment, net	22,051,754	22,606,178
Other assets, net	370,488	439,098

Total assets	$29,267,938	$28,268,118

Liabilities and members’ capital (deficit)
Current liabilities:
Accounts payable and accrued expenses	$589,142	$679,745
Deferred revenue	6,145,368	4,552,899
Current portion of obligation under capital leases	185,969	172,601

Total current liabilities	6,920,479	5,405,245

Notes payable	20,000,000	20,000,000
Obligation under capital leases, less current portion	336,799	479,610
Deferred revenue, less current portion	4,402,457	4,210,362

Members’ capital	2,324,500	2,324,500
Accumulated deficit	(4,716,297)	(4,151,599)

Total members’ deficit	(2,391,797)	(1,827,099)

Total liabilities and members’ deficit	$29,267,938	$28,268,118

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Course operating revenues	$8,699,023	$8,620,499
Course operating expenses	7,076,696	7,143,593

	1,622,327	1,476,906

Depreciation and amortization expense	964,694	786,600

Operating income	657,633	690,306

Interest income	(18,056)	(11,633)
Interest expense	1,240,387	1,247,905

Net loss	$(564,698)	$(545,966)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital (Deficit)

(unaudited)

	Members’ Equity
	Heritage Golf Weston, LLC	Hillwood/ Weston Club, Ltd.	Total
Balance at December 31, 2004	$39,137	$39,138	$78,275
Member distributions	(579,000)	(579,000)	(1,158,000)
Net loss	(373,687)	(373,687)	(747,374)

Balance at December 31, 2005	$(913,550)	$(913,549)	$(1,827,099)
Net loss and comprehensive loss	(282,349)	(282,349)	(564,698)

Balance at September 30, 2006	$(1,195,899)	$(1,195,898)	$(2,391,797)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Operating activities
Net loss	$(564,698)	(545,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	964,694	786,600
Amortization of financing costs	69,662	69,662
Change in operating assets and liabilities:
Accounts receivable	(1,339,985)	(1,166,626)
Inventory	(16,540)	36,473
Prepaid expenses and other assets	(105,538)	(770,826)
Related party accounts receivable	327,961	—
Accounts payable and accrued expenses	(90,603)	314,610
Related party accounts payable	—	(98,271)
Deferred revenue	1,784,564	2,300,997

Net cash provided by operating activities	1,029,517	926,653

Investing activities
Purchases of property and equipment	(410,270)	(187,511)

Net cash used in investing activities	(410,270)	(187,511)

Financing activities
Proceeds from notes payable	—	20,000,000
Repayments of notes payable	—	(17,455,398)
Payment on capital leases	(129,443)	(118,008)
Member distributions	—	(1,158,000)

Net cash used in financing activities	(129,443)	1,268,594

Net increase in cash and cash equivalents	489,804	2,007,736

Cash and cash equivalents at beginning of period	3,451,244	2,509,416

Cash and cash equivalents at end of period	$3,941,048	$4,517,152

Supplemental disclosure of cash flow information
Interest paid	$1,226,890	$1,259,410

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to the Unaudited Financial Statements

September 30, 2006

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheets as of December 31, 2005 and 2004 and as of December 31, 2004 and 2003 and the related statements of operations, members’ capital (deficit) and cash flows for the years ended December 31, 2005 and 2004 and for the years ended December 31, 2004 and 2003. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

FINANCIAL STATEMENTS

WHCC, LLC (d.b.a. Weston Hills Country Club)

Years Ended December 31, 2005 and 2004

WHCC, LLC

Financial Statements

Years ended December 31, 2005 and 2004

Contents

Report of Independent Auditors	F – 85

Audited Financial Statements

Balance Sheets	F – 86
Statements of Operations	F – 87
Statements of Members’ Capital (Deficit)	F – 88
Statements of Cash Flows	F – 89
Notes to Financial Statements	F – 90

Report of Independent Auditors

The Board of Directors

Weston Hills Country Club, LLC

We have audited the accompanying balance sheets of WHCC, LLC, d.b.a. Weston Hills Country Club, as of December 31, 2005 and 2004 and the related statements of operations, members’ capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WHCC, LLC at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California
April 21, 2006

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$3,451,244	$2,509,416
Accounts receivable, net of allowance of $24,472 and $104,696 at December 31, 2005 and 2004, respectively	844,641	839,187
Inventory	222,451	228,842
Prepaid expenses and deposits	376,545	248,202
Related party accounts receivable	327,961	—

Total current assets	5,222,842	3,825,647

Property and equipment, net	22,606,178	22,945,188
Other assets, net	439,098	232,948

Total assets	$28,268,118	$27,003,783

Liabilities and members’ capital (deficit)
Current liabilities:
Accounts payable and accrued expenses	$679,745	$678,572
Related party accounts payable	—	98,271
Deferred revenue	4,552,899	4,317,268
Notes payable, current portion	—	476,570
Current portion of obligation under capital leases	172,601	160,222

Total current liabilities	5,405,245	5,730,903

Notes payable, less current portion	20,000,000	16,978,828
Obligation under capital leases, less current portion	479,610	651,175
Deferred revenue, less current portion	4,210,362	3,564,602

Members’ capital	2,324,500	3,482,500
Accumulated deficit	(4,151,599)	(3,404,225)

Total members’ capital (deficit)	(1,827,099)	78,275

Total liabilities and members’ capital (deficit)	$28,268,118	$27,003,783

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

	Years Ended December 31,
	2005	2004
Course operating revenues	$11,878,933	$11,307,179
Course operating expenses	9,794,587	10,396,898

	2,084,346	910,281

Depreciation and amortization expenses	1,244,894	1,126,681

Operating income (loss)	839,452	(216,400)

Interest income	(35,800)	(51,393)
Interest expense	1,622,626	1,274,854

Net loss	$(747,374)	$(1,439,861)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital (Deficit)

For the Years Ended December 31, 2005 and December 31, 2004

	Member’s Equity
	Heritage Golf Weston, LLC	Hillwood/Weston Club, Ltd.	Total
Balance at December 31, 2003	$1,259,068	$1,259,068	$2,518,136
Member distributions	(500,000)	(500,000)	(1,000,000)
Net loss and comprehensive loss	(719,931)	(719,930)	(1,439,861)

Balance at December 31, 2004	39,137	39,138	78,275
Member distributions	(579,000)	(579,000)	(1,158,000)
Net loss and comprehensive loss	(373,687)	(373,687)	(747,374)

Balance at December 31, 2005	$(913,550)	$(913,549)	$(1,827,099)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

	Year ended December 31,
	2005	2004
Operating activities
Net loss	$(747,374)	$(1,439,861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,244,894	1,126,681
Amortization of financing costs	84,708	84,708
Change in operating assets and liabilities:
Accounts receivable	(5,454)	405,129
Inventory	6,391	(29,119)
Prepaid expenses and other assets	(343,108)	(128,972)
Related party accounts receivable	(327,961)	–
Accounts payable and accrued expenses	(74,920)	(162,836)
Related party accounts payable	(98,271)	(130,909)
Deferred revenue	881,391	1,774,521

Net cash provided by operating activities	620,296	1,499,342

Investing activities
Purchases of property and equipment	(905,884)	(427,041)

Net cash used in investing activities	(905,884)	(427,041)

Financing activities
Proceeds from notes payable	20,000,000	–
Repayments of notes payable	(17,455,398)	(482,728)
Payment on capital leases	(159,186)	(69,347)
Member distributions	(1,158,000)	(1,000,000)

Net cash provided by (used in) financing activities	1,227,416	(1,552,075)

Net increase (decrease) in cash and cash equivalents	941,828	(479,774)

Cash and cash equivalents at beginning of year	2,509,416	2,989,190

Cash and cash equivalents at end of year	$3,451,244	$2,509,416

Supplemental disclosure of cash flow information
Interest paid	$1,607,312	$1,292,877

Supplemental disclosure of non-cash investing activities
Capital lease obligations entered into for equipment	$–	$553,273

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

December 31, 2005

1. The Company and Summary of Significant Accounting Policies

The Company

WHCC, LLC (the “Company”) is a limited liability company formed in the state of Delaware on September 27, 2002. The Company owns and operates a private golf facility, in Weston, Florida. The date the LLC is scheduled to terminate is December 31, 2052, or on such date as agreed upon by the LLC members.

The Company did not own any property at the time of its inception (September 27, 2002). Two third party investors funded the Company by contributing $6,982,500 prior to acquiring the golf facility in October 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and investments with remaining maturities of less than three months when purchased. The carrying value of these investments approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivables. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The Company does not currently require collateral for initiation fees.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

1. The Company and Summary of Significant Accounting Policies (continued)

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Fair Value of Financial Instruments

Financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are carried at cost, which management believes approximates the fair value.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

1. The Company and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company is treated as a partnership for income tax purposes. Under provisions of the Internal Revenue Code, partnerships are not subject to federal income taxes. For income tax purposes, any income or losses realized are taxable to the individual members. Taxable income or loss is allocated to each member in accordance with the limited liability agreement.

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed annually and recognized ratably over the subsequent 12 month period. Revenues from initiation fees are recognized over the estimated average life of the membership using the straight-line method which is currently estimated to be seven years.

The Company provides for financing initiation fees through notes receivables. Initiation fee notes receivables are included in accounts receivable. Cash received in advance of revenue recognition for membership dues and initiation fees is included in deferred revenue.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

2. Financial Statement Details

Accounts receivable consists of the following:

	December 31,
	2005	2004
Accounts receivable	$680,682	$767,153
Initiation fee notes receivable	188,431	176,730

	869,113	943,883
Provision for doubtful accounts	(24,472)	(104,696)

	$844,641	$839,187

Property and equipment consists of the following:

	December 31,
	2005	2004
Land	$17,266,296	$17,106,971
Computers and software	169,781	156,703
Equipment	2,046,640	1,953,605
Furniture and fixtures	479,415	461,193
Building and building improvements	5,670,183	5,630,923
Construction in process	582,964	—

	26,215,279	25,309,395
Less accumulated depreciation	(3,609,101)	(2,364,207)

	$22,606,178	$22,945,188

3. Membership Fee Revenue

The Company realizes a substantial portion of its revenue from the membership initiation fees received at the time a member joins one of the Company’s private golf clubs. Accounting principles generally accepted in the United States (GAAP) require that this revenue be recognized over the average life of a membership, which the Company has determined to be seven years, resulting in a deferral of a significant portion of the membership fees.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

3. Membership Fee Revenue (continued)

The reconciliation of gross membership fees to GAAP membership fee revenue is as follows:

	Year ended December 31, 2005	Year ended December 31, 2004
Gross membership fees	$1,762,004	$2,590,443
Less deferred portion of current year fees	(1,619,665)	(2,394,008)
Plus recognition of prior year deferred revenue	722,191	352,128

Net GAAP membership fee revenue	$864,530	$548,563

Deferred membership fee revenue as of December 31, 2005 will be amortized into revenue as follows:

2006	$973,906
2007	973,906
2008	973,906
2009	967,319
2010	760,509
Thereafter	534,722

Total	$5,184,268

4. Commitments

The Company leases certain equipment under operating leases. Lease expense for the years ended December 31, 2005 and 2004 was $16,503 and $118,864, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $895,355 and $895,355 at December 31, 2005 and 2004, respectively.

Accumulated depreciation on assets under capital leases totaled $291,598 and $112,527 at December 31, 2005 and 2004, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

4. Commitments (continued)

At December 31, 2005, future minimum lease payments for all leases with initial terms of one year or more are as follows:

Capital
2006	$215,351
2007	215,351
2008	195,777
2009	116,177
2010	—

Total minimum lease payments	742,656
Amounts representing interest	(90,445)

Present value of net minimum lease payments	652,211
Less current portion of capital obligation	172,601

Long term capital lease obligations	$479,610

5. Debt

The following summarizes the Company’s long-term notes payable arrangement at:

	December 31,
	2005	2004
Promissory note dated October 1, 2002, interest accrues at a rate of Prime plus 2%. Principal and interest is due and payable monthly, beginning November 1, 2003 with all unpaid principal and accrued interest due October 31, 2007. Note paid in full during 2005.	$—	$17,455,398
Promissory note dated October 1, 2005, interest accrues at a rate of LIBOR plus 2.5% (6.79% at December 31, 2005). Interest is due and payable monthly. Principal is due and payable monthly beginning October 1, 2008 with all unpaid principal and accrued interest due September 1, 2010.	$20,000,000	$—

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

5. Debt (continued)

Principal maturities on the above note is as follows for the years ended December 31:

2006	$—
2007	—
2008	76,887
2009	317,275
2010	19,605,838

Total	$20,000,000

All borrowings under the agreement are collateralized by the golf facility owned by the Company and are subject to various compliance covenants.

6. Related Party Transactions

On September 30, 2002, the Company entered into a management agreement with Heritage Golf Operator, LLC (“HGO”) to manage its country club property. HGO is a wholly owned subsidiary of a WHCC investor. HGO receives an annual management fee of 3.5% of gross revenues. For the year ending December 31, 2005 and December 31, 2004, the Company paid HGO management fees of $448,691 and $479,212, respectively.

In September of 2002, the Company entered into a consulting agreement with Hillwood Weston Club, a founder, for services related to the Company’s ownership and operations of the Weston Hills Country Club. The agreement is effective until a change in ownership or event of default, with an annual fee of $75,000 paid by the Company to Hillwood.

At December 31, 2004, the related party payable relates to reimbursement of payroll expenses and management fees to HGO.

At December 31, 2005, the related party receivable relates to expenses paid by the Company on behalf of other properties with the same ownership as the Company.

FINANCIAL STATEMENTS

WHCC, LLC (d.b.a. Weston Hills Country Club)

Years ended December 31, 2004 and 2003

with Report of Independent Auditors

WHCC, LLC

Financial Statements

Years ended December 31, 2004 and 2003

Contents

Report of Independent Auditors	F – 99

Audited Financial Statements

Balance Sheets	F – 100
Statements of Operations	F – 101
Statements of Members’ Capital	F – 102
Statements of Members’ Capital	F – 103
Notes to Financial Statements	F – 104

Report of Independent Auditors

The Board of Directors

Weston Hills Country Club, LLC

We have audited the accompanying balance sheets of WHCC, LLC, d.b.a. Weston Hills Country Club, as of December 31, 2004 and 2003 and the related statements of operations, members’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WHCC, LLC at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California
April 15, 2005

WHCC, LLC, d.b.a. Weston Hills Country Club

Balance Sheets

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$2,509,416	$2,989,190
Accounts receivable, net of allowance of $104,696 and $160,448 at December 31, 2004 and 2003, respectively	839,187	1,244,316
Inventory	228,842	199,723
Prepaid expenses and deposits	248,202	119,230

Total current assets	3,825,647	4,552,459

Property and equipment, net	22,945,188	23,091,555
Other assets, net	232,948	317,656

Total assets	$27,003,783	$27,961,670

Liabilities and members’ capital
Current liabilities:
Accounts payable and accrued expenses	$678,572	$841,408
Related party accounts payable	98,271	229,180
Deferred revenue	4,317,268	4,214,564
Notes payable, current portion	476,570	482,784
Current portion of obligation under capital leases	160,222	60,628

Total current liabilities	5,730,903	5,828,564

Notes payable, less current portion	16,978,828	17,455,342
Obligation under capital leases, less current portion	651,175	266,843
Deferred revenue, less current portion	3,564,602	1,892,785

Members’ capital:
Members’ capital	3,482,500	4,482,500
Accumulated deficit	(3,404,225)	(1,964,364)

Total members’ capital	78,275	2,518,136

Total liabilities and members’ capital	$27,003,783	$27,961,670

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Operations

	Years ended December 31,
	2004	2003
Course operating revenues	$11,307,179	$10,820,232
Course operating expenses	10,396,898	10,139,303

	910,281	680,929

Depreciation and amortization expenses	1,126,681	994,817

Operating loss	(216,400)	(313,888)

Interest income	(51,393)	(29,044)
Interest expense	1,274,854	1,503,380

Net loss	$(1,439,861)	$(1,788,224)

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Members’ Capital

For the years ended December 31, 2004 and December 31, 2003

	Member’s Equity
	Heritage Golf Weston, LLC	Hillwood/Weston Club, Ltd.	Total
Balance at December 31, 2002	$3,403,180	$3,403,180	$6,806,360
Member distributions	(1,250,000)	(1,250,000)	(2,500,000)
Net loss and comprehensive loss	(894,112)	(894,112)	(1,788,224)

Balance at December 31, 2003	1,259,068	1,259,068	2,518,136
Member distributions	(500,000)	(500,000)	(1,000,000)
Net loss and comprehensive loss	(719,931)	(719,930)	(1,439,861)

Balance at December 31, 2004	$39,137	$39,138	$78,275

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Statements of Cash Flows

	Year ended December 31,
	2004	2003
Operating activities
Net loss	$(1,439,861)	$(1,788,224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,126,681	994,817
Amortization of financing costs	84,708	84,709
Change in operating assets and liabilities:
Accounts receivable	405,129	205,288
Inventory	(29,119)	18,616
Prepaid expenses and other assets	(128,972)	61,213
Accounts payable and accrued expenses	(162,836)	347,307
Related party payables	(130,909)	16,438
Deferred revenue	1,774,521	1,637,720

Net cash provided by operating activities	1,499,342	1,577,884

Investing activities
Purchases of property and equipment	(427,041)	(446,492)

Net cash used in investing activities	(427,041)	(446,492)

Financing activities
Repayments of notes payable	(482,728)	(61,874)
Payment on capital leases	(69,347)	(14,611)
Member distributions	(1,000,000)	(2,500,000)

Net cash used in financing activities	(1,552,075)	(2,576,485)

Net decrease in cash and cash equivalents	(479,774)	(1,445,093)

Cash and cash equivalents at beginning of year	2,989,190	4,434,283

Cash and cash equivalents at end of year	$2,509,416	$2,989,190

Supplemental disclosure of cash flow information
Interest paid	$1,292,877	$1,503,794

Supplemental disclosure of non-cash investing activities
Capital lease obligations entered into for equipment	$553,273	$342,082

See accompanying notes.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

December 31, 2004

1. The Company and Summary of Significant Accounting Policies

The Company

WHCC, LLC (the “Company”) is a limited liability company formed in the state of Delaware on September 27, 2002. The Company owns and operates a private golf facility, in Weston, Florida. The date the LLC is scheduled to terminate is December 31, 2052, or on such date as agreed upon by the LLC members.

The Company did not own any property at the time of its inception (September 27, 2002). Two third party investors funded the Company by contributing $6,982,500 prior to acquiring the golf facility in October 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and investments with remaining maturities of less than three months when purchased. The carrying value of these investments approximates fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivables. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The Company does not currently require collateral for initiation fees.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

1. The Company and Summary of Significant Accounting Policies (continued)

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Fair Value of Financial Instruments

Financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are carried at cost, which management believes approximates the fair value.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

1. The Company and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company is treated as a partnership for income tax purposes. Under provisions of the Internal Revenue Code, partnerships are not subject to federal income taxes. For income tax purposes, any income or losses realized are taxable to the individual members. Taxable income or loss is allocated to each member in accordance with the limited liability agreement.

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed annually and recognized ratably over the subsequent 12 month period. Revenues from initiation fees are recognized over the estimated average life of the membership using the straight-line method which is currently estimated to be seven years.

The Company provides for financing initiation fees through notes receivables. Initiation fee notes receivables are included in accounts receivable. Cash received in advance of revenue recognition for membership dues and initiation fees is included in deferred revenue.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

2. Financial Statement Details

Accounts receivable consists of the following:

	December 31,
	2004	2003
Accounts receivable	$767,153	$872,958
Initiation fee notes receivable	176,730	532,306

	943,883	1,405,264
Provision for doubtful accounts	(104,696)	(160,948)

	$839,187	$1,244,316

Property and equipment consists of the following:

	December 31,
	2004	2003
Land	$17,106,971	$16,770,113
Computers and software	156,703	155,388
Equipment	1,953,605	1,342,528
Furniture and fixtures	461,193	430,129
Building and building improvements	5,630,923	5,630,923

	25,309,395	24,329,081
Less accumulated depreciation	(2,364,207)	(1,237,526)

	$22,945,188	$23,091,555

3. Membership Fee Revenue

The Company realizes a substantial portion of its revenue from the membership initiation fees received at the time a member joins one of the Company’s private golf clubs. Accounting principles generally accepted in the United States (GAAP) require that this revenue be recognized over the average life of a membership, which the Company has determined to be seven years, resulting in a deferral of a significant portion of the membership fees.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

3. Membership Fee Revenue (continued)

The reconciliation of gross membership fees to GAAP membership fee revenue is as follows:

	Year ended December 31, 2004	Year ended December 31, 2003
Gross membership fees	$2,590,443	$2,123,664
Less deferred portion of current year fees	(2,394,008)	(1,959,014)
Plus recognition of prior year deferred revenue	352,128	48,748

Net GAAP membership fee revenue	$548,563	$213,398

Deferred membership fee revenue as of December 31, 2004 will be amortized into revenue as follows:

2005	$722,191
2006	722,191
2007	722,191
2008	722,191
2009	715,604
Thereafter	682,426

Total	$4,286,794

4. Commitments

The Company leases certain equipment under operating leases. Lease expense for the years ended December 31, 2004 and 2003 was $118,864 and $131,594, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $895,355 and $342,082 at December 31, 2004 and 2003, respectively.

Accumulated depreciation on assets under capital leases totaled $112,527 and $16,447 at December 31, 2004 and 2003, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

4. Commitments (continued)

At December 31, 2004, future minimum lease payments for all leases with initial terms of one year or more are as follows:

Capital
2005	$215,351
2006	215,351
2007	215,351
2008	196,106
2009	123,402

Total minimum lease payments	965,561
Amounts representing interest	(154,164)

Present value of net minimum lease payments	811,397
Less current portion of capital obligation	160,222

Long term capital lease obligations	$651,175

5. Debt

The following summarizes the Company’s long-term notes payable arrangement at:

	December 31,
	2004	2003
Promissory note dated October 1, 2002, interest accrues at a rate of Prime plus 2% (6.75% at December 31, 2004). Principal and interest is due and payable monthly, beginning November 1, 2003 with all unpaid principal and accrued interest due October 31, 2007.	$17,455,398	$17,938,126

Principal maturities on the above note is as follows for the years ended December 31:

2005	$476,570
2006	510,227
2007	16,468,601

Total	$17,455,398

All borrowings under the agreement are collateralized by the golf facility owned by the Company and are subject to various compliance covenants.

WHCC, LLC, d.b.a. Weston Hills Country Club

Notes to Financial Statements

6. Related Party Transactions

On September 30, 2002, the Company entered into a management agreement with Heritage Golf Operator, LLC (“HGO”) to manage its country club property. HGO is a wholly owned subsidiary of a WHCC investor. HGO receives an annual management fee of 3.5% of gross revenues. For the year ending December 31, 2004 and December 31, 2003, the Company paid HGO management fees of $554,212 and $448,419, respectively.

In September of 2002, the Company entered into a consulting agreement with Hillwood Weston Club, a founder, for services related to the Company’s ownership and operations of the Weston Hills Country Club. The agreement is effective until a change in ownership or event of default, with an annual fee of $75,000 paid by the Company to Hillwood.

At December 31, 2004 and 2003, respectively, the related party payable relates to reimbursement of payroll expenses and management fees to HGO.

Heritage Golf Group West Coast, Inc.

Consolidated Balance Sheet

September 30, 2006

(unaudited)

Assets
Current assets:
Cash and cash equivalents	$5,985
Accounts receivable	768,786
Initiation fee notes receivable, current portion	341,966
Inventory	434,902
Prepaid expenses and deposits	154,296

Total current assets	1,705,935

Property and equipment, net	29,495,363
Other assets, net	362,844
Initiation fee notes receivable, less current portion	51,181
Related party receivable	26,975,256

Total assets	$58,590,579

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$555,478
Deferred revenue	2,891,800
Notes payable, current portion	478,419
Current portion of obligation under capital leases	196,735

Total current liabilities	4,122,432

Notes payable, less current portion	35,395,367
Obligation under capital leases, less current portion	375,357
Deferred revenue, less current portion	7,826,140
Membership deposits	1,228,531

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01; 1,000 shares authorized, issued and outstanding	10
Addditional paid in capital	14,237,653
Accumulated deficit	(4,594,911)

Total stockholders’ equity	9,642,752

Total liabilities and stockholders’ equity	$58,590,579

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Course operating revenues	$10,454,825	$9,418,515
Course operating expenses	6,773,876	6,390,001

	3,680,949	3,028,514

Depreciation and amortization expenses	1,176,381	1,214,508

Operating income	2,504,568	1,814,006

Interest expense	(2,697,711)	(2,165,328)

Net loss	$(193,143)	$(351,322)

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Stockholders’ Equity

(unaudited)

	Common Stock			Accumulated Deficit	Total Stockholders’ Equity

	Shares	Amount	Paid in Capital
Balance at December 31, 2005	1,000	$10	$14,237,653	$(4,401,768)	$9,835,895
Net loss and comprehensive loss	—	—	—	(193,143)	(193,143)

Balance at July 31, 2006	1,000	$10	$14,237,653	$(4,594,911)	$9,642,752

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Operating activities
Net loss	$(193,143)	$(351,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,176,381	1,214,508
Amortization of financing costs	102,851	102,851
Change in operating assets and liabilities:
Accounts receivable	184,950	(190,022)
Notes receivable	121,117	192,768
Inventory	(81,842)	(78,004)
Prepaid expenses and deposits	38,348	(48,906)
Other assets	(1)	(22,566)
Accounts payable and accrued expenses	(48,065)	68,532
Deferred revenue	13,468	1,441,288
Membership deposits	249,763	290,084

Net cash provided by operating activities	1,563,827	2,619,213

Investing activities
Purchases of property and equipment	(328,816)	(834,299)
Related party receivable	(713,191)	(1,189,067)

Net cash used in investing activities	(1,042,007)	(2,023,366)

Financing activities
Repayments of notes payable	(328,129)	(414,120)
Payment on capital leases	(193,691)	(181,727)

Net cash provided by financing activities	(521,820)	(595,847)

Net decrease in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of period	5,985	6,774

Cash and cash equivalents at end of period	$5,985	6,774

Supplemental disclosure of cash flow information
Interest paid	$2,676,055	$2,085,799

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment under capital leases	$252,078	$—

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Notes to Unaudited Consolidated Financial Statements

1. General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

CONSOLIDATED FINANCIAL STATEMENTS

Heritage Golf Group West Coast, Inc.

Years Ended December 31, 2005 and 2004

Heritage Golf Group West Coast, Inc.

Consolidated Financial Statements

Years Ended December 31, 2005 and 2004

Contents

Report of Independent Auditors

Audited Consolidated Financial Statements

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders’ Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Report of Independent Auditors

The Board of Directors and Shareholders

Heritage Golf Group West Coast, Inc.

We have audited the accompanying consolidated balance sheets of Heritage Golf Group West Coast, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heritage Golf Group West Coast, Inc. at December 31, 2005, and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

San Diego, California

November 21, 2006

Heritage Golf Group West Coast, Inc.

Consolidated Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,985	$6,774
Accounts receivable, net of allowance of $65,031 and $56,660 as of December 31, 2005 and 2004, respectively	953,736	668,652
Initiation fee notes receivable, current portion	460,841	362,231
Inventory	353,060	328,753
Prepaid expenses and deposits	192,644	120,250

Total current assets	1,966,266	1,486,660

Property and equipment, net	30,090,850	30,749,193
Other assets, net	465,694	580,263
Initiation fee notes receivable, less current portion	53,423	685,481
Related party receivable	26,262,065	25,029,915

Total assets	$58,838,298	$58,531,512

Liabilities and stockholders’ equity
Current liabilities:
Accounts payables and accrued expenses	$603,543	$489,156
Deferred revenue	3,024,134	2,308,504
Notes payable, current portion	478,419	448,955
Current portion of obligations under capital leases	199,511	239,973

Total current liabilities	4,305,607	3,486,588

Notes payable, less current portion	35,723,496	36,301,045
Obligation under capital leases, less current portion	314,194	512,355
Deferred revenue, less current portion	7,680,338	6,852,454
Membership deposits	978,768	631,555

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.01; 1,000 shares authorized, issued and outstanding	10	10
Additional paid in capital	14,237,653	14,237,653
Accumulated deficit	(4,401,768)	(3,490,148)

Total stockholders’ equity	9,835,895	10,747,515

Total liabilities and stockholders’ equity	$58,838,298	$58,531,512

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Operations

	Years Ended December 31,
	2005	2004	2003
Course operating revenues	$12,600,999	$11,806,132	$10,863,182
Course operating expenses	8,956,349	9,137,683	8,573,261

	3,644,650	2,668,449	2,289,921

Depreciation and amortization expenses	1,576,616	1,618,851	1,598,882

Operating income	2,068,034	1,049,598	691,039

Interest expense	(2,979,654)	(2,581,619)	(2,024,025)

Net loss	$(911,620)	$(1,532,021)	$(1,332,986)

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2005, 2004 and 2003

	Shares	Common Stock Amount	Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2002	1,000	$10	$14,237,653	$(625,141)	$13,612,522
Net loss and comprehensive loss	—	—	—	(1,332,986)	(1,332,986)

Balance at December 31, 2003	1,000	10	14,237,653	(1,958,127)	12,279,536
Net loss and comprehensive loss	—	—	—	(1,532,021)	(1,532,021)

Balance at December 31, 2004	1,000	10	14,237,653	(3,490,148)	10,747,515
Net loss and comprehensive loss	—	—	—	(911,620)	(911,620)

Balance at December 31, 2005	1,000	$10	$14,237,653	$(4,401,768)	$9,835,895

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2005	2004	2003
Operating activities
Net loss	$(911,620)	$(1,532,021)	$(1,332,986)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,576,616	1,618,851	1,598,882
Amortization of financing costs	137,134	255,569	226,238
Change in operating assets and liabilities:
Accounts receivable	(285,085)	(9,870)	(247,264)
Notes receivable	533,449	563,224	(739,213)
Inventory	(24,307)	(33,416)	(61,831)
Prepaid expenses and deposits	(72,394)	56,999	65,660
Other assets	(22,565)	(1,195)	—
Accounts payable and accrued expenses	114,387	94,937	(177,650)
Deferred revenue	1,543,514	2,899,009	3,394,444
Membership deposits	347,213	396,755	234,800

Net cash provided by operating activities	2,936,342	4,308,842	2,961,080
Investing activities
Purchases of property and equipment	(918,273)	(807,937)	(150,072)
Related party receivable	(1,232,150)	(14,586,685)	(7,976,969)

Net cash used in investing activities	(2,150,423)	(15,394,622)	(8,127,041)
Financing activities
Proceeds from notes payable	—	25,844,855	15,250,000
Repayments of notes payable	(548,085)	(14,102,106)	(9,279,158)
Payments on capital leases	(238,623)	(256,910)	(501,320)
Payment of financing costs	—	(400,150)	(303,061)

Net cash provided by (used in) financing activities	(786,708)	11,085,689	5,166,461

Net increase (decrease) in cash and cash equivalents	(789)	(91)	500
Cash and cash equivalents at beginning of year	6,774	6,865	6,365

Cash and cash equivalents at end of year	$5,985	$6,774	$6,865

Supplemental disclosure of cash flow information
Interest paid	$2,811,619	$2,393,663	$2,115,667

Supplemental schedule of non-cash investing and financing activities
Acquisition of equipment under capital leases	$—	$237,132	$419,259

See accompanying notes.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements

December 31, 2005

1. The Company and Summary of Significant Accounting Policies

The Company

Heritage Golf Group West Coast, Inc. (the “Company”) is a corporation formed in the state of Delaware on January 6, 2000. The Company owns and operates one daily fee golf facility located in San Clemente, California, Talega Golf Club, and one private golf facility in Santa Clarita, California, Valencia Country Club.

The consolidated financial statements include the accounts of Heritage Golf Group West Coast, Inc. and its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The Company was wholly-owned by Heritage Golf Group, LLC (the “Parent”). On October 16, 2006, the Parent sold all of the outstanding capital stock of the Company to CNL Income Partners LP for approximately $58,000,000.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

1. The Company and Summary of Significant Accounting Policies (continued)

Collectibility of Accounts Receivable

The Company evaluates the collectibility of its accounts receivables based on a combination of factors. The Company regularly analyzes its significant customer accounts, and, when it becomes aware of a specific customer’s inability to meet its financial obligations, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial health of the customer and historical experience. If circumstances related to specific customer change, the Company’s estimates of the recoverability of receivables could be further adjusted or the related receivables could be written-off to the allowance as uncollectible.

Inventory

Inventory is stated at the lower of cost (determined on a weighted average basis) or market. Inventory consists principally of merchandise and food.

Property and Equipment

Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets (generally three to thirty years) using the straight-line method.

Long-Lived Assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset and such loss would be incurred based on the fair value of the impaired assets. The Company has identified no such impairment losses to date.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, which requires the use of the “liability method” of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company files a separate income tax return.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

1. The Company and Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is generated from golf course operations (green fees, cart fees, driving range fees, food and beverage sales and pro shop sales), membership dues, and initiation fees. Revenues from golf operations are recognized at the time of sale or when the service is provided. Revenues from membership dues are billed monthly and recognized in the period earned.

The majority of initiation fees are not refundable until 30 years after the date of acceptance of a member, and are expected to cover the cost of providing services to the member over the course of the individual’s membership. Revenue related to initiation fees are recognized over the average expected life of an active membership. For initiation fees, the difference between the amount paid by the member and the present value of the refund obligation is deferred and recognized as membership fees and deposits revenue on a straight-line basis over the average expected life of an active membership, seven years. The present value of the refund obligation is recorded as a membership deposit liability in the consolidated balance sheet and accretes over the nonrefundable term using the effective interest method with an interest rate defined as our weighted average borrowing rate. The accretion is included in interest expense.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. To date there have been no differences between the Company’s net loss and its total comprehensive loss.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

2. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2005	2004
Land	$23,568,536	$22,795,297
Computers and software	64,159	71,383
Equipment	1,589,412	1,786,484
Furniture and fixtures	949,229	888,319
Building and building improvements	10,194,469	10,182,268
Construction in process	143,743	133,307

	36,509,548	35,857,058
Less accumulated depreciation	(6,418,698)	(5,107,865)

	$30,090,850	$30,749,193

3. Commitments and Contingencies

The Company leases certain equipment under operating leases. Lease expense for the year ended December 31, 2005, 2004 and 2003 was $92,737, $96,944 and $86,644, respectively.

The Company leases certain equipment under capital lease obligations. Cost of assets under capital leases totaled $941,457 and $1,199,209 at December 31, 2005 and 2004, respectively.

Accumulated depreciation on assets under capital leases totaled $510,878 and $603,110 at December 31, 2005 and 2004, respectively. Amortization of assets recorded under capital leases is included with depreciation expense.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

3. Commitments and Contingencies (continued)

At December 31, 2005, future minimum lease payments for all capital leases with initial terms of one year or more are as follows:

2006	$236,304
2007	200,053
2008	119,217
2009	18,834

Total minimum lease payments	574,408
Amounts representing interest	(60,703)

Present value of net minimum lease payments	513,705
Less current portion of capital obligation	(199,511)

Long term capital lease obligations	$314,194

In 2004, the Parent entered into an agreement with a lender to provide membership initiation fee financing to new members who join the Company’s membership club. As part of this agreement, the Parent agreed to purchase any loan from the lender that is in default more than 90 days. As of December 31, 2005, new members have financed $3,237,013 of notes receivable with the lender. As of December 31, 2005, the Parent has not received any notices of default from the lender.

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

4. Debt

The following summarizes the Company’s long-term notes payable arrangements:

	2005	2004
Promissory note dated March 2003, interest accrues at a rate of LIBOR plus 4.0% with a minimum rate of 6.0% (8.29% at December 31, 2005). Principal is due and payable monthly beginning April 1, 2005, with all unpaid principal and accrued interest due on April 1, 2008. Promissory note paid in full October 2006.	$12,101,906	$12,250,000
Promissory note dated December 2004, interest accrues at a rate of Prime plus 1.25% (8.5% at December 31, 2005). Principal is due and payable monthly, with all unpaid principal and accrued interest due on December 1, 2009. Promissory note paid in full October 2006.	24,100,009	24,500,000

	36,201,915	36,750,000
Less current portion	478,419	448,955

	$35,723,496	$36,301,045

Heritage Golf Group West Coast, Inc.

Notes to Consolidated Financial Statements (continued)

5. Income Taxes

Significant components of the Company’s deferred tax assets at December 31, 2005 and 2004 are shown below. A valuation allowance of $2,971,000 and $2,324,000 has been recognized to offset the deferred tax assets as of December 31, 2005 and 2004 as realization of such assets is uncertain.

	December 31,
	2005	2004
Deferred income tax assets:
Net operating loss carryforwards	$2,913,000	$1,778,000
Deferred revenue	783,000	1,279,000
Other, net	56,000	54,000

Total deferred income tax assets	3,752,000	3,111,000
Deferred income tax liabilities
Depreciation/Amortization	(781,000)	(787,000)
Valuation allowance for deferred income tax assets	(2,971,000)	(2,324,000)

Total deferred income tax assets	$—	$—

At December 31, 2005, the Company’s had federal and state tax net operating loss carryforwards of approximately $7,141,000 and $7,188,000, respectively. The federal and state tax loss carryfowards will expire in 2023 and 2008, respectively, unless previously utilized.

Pursuant to Internal Revenue code Section 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

6. Related Party Receivable

At December 31, 2005, and 2004, respectively, the related party receivable is a receivable from the Parent and represents net proceeds from several refinancing transactions of the Company’s subsidiaries’ notes payable and net cash from operations after debt service from the Company’s two subsidiaries. The total of these funds were used to fund acquisitions and the operations of the Company’s Parent and its subsidiaries. The related party receivable does not earn interest, and accordingly no interest income has been recognized in the consolidated statement of operations for this related party receivable.

CONSOLIDATED FINANCIAL STATEMENTS

Booth Creek Ski Holdings, Inc.

Years ended October 27, 2006, October 28, 2005 and October 29, 2004

with Report of Independent Auditors

Booth Creek Ski Holdings, Inc.

Consolidated Financial Statements

Years ended October 27, 2006, October 28, 2005 and October 29, 2004

Contents

Report of Independent Auditors	F – 132
Consolidated Balance Sheets	F – 133
Consolidated Statements of Operations	F – 134
Consolidated Statements of Shareholder’s Deficit	F – 135
Consolidated Statements of Cash Flows	F – 136
Notes to Consolidated Financial Statements	F – 137

Report of Independent Auditors

The Board of Directors and Shareholder of Booth Creek Ski Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Booth Creek Ski Holdings, Inc. as of October 27, 2006 and October 28, 2005, and the related consolidated statements of operations, shareholder’s deficit, and cash flows for each of the three years in the period ended October 27, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Booth Creek Ski Holdings, Inc. at October 27, 2006 and October 28, 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended October 27, 2006 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Sacramento, California

January 10, 2007,

except for Note 11, as to which the date is January 19, 2007

Booth Creek Ski Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	October 27, 2006	October 28, 2005
Assets
Current assets:
Cash	$86	$79
Restricted cash	1,436	—
Accounts receivable, net of allowance of $40 and $40, respectively	2,422	1,600
Inventories	3,147	2,382
Prepaid expenses and other current assets	4,970	4,915

Total current assets	12,061	8,976

Property and equipment, net	118,889	109,380
Real estate held for development and sale	6,851	7,053
Deferred financing costs, net of accumulated amortization of $1,390 and $392, respectively	4,478	5,043
Timber rights and other assets	6,533	6,446
Goodwill	21,659	23,143

Total assets	$170,471	$160,041

Liabilities and shareholder’s deficit
Current liabilities:
Revolving credit facility	$14,500	$11,500
Current portion of long-term debt	74,495	2,031
Accounts payable and accrued liabilities	20,794	20,211
Unearned revenue and deposits – resort operations	13,653	15,150
Unearned revenue – real estate operations	2,801	—

Total current liabilities	126,243	48,892

Long-term debt	51,599	128,348

Other long-term liabilities	1,399	876

Commitments and contingencies

Shareholder’s deficit:
Common stock, $.01 par value; 1,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	80,500	72,000
Accumulated deficit	(89,270)	(90,075)

Total shareholder’s deficit	(8,770)	(18,075)

Total liabilities and shareholder’s deficit	$170,471	$160,041

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Operations

(In thousands)

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
Revenue:
Resort operations	$114,847	$99,445	$105,377
Real estate and other (including revenues from related parties of $5,610 for the year ended October 29, 2004)	21,032	7,522	10,033

Total revenue	135,879	106,967	115,410

Operating expenses:
Cost of sales - resort operations	74,388	63,571	63,977
Cost of sales - real estate and other	4,811	2,039	2,861
Depreciation and depletion	15,399	14,502	13,944
Write-down of goodwill	1,484	—	—
Selling, general and administrative expense	24,697	24,878	23,191

Total operating expenses	120,779	104,990	103,973

Operating income	15,100	1,977	11,437

Other income (expense):
Interest expense	(14,820)	(12,779)	(12,071)
Amortization of deferred financing costs	(998)	(2,655)	(1,195)
Loss on early retirement of debt	—	(889)	—
Gain on interest rate swap arrangement	452	779	—
Gain on disposals of property and equipment	1,013	119	28
Other income (expense)	58	2	(30)

Other income (expense), net	(14,295)	(15,423)	(13,268)

Net income (loss)	$805	$(13,446)	$(1,831)

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Shareholder’s Deficit

(In thousands, except shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at October 31, 2003	1,000	—	$72,000	$(74,798)	$(2,798)
Net loss	—	—	—	(1,831)	(1,831)

Balance at October 29, 2004	1,000	—	72,000	(76,629)	(4,629)
Net loss	—	—	—	(13,446)	(13,446)

Balance at October 28, 2005	1,000	—	72,000	(90,075)	(18,075)
Capital contributions	—	—	8,500	—	8,500
Net income	—	—	—	805	805

Balance at October 27, 2006	1,000	$—	$80,500	$(89,270)	$(8,770)

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
Cash flows from operating activities:
Net income (loss)	$805	$(13,446)	$(1,831)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and depletion	15,399	14,502	13,944
Write-down of goodwill	1,484	—	—
Noncash cost of real estate sales	3,285	1,187	2,292
Amortization of deferred financing costs	998	2,655	1,195
Loss on early retirement of debt	—	889	—
Gain on interest rate swap arrangement	(452)	(779)	—
Gain on disposals of property and equipment	(1,013)	(119)	(28)
Changes in operating assets and liabilities:
Restricted cash	(1,436)	—	—
Accounts receivable	(822)	351	(124)
Inventories	(765)	(27)	(170)
Prepaid expenses and other current assets	(55)	(3,365)	(268)
Accounts payable and accrued liabilities	583	1,964	4,037
Unearned revenue and deposits – resort operations	(1,497)	548	(137)
Unearned revenue – real estate operations	2,801	—	—
Unearned deposits from related party – real estate operations	—	—	(5,610)
Other long-term liabilities	523	2	133

Net cash provided by operating activities	19,838	4,362	13,433

Cash flows from investing activities:
Capital expenditures for property and equipment	(23,446)	(11,032)	(10,985)
Proceeds from disposals of property and equipment	1,545	—	—
Capital expenditures for real estate held for development and sale	(3,083)	(1,754)	(1,754)
Other assets	151	(40)	(357)

Net cash used in investing activities	(24,833)	(12,826)	(13,096)

Cash flows from financing activities:
Borrowings under revolving credit facilities	56,200	60,650	38,045
Repayments under revolving credit facilities	(53,200)	(66,400)	(38,545)
Proceeds of long-term debt	5,000	127,500	7,000
Principal payments of long-term debt	(11,065)	(107,976)	(5,864)
Deferred financing costs	(433)	(6,077)	(936)
Capital contributions	8,500	—	—

Net cash provided by (used in) financing activities	5,002	7,697	(300)

Increase (decrease) in cash	7	(767)	37
Cash at beginning of year	79	846	809

Cash at end of year	$86	$79	$846

See accompanying notes.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements

October 27, 2006

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies

Booth Creek Ski Holdings, Inc. (“Booth Creek”) was organized on October 8, 1996 in the State of Delaware for the purpose of acquiring and operating various ski resorts, including Northstar-at-Tahoe (“Northstar”), Sierra-at-Tahoe (“Sierra”), Waterville Valley, Mt. Cranmore, Loon Mountain and the Summit at Snoqualmie (the “Summit”). Booth Creek also conducts certain real estate development activities, primarily at Northstar and Loon Mountain.

The consolidated financial statements include the accounts of Booth Creek and its subsidiaries (collectively referred to as the “Company”), all of which are wholly-owned. All significant intercompany transactions and balances have been eliminated.

Booth Creek is a wholly-owned subsidiary of Booth Creek Ski Group, Inc. (“Parent”).

On January 19, 2007, Parent and the Company consummated a number of strategic transactions. For further discussion, see Note 11.

Reporting Periods

The Company’s fiscal year ends on the Friday closest to October 31 of each year. Fiscal 2006, 2005 and 2004 were 52 week years.

Business and Principal Markets

Northstar is a year-round destination resort including ski and golf facilities. Sierra is a regional ski area which attracts both day and destination skiers. Both Northstar and Sierra are located near Lake Tahoe, California. Waterville Valley, Mt. Cranmore and Loon Mountain are regional ski resorts attracting both day and destination skiers, and are located in New Hampshire. The Summit is located in Northwest Washington and is a day ski resort.

Operations are highly seasonal at all locations with the majority of revenues realized during the ski season from late November through early April. The length of the ski season and the profitability of operations are significantly impacted by weather conditions. Although Northstar, Waterville Valley, Mt. Cranmore and Loon Mountain have snowmaking capacity to mitigate some of the effects of adverse weather conditions, abnormally warm weather, lack of adequate snowfall or other adverse weather conditions can materially affect revenues. Sierra and the Summit lack significant snowmaking capabilities but generally experience higher annual snowfall.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Business and Principal Markets (continued)

Other operational risks and uncertainties that face the Company include competitive pressures affecting the number of skier visits and ticket prices; the success of marketing efforts to maintain and increase skier visits; the possibility of equipment failure; and continued availability and cost of water supplies and energy sources for snowmaking and other operations.

Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market. The components of inventories are as follows:

	October 27, 2006	October 28, 2005
	(In thousands)
Retail products	$2,578	$1,929
Supplies	371	285
Food and beverage	198	168

	$3,147	$2,382

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided on the straight-line method based upon the estimated service lives or capital lease terms, which are as follows:

Land improvements	20 years
Buildings and improvements	20 years
Lift equipment	15 years
Other machinery and equipment	3 to 15 years

Amortization of assets recorded under capital leases is included in depreciation expense.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Real Estate Activities

The Company capitalizes as real estate held for development and sale the original acquisition cost, direct construction and development costs, and other related costs. Property taxes, insurance and interest incurred on costs related to real estate under development are capitalized during periods in which activities necessary to prepare the property for its intended use are in progress. Land costs and other common costs incurred prior to construction are allocated to each land parcel benefited. Construction-related costs are allocated to individual units in each development phase using the relative sales value method. Selling expenses are charged against income in the period incurred. Interest capitalized on real estate development projects for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 was $108,000, $116,000 and $18,000, respectively.

Sales and profits on real estate sales are recognized using the full accrual method at the point that the Company’s receivables from land sales are deemed collectible and the Company has no significant remaining obligations for construction or development, which typically occurs upon transfer of title. If such conditions are not met, the recognition of all or part of the sales and profit is postponed. The Company thoroughly evaluates the contractual agreements and underlying facts and circumstances relating to its real estate transactions, including the involvement of related parties, to determine the appropriate revenue recognition treatment of such transactions in accordance with Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate,” and related pronouncements. For the year ended October 27, 2006, the Company recognized revenues, costs and profits for the Retreat single family lot subdivision at Northstar (Note 7) using the percentage-of-completion method as development and construction on the subdivision occurred, as the Company remained obligated to complete certain subdivision infrastructure subsequent to the initial sale of a portion of the lots.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates potential impairment of its long-lived assets, including property and equipment and real estate held for development and sale, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). Pursuant to SFAS No. 144, the Company periodically evaluates whether there are facts and circumstances that indicate potential impairment of its long-lived assets. If impairment indicators are present, the Company reviews the carrying value of its long-lived assets for recoverability. If the carrying amount of a long-lived asset exceeds its estimated future undiscounted net cash flows, an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. As of October 27, 2006 and October 28, 2005, the Company believes that there has not been any impairment of its long-lived assets.

Goodwill

Pursuant to the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the Company performs annual impairment tests for recorded goodwill. Based on the annual impairment tests, the Company determined that there was no impairment of the goodwill balances associated with the Northstar, Sierra and Summit resorts as of October 27, 2006 and October 28, 2005, or for goodwill balances relating to the Company’s Mount Cranmore and Loon Mountain resorts as of October 28, 2005.

As of October 27, 2006, the Company determined that goodwill balances in the amount of $939,000 and $545,000 relating to Mount Cranmore and Loon Mountain were impaired, as the carrying value of the long-lived assets, including goodwill, associated with such resorts exceeded the estimated fair value of their respective resort operating assets. Based on the hypothetical purchase price allocation performed by the Company as required under SFAS No. 142, the Company determined that no value would be assigned to goodwill, and accordingly, the Company recorded a write-down of such goodwill balances as of October 27, 2006.

Fair Value of Financial Instruments

The fair value of amounts outstanding under the Company’s Credit Agreement and Note Purchase Agreement (Note 4) approximate book value, as the interest rate on such debt generally varies with changes in market interest rates.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Revenue Recognition – Resort Operations

Revenues from resort operations are generated from a wide variety of sources, including lift ticket sales, snow school lessons, equipment rentals, retail product sales, food and beverage operations, lodging and property management services and other recreational activities, and are recognized as services are provided and products are sold, and collectibility is reasonably assured. Sales of season passes are initially deferred in unearned revenue and recognized ratably over the expected ski season.

Contingencies and Related Accrual Estimates

The Company’s operations are affected by various contingencies, including commercial litigation, personal injury claims relating principally to snow sports activities, self-insured workers’ compensation matters and self-insured employee health and welfare arrangements. The Company performs periodic evaluations of these contingencies, and based on information provided by third-party claims administrators and other pertinent information, provides accruals for its best estimate of the eventual outcome of these matters in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.” These estimated liabilities are reviewed and appropriately adjusted as the facts and circumstances related to these contingencies change.

Amortization

Deferred financing costs are being amortized over the estimated lives of the related obligations using the effective interest method.

Advertising Costs

The production cost of advertisements is expensed when the advertisement is initially released. The cost of professional services for advertisements, sales campaigns and promotions is expensed when the services are rendered. The cost of brochures and other winter marketing collateral is expensed over the ski season. Advertising expenses for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 were $3,543,000, $3,009,000 and $3,501,000, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

1. Organization, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The Company is included in the federal and state tax returns of Parent. The provision for federal and state income tax is computed as if the Company filed separate consolidated income tax returns.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the accompanying consolidated financial statements for prior years to conform to the presentation for the year ended October 27, 2006.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Property and Equipment

Property and equipment consist of the following:

	October 27, 2006	October 28, 2005
	(In thousands)
Land and improvements	$35,729	$35,396
Buildings and improvements	59,539	51,903
Lift equipment	45,981	46,050
Other machinery and equipment	64,810	66,092
Construction in progress	25,950	17,527

	232,009	216,968
Less accumulated depreciation and amortization	113,120	107,588

	$118,889	$109,380

3. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	October 27, 2006	October 28, 2005
	(In thousands)
Accounts payable	$10,811	$8,996
Accrued compensation and benefits	3,966	3,952
Taxes other than income taxes	697	722
Interest	737	664
Other	4,583	5,877

	$20,794	$20,211

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements

Long-Term Debt

Long-term debt consists of the following, which are described herein:

	October 27, 2006	October 28, 2005
	(In thousands)
First Lien Term Facility	$67,931	$77,306
CapEx A Term Facility	4,987	—
Second Lien Term Facility	50,000	50,000
Capital leases and other debt	3,176	3,073

Total long-term debt	126,094	130,379
Less current portion	74,495	2,031

Long-term debt	$51,599	$128,348

2005 Refinancing

On June 2, 2005, the Company entered into (i) a $107,500,000 First Lien Credit Agreement (the “Credit Agreement”) with certain lenders and General Electric Capital Corporation, as administrative agent and collateral agent, and (ii) a $50,000,000 Second Lien Note Purchase Agreement (the “Note Purchase Agreement”) with certain lenders and the Bank of New York, as administrative agent and collateral agent. As discussed further in Note 11, all of the obligations and commitments under the Credit Agreement and Note Purchase Agreement were fully extinguished on January 19, 2007 in connection with certain strategic transactions involving Parent and the Company. The information below provides a general description of the principal terms and conditions of the Credit Agreement and Note Purchase Agreement and certain related matters prior to the time of such extinguishment.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements (continued)

2005 Refinancing (continued)

The Credit Agreement provided for (a) a $20,000,000 revolving credit facility (the “Revolving Facility”), (b) a $77,500,000 term loan facility (the “First Lien Term Facility”), (c) a $5,000,000 delayed draw term loan for certain planned capital expenditures at Northstar, which commitment was drawn upon on July 5, 2006 (the “CapEx A Term Facility”), and (d) a $5,000,000 delayed draw term loan for certain planned capital expenditures at Loon Mountain. Subject to the terms of the Credit Agreement, the Company could, from time to time, borrow, repay and reborrow under the Revolving Facility. The Credit Agreement required that the Company not have any borrowings under the Revolving Facility for a period of 30 consecutive days during the period from January 1 to April 30 of each year. The Credit Agreement permitted the issuance of letters of credit in an amount not to exceed $5,000,000. The balance of outstanding letters of credit reduced the available borrowing capacity under the Revolving Facility. The First Lien Term Facility and the delayed draw term loans required principal payments of 1% per annum of the original balance of such loans, payable quarterly in arrears on the last day of each of January, April, July and October, commencing on July 31, 2005. Borrowings under the Credit Agreement were also subject to certain mandatory prepayment provisions relating to (x) certain specified real estate sales, (y) certain asset sales and casualty proceeds and (z) cumulative resort free cash flow (as defined in the Credit Agreement). The scheduled maturity date of the Credit Agreement was May 31, 2011. Borrowings under the Credit Agreement bore interest, at the Company’s option, at either an adjusted Eurodollar rate or at an alternative base rate, plus an applicable margin. Under the terms of the Credit Agreement, the applicable margin was equal to 4.5% per annum for Eurodollar rate loans and 3.5% per annum for alternative base rate loans. Borrowings outstanding under the Revolving Facility, First Lien Term Facility and CapEx A Term Facility as of October 27, 2006 bore interest at weighted average annual rates of 10.42%, 9.89% and 10.06%, respectively, pursuant to elections under both the Eurodollar and alternative base rate options.

The indebtedness of the Company under the Credit Agreement was guaranteed by substantially all of its subsidiaries. Booth Creek’s and the guarantors’ obligations under the Credit Agreement were secured by a first-priority security interest in substantially all of the assets of the Company and such guarantors.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements (continued)

2005 Refinancing (continued)

The Note Purchase Agreement provided for a $50,000,000 second lien term facility (the “Second Lien Term Facility”), which had a scheduled maturity date of May 31, 2012. There were no scheduled principal payments under the Second Lien Term Facility. Borrowings under the Note Purchase Agreement bore interest, at the Company’s option, at either an adjusted Eurodollar rate or at an alternative base rate, plus an applicable margin. Under the terms of the Note Purchase Agreement, the applicable margin was equal to 8.5% per annum for Eurodollar rate loans and 7.5% per annum for alternative base rate loans. The Note Purchase Agreement also permitted the Company to pay up to 50% of the accrued interest under the Second Lien Term Facility in kind during the period from the closing date through the three year and six month anniversary of the closing date. In such case, the applicable margin was equal to 14% per annum for Eurodollar rate loans and 13% per annum for alternative base rate loans. Borrowings outstanding under the Second Lien Term Facility as of October 27, 2006 bore interest at 13.88% pursuant to an election under the Eurodollar option.

The indebtedness of the Company under the Note Purchase Agreement was guaranteed by substantially all of its subsidiaries. The Company’s and the guarantors’ obligations under the Note Purchase Agreement were secured by a second-priority security interest in substantially all of the assets of the Company and such guarantors. Collateral matters between the lenders under the Credit Agreement and the lenders under the Note Purchase Agreement were governed by an intercreditor agreement.

The Credit Agreement and Note Purchase Agreement contained affirmative and negative covenants customary for such types of facilities, including maintaining a minimum level of EBITDA; maintaining a minimum level of asset value; limitations on indebtedness, capital expenditures, investments and spending on real estate projects; limitations on dividends and other distributions; and other restrictive covenants pertaining to the operation and management of the Company and its subsidiaries. The agreements also contained events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; breach of representations or warranties in any material respect when made; breach of covenants; cross default and cross acceleration of other indebtedness; dissolution, insolvency and bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity of the guarantees, security documents or intercreditor agreement; changes in control; and loss of material licenses, approvals or permits.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements (continued)

2005 Refinancing (continued)

Borrowings of $77,500,000 and $50,000,000 under the First Lien Term Facility and Second Lien Term Facility, together with closing date advances of $500,000 under the Revolving Facility, were utilized (i) to retire outstanding principal of $16,000,000 in revolver borrowings under the Company’s Amended and Restated Credit Agreement dated March 15, 2002 (the “Senior Credit Facility”), (ii) to retire outstanding principal of $23,750,000 in term borrowings (the “Term Facility”) under the Senior Credit Facility, (iii) to pay accrued interest, fees and expenses of $400,000 under the Senior credit Facility, (iv) to retire outstanding principal of $80,175,000 under the Company’s 12.5% senior notes due March 15, 2007 (the “Senior Notes”), together with accrued interest of $2,171,000, (v) to pay fees and expenses associated with the refinancing transaction, and (vi) for other general corporate purposes. In connection with the retirement of the Senior Notes, the Company recognized a loss on early retirement of debt of $889,000 during the year ended October 28, 2005 due principally to the write-off of unamortized deferred financing costs.

May 2006 Credit Agreement and Note Purchase Agreement Amendment and Waiver

Due to the effects of certain adverse weather conditions at its resorts, the Company did not achieve the minimum EBITDA requirement under the Credit Agreement and Note Purchase Agreement for the first fiscal quarter of 2006. On May 10, 2006, the Company entered into a First Amendment and Waiver (the “First Amendment and Waiver”) with the agents and lenders under each of the Credit Agreement and the Note Purchase Agreement which (i) waived the breach of covenant and event of default resulting from the Company’s failure to achieve the minimum EBITDA requirement for the first fiscal quarter of 2006, (ii) modified the level of the minimum EBITDA covenant for certain periods following the first fiscal quarter of 2006, (iii) required a capital contribution of $3,500,000 into the Company, which was made concurrently with the First Amendment and Waiver, and (iv) modified certain other terms and conditions of the Credit Agreement and Note Purchase Agreement.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements (continued)

Minimum EBITDA Covenant Violation Under the Credit Agreement for the Trailing Twelve Month Period Ended October 27, 2006

Due principally to temporary disruption from significant real estate infrastructure development at Northstar, which negatively impacted customer visitation and related lodging, retail, food and beverage, golf and mountain biking operations at the resort during the summer season of 2006, the Company did not achieve the minimum EBITDA covenant under the Credit Agreement for the trailing twelve month period ended October 27, 2006. The Company satisfied the minimum EBITDA covenant for such period under the Note Purchase Agreement. Accordingly, the Company has classified amounts outstanding under the First Lien Term Facility and CapEx A Term Facility as a component of “current portion of long-term debt” as of October 27, 2006. As discussed further in Note 11, all of the obligations and commitments under the Credit Agreement and Note Purchase Agreement were fully extinguished on January 19, 2007.

Capital Leases and Other Debt

During the year ended October 29, 2004, the Company entered into purchase commitments for the construction of detachable quad chairlifts at Northstar and Loon Mountain for a total cost of $7,109,000. The Company also obtained a commitment to finance the lifts under operating lease arrangements. During the years ended October 28, 2005 and October 29, 2004, lift construction progress payments of $5,420,000 and $1,689,000, respectively, were funded by the leasing company pursuant to interim financing arrangements entered into in contemplation of the intended operating lease financing. Under generally accepted accounting principles, the interim fundings were initially reflected as a component of property and equipment and current portion of long-term debt in the Company’s consolidated balance sheets. In December 2004, the capital expenditures and debt associated with the interim fundings were removed from the Company’s consolidated balance sheet in conjunction with the origination of the permanent operating lease financing transactions for the two lifts.

Other debt of $3,176,000 and $3,073,000 at October 27, 2006 and October 28, 2005, respectively, consists of various capital lease obligations and notes payable.

For the years ended October 27, 2006, October 28, 2005 and October 29, 2004, the Company entered into long-term debt and capital lease obligations of $1,780,000, $3,226,000 and $3,371,000, respectively, for the purchase of equipment.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Financing Arrangements (continued)

Capital Leases and Other Debt (continued)

During the years ended October 27, 2006, October 28, 2005 and October 29, 2004, the Company paid cash for interest costs of $14,747,000, $13,629,000 and $11,912,000, respectively, net of amounts capitalized of $521,000, $379,000 and $18,000, respectively.

As of October 27, 2006, the scheduled maturities of long-term debt were as follows:

Year ending October	(In thousands)
2007	$2,402
2008	2,068
2009	1,180
2010	825
2011	69,619
Thereafter	50,000

Total long-term debt	$126,094

Interest Rate Swap Arrangement

On September 2, 2005, the Company entered into an interest rate swap arrangement with a bank. Pursuant to the arrangement, the Company will receive payments at the rate of three month LIBOR in exchange for the obligation to pay a fixed rate of interest at 4.43%. The notional principal amount for the interest rate swap arrangement is $65,000,000 through the term of the arrangement, which expires on October 31, 2009. The interest rate swap arrangement is designed to partially limit the Company’s exposure to the effects of rising interest rates with respect to borrowings outstanding under the First Lien Term Facility and Second Lien Term Facility. This arrangement is accounted for at fair value, with fluctuations recorded through the statement of operations. As of October 27, 2006 and October 28, 2005, the fair value of the arrangement was $1,172,000 and $779,000, respectively, which was reflected as a component of other assets in the accompanying consolidated balance sheets. The Company received net cash proceeds under the interest rate swap of $59,000 during the year ended October 27, 2006 (none in 2005), and recognized gains of $452,000 and $779,000 under the arrangement during the years ended October 27, 2006 and October 28, 2005, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

5. Commitments and Contingencies

Lease Commitments

The Company leases certain machinery, equipment and facilities under operating leases. Aggregate future minimum lease payments as of October 27, 2006 were as follows:

Year ending October	(In thousands)
2007	$2,634
2008	2,500
2009	2,436
2010	2,309
2011	1,871
Thereafter	4,756

$16,506

Total rent expense for all operating leases amounted to $3,212,000, $2,770,000 and $1,795,000 for the years ended October 27, 2006, October 28, 2005 and October 29, 2004, respectively.

The Company leases certain machinery and equipment under capital leases. Aggregate future minimum lease payments as of October 27, 2006 for the years ending October 2007, October 2008 and October 2009 were $1,754,000, $1,313,000, and $366,000, respectively. The cost of equipment recorded under capital leases at October 27, 2006 and October 28, 2005 was $5,576,000 and $4,375,000, respectively, and the related accumulated depreciation at such dates was $2,797,000 and $1,548,000, respectively.

In addition, the Company leases property from the United States Forest Service under Term Special Use Permits for all or certain portions of the operations of Sierra, Waterville Valley, Loon Mountain and the Summit. These leases are effective through 2039, 2034, 2042 and 2032, respectively. Lease payments are based on a percentage of revenues, and were $1,188,000, $1,001,000 and $1,117,000 for the years ended October 27, 2006, October 28, 2005 and October 29, 2004, respectively.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

5. Commitments and Contingencies (continued)

Other Commitments

Firm commitments for future capital expenditures, which include commitments resulting from firm purchase orders, contracts and other formal agreements, totaled approximately $16,800,000 at October 27, 2006.

In connection with certain single family real estate development projects at Northstar and certain other aspects of its operations, the Company has arranged for surety bonds from third-party surety bonding companies or letters of credit from financial institutions. The aggregate amount of surety bonds and letters of credit in place at October 27, 2006 were $4,050,000 and $38,000, respectively. As of October 27, 2006, the Company maintained a restricted cash deposit of $1,436,000 as a collateral arrangement for surety bonds in the amount of $3,910,000 obtained for certain subdivision development improvements at Northstar.

Litigation

The nature of the ski industry includes the risk of skier injuries. Generally, the Company has insurance to cover potential claims; in some cases the amounts of the claims may be substantial. The Company is also involved in a number of other claims arising from its operations.

Management, in consultation with legal counsel, believes resolution of these claims will not have a material adverse impact on the Company’s consolidated financial position, results of operations or cash flows.

Pledge of Stock

As of October 27, 2006, the stock of the Company was pledged to secure approximately $170,200,000 of indebtedness of Parent.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

6. Income Taxes

The difference between the statutory federal income tax rate and the effective tax rate is attributable to the following:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Tax (provision) benefit computed at federal statutory rate of 35% of pre-tax (income) loss	$(387)	$4,706	$641
Net change in valuation allowance	(1,934)	(6,027)	(606)
Other, net	2,321	1,321	(35)

	$—	$—	$—

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	October 27, 2006	October 28, 2005
	(In thousands)
Deferred tax assets:
Accruals	$993	$1,014
Alternative minimum tax credit carryforwards	352	352
Net operating loss carryforwards	46,990	47,556

Total deferred tax assets	48,335	48,922
Deferred tax liabilities:
Property and equipment	(11,345)	(14,450)
Goodwill	(2,848)	(2,264)

Total deferred tax liabilities	(14,193)	(16,714)

Net deferred tax assets	34,142	32,208
Valuation allowance	(34,142)	(32,208)

Net deferred tax assets reflected in the accompanying consolidated balance sheets	$—	$—

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

6. Income Taxes (continued)

At October 27, 2006, the Company has net operating loss carryforwards of approximately $129,000,000 for federal income tax reporting purposes, which expire between 2012 and 2026.

7. Real Estate Transactions

Sale of South Mountain Real Estate at Loon Mountain

On April 18, 2005, Loon Mountain Recreation Corporation (“LMRC”) and Loon Realty Corp. (“Loon Realty”, and together with LMRC, “Seller”), wholly-owned subsidiaries of the Company, entered into a Real Estate Purchase and Sale Contract (the “Centex Agreement”) with Centex Homes (“Purchaser”) for the purchase and sale of certain development real estate (the “Property”) located proximate to the Loon Mountain ski area (the “Loon Mountain Ski Area”). The Property consists of approximately 338 acres of land and related development rights, which was sold in two phases.

The first phase (“First Phase”) consisted of approximately 48 acres of land and related development rights, which are intended to be developed into a minimum of 65 single-family lots and associated subdivision improvements. The second phase (“Second Phase”) consisted of approximately 290 acres of land and related development rights, which are intended to be developed into approximately 835 multi-family units and/or single-family lots, 45,000 square feet of commercial and retail space, certain community amenities serving the First Phase and Second Phase and associated subdivision improvements.

On October 3, 2005, Purchaser and Seller consummated the sale of the First Phase property. In connection therewith, the Company recognized real estate revenues of $7,047,000, which consisted of (i) the non-refundable cash purchase price for the First Phase of $6,741,000, and (ii) other consideration in the amount of $306,000 representing Purchaser’s obligation to reimburse LMRC for certain future expenditures. The Company also recognized cost of sales of $1,408,000, which consisted of existing land basis and development costs, brokers’ commissions and other customary closing costs and expenses.

The original purchase price for the Second Phase was $21,259,000 plus interest at a rate of 8% per annum from July 15, 2005 to the date of the Second Phase closing, less brokers’ commissions of $1,025,000 to be paid by Seller and other typical closing costs.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Real Estate Transactions (continued)

Sale of South Mountain Real Estate at Loon Mountain (continued)

Purchaser and Seller entered into an Operating Agreement dated October 3, 2005 (the “Operating Agreement”) which addresses various aspects of the mutual development of the Property and the Loon Mountain Ski Area and associated operational matters. A key aspect of the Operating Agreement is the requirement of Seller, conditioned upon the closing of the Second Phase and certain other matters, to construct and install, on or before certain specified dates commencing in 2007, certain ski lifts, trails and related snowmaking infrastructure on South Mountain (the “South Mountain Expansion”), which is adjacent to the existing Loon Mountain Ski Area and the Property.

In anticipation of the sale of the Second Phase property at Loon Mountain, during August 2006, Seller and Purchaser entered into amendments to the Centex Agreement and Operating Agreement which principally provided for (i) a $5,000,000 reduction in the purchase price for the Second Phase property from $21,259,000 to $16,259,000, (ii) a new obligation of Purchaser to make a payment (the “Centex Ski Infrastructure Payment”) on or before April 2, 2007 in the amount of $5,000,000 plus interest at a rate of 8% per annum from the Second Phase closing to defray a portion of the costs to be incurred by LMRC in connection with certain components of the South Mountain Expansion, and (iii) the condition that LMRC’s obligations for certain portions of the South Mountain Expansion are contingent upon LMRC’s receipt of the Centex Ski Infrastructure Payment. The Company also obtained amendments to the Credit Agreement and Note Purchase Agreement which permitted the amendments to the Centex Agreement and Operating Agreement and provided for a mandatory prepayment of the First Lien Term Facility in the amount of $8,600,000 from the net proceeds of the sale of the Second Phase property. On August 25, 2006, Seller and Purchaser consummated the sale and transfer of the Second Phase property in accordance with the amended terms of the Centex Agreement and the related amendments to the Credit Agreement and Note Purchase Agreement. In connection therewith, the Company recognized real estate revenues of $17,778,000 consisting of (i) the amended contract purchase price of $16,259,000 and (ii) interest on the Second Phase purchase price of $1,519,000, and cost of sales of $2,874,000 for existing land basis and development costs, brokers’ commissions and other customary closing costs and expenses.

Sale of Non-strategic Development Parcel at Loon Mountain

During the years ended October 28, 2005 and October 29, 2004, the Company sold certain non-strategic development parcels and single family lots at Loon Mountain in several transactions for aggregate cash sales prices of $85,000 and $1,436,000, respectively, which have been reflected as real estate revenue for such periods.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Real Estate Transactions (continued)

Sale of Summit Single Family Lots at Northstar

In February 2006, Trimont Land Company (“TLC”), the owner and operator of Northstar and a wholly-owned subsidiary of the Company, launched the sale of the Retreat subdivision at Northstar, which consists of 18 ski-in single family lots. As of October 27, 2006, TLC closed escrow on five of the lots, with an aggregate cash sales price of $5,913,000, and recognized real estate revenues of $3,112,000 during the year ended October 27, 2006 under the percentage-of- completion method.

In March 2003, TLC launched the sale of the Summit subdivision at Northstar, which consisted of 15 ski-in/ski-out single family lots. TLC closed escrow on the three final lot sales in December 2003 for an aggregate sales price of $2,798,000, which was reflected as real estate revenues for the year ended October 29, 2004.

Sale of Development Real Estate to a Related Party

On September 22, 2000, TLC and Trimont Land Holdings, Inc. (“TLH”), a wholly-owned subsidiary of Parent and affiliate of the Company, entered into an Agreement for Purchase and Sale of Real Property (the “Northstar Real Estate Agreement”) pursuant to which TLC agreed to sell to TLH certain development real estate consisting of approximately 550 acres of land located at Northstar (the “Development Real Estate”) for a total purchase price of $27,600,000, of which 85% was payable in cash and 15% was payable in the form of convertible secured subordinated promissory notes. The purchase price was based on an appraisal obtained from an independent third party appraiser. Concurrently therewith, TLC and TLH consummated the sale of the initial land parcels contemplated by the Northstar Real Estate Agreement, and TLC transferred the bulk of the Development Real Estate to TLH for a total purchase price of $21,000,000, of which $17,850,000, or 85%, was paid in cash and $3,150,000, or 15%, was paid in the form of a convertible secured subordinated promissory note (the “Convertible Secured Note”).

In connection with the execution of the Northstar Real Estate Agreement, TLH and an unrelated third party entered into a joint venture agreement (the “East West Joint Venture”) providing for the development of the property purchased by TLH and subsequently transferred to the East West Joint Venture.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Real Estate Transactions (continued)

Sale of Development Real Estate to a Related Party (continued)

In accordance with accounting principles generally accepted in the United States for real estate transactions, during 2000 the Company recorded revenues for the sale of the initial land parcels to the extent of cash received by TLC. The Company obtained an opinion from an independent firm qualified and experienced in the subject matter of the transaction that the terms of the sale of Development Real Estate were fair and reasonable to the Company and TLC and at least as favorable as the terms which could have been obtained in a comparable transaction made on an arms-length basis between unaffiliated parties.

During the year ended November 1, 2002, TLH paid $5,610,000 to TLC, which represented the cash portion of the $6,600,000 purchase price for the remaining Development Real Estate subject to the Northstar Real Estate Agreement. The $5,610,000 payment had been deferred as a deposit liability as of October 31, 2003 pending the consummation of the sale of the remaining Development Real Estate under the Northstar Real Estate Agreement. In December 2003, TLC completed the subdivision of the remaining Development Real Estate and transferred such real estate to TLH. Accordingly, TLC relieved the existing $5,610,000 deposit liability and recognized real estate revenues of $5,610,000 for this transaction during the year ended October 29, 2004. Additionally, the Convertible Secured Note was increased by $990,000 for the 15% noncash portion of the consideration for the remaining Development Real Estate.

In June 2005, TLC and TLH agreed, as permitted by the Credit Agreement and Note Purchase Agreement, to cancel the Convertible Secured Note. The cancellation of the Convertible Secured Note had no effect on the financial statements of TLC or the Company, as the Company was intending to recognize revenues, profits and interest on the portion of the sales price represented by the Convertible Secured Note as collections were made, and the balance of the Convertible Secured Note was fully offset by deferred revenue prior to its cancellation.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Real Estate Transactions (continued)

Sale of Development Real Estate to a Related Party (continued)

As part of the East West Joint Venture’s development activities within the village at Northstar, certain existing facilities of TLC were dismantled during the year ended October 29, 2004 in order to permit the construction of the planned village expansion. The East West Joint Venture is obligated to provide TLC with replacement space for the facilities which were dismantled. As this transaction constitutes an exchange of a productive asset not held for sale in the ordinary course of business for an equivalent interest in a similar productive asset, no gain or loss was recognized for this exchange. Under generally accepted accounting principles, the carrying value of the existing facilities of $2,343,000 will become the accounting basis for the replacement space to be provided. The estimated fair value of the replacement space to be provided by the East West Joint Venture is approximately $2,700,000. The replacement space was conveyed by the East West Joint Venture to TLC in November 2006.

8. Management Agreement with Related Party

On May 26, 2000, the Company and Parent entered into an Amended and Restated Management Agreement (the “Management Agreement”) with Booth Creek Management Corporation (the “Management Company”) pursuant to which the Management Company agreed to provide Parent, Booth Creek and its subsidiaries with management advice with respect to, among other things, (i) formulation and implementation of financial, marketing and operating strategies, (ii) development of business plans and policies, (iii) corporate finance matters, including acquisitions, divestitures, debt and equity financings and capital expenditures, (iv) administrative and operating matters, including unified management of the Company’s ski resorts, (v) research, marketing and promotion, and (vi) other general business matters. The Company’s Chairman and Chief Executive Officer is the sole shareholder, sole director and Chief Executive Officer of the Management Company.

Under the terms of the Management Agreement, Parent and the Company provide customary indemnification, reimburse certain costs and pay the Management Company an annual management fee of $100,000, plus a discretionary operating bonus. Management fees and reimbursable expenses incurred by the Company during the years ended October 27, 2006, October 28, 2005 and October 29, 2004 were $75,000 per year.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

9. Employee Benefit Plan

The Company maintains a defined contribution retirement plan (the “Plan”), qualified under Section 401(k) of the Internal Revenue Code, for certain eligible employees. Pursuant to the Plan, eligible employees may contribute a portion of their compensation, subject to a maximum amount per year as specified by law. The Company provides a matching contribution based on specified percentages of amounts contributed by participants. The Company’s contribution expense for the years ended October 27, 2006, October 28, 2005 and October 29, 2004 was $677,000, $658,000 and $661,000, respectively.

10. Business Segments

The Company currently operates in two business segments, resort operations and real estate and other. The Company’s resort operations segment is currently comprised of six ski resort complexes, which provide lift access, snow school lessons, retail, equipment rental, food and beverage offerings, lodging and property management services and ancillary products and services. The real estate and other segment is primarily engaged in the development and sale of real estate at Northstar and Loon Mountain and the harvesting of timber rights. Given the distinctive nature of their respective products, these segments are managed separately. Data by segment is as follows:

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

10. Business Segments (continued)

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Revenue:
Resort operations	$114,847	$99,445	$105,377
Real estate and other	21,032	7,522	10,033

	$135,879	$106,967	$115,410

Depreciation, depletion, write-down of goodwill and noncash cost of real estate sales:
Resort operations	$16,669	$14,327	$13,848
Real estate and other	3,499	1,362	2,388

	$20,168	$15,689	$16,236

Selling, general and administrative expense:
Resort operations	$23,551	$23,144	$22,149
Real estate and other	1,146	1,734	1,042

	$24,697	$24,878	$23,191

Operating income (loss):
Resort operations	$239	$(1,597)	$5,403
Real estate and other	14,861	3,574	6,034

	$15,100	$1,977	$11,437

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

10. Business Segments (continued)

A reconciliation of combined operating income for resort operations and real estate and other to consolidated net income (loss) is as follows:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Operating income for reportable segments	$15,100	$1,977	$11,437
Interest expense	(14,820)	(12,779)	(12,071)

Amortization of deferred financing costs	(998)	(2,655)	(1,195)
Loss on early retirement of debt	—	(889)	—

Gain on interest rate swap arrangement	452	779	—

Gain on disposals of property and equipment	1,013	119	28
Other income (expense)	58	2	(30)

Net income (loss)	$805	$(13,446)	$(1,831)

Capital expenditures by segment and segment assets were as follows:

	Year ended
	October 27, 2006	October 28, 2005	October 29, 2004
	(In thousands)
Capital expenditures:
Resort operations	$23,446	$11,032	$10,985
Real estate and other	3,083	1,754	1,754

	$26,529	$12,786	$12,739

	October 27, 2006	October 28, 2005
	(In thousands)
Segment assets:
Resort operations	$149,992	$138,267
Real estate and other	11,599	10,578
Corporate and other nonidentifiable assets	8,880	11,196

	$170,471	$160,041

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Subsequent Events

Consummation of Strategic Transactions

On December 1, 2006, Parent and the Company entered into a Securities Purchase Agreement (as amended, the “SPA”) with Booth Creek Resort Properties LLC (“BCRP LLC”), a newly formed entity owned and controlled by the Chairman and Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer of Parent and the Company and one other investor. Pursuant to the SPA, it is contemplated that (i) BCRP LLC would acquire the membership interests of certain entities owned by Parent, and (ii) BCRP Inc., a newly formed subsidiary of BCRP LLC, would acquire all of the issued and outstanding shares of capital stock of the Company and another entity owned by Parent. Parent will retain its interest in Trimont Land Holdings, Inc. (“TLH”) and certain unsold single family lots at Northstar generally known as the Retreat subdivision. The purchase price under the SPA is $180,000,000 plus the assumption of indebtedness of approximately $5,600,000, and is subject to certain purchase price adjustments relating to (i) working capital and unearned revenue balances at the closing, (ii) the extent of capital expenditures funded by the Company prior to closing, (iii) holdbacks for remaining infrastructure for certain real estate projects, (iv) reimbursement to BCRP LLC of the EBITDA generated by the divested entities for the period from October 28, 2006 to closing, and (v) reimbursement to Parent of certain interest costs for the period from October 28, 2006 to closing.

Concurrently with the execution of the SPA, BCRP LLC, BCRP Inc., certain subsidiaries of the Company and an affiliate of CNL Income Properties, Inc. (“CNL”) entered into an Asset Purchase Agreement, (as amended, the “APA”), for the sale of substantially all of the resort operating assets of Northstar, Sierra, Loon Mountain and the Summit (the “Acquired Properties”) to CNL for a purchase price of $170,000,000, subject to certain purchase price adjustments. In connection with CNL’s purchase of the Acquired Properties from BCRP Inc. and the Company, CNL will lease such resort operating assets on a long-term, triple net basis (the “Lease Arrangements”) to tenant subsidiaries of BCRP Inc. and the Company. Also as part of the transactions described above, CNL has committed to provide funding for future capital expenditures primarily at Northstar and Loon Mountain in the aggregate amount of $28.7 million.

CNL also committed to provide loans in the aggregate amount of $12,000,000 (the “Loan Transactions”) secured by certain other assets that BCRP LLC and BCRP Inc. will be acquiring under the SPA, including (i) the Waterville Valley ski resort, (ii) the Mount Cranmore ski resort and related development real estate, and (iii) certain single family development real estate at Northstar generally known as the Porcupine Hill Estates subdivision.

Booth Creek Ski Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Subsequent Events (continued)

Consummation of Strategic Transactions (continued)

On January 19, 2007, the parties referenced above consummated the transactions contemplated by the SPA, APA, Lease Arrangements and Loan Transactions. In connection with the closing under the SPA, a portion of the proceeds of the sale were used to extinguish all amounts outstanding under the Company’s Credit Agreement and Note Purchase Agreement, as well as to retire certain existing capital lease obligations and operating lease commitments of the Company.

Pursuant to BCRP Inc.’s acquisition of the Company in connection with the SPA, the Company will perform purchase accounting to establish a new basis of accounting for its assets and liabilities. Further, the Company will provide accounting to reflect the sale of the resort operating assets of the Acquired Properties to CNL, as well as the other transactions consummated on January 19, 2007 as described above. The accounting for these transactions is expected to significantly affect the comparability of the Company’s financial statements following these strategic transactions as compared to the accompanying consolidated financial statements.

In connection with the above transactions, a subsidiary of BCRP LLC agreed to take assignment of TLH’s obligation to acquire certain commercial real estate at Northstar. It is currently contemplated that CNL will ultimately be the acquirer of the commercial space, and will lease such property to a subsidiary of BCRP LLC on a long-term triple net lease basis. However, the completion of the commercial space transactions is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied and that these commercial space transactions will ultimately be consummated.

Marinas International

Dallas, Texas

INTERIM COMBINED FINANCIAL STATEMENTS

As of September 30, 2006 and 2005

[Intentionally left blank]

Marinas International

Interim Combined Balance Sheets

	September 30,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,853,108	$2,041,153
Certificate of deposit	103,432	109,290
Accounts receivable, net	544,440	637,344
Due from affiliates	526,613	759,044
Notes receivable	3,073	6,881
Inventory	420,771	389,766
Prepaid expenses	114,465	140,522

TOTAL CURRENT ASSETS	4,565,902	4,084,000

NOTES RECEIVABLE	839,352	942,132

PROPERTY AND EQUIPMENT, net	43,616,874	44,950,660

SECURITIES AVAILABLE FOR SALE	621,047	906,763

INVESTMENT IN PARTNERSHIP	449,087	433,329

OTHER ASSETS, net	651,542	754,698

GOODWILL	3,947,867	3,947,867

	$54,691,671	$56,019,449

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES:
Note payable - bank	$200,000	$200,000
Accounts payable	737,799	443,525
Due to affiliates	1,757,556	1,602,443
Accrued liabilities	859,337	791,684
Customer deposits	338,772	269,938
Rent collected in advance	4,354,655	4,484,078
Long-term debt due within one year	1,882,253	2,328,996

TOTAL CURRENT LIABILITIES	10,130,372	10,120,664

LONG-TERM DEBT	33,709,154	35,618,816

OWNERS’ EQUITY	10,852,145	10,279,969

	$54,691,671	$56,019,449

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Income

and Comprehensive Income

	Nine Months Ended September 30,
	2006	2005
REVENUES:
Marina facility rentals	$12,750,384	$12,133,318
Concession rentals and retail sales	3,876,620	3,206,725
Watercraft rentals	2,185,725	2,217,913
Service income	1,035,325	1,110,317

	19,848,054	18,668,273

COSTS AND EXPENSES:
Cost of concession rentals and retail sales	1,927,627	1,903,074
Cost of watercraft rentals	211,645	210,980
Cost of service income	507,068	691,577
General and administrative	9,696,518	9,574,591
Depreciation	2,951,597	2,807,984
Amortization	87,498	106,255
Interest	1,928,441	1,741,259

	17,310,394	17,035,720

OTHER INCOME
Gain on sale of assets	—	45,331
Other income	460,610	382,344

	460,610	427,675

NET INCOME	2,998,270	2,060,228

OTHER COMPREHENSIVE LOSS:
Unrealized holding loss on securities	(31,280)	(87,101)

COMPREHENSIVE INCOME	$2,966,990	$1,973,127

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Owners’ Equity

	Owners’ Equity	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2004	$10,995,994	$(6,189)	$10,989,805

Capital contributions	1,973,738	—	1,973,738

Capital distributions	(4,656,701)	—	(4,656,701)

Comprehensive income:
Net income	2,060,228	—	2,060,228
Unrealized losses on securities	—	(87,101)	(87,101)

Balance September 30, 2005	$10,373,259	$(93,290)	$10,279,969

Balance at December 31, 2005	$10,171,483	$(97,722)	$10,073,761

Capital contributions	465,063	—	465,063

Capital distributions	(2,653,669)	—	(2,653,669)

Comprehensive income:
Net income	2,998,270	—	2,998,270
Unrealized losses on securities	—	(31,280)	(31,280)

Balance September 30, 2006	$10,981,147	$(129,002)	$10,852,145

See notes to interim combined financial statements.

Marinas International

Interim Combined Statements of Cash Flows

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,998,270	$2,060,228
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,039,095	2,914,239
Increase in allowance for doubtful accounts	(10,811)	(16,380)
Gain on dispostion of property and equipment	—	(427,494)
(Increase) decrease in:
Accounts receivable	(100,885)	(25,303)
Due from affiliates	221,283	161,330
Inventory	(110,566)	(92,138)
Prepaid expenses	(6,987)	(34,537)
Increase (decrease) in:
Accounts payable	517,131	219,903
Due to affiliates	(210,374)	(7,282)
Accrued liabilities	(103,217)	(128,526)
Customer deposits	26,095	(218,219)
Rent collected in advance	208,333	366,582

Cash provided by operating activities	6,467,367	4,772,403

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities of certificates of deposit	(103,432)	—
Proceeds from sales of securities available for sale	250,004	—
Proceeds from sale of assets	—	145,438
Collections on notes receivable	124,996	3,793
Collection of advances from affiliates	56,620	—
Advances to affiliates	(24,151)	(359,429)
Purchases of property and equipment	(1,909,465)	(1,657,067)
Other cash flows used in investing activities	365	206,817

Cash used in investing activities	(1,605,063)	(1,660,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(1,236,264)	(12,895,441)
Borrowings on long-term debt	—	12,000,000
Borrowings on note payable	151,175	200,000
Loan costs	—	(138,237)
Capital contributions	—	1,973,738
Capital distributions	(2,653,669)	(4,656,701)

Cash used in financing activities	(3,738,758)	(3,516,641)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,123,546	(404,686)
CASH AND CASH EQUIVALENTS, beginning of year	1,729,562	2,445,839

CASH AND CASH EQUIVALENTS, end of period	$2,853,108	$2,041,153

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the period for interest	$1,969,996	$1,734,443

Contribution of equipment for capital interest	$465,063	$—

See notes to interim combined financial statements.

Marinas International

Notes to Interim Combined Financial Statements

Nine Months Ended September 30, 2006 and 2005

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Statements

The notes presented in these interim combined financial statements do not include all matters disclosed in Marinas International’s December 31, 2005 audited financial statements. As a result, these interim combined financial statements should be read in conjunction with the combined financial statements for the year ended December 31, 2005.

Organization

The combined financial statements of Marinas International include the accounts of various properties subject to the purchase and loan agreement described in the Subsequent Event footnote (Note K). The entities and related properties (collectively referred to herein as the “Marinas”) are summarized as follows:

Entity	Property	Location
Crystal-Manasquan, LLC	Crystal Point Yacht Club Manasquan River Club	Point Pleasant, New Jersey Brick, New Jersey
Emeryville Marina, LLC	Emeryville Marina	Emeryville, California
Grand Lake Marina , Ltd.	Harbors View Marina	Ketchum, Oklahoma
Marinas Kentucky, LLC	Only activities related to
	Burnside Marina Beaver Creek Resort Waterway Adventures Reservation Center are included in these combined financial statements.	Monticello, Kentucky Somerset, Kentucky Monticello, Kentucky
121 Marinas, Ltd.	Pier 121 Marina	Lewisville, Texas
Scott’s Marinas at Lake Grapevine, Ltd.	Scott’s Landing Silver Lake Marina Twin Coves Marina	Grapevine, Texas Grapevine, Texas Flower Mound, Texas
Scott’s Expansion #1, Ltd.	Restaurant building	Grapevine, Texas
S.M.B.R. Operations, LLC S.M.B.R. Realty, LLC	Lake Front Marina Sandusky Harbor Marina	Port Clinton, Ohio Sandusky, Ohio
Pier 121 Service Company, Inc.	Easthill Park Twin Coves Park Silver Lake Park	Lewisville, Texas Flower Mound, Texas Grapevine, Texas
F&F Holdings I, Ltd.	Only activity related to the dry storage facilities and sales building at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas
F&F Holdings II, Ltd.	Only activity related to the dry storage facilities at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas

All significant inter-marina accounts and transactions have been eliminated.

Marinas International

Dallas, Texas

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

January 20, 2007

The Owners

Marinas International

Dallas, TX

INDEPENDENT AUDITORS’ REPORT

We have audited the combined balance sheets of Marinas International (as defined in Note A) as of December 31, 2005 and 2004 and the related combined statements of income and comprehensive income, owners’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These combined financial statements are the responsibility of the owners. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Marinas International (as defined in Note A) as of December 31, 2005 and 2004 and the combined results of their operations, changes in its owners’ equity, and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/

WEIKEL, JOHNSON PARRIS & ROUSE, PLLP

Certified Public Accountants

Marinas International

Combined Balance Sheets

(See Independent Auditors’ Report)

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,729,562	$2,445,839
Certificate of deposit	—	316,107
Accounts receivable, net	432,744	595,661
Due from affiliates	723,745	734,414
Notes receivable	25,289	115,393
Inventory	310,205	297,628
Prepaid expenses	107,478	105,985

TOTAL CURRENT ASSETS	3,329,023	4,611,027

NOTES RECEIVABLE	942,132	837,413

PROPERTY AND EQUIPMENT, net	44,193,943	46,201,684

SECURITIES AVAILABLE FOR SALE	902,331	993,864

INVESTMENT IN PARTNERSHIPS	449,087	51,166

OTHER ASSETS, net	739,404	722,717

GOODWILL	3,947,867	3,947,867

	$54,503,787	$57,365,738

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES:
Note payable - bank	$48,825	$—
Accounts payable	220,667	223,624
Due to affiliates	1,911,310	1,783,193
Accrued liabilities	962,554	920,210
Customer deposits	312,677	488,157
Rent collected in advance	4,146,322	4,117,496
Long-term debt due within one year	1,869,448	1,994,884

TOTAL CURRENT LIABILITIES	9,471,803	9,527,564

LONG-TERM DEBT	34,958,223	36,848,369

OWNERS’ EQUITY	10,073,761	10,989,805

	$54,503,787	$57,365,738

See notes to combined financial statements.

Marinas International

Combined Statements of Income

and Comprehensive Income

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
REVENUES:
Marina facility rentals	$14,879,243	$14,175,058	$14,391,912
Concession rentals and retail sales	3,655,140	3,127,304	2,821,476
Watercraft rentals	2,263,239	2,150,073	2,439,099
Service income	1,668,914	1,758,417	2,415,704
Boat sales	—	—	16,049,007

	22,466,536	21,210,852	38,117,198

COSTS AND EXPENSES:
Cost of concession rentals and retail sales	1,951,649	1,682,419	1,620,626
Cost of watercraft rentals	265,257	257,482	526,142
Cost of service income	920,936	979,485	1,430,270
Cost of boat sales	—	—	15,925,242
General and administrative	11,474,288	11,078,315	12,345,084
Depreciation	3,728,938	3,609,507	3,304,152
Amortization	137,749	164,969	166,947
Interest	2,418,767	2,015,668	2,186,540

	20,897,584	19,787,845	37,505,003

OTHER INCOME
Gain on sale of assets	1,366,397	72,638	842,022
Other income	678,839	458,977	1,728,027

	2,045,236	531,615	2,570,049

NET INCOME	3,614,188	1,954,622	3,182,244

OTHER COMPREHENSIVE LOSS:
Unrealized holding loss on securities	(91,533)	(4,317)	(1,872)

COMPREHENSIVE INCOME	$3,522,655	$1,950,305	$3,180,372

See notes to combined financial statements.

Marinas International

Combined Statements of Owners’ Equity

(See Independent Auditors’ Report)

	Owners’ Equity	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2002	$12,439,662	$—	$12,439,662

Capital contributions	3,335,726	—	3,335,726

Capital distributions	(7,300,299)	—	(7,300,299)

Comprehensive income:
Net income	3,182,244	—	3,182,244
Unrealized losses on securities	—	(1,872)	(1,872)

Balance at December 31, 2003	11,657,333	(1,872)	11,655,461

Capital contributions	1,608,758	—	1,608,758

Capital distributions	(4,224,719)	—	(4,224,719)

Comprehensive income:
Net income	1,954,622	—	1,954,622
Unrealized losses on securities	—	(4,317)	(4,317)

Balance at December 31, 2004	10,995,994	(6,189)	10,989,805

Capital distributions	(4,438,699)	—	(4,438,699)

Comprehensive income:
Net income	3,614,188	—	3,614,188
Unrealized losses on securities	—	(91,533)	(91,533)

Balance at December 31, 2005	$10,171,483	$(97,722)	$10,073,761

See notes to combined financial statements.

Marinas International

Combined Statements of Cash Flows

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,614,188	$1,954,622	$3,182,244
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,866,687	3,774,476	3,471,100
Increase in allowance for doubtful accounts	(51,763)	(296,306)	(154,074)
Gain on dispostion of property and equipment	(1,366,397)	(74,998)	(842,022)
Equity in earnings of partnership interest	(129,285)	—	—
(Increase) decrease in:
Accounts receivable	214,680	410,699	789,617
Due from affiliates	139,839	130,786	(117,779)
Inventory	(12,577)	38,586	186,852
Prepaid expenses	(1,493)	7,062	(10,459)
Increase (decrease) in:
Accounts payable	(2,956)	(65,225)	(485,331)
Due to affiliates	(65,252)	175,431	(304,761)
Accrued liabilities	42,344	38,316	260,617
Customer deposits	(175,480)	273,999	(47,813)
Rent collected in advance	28,826	22,728	(188,251)

Cash provided by operating activities	6,101,361	6,390,176	5,739,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities of certificates of deposit	316,107	—	—
Distributions from partnership	51,364	—	—
Purchases of securities available for sale	—	(1,000,054)	(1,091,069)
Proceeds from sales of securities available for sale	—	594,516	500,414
Proceeds from sale of interest in partnership	76,882	—	—
Proceeds from sale of assets	1,604,684	293,304	9,686,751
Advances on notes receivable	(15,223)	—	(109,411)
Collections on notes receivable	608	7,922	36,330
Net advances to affiliates	(129,170)	—	—
Net collection of advances from affiliates	193,369	304,136	1,050,893
Purchases of property and equipment	(2,356,366)	(4,571,011)	(4,819,209)
Other cash flows used in investing activities	—	(8,937)	(3,202)

Cash provided by (used in) investing activities	(257,745)	(4,380,124)	5,251,497

See notes to combined financial statements.

Marinas International

Combined Statements of Cash Flows

(See Independent Auditors’ Report)

(Continued)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	$(14,262,895)	$(3,251,344)	$(8,948,009)
Borrowings on long-term debt	12,247,313	3,870,020	1,713,803
Payments on note payable	(151,175)	—	—
Borrowings on note payable	200,000	—	—
Loan costs	(154,437)	(84,809)	(113,123)
Capital contributions	—	1,608,758	3,335,726
Capital distributions	(4,438,699)	(4,224,719)	(7,300,299)

Cash used in financing activities	(6,559,893)	(2,082,094)	(11,311,902)

DECREASE IN CASH AND CASH EQUIVALENTS	(716,277)	(72,042)	(320,465)

CASH AND CASH EQUIVALENTS, beginning of year	2,445,839	2,517,881	2,838,346

CASH AND CASH EQUIVALENTS, end of year	$1,729,562	$2,445,839	$2,517,881

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for interest	$2,341,275	$1,961,950	$2,126,159

Debt financed:
Purchase of current assets	$—	$—	$525,037
Purchase of property and equipment	—	631,960	9,326,956
Purchase of intangible assets	—	—	170,000

Net debt financed transactions	$—	$631,960	$10,021,993

Transfer of watercraft to an excluded marina	$—	$192,555	$—

See notes to combined financial statements.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

The combined financial statements of Marinas International include the accounts of various properties subject to the purchase and loan agreement described in the Subsequent Event footnote (Note K). The entities and related properties (collectively referred to herein as the “Marinas”) are summarized as follows:

Entity	Property	Location

Crystal-Manasquan, LLC	Crystal Point Yacht Club Manasquan River Club	Point Pleasant, New Jersey Brick, New Jersey
Emeryville Marina, LLC	Emeryville Marina	Emeryville, California
Grand Lake Marina , Ltd.	Harbors View Marina	Ketchum, Oklahoma
Marinas Kentucky, LLC	Only activities related to
	Burnside Marina	Monticello, Kentucky
	Beaver Creek Resort	Somerset, Kentucky
	Waterway Adventures	Monticello, Kentucky
Reservation Center
are included in these combined financial statements.
121 Marinas, Ltd.	Pier 121 Marina	Lewisville, Texas
Scott’s Marinas at Lake Grapevine, Ltd.	Scott’s Landing Silver Lake Marina Twin Coves Marina	Grapevine, Texas Grapevine, Texas Flower Mound, Texas
Scott’s Expansion #1, Ltd.	Restaurant building	Grapevine, Texas
S.M.B.R. Operations, LLC S.M.B.R. Realty, LLC	Lake Front Marina Sandusky Harbor Marina	Port Clinton, Ohio Sandusky, Ohio
Pier 121 Service Company, Inc.	Easthill Park Twin Coves Park Silver Lake Park	Lewisville, Texas Flower Mound, Texas Grapevine, Texas
F&F Holdings I, Ltd.	Only activity related to the dry storage facilities and sales building at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas
F&F Holdings II, Ltd.	Only activity related to the dry storage facilities at Pier 121 Marina is included in these combined financial statements.	Lewisville, Texas

All significant inter-marina accounts and transactions have been eliminated.

Operations

The Marinas are managed and operated by International Marina Group I, LP whose owners own substantially all of the Marinas.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Cont.)

Lease agreements for marina facilities generally have a one-year term. Some Marinas require the lessee to pay the full year’s rental in the first six months of the lease. Other Marinas collect rentals on a monthly basis. Watercraft rentals are required to be paid in advance. Marina facilities rent and watercraft rent collected in advance is credited to operations as earned.

Retail sales facilities, which sell fuel, apparel, general merchandise, and food, are operated at the marina facilities in Kentucky, New Jersey, and Oklahoma. The concession facilities at all other Marinas are leased to and operated by independent and affiliated concessionaires.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Marinas consider cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are reported at the amount management expects to collect on balances outstanding at year-end. Substantially all customers are residents of the area of the respective Marinas. Management provides for probable uncollectible amounts through a charge to income and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The valuation allowance was $122,616 at December 31, 2005 and $174,379 at December 31, 2004.

Inventory

Inventory is recorded at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or over the term of the leases (see Note C), if shorter. Such lives range from 5 to 40 years.

Securities Available for Sale

Marketable equity securities are classified as available for sale and are carried at fair value, with the unrealized gains and losses reported in a separate component of owners’ equity. Realized gains and losses and declines in value judged to be other than temporary on securities available for sale are included in net gain or loss on sales of securities. The gain or loss on securities sold is based on the specific identification cost method.

Investment in Partnership

The Marinas maintain an investment in a partnership which is accounted for using the equity method of accounting.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Cont.)

Other Assets

Other assets include customer lists, loan closing costs, contract rights, and a covenant not to compete.

Customer lists are amortized on the straight-line basis over 7 and 15 years.

Loan closing costs are amortized on the straight-line basis over the term of the loans which range from 5 to 10 years.

Contract rights represent the estimated fair value of various contracts acquired. On an annual basis, contract rights are tested for impairment and adjusted to reflect any impairment loss. No such loss was incurred in 2005, 2004, or 2003.

The non-compete agreement is amortized on a straight-line basis over the three-year term of the agreement.

Goodwill

The Marinas have classified as goodwill the excess of the purchase price over the fair value of the various properties acquired. On an annual basis, goodwill is tested for impairment and adjusted to reflect any impairment loss. No such loss was incurred for 2005, 2004, or 2003.

Advertising Costs

The Marinas expense advertising costs the first time the advertising takes place. Advertising expense for the years 2005, 2004, and 2003 was $367,653, $402,390, and $388,983, respectively.

Income Taxes

Each entity included in these combined financial statements is either a limited liability company, limited partnership, or an S-Corporation. These entities are not taxpaying entities for federal or state income tax purposes. Accordingly, no provision has been made in the combined financial statements for income taxes since these taxes are the responsibility of the owners.

Financial Statement Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE B – NOTES RECEIVABLE:

Notes receivable consists of:

	December 31,
	2005	2004
Demand notes with interest at Bank of America, N.A. prime rate plus 5.5% (12.75% at December 31, 2005), secured by various accounts receivable.	$700,000	$700,000

Demand note with interest at 10%, secured by certain property and an assignment of rents.	104,719	105,327

Non-interest bearing demand notes due from owners.	137,413	137,413

Other notes receivable.	25,289	10,066

	967,421	952,806
Less amount due within one year	25,289	115,393

	$942,132	$837,413

NOTE C – PROPERTY AND EQUIPMENT:

Property and equipment consists of:

	December 31,
	2005	2004
Land	$4,000,178	$4,000,178
Buildings	5,798,280	5,661,384
Marina and concession facilities	41,401,294	40,720,170
Leasehold improvements	11,929,282	11,070,396
Watercraft	3,277,905	3,026,357
Machinery and equipment	983,659	962,904
Construction in progress	1,344,657	2,656,520

	68,735,255	68,097,909
Less: accumulated depreciation and amortization	24,541,312	21,896,225

	$44,193,943	$46,201,684

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE C – PROPERTY AND EQUIPMENT: (Cont.)

The marina and concession facilities and leasehold improvements, which consist primarily of covered docks, open slips, dry storage facilities, and buildings, are located on property leased from the U.S. Army Corps of Engineers (Corps) and other government agencies generally under long-term leases.

Watercraft consists of various types of boats and personal watercraft available for rent to the general public.

NOTE D – SECURITIES AVAILABLE FOR SALE:

Securities available for sale consists of:

	Cost	Gross Cumulative Unrealized Gains	Gross Cumulative Unrealized Losses	Fair Value
December 31, 2005 equity securities	$1,000,053	$23,027	$(120,749)	$902,331

December 31, 2004 equity securities	$1,000,053	$3,505	$(9,694)	$993,864

During the year ended December 31, 2004, $594,516 of gross proceeds were realized on the sale of available-for-sale securities. These sales resulted in gross realized gains of $8,819 and gross realized losses of $4,959. The amount of gains and losses reclassified out of accumulated other comprehensive income into earnings for the period was $5,128 and $7,000, respectively.

During the year ended December 31, 2003, marketable equity available for sale securities with a fair value and cost of $500,414 were sold.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE E – OTHER ASSETS:

Other assets include:

	December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net
Nonamortizable assets
Contract rights	$20,000	$—	$20,000
Deposits	9,546	—	9,546

	29,546	—	29,546

Amortizable intangible assets:
Customer lists	763,317	(358,559)	$404,758
Loan closing costs	408,673	(104,407)	304,266
Covenant not to compete	30,000	(29,166)	834

	1,201,990	(492,132)	709,858

	$1,231,536	$(492,132)	$739,404

	December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net
Nonamortizable assets
Contract rights	$20,000	$—	$20,000
Deposits	4,221	—	4,221

	24,221	—	24,221

Amortizable intangible assets:
Customer lists	763,317	(298,799)	$464,518
Loan closing costs	574,589	(351,445)	223,144
Covenant not to compete	30,000	(19,166)	10,834

	1,367,906	(669,410)	698,496

	$1,392,127	$(669,410)	$722,717

At December 31, 2005, estimated amortization for each of the next five years is as follows: 2006 - $116,064; 2007 - $107,851; 2008 - $107,651; 2009 - $107,381, and 2010 - $104,441.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE F – NOTE PAYABLE – BANK:

A revolving credit facility with interest at  1/4% above the prime rate is maintained by one of the Marinas. The note is collateralized by substantially all assets of the Marina and the personal guaranty of certain owners. The agreement permits the Marina to borrow up to a maximum of $200,000. Accrued interest is due and payable monthly and the agreement matures July 31, 2006. At December 31, 2005, $48,825 was outstanding and there were no borrowings outstanding at December 31, 2004.

NOTE G – LONG-TERM DEBT:

Long-term debt consists of the following:

	December 31,
	2005	2004
Note payable due March 4, 2012, payable in monthly installments of $88,267 including interest at a variable rate (6.34% at December 31, 2005). (See Note 1 below).	$11,465,568	$—

Note payable due March 24, 2005, payable in monthly installments of $25,175 plus interest at a variable rate (5.79% at December 31, 2004) (See Note 1 below.)	—	11,654,611

Note payable due May 31, 2007, payable in monthly installments of $59,166 plus interest at a variable rate (7.55% at December 31, 2005).	5,661,930	6,053,278

Note payable due November 30, 2006, payable in monthly installments of approximately $ 41,000 including interest at 7.75%. (See Note 2 below.)	4,666,216	5,058,662

Note payable due February 18, 2013, payable in monthly installments of $40,500 including interest at 1/4% below prime rate (7.0% at December 31, 2005). (See Notes 4 and 5 below.)	4,218,015	4,451,559

Note payable due December 16, 2011, payable in monthly installments of $20,162 including interest at a variable rate (7% at December 31, 2005).	3,058,724	3,120,000

(See Note 2 below.)

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE G – LONG-TERM DEBT: (Cont.)

	December 31,
	2005	2004
Note payable due February 18, 2013, payable in monthly installments of $19,444 plus interest at a variable rate (6.79% at December 31, 2005). (See Notes 4 and 5 below.)	$2,858,348	$3,091,676

Three notes payable to owners, due December 2009 with interest only at 3.06% payable annually.	1,365,992	1,365,992

Note payable due May 28, 2008, payable in monthly installments of $39,965 including interest at a variable rate (5.25% at December 31, 2005).	1,061,103	1,467,176

Note payable due June 30, 2009, payable in monthly installments of $11,339 including interest 6.18%, collateralized by certain watercraft.	651,396	718,154

Note payable due October 3, 2013, payable in monthly installments of $3,456, plus interest at a variable rate (5.50% at December 31, 2005). (See Notes 2 and 3 below.)	528,700	570,167

Note payable due July 31, 2009, payable in monthly installments of $3,902 including interest at 1/4% below prime rate (7.0% at December 31, 2005). (See Note 4 below.)	484,487	501,791

Note payable due July 15, 2008, payable in monthly installments of $6,806 including interest 5.29%, collateralized certain watercraft.	450,474	505,994

Note payable due July 15, 2008, payable in monthly installments of $6,974 including interest 6.97%, collateralized by certain watercraft.	185,643	—

Other	171,075	284,193

	36,827,671	38,843,253

Less amount due within one year	1,869,448	1,994,884

	$34,958,223	$36,848,369

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE G – LONG-TERM DEBT: (Cont.)

NOTE 1: The note is collateralized by substantially all assets of the limited partnership and the personal guaranty of the owners. The personal guarantee is limited to $5,000,000 in total.

NOTE 2: The note is collateralized by substantially all assets of the limited liability company and the personal guaranty of the owners.

NOTE 3: The loan agreement provides for a .5% increase in the interest rate if certain minimum cash balances are not maintained with the financial institution. In addition, the note is callable by the financial institution in October 2008.

NOTE 4: The notes are collateralized by substantially all assets of the limited liability companies. The notes contain various restrictive financial and non-financial covenants. At December 31, 2005, the Companies were not in compliance with certain financial covenants. The lender has waived these covenant violations.

NOTE 5: The notes are collateralized by the personal guaranty of certain owners.

At December 31, 2005, maturities of long-term debt are as follows: 2006 -$1,869,448 $; 2007 - $7,648,710; 2008 - $1,988,957; 2009 - $3,601,872; 2010 - $1,403,401; and thereafter - $20,315,281.

NOTE H – TRANSACTIONS WITH RELATED PARTIES:

Consulting and Partnership Administration Fees

Various Partnership Agreements provide for the payment of annual consulting and Partnership administration fees to the general partners. These fees were $123,000 in 2005, 2004, and 2003, respectively.

Management Fees

The Marinas maintain agreements with a management company related to the owners to provide certain management services to the Marinas, including leasing activities and certain internal bookkeeping and record keeping services. The agreements provide for fees of 5% in 2005 and 4% in 2004 and 2003 of earned income collected, excluding interest income, to be paid to the management company. Management fees incurred by the Marinas were $878,624 for 2005; $659,586 for 2004; and $688,862 for 2003.

Other Affiliated Entities

A corporation affiliated with two of the Marinas provided services to the Marinas consisting of renovation, construction, and repairs and maintenance of marina and concession facilities and leasehold improvements. Such services totaled $8,938, $17,804, and $156,544 for 2005, 2004, and 2003, respectively.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE H – TRANSACTIONS WITH RELATED PARTIES: (Cont.)

Two of the Marinas maintain an agreement to provide services in connection with a business owned by an entity related to the Owners. The agreement provides for fees of 15% in 2005 and 14% in 2004 and 2003 of income collected by the Marinas. Fees paid were $666,442, $574,162, and $489,893 during 2005, 2004, and 2003, respectively.

NOTE I – COMMITMENTS AND CONTINGENCIES:

Operating Lease

The Marinas lease the land and water areas where the marinas, concession facilities, and leasehold improvements are located from the Corps and other government agencies under various long-term leases. The leases expire from 2016 through 2053. Lease payments are calculated based on monthly revenue from rentals and concessions times a rate determined from a table based on the prior rental year’s gross rentals and concessions. The rates for 2005 are from 2.8% to 3.3%. The leases do not provide for minimum lease payments. One Marina pays an annual fee for the right to maintain and operate the marina and concession facilities.

Rent expense for these leases was $816,480 for 2005; $736,009 for 2004; and $1,675,494 for 2003.

Cash Concentrations

The Marinas maintain their cash in various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. On December 31, 2005, the Marinas’ uninsured cash balances totaled $841,284.

Litigation

The Marinas are a named party to various lawsuits and claims arising out of its business. Management, after review and consultation with legal counsel, considers that any liability resulting from these matters would not materially affect the results of operations or the financial position of the Marinas.

Environmental Compliance and Remediation

As a result of factors such as the continuing evolution of environmental laws and regulatory requirements and the nature of its business, the Marinas are exposed to various potential environmental issues. To present, the Marinas have not been involved in any liability case regarding the cleanup of any hazardous materials and/or any public liability case or claim. Likewise, the Marinas are unable to determine the amount or timing of possible future costs, if any, of environmental remediation requirements which may subsequently be determined. Based upon information presently available, such future costs, if any, are not expected to have a material adverse effect on the Marinas’ competitive or financial position or its ongoing results of operations. However, such costs, if any, could be material to results of operations in a future period.

Marinas International

Notes to Combined Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE J – DIFFERENCES BETWEEN COMBINED FINANCIAL STATEMENTS AND BOOKS:

The accompanying combined financial statements include adjustments made to the books using memorandum entries to reflect, among other things, differences between the methods used in determining depreciation and amortization for financial purposes and income tax purposes.

NOTE K – SUBSEQUENT EVENT:

On November 30, 2006, the Marinas entered into an asset sale agreement and a loan agreement with CNL Income Properties, Inc. (CNL). Under the terms of the agreement, CNL may acquire nine of the marinas for approximately $106,000,000 and make a loan for approximately $40,000,000 with four additional marinas as collateral.

Harborage Marina, LLC

St. Petersburg, Florida

INTERIM FINANCIAL STATEMENTS

As of September 30, 2006 and 2005

[Intentionally left blank]

Harborage Marina, LLC

Interim Balance Sheets

	September 30,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$162,163	$144,955
Accounts receivable, net	53,169	81,649
Inventory	31,923	23,640
Prepaid expenses	13,202	13,757

TOTAL CURRENT ASSETS	260,457	264,001

PROPERTY AND EQUIPMENT, net	5,381,978	5,456,508

OTHER ASSETS, net	7,669	9,142

GOODWILL	129,792	129,792

	$5,779,896	$5,859,443

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$15,289	$6,557
Due to affiliates	16,680	31,252
Accrued liabilities	127,786	89,437
Customer deposits	205,517	222,747
Rent collected in advance	68,964	127,072
Long-term debt due within one year	316,660	241,572

TOTAL CURRENT LIABILITIES	750,896	718,637

LONG-TERM DEBT	5,316,550	5,633,210

MEMBERS’ DEFICIT	(287,550)	(492,404)

	$5,779,896	$5,859,443

See notes to interim financial statements.

Harborage Marina, LLC

Interim Statements of Income and Members’ Deficit

	Nine Months Ended September 30,
	2006	2005
REVENUES:
Marina facility rentals	$1,893,742	$1,711,187
Concession rentals and retail sales	374,571	405,287

	2,268,313	2,116,474

COSTS AND EXPENSES:
Cost of concession rentals and retail sales	182,106	151,840
General and administrative	1,184,665	1,295,369
Depreciation	284,741	276,331
Interest	341,016	343,444

	1,992,528	2,066,984

OTHER INCOME
Gain on sale of assets	—	4,519,305
Other income	62,232	18,353

	62,232	4,537,658

NET INCOME	338,017	4,587,148

MEMBERS’ DISTRIBUTIONS	—	(4,000,000)

BALANCE, beginning of year	(625,567)	(1,079,552)

BALANCE, end of period	$(287,550)	$(492,404)

See notes to interim financial statements.

Harborage Marina, LLC

Interim Statements of Cash Flows

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$338,017	$4,587,148
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	284,741	276,331
Increase in allowance for doubtful accounts	(64)	(14,182)
Gain on dispostion of property and equipment	—	(4,519,305)
(Increase) decrease in:
Accounts receivable	(21,629)	2,682
Due from affiliates	8,477	8,000
Inventory	(5,769)	(6,921)
Prepaid expenses	—	(555)
Increase (decrease) in:
Accounts payable	10,911	(10,125)
Due to affiliates	(7,466)	14,220
Accrued liabilities	(17,850)	(121,297)
Customer deposits	(13,255)	(6,528)
Rent collected in advance	18,147	(5,329)

Cash provided by operating activities	594,260	204,139

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	—	6,316,203
Purchases of property and equipment	(255,017)	(150,991)
Other cash flows from investing activities	612	(100)

Cash (used in) provided by investing activities	(254,405)	6,165,112

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(194,960)	(2,278,289)
Capital distributions	—	(4,000,000)

Cash used in financing activities	(194,960)	(6,278,289)

INCREASE IN CASH AND CASH EQUIVALENTS	144,895	90,962

CASH AND CASH EQUIVALENTS, beginning of year	17,268	53,993

CASH AND CASH EQUIVALENTS, end of period	$162,163	$144,955

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the period for interest	$341,016	$343,444

See notes to interim financial statements.

Harborage Marina, LLC

Notes to Interim Financial Statements

Nine Months Ended September 30, 2006 and 2005

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Statements

These interim financial statements do not include all matters disclosed in Harborage Marina, LLC’s December 31, 2005 audited financial statements. As a result, these interim financial statements should be read in conjunction with the financial statements for the year ended December 31, 2005.

Harborage Marina, LLC

St. Petersburg, Florida

FINANCIAL STATEMENTS

As of December 31, 2005 and 2004

(See Independent Auditors’ Report)

January 20, 2007

The Members

Harborage Marina, LLC

St. Petersburg, FL

INDEPENDENT AUDITORS’ REPORT

We have audited the balance sheets of Harborage Marina, LLC as of December 31, 2005 and 2004 and the related statements of income and members’ deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Harborage Marina, LLC as of December 31, 2005 and 2004 and the results of its operations, changes in its members’ equity, and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/

WEIKEL, JOHNSON, PARRIS & ROUSE, PLLP

Certified Public Accountants

Harborage Marina, LLC

Balance Sheets

(See Independent Auditors’ Report)

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,268	$53,993
Accounts receivable, net	31,476	78,149
Inventory	26,154	16,719
Prepaid expenses	13,202	13,202

TOTAL CURRENT ASSETS	88,100	162,063

PROPERTY AND EQUIPMENT, net	5,411,702	7,378,746

OTHER ASSETS, net	8,281	9,042

GOODWILL	129,792	129,792

	$5,637,875	$7,679,643

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$4,378	$16,682
Due to affiliates	15,669	17,032
Accrued liabilities	145,636	210,734
Customer deposits	218,772	229,275
Rent collected in advance	50,817	132,401
Long-term debt due within one year	315,260	428,503

TOTAL CURRENT LIABILITIES	750,532	1,034,627

LONG-TERM DEBT	5,512,910	7,724,568

MEMBERS’ DEFICIT	(625,567)	(1,079,552)

	$5,637,875	$7,679,643

See notes to financial statements.

Harborage Marina, LLC

Statements of Income and Members’ Deficit

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
REVENUES:
Marina facility rentals	$2,329,832	$2,082,093	$1,934,936
Concession rentals and retail sales	502,737	673,004	761,218

	2,832,569	2,755,097	2,696,154

COSTS AND EXPENSES:
Cost of concession rentals and retail sales	196,456	406,126	681,809
General and administrative	1,916,462	1,644,579	1,740,280
Depreciation	373,401	401,004	401,908
Amortization	—	13,091	12,139
Interest	472,333	375,430	364,047

	2,958,652	2,840,230	3,200,183

OTHER INCOME
Gain on sale of assets	4,519,305	—	7,186
Other income	89,677	10,487	31,129

	4,608,982	10,487	38,315

NET INCOME (LOSS)	4,482,899	(74,646)	(465,714)

MEMBERS’ CAPITAL CONTRIBUTIONS	—	—	382,335

MEMBERS’ DISTRIBUTIONS	(4,028,914)	(47,229)	(51,048)

BALANCE, beginning of year	(1,079,552)	(957,677)	(823,250)

BALANCE, end of year	$(625,567)	$(1,079,552)	$(957,677)

See notes to financial statements.

Harborage Marina, LLC

Statements of Cash Flows

(See Independent Auditors’ Report)

	Years Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,482,899	$(74,646)	$(465,714)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	373,401	414,095	414,048
Increase in allowance for doubtful accounts	(7,135)	(64,965)	(82,100)
Gain on dispostion of property and equipment	(4,519,305)	—	(7,186)
(Increase) decrease in:
Accounts receivable	53,808	213,737	100,694
Inventory	(9,435)	45,336	234,001
Prepaid expenses	—	30,000	(30,000)
Increase (decrease) in:
Accounts payable	(12,304)	(30,694)	8,660
Due to affiliates	(1,363)	(9,666)	(139,094)
Accrued liabilities	(65,098)	21,657	(9,299)
Customer deposits	(10,503)	55,664	8,047
Rent collected in advance	(81,584)	(1,191)	34,213

Cash provided by operating activities	203,381	599,327	66,270

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	6,316,964	—	10,500
Purchases of property and equipment	(203,255)	(334,077)	(6,626)

Cash provided by (used in) investing activities	6,113,709	(334,077)	3,874

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(2,324,901)	(408,813)	(390,772)
Borrowings on long-term debt	—	172,000	—
Capital contributions	—	—	382,335
Capital distributions	(4,028,914)	(47,229)	(51,048)

Cash used in financing activities	(6,353,815)	(284,042)	(59,485)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(36,725)	(18,792)	10,659

CASH AND CASH EQUIVALENTS, beginning of year	53,993	72,785	62,126

CASH AND CASH EQUIVALENTS, end of year	$17,268	$53,993	$72,785

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$472,398	$374,967	$364,122

See notes to financial statements.

Harborage Marina, LLC

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

Harborage Marina, LLC, a Delaware Limited Liability Company formed December 14, 1999 for a term of 25 years, owns and operates Harborage Marina located in St. Petersburg, Florida. The marina occupies approximately 17 acres and has 293 wet slips and a dry dock stack with a 400 plus boat capacity.

Operations

Lease agreements for marina facilities generally have a one-year term and are paid monthly. Rent collected in advance is credited to operations as earned.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Company considers cash in operating bank accounts, demand deposits, cash on hand, and highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations and are reported at the amount management expects to collect on balances outstanding at year-end. Substantially all customers are residents of the area. Management provides for probable uncollectible amounts through a charge to income and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The valuation allowance was $10,000 at December 31, 2005 and $17,135 at December 31, 2004.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or over the term of the lease (see Note E), if shorter. Such lives range from 5 to 40 years.

Members’ Equity

Income or loss and cash flow are allocated in accordance with the terms set forth in the Operating Agreement.

Advertising Costs

The Company expenses advertising costs the first time the advertising takes place. Advertising expense for the years 2005, 2004, and 2003 was $30,975, $19,058, and $26,700, respectively.

Harborage Marina, LLC

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Cont.)

Income Taxes

The Company is not a taxpaying entity for federal or state income tax purposes. Accordingly, no provision has been made in the financial statements for income taxes since these taxes are the responsibility of the members.

Financial Statement Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B – PROPERTY AND EQUIPMENT:

Property and equipment consists of:

	December 31,
	2005	2004
Land	$613,314	$1,533,284
Buildings	4,903,710	4,894,550
Marina and concession facilities	3,309,000	4,203,185
Construction in progress	67,876	2,890

	8,893,900	10,633,909
Less: accumulated depreciation and amortization	3,482,198	3,255,163

	$5,411,702	$7,378,746

Harborage Marina, LLC

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE C – LONG-TERM DEBT:

Long-term debt consists of the following:

	December 31,
	2005	2004
Note payable due November 30, 2010, payable in monthly installments of $51,309 including interest at a variable rate (7.25%) at December 31, 2005 (See Note 1 below).	5,625,678	7,902,770

Note payable due January 25, 2009, payable in monthly installments of $3,362 including interest at 6.46% collateralized by marina equipment	127,762	147,039

Note payable due October 26, 2007, payable in monthly installments of $3,249 including interest, collateralized by marina equipment	74,730	103,262

	5,828,170	8,153,071
Less amount due within one year	315,260	428,503

	$5,512,910	$7,724,568

NOTE 1: The note is collateralized by substantially all assets of the limited partnership and the personal guaranty of the owners.

At December 31, 2005, maturities of long-term debt are as follows: 2006 -$315,260; 2007 - $340,445; 2008 - $326,080; 2009 - $321,534; and 2010 - $4,524,851.

NOTE D – TRANSACTIONS WITH RELATED PARTIES:

Management Fees

The Company maintains an agreement with a management company related to the members to provide certain management services to the Company, including leasing activities and certain internal bookkeeping and record keeping services. The agreement provides for fees of 5% in 2005 and 4% in 2004 and 2003 of earned income collected, excluding interest income, to be paid to the management company. Management fees incurred by the Company were $135,986 for 2005; $101,095 for 2004; and $99,063 for 2003.

Harborage Marina, LLC

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

(See Independent Auditors’ Report)

(Continued)

NOTE E – COMMITMENTS AND CONTINGENCIES:

Operating Lease

The marina and concession facilities and leasehold improvements, which consist primarily of covered docks, open slips, dry storage facilities, and buildings, are located on property leased from the city of St. Petersburg, Florida under a lease that expires December 31, 2011. Monthly lease payments are 8% of gross boat slip rental revenues. The lease provides a minimum lease payment of $500 per month.

Rent expense for this lease was $253,360 for 2005; $297,419 for 2004; and $272,399 for 2003.

Litigation

The Company is a named party to various lawsuits and claims arising out of its business. Management, after review and consultation with legal counsel, considers that any liability resulting from these matters would not materially affect the results of operations or the financial position of the Company.

Environmental Compliance and Remediation

As a result of factors such as the continuing evolution of environmental laws and regulatory requirements and the nature of its business, the Marinas are exposed to various potential environmental issues. To present, the Company has not been involved in any liability case regarding the cleanup of any hazardous materials and/or any public liability case or claim. Likewise, the Company is unable to determine the amount or timing of possible future costs, if any, of environmental remediation requirements which may subsequently be determined. Based upon information presently available, such future costs, if any, are not expected to have a material adverse effect on the Company’s competitive or financial position or its ongoing results of operations. However, such costs, if any, could be material to results of operations in a future period.

NOTE F – DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND BOOKS:

The accompanying financial statements include adjustments made to the books using memorandum entries to reflect, among other things, differences between the methods used in determining depreciation and amortization for financial purposes and income tax purposes.

NOTE G – SUBSEQUENT EVENT:

On November 30, 2006, the Company entered into an asset sale agreement with CNL Income Properties, Inc. (CNL). Under the terms of the agreement, CNL may acquire the Company’s assets for approximately $18,250,000.

UNAUDITED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

For the nine months ended September 24, 2006 and September 25, 2005

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Financial Statements

(Unaudited)

Nine months ended September 24, 2006 and September 25, 2005

Contents

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets (unaudited)	F – 205
Combined Consolidated Statements of Operations (unaudited)	F – 206
Combined Consolidated Statements of Changes in Owners’ Equity (unaudited)	F – 207
Combined Consolidated Statements of Cash Flows (unaudited)	F – 208
Notes to Combined Consolidated Financial Statements (unaudited)	F – 209

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Balance Sheets

(Unaudited)

	September 24, 2006	December 25, 2005
Assets
Current assets:
Cash and cash equivalents	$2,361,651	$2,057,688
Restricted cash	368,914	394,545
Accounts receivable, net of allowance for doubtful accounts of $20,987 and $88,120 in 2006 and 2005, respectively	335,313	146,478
Inventory	714,972	628,990
Other current assets	102,313	470,994

Total current assets	3,883,163	3,698,695

Golf course investments, net of accumulated depreciation of $23,256,402 and $19,936,647 in 2006 and 2005, respectively	40,705,249	43,054,516
Deferred costs, net of accumulated amortization of $716,043 and $641,234 in 2006 and 2005, respectively.	645,411	791,399

Total assets	$45,223,823	$47,544,610

Liabilities and Owner’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,914,334	$2,088,107
Accounts payable affiliates	659,015	211,818
Current obligations under capital leases	1,062,615	898,141
Current portion of long-term debt	689,340	689,858
Deferred income	1,352,749	1,124,871

Total current liabilities	5,678,053	5,012,795

Obligations under capital leases, net of current portion	1,557,063	1,528,724
Long-term debt, net of current portion	25,860,097	26,360,618

Deferred leasehold rent payable	652,500	585,000

Total liabilities	33,747,713	33,487,137

Owners’ equity	11,486,110	14,057,473

Total liabilities and owners’ equity	$45,223,823	$47,554,610

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Operations

(Unaudited)

	Nine months ended September 24, 2006	Nine months ended September 25, 2005
Revenues:
Green fees and cart rentals	$12,125,273	$11,680,119
Food and beverage	4,433,138	4,212,211
Pro shop	3,588,188	3,220,370
Other revenue	135,220	257,815

Total revenues	20,281,819	19,370,515

Expenses:
Course maintenance	3,688,859	3,533,935
Food and beverage costs	2,827,471	2,701,554
Cart department	1,259,786	1,107,543
Pro shop	2,835,701	2,569,669
Facility and maintenance	847,246	771,574
General and administrative	2,414,851	2,232,701
Management and licensing fees	1,085,539	1,044,253
Ground lease rent	472,162	438,571
Property taxes	488,157	482,260
Other expenses	157,955	97,468
Interest expense, net	1,998,863	1,617,409
Depreciation and amortization	3,751,592	3,779,739

Total expenses	21,828,182	20,376,676

Net loss	$(1,546,363)	$(1,006,161)

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Changes in Owners’ Equity

(Unaudited)

Total
Balance at December 26, 2004	16,843,056
Distribution	(577,049)
Net loss	(2,208,534)

Balance at December 25, 2005	$14,057,473
Distribution	(1,025,000)
Net Loss	(1,546,363)

Balance at September 24, 2006	$11,486,110

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 24, 2006	Nine months ended September 25, 2005

Operating Activities
Net loss	$(1,546,363)	$(1,006,161)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,751,592	3,779,739
Amortization of deferred financing costs	142,239	142,628
Provision for uncollectible accounts receivable	9,131	6,959
(Gain) loss on retirement of assets	8,452	(109)
Changes in assets and liabilities:
Restricted cash	25,631	120,610
Accounts receivable	(197,966)	(72,806)
Inventory	(85,982)	(14,538)
Other current assets	368,681	355,130
Accounts payable and accrued expenses	(173,773)	(279,835)
Accounts payable affiliates	447,197	77,935
Deferred income and other liabilities	295,378	342,502

Net cash provided by operating activities	3,044,217	3,452,053

Investing Activities
Additions to golf course investments	(365,851)	(740,515)
Proceeds from the sale of fixed assets	1,000	—
Cash from FIN 46(R) consolidation of Beverage Companies	—	263,761

Net cash used in investing activities	(364,851)	(476,754)

Financing Activities
Capital distributions	(1,025,000)	(500,000)
Proceeds from notes payable	—	3,800,000
Principal payments on notes payable	(501,039)	(4,282,616)
Principal payments on capital leases	(849,364)	(681,189)
Payment of deferred loan costs	—	(123,690)

Net cash used in financing activities	(2,375,403)	(1,787,495)

Net increase in cash and cash equivalents	303,963	1,187,804
Cash and cash equivalents at beginning of year	2,057,688	1,550,582

Cash and cash equivalents at end of the nine month period	$2,361,651	$2,738,386

See accompanying notes.

EAGL Golf Course Properties to be Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements

(Unaudited)

September 24, 2006

1. Golf Course Properties Sold

The company has prepared the condensed combined consolidated financial statements of the EAGL Golf Course Properties sold to CNL Income Properties, Inc. without audit. The information furnished in the condensed combined consolidated financial statements includes normal recurring adjustment and reflects all adjustments which are, in our opinion, necessary for a fair presentation of the results of operation and statements of financial position for the interim periods presented. Certain information and footnote disclosures normally included in financial statement prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. We believe that the disclosures are adequate to make the information presented not misleading when read in conjunction with the fiscal 2005 combined consolidated financial statements of the EAGL Golf Courses Properties sold to CNL Income Properties. Revenues and operating results for the nine months ended September 24, 2006 are not necessarily indicative of the results to be expected for the full year.

On November 16, 2006 CNL Income Properties, Inc. (CIP) entered into two purchase and sale agreements with Westbrook Fund IV EAGL Parent, LLC and Evergreen Alliance Golf Limited, L.P.’s (EAGL), an affiliate, to purchase their interests in seven golf course properties and a 47.5% interest in the Grapevine Golf Club, L.P.. Subsequently, on December 11, 2006 CIP entered into purchase agreements to acquire the remaining interests in the Grapevine Golf Club, L.P..

All eight golf course properties are public golf courses that were managed by EAGL.

The following table sets forth certain information with respect to each of the golf course facilities at September 24, 2006:

Golf Course Facilities	Ground Lease Termination Date (A)	Metropolitan Area	State
Owned and leased facilities:
EAGL Fund IV:
Canyon Springs Golf Course (owned)	N/A	San Antonio	Texas
Clear Creek Golf Course	2036	Houston	Texas
Plantation Resort Golf Club (owned)	N/A	Dallas-Fort Worth	Texas
The Golf Club at Cinco Ranch (owned)	N/A	Houston	Texas
Fossil Creek Golf Course (owned)	N/A	Dallas-Fort Worth	Texas
EAGL:
Mansfield National Golf Course	2049	Dallas-Fort Worth	Texas
Lake Park Golf Courses	2025	Dallas-Fort Worth	Texas
Grapevine:
Cowboys Golf Club	2049	Dallas-Fort Worth	Texas

(A)	Including extensions.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

2. Summary of Significant Accounting Policies

Consolidation

The accompanying combined consolidated financial statements include the accounts of the Companies and their subsidiaries for the combined eight golf courses. All significant intercompany accounts and transactions have been eliminated.

Fiscal Year

The Companies’ fiscal years are based on a 52/53-week period ending on the last Sunday of December. The fiscal quarters consist of 3 fiscal months consisting of 4,4 and 5 weeks.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. Restricted cash consists of deposits held in escrow for property tax payments.

Accounts Receivable

All receivables related to tournaments and other events are due upon the conclusion of the event or when invoiced to the customer. An allowance for potential losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Inventory

Inventories consist primarily of golf merchandise and food and beverages held for resale, and are recorded at the lower of cost or market value. Cost is determined by the weighted average method.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Golf Course Investments

Golf course investments are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the lesser of (a) the related leasehold terms, which range from approximately one to six years, or (b) the estimated useful lives of the related fixed assets or assets under capital leases, as follows:

Ground improvements	10–15 years
Buildings and improvements	31 years
Furniture, fixtures, equipment, and software	3–10 years

Golf course investments consist of the following assets at:

	September 24, 2006	December 25, 2005
Land	$5,711,910	$5,711,910
Buildings and improvements	18,661,529	18,599,424
Ground improvements	29,780,114	29,757,949
Furniture, fixtures, equipment, and software	9,598,725	8,819,928
Construction in progress	209,373	101,952

	63,961,651	62,991,163
Less accumulated depreciation	(23,256,402)	(19,936,647)

Total golf course investments	$40,705,249	$43,054,516

For operating courses, expenditures for routine repairs and maintenance are charged to operations as incurred. Expenditures that both materially add value and appreciably extend the useful life of an asset are capitalized.

For long-lived assets held for investment, the Companies assessed annually whether indicators of impairment were present. If such indicators were present, the Companies assessed the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value, based on using discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management. For each of the periods presented, no impairments of long-lived assets were identified.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

Deferred Costs

Deferred costs consist primarily deferred financing costs and lease acquisition costs. Deferred financing costs are amortized on a basis that approximates the effective interest method over the term of the related loan. The lease acquisition costs are amortized over the fifty-year term of the related lease agreement. At September 24, 2006 the financing and lease acquisition costs before amortization were $1,111,453 and $250,000, respectively.

Income Taxes

The Companies are not tax-paying entities and, accordingly, record no income taxes. The owners are individually responsible for reporting their share of the Companies’ taxable income on their income tax returns. As a result, no income taxes have been allocated as an expense to the courses on the accompanying financial statements.

Revenue and Expense Recognition

Revenue from green fees, cart rentals, driving range, food and beverage, and merchandise sales is generally recognized at the time of sale or when the service is provided.

Deferred liabilities include annual passes and tournament deposits which are recognized as revenue when earned. Also included are gift certificates that are recognized as revenue as redeemed or when the gift certificate expires with the exception of any portion of the unclaimed gift certificates that is escheatable to government agencies.

The courses record the escheatable liability for the value of the unredeemed gift certificates where required by law. The gift certificates expire after one year. After one year from the date of issue any remaining liabilities not subject to escheatment are evaluated to determine whether the likelihood of the gift certificate being redeemed is remote (gift certificate breakage). The courses recognize gift certificate breakage as revenue only after the one-year period. On the EAGL Fund IV courses, because there was

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

not adequate historical information to estimate redemption rates after one year of issuance, no breakage was recorded until two years after issuance. During the nine months ended September 26, 2006 and September 25, 2005 the courses recognized $16,954, and $11,300, respectively, of breakage revenue.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 24, 2006 and September 25, 2005 was $358,396 and $297,498, respectively.

Consolidation of Variable Interest Entities

On January 15, 2003, the FASB approved the issuance of Interpretation 46, Consolidation of Variable Interest Entities, or FIN 46, and in December 2003, the FASB issued FIN 46R, which amended FIN 46. Under FIN 46R, consolidation requirements were effective immediately for new variable interest entities, or VIEs, created after December 31, 2003. The consolidation requirements apply to existing VIEs for financial periods beginning after December 15, 2004. Certain of the golf course properties were required by state law to have separate entities not owned by the Companies for the purpose of handling alcoholic beverage sales (the Beverage Companies). The courses were the primary beneficiaries of these entities and realized the net earnings of these entities but did not consolidate them. The Companies determined that these entities met the definition of VIEs, and as a result they were consolidated by the Companies as of December 27, 2004, in conjunction with the adoption of FIN 46R for fiscal year 2005. As permitted by FIN 46R, the Companies applied the interpretation prospectively from the date of adoption.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

2. Significant Accounting Policies (continued)

For purposes of these combined consolidated financial statements, those beverage company entities associated with the courses have also been consolidated in these financial statements for the nine months ended September 24, 2006 and September 25, 2005. The financial information of these beverage entities at December 25, 2005 and December 26, 2004 are as follows:

	December 25, 2005	December 26, 2004
Cash	$160,266	$263,761
Inventory	10,580	10,589

Current assets	$170,846	$274,350

Payables and accrued expenses	$170,178	$274,350
Equity	668	0

Total liabilities and equity	$170,846	$274,350

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

3. Long-Term Debt

Long-term debt at September 24, 2006 and December 25, 2005 respectively consist of the following:

	September 24, 2006	December 25, 2005
Real estate notes payable; interest only was due in monthly payments from September 2003 to September 2004; the interest rate is 90-day LIBOR plus 4% with a minimum interest rate of 6%. Beginning October 2004, monthly interest and principal payments are due based upon a 20-year amortization until maturity on October 1, 2008, when all remaining principal and interest is due; the note is collateralized by Canyon Springs, The Golf Club at Cinco Ranch, Clear Creek, Fossil Creek and Plantation Resort golf courses.	$14,598,115	$14,832,462

Note payable accruing interest at the prime rate with fixed monthly payments of $24,000. The note matures in June 2008; collateralized by a first lien on the property rights of Cowboys Golf Club and the Partnership interests and guarantees by EAGL and Blue Star Grapevine Golf, L.P., affiliates of the Partnership, up to 70% of debt for each guarantor.	6,024,000	6,240,000

Note payable accruing interest at 90-day LIBOR plus 425 basis points with payments of interest only until October 2007 and then principal and interest due in monthly installments based upon a 17-year amortization maturing in September 2010; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate of the Partnership.	3,800,000	3,800,000

Note payable accruing interest at 6.75%, with monthly installments of $18,024 maturing in December 2008; collateralized by the Mansfield National Golf Course.	2,127,322	2,178,014

	$26,549,437	$27,050,476

Future maturities of notes payable are as follows at September 24, 2006:

2006	$167,883
2007	707,667
2008	21,980,610
2009	101,762
2010	3,591,515

Total	$26,549,437

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

3. Long-Term Debt (continued)

At September 24, 2006 and December 25, 2005, the 90-day LIBOR rate was 5.39% and 4.50%, respectively; prime interest was 8.25% and 7.00% respectively.

Westbrook Fund IV EAGL Parent, LLC ( Fund IV) did not meet its debt service coverage ratio subsequent to December 25, 2005 on its notes payable. Fund IV has obtained a waiver of this covenant through the end of 2006. The notes payable were repaid in connection with the sale to CIP.

4. Obligations Under Capital Leases

The Companies lease various pieces of equipment under capital leases related to each of the courses. The leases mature on various dates through June 25, 2011. The future minimum capital lease obligations are as follows at September 24, 2006:

2006	$344,531
2007	1,177,482
2008	687,703
2009	472,761
2010	219,212
2011	26,627

Total	2,928,316
Less amount attributable to interest	(308,638)

Net obligations under capital leases	2,619,678
Less current installments	(1,062,615)

Net obligations under capital leases, excluding current installments	$1,557,063

In certain cases, the Companies do not take title to leased equipment. Amortization related to the capital leases is included in depreciation expense on the combined consolidated statement of operations.

The gross amount of assets recorded under capital leases at September 24, 2006 and December 25, 2005, was $4,890,513 and $4,217,063, respectively, included within the furniture, fixtures, equipment, and software assets category. The amount of accumulated depreciation related to assets recorded under capital leases at September 24, 2006 and December 25, 2005, was $2,573,588 and $1,748,874 respectively. Depreciation expense for the nine months ended September 24, 2006 and September 25, 2005 was $817,066 and $617,970 respectively.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

5. Related Party Transactions

The properties are managed by EAGL. Fees for these services are based on a percentage of revenues for the Cowboys, Lake Park, and Mansfield courses and on a fixed monthly payment for the EAGL Fund IV courses. Fees for these services totaled $865,778 and $836,503 for the nine months ended September 24, 2006 and September 25, 2005 respectively.

In addition, on the Cowboys course, a licensing fee equal to 4% of gross revenues was paid to the limited partner. Total licensing fees paid under this agreement for the nine months ended September 24, 2006 and September 25, 2005 totaled $219,761 and $207,750, respectively.

In addition, EAGL charges the courses an insurance premium for workers’ compensation, general liability, and health insurance under partially self-insured plans. The premiums charged are based on the total expected cost of insurance and are allocated to all courses managed by EAGL for which it provides insurance. Workers’ compensation expected insurance costs were charged and allocated to courses based upon their respective course payroll and state experience rating. General liability insurance expected costs were allocated pro rata based on the total number of locations insured. Health insurance expected insurance costs were allocated to the courses based on the employees’ selection of coverage options and the maximum out-of-pocket exposure as determined by the health insurance carrier. All other insurance premiums were allocated based upon an insurance broker’s schedule of each course’s insured value as a percentage of the total insured value. Management believes these represent reasonable allocation methodologies and approximate a market rate of insurance costs for the courses. The total cost allocated and charged related to these insurance programs for the nine months ended September 24, 2006 and September 25, 2005 was $619,006 and $594,234, respectively.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

6. Commitments and Contingencies

The golf courses lease land and certain equipment under agreements ranging from 1 to 50 years. These agreements normally provide for minimum rentals plus executory costs. Future minimum lease payments under noncancelable operating leases, through 2049, are as follows:

2006	$35,215
2007	104,958
2008	98,715
2009	109,371
2010	82,706
Thereafter	4,429,167

Total	$4,860,132

In some cases, the course must pay contingent rent, generally based on a percentage of gross receipts or positive cash flow as defined in the lease agreements. Total contingent rental expense incurred for the nine months ended September 24, 2006 and September 25, 2005 related to the ground leases was $404,662 and $371,071, respectively, and is included in ground lease rent expense in the combined consolidated statements of operations.

Total contingent rental payments made for the nine months ended September 24, 2006 and September 25, 2005 related to the GPS golf cart equipment were $474,987 and $398,679 respectively, and are included in cart department expense in the combined consolidated statements of operations.

In some cases, the residual value of GPS golf cart equipment is guaranteed by EAGL and EAGL Fund IV should the contingent rent payments not cover a minimum value. EAGL believes exposure to loss related to these guarantees is remote.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

(Unaudited)

7. Supplemental Cash Flow Disclosures

Interest paid on debt totaled $1,727,108, and $1,318,535 for the nine months ended September 24, 2006 and September 25, 2005, respectively. Interest paid on capital leases for the nine months ended September 24, 2006, and September 25, 2005 was $173,624 and $137,189 respectively.

The effects of summarized noncash transactions for the nine months ended September 24, 2006 and September 25, 2005 and the year ended December 25, 2005, were as follows:

	Nine months ended September 2006	Year Ended December 2005	Nine months ended September 2005
Acquisition of fixed assets with capital leases:
Fixed assets	$1,115,599	$991,111	$208,088
Obligations under capital leases	(1,115,599)	(991,111)	(208,088)

	$—	$—	$—

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Years Ended December 25, 2005, December 26, 2004, and December 28, 2003

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Financial Statements

Years Ended December 25, 2005, December 26, 2004, and December 28, 2003

Contents

Report of Independent Auditors	F-222

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets	F-223
Combined Consolidated Statements of Operations	F-224
Combined Consolidated Statements of Changes in Owners’ Equity	F-225
Combined Consolidated Statements of Cash Flows	F-226
Notes to Combined Consolidated Financial Statements	F-227

Report of Independent Auditors

The Management

Evergreen Alliance Golf Limited, L.P.

We have audited the accompanying combined consolidated balance sheets of the EAGL Golf Course properties sold to CNL Income Properties, Inc. (CIP) by entities commonly controlled by Westbrook Real Estate Partners, L.L.C. (the Companies) as of December 25, 2005 and December 26, 2004, and the related combined consolidated statements of operations, changes in owners’ equity, and cash flows for each of the three years in the period ended December 25, 2005. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companies’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these statements have been prepared to reflect the financial position, operations and cash flows of the EAGL Golf Course properties sold to CIP by the Companies, and are not intended to be a complete presentation of the Companies’ financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined consolidated financial position of the EAGL Golf Course properties sold to CIP by the Companies at December 25, 2005 and December 26, 2004, and the combined consolidated results of their operations, changes in their owners’ equity, and their cash flows for each of the three years in the period ended December 25, 2005, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the combined consolidated financial statements, the Companies in 2005 adopted FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities.

/s/ Ernst & Young LLP

Dallas, Texas

February 14, 2007, except for Note 9

for which the date is February 27, 2007

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Balance Sheets

	December 25, 2005	December 26, 2004
Assets
Current assets:
Cash and cash equivalents	$2,057,688	$1,550,582
Restricted cash	394,545	386,593
Accounts receivable, net of allowance for doubtful accounts of $88,120 and $65,890 in 2005 and 2004, respectively	146,478	183,973
Inventory	628,990	605,848
Other current assets	470,994	454,730

Total current assets	3,698,695	3,181,726

Golf course investments, net of accumulated depreciation of $19,936,647 and $15,124,926 in 2005 and 2004, respectively	43,054,516	46,364,844
Deferred costs, net of accumulated amortization of $641,234 and $452,639 in 2005 and 2004, respectively	791,399	857,319

Total assets	$47,544,610	$50,403,889

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,088,107	$1,851,808
Accounts payable, affiliates	211,818	253,687
Current obligations under capital leases	898,141	900,062
Current portion of long-term debt	689,858	4,498,797
Deferred income	1,124,871	870,275

Total current liabilities	5,012,795	8,374,629

Obligations under capital leases, net of current portion	1,528,724	1,482,683
Long-term debt, net of current portion	26,360,618	23,208,521
Deferred leasehold rent payable	585,000	495,000

Total liabilities	33,487,137	33,560,833

Owners’ equity	14,057,473	16,843,056

Total liabilities and owners’ equity	$47,544,610	$50,403,889

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Operations

	Year Ended December 25, 2005	Year Ended December 26, 2004	Year Ended December 28, 2003
Revenues:
Green fees and cart rentals	$15,074,618	$14,021,220	$12,569,516
Food and beverage	5,600,894	4,859,941	4,414,209
Pro shop	4,280,180	3,826,255	3,337,934
Other revenue	210,051	233,797	179,011

Total revenues	25,165,743	22,941,213	20,500,670

Expenses:
Course maintenance	4,596,329	4,508,656	4,458,159
Food and beverage costs	3,586,589	3,243,772	2,973,302
Cart department	1,446,420	1,463,290	929,572
Pro shop	3,471,535	3,342,606	3,072,939
Facility and maintenance	1,056,393	1,030,053	932,278
General and administrative	3,145,080	2,648,372	2,711,104
Management and licensing fees	1,383,159	1,228,284	1,152,369
Ground lease rent	571,778	549,532	542,639
Property taxes	664,354	566,836	493,353
Depreciation and amortization	5,125,882	5,109,398	4,806,424
Interest expense	2,281,478	1,913,187	1,126,568
Other expenses	45,280	30,454	130,399

Total expenses	27,374,277	25,634,440	23,329,106

Net loss	$(2,208,534)	$(2,693,227)	$(2,828,436)

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Changes in Owners’ Equity

Balance at December 28, 2002	$29,556,344
Capital contributions	9,585,589
Capital distributions	(16,377,214)
Net loss	(2,828,436)

Balance at December 28, 2003	19,936,283
Capital contributions	—
Capital distributions	(400,000)
Net loss	(2,693,227)

Balance at December 26, 2004	16,843,056
Capital contributions	—
Distribution	(577,049)
Net loss	(2,208,534)

Balance at December 25, 2005	$14,057,437

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Combined Consolidated Statements of Cash Flows

	Year Ended December 25, 2005	Year Ended December 26, 2004	Year ended December 28, 2003
Operating activities
Net loss	$(2,208,534)	$(2,693,227)	$(2,828,436)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,125,882	5,109,398	4,806,424
Amortization of deferred financing costs	183,593	213,077	102,895
Provision for uncollectible accounts receivable	22,286	23,255	16,128
Loss (gain) on retirement of assets	3,730	(17,149)	14,898
Changes in assets and liabilities:
Restricted cash	(7,952)	199,806	(586,400)
Accounts receivable, net	15,212	(30,603)	44,415
Inventory	(12,552)	(59,464)	(42,222)
Other current assets	(16,264)	(405,963)	76,996
Accounts payable and accrued expenses	(38,049)	33,425	565,570
Accounts payable, affiliates	(41,869)	(650)	(61,129)
Deferred income and other liabilities	344,596	263,987	469,787

Net cash provided by operating activities	3,370,079	2,635,892	2,578,926

Investing activities
Purchase of golf course investments	—	—	(8,758,971)
Additions to golf course investments	(832,787)	(903,603)	(1,735,216)
Insurance proceeds from casualty loss	—	461,211	—
Proceeds from the sale of assets	—	56,500	—
Cash from FIN 46(R) consolidation of Beverage Companies	263,761	—	—

Net cash used in investing activities	(569,026)	(385,892)	(10,494,187)

Financing activities
Capital contributions	—	—	9,585,589
Capital distributions	(577,049)	(400,000)	(16,377,214)
Proceeds from notes payable	3,800,000	—	17,652,000
Principal payments on notes payable	(4,456,842)	(660,171)	(580,890)
Principal payments on capital leases	(937,380)	(1,020,649)	(706,756)
Payment of deferred loan costs	(122,676)	(8,344)	(817,840)

Net cash (used in) provided by financing activities	(2,293,947)	(2,089,164)	8,754,889

Net increase in cash and cash equivalents	507,106	160,836	839,628
Cash and cash equivalents at beginning of year	1,550,582	1,389,746	550,118

Cash and cash equivalents at end of year	$2,057,688	$1,550,582	$1,389,746

See accompanying notes.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements

December 25, 2005, December 26, 2004, and December 28, 2003

1. Golf Course Properties Sold to CNL Income Properties, Inc.

On November 16, 2006, CNL Income Properties, Inc. (CIP) entered into purchase and sale agreements with Westbrook Fund IV EAGL Parent, LLC (EAGL Fund IV) and Evergreen Alliance Golf Limited, L.P. (EAGL), an affiliate, to purchase their interests in seven golf course properties and EAGL’s 47.5% general partner and limited partner interests in the Grapevine Golf Club, L.P. Subsequently, on December 11, 2006, CIP entered into purchase and sale agreements for the remaining limited partner interests in the Grapevine Golf Club, L.P. These three entities are hereafter referred to as the Companies.

EAGL and EAGL Fund IV are owned by investment funds controlled by Westbrook Real Estate Partners, L.L.C.

The financial statements of the EAGL Golf Course Properties sold to CIP are related businesses that have been combined based on all of the courses having been managed by EAGL and under the common control of Westbrook Real Estate Partners, L.L.C.

The financial statements reflect the combined financial position and results of operations of all eight golf course properties. However, these financial statements exclude the operations of the EAGL corporate entity and management company as well as the operations of the other courses that were owned by EAGL and EAGL Fund IV that were not sold to CIP.

All eight golf course properties are public golf courses managed by EAGL.

The following table sets forth certain information with respect to each of the golf course facilities at December 25, 2005:

Golf Course Facilities	Ground Lease Termination Date (A)	Metropolitan Area	State
Owned and leased facilities:
EAGL Fund IV:
Canyon Springs Golf Course (owned)	N/A	San Antonio	Texas
Clear Creek Golf Course	2036	Houston	Texas
Plantation Resort Golf Club (owned)	N/A	Dallas-Fort Worth	Texas
The Golf Club at Cinco Ranch (owned)	N/A	Houston	Texas
Fossil Creek Golf Course (owned)	N/A	Dallas-Fort Worth	Texas
EAGL:
Mansfield National Golf Course	2049	Dallas-Fort Worth	Texas
Lake Park Golf Courses	2025	Dallas-Fort Worth	Texas
Grapevine:
Cowboys Golf Club	2049	Dallas-Fort Worth	Texas

(A)	Including extensions

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

2. Significant Accounting Policies

Consolidation

The accompanying combined consolidated financial statements include the accounts of the Companies and their subsidiaries for the combined eight golf courses. All significant intercompany accounts and transactions have been eliminated.

Fiscal Year

The courses’ fiscal years were based on a 52/53-week period ending on the last Sunday of December.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents. Restricted cash consists of deposits held in escrow for property tax payments.

Accounts Receivable

All receivables related to tournaments and other events are due upon the conclusion of the event or when invoiced to the customer. An allowance for potential losses is provided against the portion of accounts receivable that is estimated to be uncollectible.

Inventory

Inventory consists primarily of golf merchandise and food and beverages held for resale, and is recorded at the lower of cost or market value. Cost is determined by the weighted average method.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Golf Course Investments

Golf course investments are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the lesser of (a) the related leasehold terms, which range from approximately one to six years, or (b) the estimated useful lives of the related fixed assets or assets under capital leases, as follows:

Ground improvements	10–15 years
Buildings and improvements	31 years
Furniture, fixtures, equipment, and software	3–10 years

Golf course investments consist of the following assets at:

	December 25, 2005	December 26, 2004
Land	$5,711,910	$5,711,910
Buildings and improvements	18,599,424	18,446,367
Ground improvements	29,757,949	29,150,069
Furniture, fixtures, equipment, and software	8,819,928	7,965,639
Construction in progress	101,952	215,785

	62,991,163	61,489,770
Less accumulated depreciation	(19,936,647)	(15,124,926)

Total golf course investments	$43,054,516	$46,364,844

For operating courses, expenditures for routine repairs and maintenance are charged to operations as incurred. Expenditures that both materially add value and appreciably extend the useful life of an asset are capitalized.

For long-lived assets held for investment, the Companies assess annually whether indicators of impairment are present. If such indicators are present, the Companies assess the recoverability of the long-lived assets by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows,

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value, based on using discounted future cash flows and appraisals, is charged to operations in the period in which such impairment is determined by management.

For each of the three years in the period ended December 25, 2005, no impairments of long-lived assets were identified.

Deferred Costs

Deferred costs consist primarily of deferred financing costs and lease acquisition costs. Deferred financing costs are amortized on a basis that approximates the effective interest method over the term of the related loan. Lease acquisition costs are amortized over the fifty-year term of the related lease agreement. At December 25, 2005, the financing and lease acquisition costs before amortization were $1,182,633 and $250,000, respectively.

Income Taxes

The Companies are not tax-paying entities and, accordingly, record no income taxes. The owners are individually responsible for reporting their share of the Companies’ taxable income on their income tax returns. As a result, no income taxes have been allocated as an expense to the courses on the accompanying financial statements.

Revenue and Expense Recognition

Revenue from green fees, cart rentals, food and beverage, and merchandise sales is generally recognized at the time of sale or when the service is provided.

Deferred liabilities include annual passes and tournament deposits which are recognized as revenue when earned. Also included are gift certificates that are recognized as revenue as redeemed or when the gift certificate expires, with the exception of any portion of the unclaimed gift certificates that is escheatable to government agencies.

The courses record the escheatable liability for the value of the unredeemed gift certificates where required by law. The gift certificates expire after one year. After one year from the date of issue any remaining liabilities not subject to escheatment are evaluated to determine whether the

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

likelihood of the gift certificate being redeemed is remote (gift certificate breakage). The courses recognize gift certificate breakage as revenue only after the one-year period. On the EAGL Fund IV courses, because there was not adequate historical information to estimate redemption rates after one year of issuance, no breakage was recorded until two years after issuance. During 2005, 2004, and 2003, the courses recognized $26,876, $19,196, and $15,493, respectively, of breakage revenue.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 25, 2005, December 26, 2004, and December 28, 2003, was $444,133, $436,908, and $518,766, respectively.

Consolidation of Variable Interest Entities

On January 15, 2003, the FASB approved the issuance of Interpretation 46, Consolidation of Variable Interest Entities, or FIN 46, and in December 2003, the FASB issued FIN 46R, which amended FIN 46. Under FIN 46R, consolidation requirements were effective immediately for new variable interest entities, or VIEs, created after December 31, 2003. The consolidation requirements apply to existing VIEs for financial periods beginning after December 15, 2004.

Certain of the golf course properties were required by state law to have separate entities not owned by the Companies for the purpose of handling alcoholic beverage sales (the Beverage Companies). The courses were the primary beneficiaries of these entities and realized the net earnings of these entities but did not consolidate them. The Companies determined that these entities met the definition of VIEs, and as a result they were consolidated by the Companies as of December 27, 2004, in conjunction with the adoption of FIN 46R for fiscal year 2005. As permitted by FIN 46R, the Companies applied the interpretation prospectively from the date of adoption.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

For purposes of these combined consolidated financial statements, those beverage company entities associated with the courses have also been consolidated in these financial statements for the year ended December 25, 2005. The financial information of these beverage entities is as follows:

	December 25, 2005	December 26, 2004

Cash	$160,266	$263,761
Inventory	10,580	10,589

Current assets	$170,846	$274,350

Payables and accrued expenses	$170,178	$274,350
Equity	668	—

Total liabilities and equity	$170,846	$274,350

	For the Years Ended
	December 25, 2005	December 25, 2004	December 28, 2003
Revenue	$761,431	$824,432	$762,634
Expenses	760,763	823,434	762,134

Net income	$668	$998	$500

3. Fair Value of Financial Instruments

The Company has estimated the fair value of its financial instruments at December 25, 2005 and December 26, 2004, in accordance with Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments. The carrying values of accounts receivable, accounts payable, and accrued expenses approximate fair value due to the relatively short maturity of these instruments. The carrying value of long-term debt approximates fair value due to the variable interest rate.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

4. Long-Term Debt

Long-term debt at December 25, 2005 and December 26, 2004, consists of the following:

	December 25, 2005	December 26, 2004
Real estate notes payable; interest only was due in monthly payments from September 2003 to September 2004; the interest rate is 90-day LIBOR plus 4% with a minimum interest rate of 6%. Beginning October 2004, monthly interest and principal payments are due based upon a 20-year amortization until maturity on October 1, 2008, when all remaining principal and interest is due; the note is collateralized by Canyon Springs, The Golf Club at Cinco Ranch, Clear Creek, Fossil Creek and Plantation Resort golf courses.	$14,832,462	$15,186,620

Note payable accruing interest at the prime rate with fixed monthly payments of $24,000. The note matures in June 2008; collateralized by a first lien on the property rights of Cowboys Golf Club and the Partnership interests and guarantees by EAGL and Blue Star Grapevine Golf, L.P., affiliates of the Partnership, up to 70% of debt for each guarantor.	6,240,000	6,528,000

Note payable accruing interest at 90-day LIBOR plus 425 basis points with payments of interest only until October 2007 and then principal and interest due in monthly installments based upon a 17-year amortization maturing in September 2010; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate of the Partnership.	3,800,000	—

Note payable accruing interest at 6.75%, with monthly installments of $18,024 maturing in December 2008; collateralized by the Mansfield National Golf Course.	2,178,014	2,252,231

Note payable due in monthly installments of $18,426 plus interest at the prime rate plus 0.25% with all remaining principal and interest due in July 2005; collateralized by the Lake Park Golf Courses and a $1,800,000 letter of credit issued by an affiliate.	—	3,740,467

	$27,050,476	$27,707,318

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

4. Long-Term Debt (continued)

Future maturities of notes payable are as follows at December 25, 2005:

2006	$689,858
2007	737,038
2008	21,942,642
2009	112,202
2010	3,568,736

Total	$27,050,476

At December 25, 2005 and December 26, 2004, the 90-day LIBOR rate was 4.50% and 2.42%, respectively; and the prime interest rate was 7.00% and 5.25%, respectively.

Cash paid for interest on debt totaled $1,891,656, $1,489,506, and $769,446 for 2005, 2004 and 2003, respectively.

5. Obligations Under Capital Leases

The Companies lease various pieces of equipment under capital leases related to each of the courses. The leases mature on various dates through November 10, 2010. The future minimum capital lease obligations are as follows at December 25, 2005:

2006	$1,032,550
2007	941,636
2008	425,724
2009	217,363
2010	77,173

Total	2,694,446
Less amount attributable to interest	(267,581)

Net obligations under capital leases	2,426,865
Less current installments	(898,141)

Net obligations under capital leases, excluding current installments	$1,528,724

In certain cases, the Companies do not take title to leased equipment. Amortization related to the capital leases is included in depreciation and amortization expense on the combined consolidated statements of operations.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

5. Obligations Under Capital Leases (continued)

Cash paid for interest on capital leases in 2005, 2004, and 2003 amounted to $179,402, $207,436, and $186,553, respectively.

The gross amount of assets recorded under capital leases at December 25, 2005 and December 26, 2004, was $4,217,063 and $3,737,704, respectively, included within the furniture, fixtures, equipment, and software assets category. The amount of accumulated depreciation related to assets recorded under capital leases at December 25, 2005 and December 26, 2004, was $1,748,874 and $1,355,991, respectively. Depreciation expense for 2005, 2004, and 2003 was $822,198, $753,052, and $555,250, respectively.

6. Related Party Transactions

The properties are managed by EAGL. Fees for these services are based on a percentage of revenues for the Cowboys, Lake Park, and Mansfield courses and on a fixed monthly payment for the EAGL Fund IV courses. Fees for these services totaled $1,106,729, $987,343, and $941,463 for 2005, 2004, and 2003, respectively.

In addition, on the Cowboys course, a licensing fee equal to 4% of gross revenues was paid to the limited partner. Total licensing fees paid under this agreement in 2005, 2004, and 2003 totaled $276,430, $240,941, and $210,906, respectively.

In addition, EAGL charges the courses an insurance premium for workers’ compensation, general liability, and health insurance under partially self-insured plans. The premiums charged are based on the total expected cost of insurance and are allocated to all courses managed by EAGL for which it provides insurance. Workers’ compensation expected insurance costs were charged and allocated to courses based upon their respective course payroll and state experience rating. General liability insurance expected costs were allocated pro rata based on the total number of locations insured. Health insurance expected insurance costs were allocated to the courses based on the employees’ selection of coverage options and the maximum out-of-pocket exposure as determined by the health insurance carrier. All other insurance premiums were allocated based upon an insurance broker’s schedule of each course’s insured value as a percentage of the total insured value. Management believes these represent reasonable allocation methodologies and approximate a market rate of insurance costs for the courses. The total cost allocated and charged related to these insurance programs during 2005, 2004, and 2003 was $808,815, $743,019, and $877,569, respectively.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

7. Commitments and Contingencies

The golf courses lease land and certain equipment under agreements ranging from 1 to 50 years. These agreements normally provide for minimum rentals plus executory costs. Future minimum lease payments under noncancelable operating leases are as follows:

2006	$133,500
2007	101,544
2008	96,150
2009	108,112
2010	82,706
Thereafter	4,429,167

Total	$4,951,179

In some cases, the course must pay contingent rent, generally based on a percentage of gross receipts or positive cash flow as defined in the lease agreements. Total contingent rental expense incurred in 2005, 2004, and 2003 related to the ground leases was $481,778, $459,532, and $452,639, respectively, and is included in ground lease rent expense in the combined consolidated statements of operations.

Total contingent rental payments made in 2005, 2004, and 2003 related to the GPS golf cart equipment were $515,617, $576,028, and $132,253, respectively, and are included in cart department expense in the combined consolidated statements of operations.

In some cases, the residual value of GPS golf cart equipment is guaranteed by EAGL and EAGL Fund IV should the contingent rent payments not cover a minimum value. EAGL believes exposure to loss related to these guarantees is remote.

EAGL Golf Course Properties Sold to CNL Income Properties, Inc.

Notes to Combined Consolidated Financial Statements (continued)

8. Supplemental Cash Flow Disclosures

The effects of summarized noncash transactions for each of the three years in the period ended December 25, 2005, were as follows:

	December 25, 2005	December 26, 2004	December 28, 2003
Acquisition of fixed assets with capital leases:
Fixed assets	$991,111	$849,161	$2,193,218
Obligations under capital leases	(991,111)	(849,161)	(2,193,218)

	$—	$—	$—

December 26, 2004
Consolidation under FIN 46(R) of Beverage Companies:
Cash	$263,761
Inventory	10,589
Accounts payable	(274,350)

9. Subsequent event

Westbrook Fund IV EAGL Parent, LLC ( Fund IV) did not meet its debt service coverage ratio subsequent to December 25, 2005 on its notes payable. Fund IV has obtained a waiver of this covenant through the end of 2006. The notes payable were repaid in connection with the sale to CIP.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30,

	2006		2005
ASSETS
Current Assets
Cash	$585,138		$730,543
Accounts Receivable, net	2,020,420		918,269
Inventories	1,116,796		712,770
Prepaid expenses	1,382,324		944,106
Deferred tax asset	96,462		92,357

Total Current Assets		$5,201,140		$3,398,045

Property & Equipment, net		55,089,760		15,778,093

Intangible Assets, net		5,902,588		4,257,055

Other Assets
Note receivable - related party	268,386		238,872
Receivables from affiliates	208,727		207,318
Deferred tax asset - non-current	4,079,644		2,422,749
Security deposits	62,806		89,519

Total Other Assets		4,619,563		2,958,458

Total Assets		$70,813,051		$26,391,651

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable, current portion	$186,206		$383,133
Obligations under capital leases, current portion	322,807		311,875
Accrued Liabilities	2,854,779		1,808,116
Accounts Payable	2,216,342		1,109,317
Deferred Income	1,102,029		126,346

Total Current Liabilities		$6,682,163		$3,738,787

Long-Term Liabilities
Notes payable, non-current portion	46,255,618		13,110,868
Obligations under capital leases, non-current portion	758,753		677,182

Total Long-Term Liabilities		47,014,371		13,788,050

Stockholders Equity
Common stock	967		960
Preferred stock	144,106		135,924
Additional paid in capital	25,357,787		14,297,528
Deficit	(8,386,343)		(5,569,598)

Total Stockholders’ Equity		17,116,517		8,864,814

Total Liabilities and Stockholders’ Equity		$70,813,051		$26,391,651

See accompanying notes.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

	2006	2005
Revenue
Green fees and cart revenue	$10,806,492	$9,828,850
Merchandise and food sales	11,245,771	5,278,767
Member dues and intiation fees	6,247,502	3,196,136
Other income	1,167,718	678,163
Clubhouse, pool and tennis revenue	5,296	3,253

Total Revenue	29,472,779	18,985,169

Expenses
Salary and benefits	11,363,837	7,391,980
Operating expenses	9,759,937	6,650,607
Cost of merchandise and food sales	4,251,286	2,462,338
Rent	1,796,144	2,058,018
Depreciation and amortization	1,717,000	1,269,000
Interest expense	2,530,861	812,910

Total Expenses	31,419,065	20,644,853

Loss Before Income Taxes	(1,946,286)	(1,659,684)

Income Tax Benefit

Net Loss	$(1,946,286)	$(1,659,684)

See accompanying notes.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOW (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,

		2006		2005
Cash Flow from Operating Activities
Net loss		$(1,946,286)		$(1,659,684)
Adjustments to Reconcile Net Income to Net Cash Used by Operating Activities:
Depreciation and amortization	1,717,000		1,269,000
Increase in accounts receivable	(1,766,079)		(514,162)
Increase in prepaid expenses	(1,131,998)		(629,854)
Increase in inventories	(501,643)		(229,709)
Increase in other receivables	43,813		5,999
Increase in accounts payable	1,597,136		724,307
Increase in accrued expenses	1,651,358		450,210
Increase in deferred income	784,147		16,129

Total adjustments		2,393,734		1,091,920

Net Cash Provided (Used) by Operating Activities		447,448		(567,764)

Cash Flow from Investing Activities
Fixed asset purchases/CIP’s	(31,455,730)		(786,866)
Cleveland acquisition & loan costs	(1,014,177)		(99,347)
Other assets	16,803		7,958

Net Cash (Used) by Investing Activities		(32,453,104)		(878,255)

Cash Flow From Financing Activities
Capitalized leases financing	157,592		286,767
Cleveland notes	20,870,861		—
Capital contributions	11,850,000		750,000
Repayments of notes & leases	(1,158,043)		(252,000)

Net Cash Provided by Financing Activities		31,720,410		784,767

Net Decrease in Cash		(285,246)		(661,252)

Cash - Beginning		870,384		1,391,795

Cash - Ending		$585,138		$730,543

See accompanying notes.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2005. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.

PREMIER GOLF MANAGEMENT, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Auditor’s Report	F – 244

Financial Statements:

Consolidated Balance Sheet as of December 31, 2005	F – 245

Consolidated Statement of Changes in Stockholders’ Equity for the Year Ended December 31, 2005	F – 246

Consolidated Statement of Operations for the Year Ended December 31, 2005	F – 247

Consolidated Statement of Cash flows for the Year Ended December 31, 2005	F – 248

Notes to Consolidated Financial Statements December 31, 2005	F – 249

Consolidated Supplementary Information	F – 262

Consolidating Statement of Operations- Premier Golf Management, Inc. and Subsidiaries for the Year Ended December 31, 2005	F – 263

Consolidating Statement of Operations- Premier Golf Holdings One, LLC and Subsidiaries for the Year Ended December 31, 2005	F – 264

Consolidating Statement of Operations- Premier Golf Holdings Two, LLC and Subsidiaries for the Year Ended December 31, 2005	F – 265

Consolidating Statement of Operations- Premier Golf Holdings Five, LLC and Subsidiaries for the Year Ended December 31, 2005	F – 266

Independent Auditor’s Report

March 2, 2006

The Board of Directors

Premier Golf Management, Inc.

Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2005, and the results of their operations, changes in stockholders’ equity and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ WEIL & COMPANY LLP

WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

ASSETS

Current Assets
Cash	$870,384
Accounts receivable, net	254,341
Inventories	615,153
Prepaid expenses	250,326
Deferred tax asset – current	96,462

Total Current Assets		$2,086,666

Property and Equipment, net		25,351,030

Intangibles, net		4,888,411

Other Assets
Note receivable – related party	268,386
Receivable from affiliates	252,540
Deferred tax asset – non-current	4,079,644
Security deposits	79,609

Total Other Assets		4,680,179

Total Assets		$37,006,286

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Notes payable, current portion	$186,206
Obligations under capital leases, current portion	282,393
Accrued liabilities	1,221,774
Accounts payable	619,206
Deferred income	317,882

Total Current Liabilities		$2,627,461

Long-term Liabilities

Notes payable, non-current portion	24,837,514
Due to shareholder	850,000
Obligations under capital leases, non-current portion	646,861

Total Long-term Liabilities		26,334,375

Stockholders’ Equity
Common stock	967
Preferred Stock	144,106
Additional paid-in capital	14,357,783
Deficit	(6,458,406)

Total Stockholders’ Equity		8,044,450

Total Liabilities and Stockholders’ Equity		$37,006,286

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

	Common Stock Class A	Common Stock Class B	Preferred Stock	Additional Paid-in Capital	Deficit	Total
Balance as of January 1, 2005	$820	$140	$135,922	$13,547,528	$(3,909,921)	$9,774,489
Common stock issued	—	7	—	—	—	7
Preferred stock issued	—	—	8,184	810,255	—	818,439
Loss for the year ended December 31, 2005	—	—	—	—	(2,548,485)	(2,548,485)

Balance as of December 31, 2005	$820	$147	$144,106	$14,357,783	$(6,458,406)	$8,044,450

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

Revenue
Green fees and cart revenue	$11,461,733
Merchandise and food sales	5,839,869
Member dues and initiation fees	4,034,786
Other income	684,533
Management fees	199,418
Clubhouse, pool and tennis revenue	38,620

Total Revenue	22,258,959
Expenses
Salary and benefits	9,500,797
Operating expenses	8,646,812
Cost of merchandise and food sales	2,826,115
Rent	2,545,790
Depreciation and amortization	1,692,318
Interest expense	1,194,844
Management fee	1,768

Total Expenses	26,408,444

Loss Before Income Taxes	(4,149,485)
Income Tax Benefit	(1,601,000)

Net Loss	$(2,548,485)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

Cash Flow from Operating Activities
Net loss		$(2,548,485)

Adjustments to Reconcile Net Income to Net
Cash Used by Operating Activities:
Depreciation	$1,388,483
Amortization	303,824
Increase in inventories	(132,092)
Decrease in prepaid assets	63,927
Increase in deferred taxes	(1,661,000)
Decrease in unearned income	(12,620)
Increase in accounts payable and accruals	110,675
Increase in deferred income	207,665
Decrease of receivables	149,766
Loss on disposition of leasehold interest	53,025

Total Adjustments		471,653

Net Cash Used by Operating Activities		(2,076,832)

Cash Flow from Investing Activities
Liquor license	(10,225)
Acquisition costs	(397,232)
Loan fees	(277,554)
Loans to affiliates	(55,070)
Capital purchases	(594,034)
Decrease in security deposits	17,868

Net Cash Used by Investing Activities		(1,316,247)

Cash Flow from Financing Activities
Preferred stock issued	804,780
Advances from shareholder	850,000
Proceeds from notes payable	2,007,952
Repayments of capital lease obligations	(313,812)
Repayment of notes payable	(477,252)

Net Cash Provided by Financing Activities		2,871,668

Net Decrease in Cash		(521,411)

Cash – Beginning		1,391,795

Cash – Ending		$870,384

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”), was incorporated on December 23, 2002, as a Delaware corporation and as the sole member of Premier Golf Holdings One, LLC (Holdings One), Premier Golf Holdings Two, LLC (Holdings Two), Premier Golf Holdings Five, LLC, Premier Golf Holdings Three, LLC and Premier Golf Four, LLC, all Delaware limited liability companies.

The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Premier Golf Holdings One, LLC acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC, Fore Star Golf of Lubbock at Lakeridge, LLC, Fore Star Golf of Abilene LLC, Fore Star Golf of Lubbock LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations through Holdings One on July 1, 2003.

Premier Golf Holdings Two, LLC was incorporated on February 3, 2004 as the sole member of Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC and Premier Golf Dub’s Dread, LLC. On February 9, 2004, Holdings Two acquired the Royal Meadows Golf Course and Painted Hills Golf Course. On the same date, Holdings Two also entered into a lease agreement with Dub’s Dread Golf Club, LP.

Premier Golf Holdings Five, LLC was incorporated on November 18, 2005 and acquired Shaker Run Golf Course, LLC on November 30, 2005 and is the sole member of Premier Golf Shaker Run Golf Club, LLC.

Premier Golf Holdings Three, LLC was incorporated on November 18, 2005 as the sole member of Premier Golf Cleveland, LLC.

Premier Golf Four was incorporated on November 18, 2005 as the sole member of Premier Golf LA Centre, LLC.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc., Premier Golf Holdings One, LLC and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC; Premier Golf Holdings Two, LLC and its subsidiaries: Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC, Premier Golf Dub’s Dread, LLC; and Premier Golf Holdings Five, LLC and its subsidiary, Shaker Run, LLC.

Principles of Consolidation

All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Organization and Significant Accounting Policies (Continued)

The Company has intangible assets consisting of leasehold interests, liquor licenses, new lease and venture costs and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease; the loan acquisition costs are amortized over the life of the loan and the new lease and venture costs are amortized over the life of the leases or management agreements, as applicable.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

Revenue Recognition

Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and range income are generally recognized at the time of sale.

Revenue from membership dues is generally billed monthly and recognized in the month earned. The monthly dues are structured to cover the club’s operating costs and membership services. Initiation fees are recognized as revenue on a straight-line basis over the expected useful average life of active membership.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 – Organization and Significant Accounting Policies (Continued)

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2005, the Company exceeded the federally insured limit by approximately $859,000.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 – Accounts Receivable

As of December 31, 2005, the accounts receivable are stated net of an allowance for doubtful accounts of $116,854.

Note 3 – Property and Equipment

Property and equipment are stated at cost and consist of the following:

Assets Class	Useful Life in Years	Costs
Land	—	$4,313,738
Land improvements – non depreciable	—	1,719,310
Clubhouse equipment	5 to 7	1,813,924
Buildings	39	6,281,100
Land improvements	15	11,337,170
Golf course equipment	5 to 7	2,136,462
Office furniture and equipment	5	581,572

		28,183,276
Less: Accumulated depreciation		2,832,246

Net Property and Equipment		$25,351,030

Depreciation expense for the year ended December 31, 2005 is $1,388,483.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 4 – Intangibles

Intangible assets of the Company as of December 31, 2005 consist of the following:

Leasehold interests	$2,010,000
Loan acquisition costs	577,333
New lease and venture costs	801,736
Liquor licenses	33,225
Goodwill	2,094,723

5,517,017
Less: Accumulated amortization	628,606

Net Intangibles	$4,888,411

Total amortization expense for the year ended December 31, 2005 is $303,824.

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per FASB No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. in 2003 and the acquisition of the Royal Meadows Golf Course and the Painted Hills Golf Course in 2004. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2005 relating to FASB No. 142.

According to FASB 142, goodwill that does not have a defined life has to be reevaluated every year by comparing book values with fair values to determine if there has been any impairment in the value of goodwill.

In relation to the goodwill that was created upon the purchase of Fore Star Golf, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fair value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the book value, therefore no adjustment for impairment is made as of December 31, 2005.

The acquisition of Royal Meadows and Painted Hills Golf courses created additional goodwill which took place in February 2004, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fail value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the book value, therefore no adjustment for impairment is made as of December 31, 2005.

Additional goodwill was created upon the acquisition of Shaker Run Golf Course in 2005. The acquisition took place on November 30, 2005, and there were no significant changes in the fair values since the date of acquisition. Also, no testing for impairment is necessary since the year-end is within twelve months of the date of acquisition

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 5 – Notes Payable

Notes payable as of December 31, 2005 consist of the following:

Loan from General Electric Capital	$10,181,942
Loan from Textron Financial Corporation	14,797,613
Note payable to Myer’s Financial Corporation	44,165

25,023,720
Less: Current portion	186,206

Long-term Debt	$24,837,514

Total interest expense on long-term debt for the year ended December 31, 2005 is $1,038,944.

Maturities on long-term debt during the ensuing five years and thereafter are as follows:

2006	$186,206
2007	198,801
2008	187,729
2009	827,050
2010	11,065,316
Thereafter	12,558,618

$25,023,720

Loan from General Electric Capital Corporation

The Company has refinanced its long-term loan from General Electric Capital Corporation (GE Capital) on September 30,2005. Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate or (b) 6% per annum. The maturity date of the loan is September 30, 2010.

The total amount of the loan is $10,182,000, funded in one or more advances. The initial advance was $8,750,000, divided into five notes, due and payable on September 30, 2010.

No additional funds were advanced during the twelve-month period towards the Required Improvements Advances by GE Capital Corporation.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 5 – Notes Payable (Continued)

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Interest expense on the loan with GE Capital for the year ended December 31, 2005 was $634,390.

Loan from Textron Financial Corporation

The Company has a long-term loan from Textron Financial Corporation. Interest is payable on the loan at the higher of (a) 5% per annum or (b) a variable rate per annum equal to the interest announced by JP Morgan Chase & Co. as its prime rate plus 150 basis points. In no event shall the Chase Prime rate be less than 5%. The maturity date of the loan is March 31, 2011.

The total amount of the loan assumed upon acquisition of Royal Meadows and Painted Hills was $5,399,812.

The loan is secured by the deed of trust, the loan agreement, guaranties provided by Premier Golf Royal Meadows, LLC and Premier Golf Painted Hills, LLC, assignment of leases, rents and contracts, a security agreement, an environmental indemnity agreement and a certificate of borrower and guarantor.

In addition to the above loan, the Company has assumed two long-term notes from Textron Financial Corporation in connection with the purchase of Shaker Run Golf Course LLC in the amount of $7,000,000 and $2,746,541, respectively.

The $7,000,000 note is payable at the fixed rate of 7% interest only until December 1, 2008 and principal and interest balance is payable in amount based upon a twenty-two year amortization at the fixed interest rate. The maturity date of the note is November 30, 2011.

The interest on the $2,746,541 note is payable in payments of interest only on the unpaid principal balance at the rate of 7% per annum commencing March 31, 2007. The maturity date of the loan is November 30, 2012.

Interest expense on the loan with Textron Financial for the twelve months ended December 31, 2005 was $285,475.

Note payable to Myer’s Financial Corporation

The Company has a note payable to Myer’s Financial Corporation originally in the amount of $100,000, payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%.

Interest expense on this note for the twelve months ended December 31, 2005 was $4,143.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 6 – Guarantees

Each individual subsidiary of Holdings One has guaranteed loans of its affiliates secured from General Electric Capital Corporation. Each subsidiary has primary liability under the guaranty to the lender. The total amount of the loan from General Electric Capital Corporation is $11,500,000 funded in one or more advances. The amount of the loan advanced to date has been approximately $10,182,000, of which the outstanding balance as of December 31, 2005 is approximately $10,182,000.

Note 7 – Supplementary Disclosure of Cash Flow Information

Cash paid during the year ended December 31, 2005 for:

Interest	$1,134,194

Income taxes	$51,246

During the year, the Company purchased equipment, which was fully funded by the assumption of capital lease obligations of $541,253.

During the year, the Company issued preferred stock to one of its shareholders in consideration for a note receivable from him for $13,668.

In addition, the Company also funded the acquisition of the Shaker Run Golf Course as follows:

Land and building	$5,015,009
Land improvements – non depreciable	792,695
Equipment and ground improvements	3,636,044
Intangibles and other assets	402,541
Long-term debt assumed	(9,746,541)

Cash paid towards the purchase	$99,748

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 8 – Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31st are as follows:

	2006	$393,902
	2007	342,788
	2008	286,573
	2009	97,804
	2010	22,470

Total minimum lease payments		1,143,537
Less: Amount representing interest		214,283

Present value of minimum lease payments		929,254
Less: Current maturities		282,393

Obligations under capital leases, non-current portion		$646,861

Included in property and equipment are the following assets held under capital leases:

Equipment	$1,017,535
Less: Accumulated depreciation	178,751

$838,784

Note 9 – Related Party Transactions

Management Agreements Between Holdings One and its Subsidiaries

Holdings One has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 9 – Related Party Transactions (Continued)

Golf Course Rental Agreements

The Company rents two golf courses located in Colorado from related entities that management has a controlling interest. Rent expense paid to these entities was $198,931 for the year ended December 31, 2005.

In addition, as of December 31, 2005, the Company has a net receivable from these entities of $268,386.

Note Receivable – Shareholder

As of December 31, 2005, a note in the amount of $252,540 is receivable from a shareholder. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors.

Note Payable – Shareholder

The note payable to shareholder represents an advance from another shareholder, for amounts he advanced the Company in December, 2005. The note accrues interest of 10% through February 28, 2006, thereafter, interest will accrue at 15% compounded annually. As of December 31, 2005, the balance on this note is $850,000.

Note 10 – Commitments and Contingencies

The Company is the lessee under long-term operating leases for golf courses and golf course equipment.

The equipment leases are non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases nine golf courses under various non-cancelable lease agreements. Under the lease agreements, the Company is obligated to pay, in addition to the minimum rent, percentage rent based on set percentages of the excess of gross revenues over specified limits. During the year ended December 31, 2005, the Company was not required to pay any percentage rents. The rent on one of the courses is subject to an escalation clause.

Under the terms of some of the golf course leases, the Company has the right to purchase the leased property. The Company also has the first right of refusal, should the landlord sell the property.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 10 – Commitments and Contingencies (Continued)

At December 31, 2005, future minimum rental payments required, pursuant to the terms of all lease obligations, are as follows:

	Equipment Leases	Real Property Leases		Total
		Related Parties	Unrelated Parties
2006	$928,527	$398,931	$1,725,507	$3,052,965
2007	635,481	398,931	1,684,449	2,718,861
2008	313,545	398,931	1,629,000	2,341,476
2009	158,896	398,931	1,629,000	2,186,827
2010	58,152	398,931	1,629,000	2,086,083
Thereafter	—	3,682,918	9,815,646	13,498,564

	$2,094,601	$5,677,573	$18,112,602	$25,884,776

Total rental expense under the equipment leases was approximately $1,022,000 and under the real property leases was approximately $1,962,000 for the year ended December 31, 2005.

Note 11 – Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the year ended December 31, 2005 was $19,329. The plan is fully funded.

Note 12 – Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Current income tax:
State	$60,000

Deferred income tax:
Federal	1,404,657
State	256,343

1,661,000

Income Tax Benefit	$(1,601,000)

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 12 – Income Taxes (Continued)

The following temporary differences gave rise to the deferred taxes at December 31, 2005:

Net deferred tax asset – current
Allowance for uncollectibles	$47,910
Accrued vacation	39,811
Straight-line rent accrual	13,948
Deferred state taxes	(5,207)

$96,462

Net deferred tax asset – non-current
Deferred revenue	$115,605
Net operating loss	4,610,885
Amortization of intangibles	(54,954)
Deferred state taxes	(220,235)
Excess of tax depreciation over book	(371,657)

$4,079,644

Operating Loss Carryforwards

The Company has loss carryforwards totaling $11,246,059 and $9,607,985 for federal and state, respectively, that may be offset against future taxable income and future income taxes. If not used, the carryforwards will expire as follows:

	Federal	State
2008	$—	$764,338
2009	—	1,219,009
2013	—	773,805
2014	—	2,108,767
2018	—	258,990
2019	—	811,981
2023	985,212	—
2024	5,706,815	3,671,095
2025	4,554,032	—

	$11,246,059	$9,607,985

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 13 – Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2005 are $281,850.

Note 14 – Common and Preferred Stock

	Class A	Class B	Preferred Stock	Total
January 1, 2005
Common Stock:
Class A stock; $.01 par value, authorized 1,000,000 shares, 82,000 issued and outstanding	82,000	—	—	82,000

Class B stock; $.01 par value, authorized 18,000 shares, 14,000 issued and outstanding	—	14,000	—	14,000

Preferred stock, $.01 par value, authorized 50,000,000 shares, 13,592,239 issued and outstanding	—	—	13,592,239	13,592,239

	82,000	14,000	13,592,239	13,688,239
Issued 2005
666 Shares of Common Stock, Class B	—	666	—	666

818,443 Shares of Preferred Stock	—	—	818,443	818,443

	—	666	818,443	819,109

December 31, 2005	82,000	14,666	14,410,682	14,507,348

Par Value per Share	$0.01	$0.01	$0.01	$0.01

Total Par Value	$820	$147	$144,106	$145,073

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid. No dividends have been accrued or paid in 2005.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 17 – Subsequent Events

In 2006, the Company purchased three additional golf properties in Cleveland, Ohio. Premier Golf Holdings Three, LLC acquired Fox Meadow Country Club and Weymouth Country Club, and Premier Golf Holdings Four, LLC acquired Signature of Solon Golf Course. The purchase was financed with $21,000,000 of loans subsequent to the date of the financial statements. Also, as part of the above acquisition, the Company entered into an agreement to manage two conventions in Cleveland, Ohio.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2005

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Management Inc.	Premier Golf Holdings One LLC	Premier Golf Holdings Two LLC	Premier Golf Holdings Five LLC	Consolidated Total
Revenue
Green fees and cart revenue	$5,529,716	$3,788,612	$2,141,655	$1,750	$11,461,733
Merchandise and food sales	2,798,929	2,267,564	736,250	37,126	5,839,869
Member dues and initiation fees	1,638,353	2,171,955	224,478	—	4,034,786
Other income	386,102	242,472	55,959	—	684,533
Management fees	108,674	90,744	—	—	199,418
Clubhouse, pool and tennis revenue	3,470	35,150	—	—	38,620

Total Revenue	10,465,244	8,596,497	3,158,342	38,876	22,258,959

Expenses
Salary and benefits	5,732,996	2,783,339	935,594	48,868	9,500,797
Operating expenses	4,531,432	2,666,331	1,411,683	37,366	8,646,812
Cost of merchandise and food sales	1,278,088	1,231,273	304,272	12,482	2,826,115
Rent	1,962,003	308,787	275,000	—	2,545,790
Depreciation and amortization	130,960	999,284	529,466	32,608	1,692,318
Interest expense	69,350	725,117	388,567	11,810	1,194,844
Management fees	—	—	—	1,768	1,768

Total Expenses	13,704,829	8,714,131	3,844,582	144,902	26,408,444

Loss Before Income Taxes	(3,239,585)	(117,634)	(686,240)	(106,026)	(4,149,485)
Income Tax Benefit	(1,249,848)	(45,398)	(264,836)	(40,918)	(1,601,000)

Net Loss	$(1,989,737)	$(72,236)	$(421,404)	$(65,108)	$(2,548,485)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS ONE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Holdings One LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$829,522	$402,499	$333,142	$995,829	$1,227,620	$—	$—	$3,788,612
Merchandise and food sales	271,552	743,308	538,682	338,271	375,751	—	—	2,267,564
Member dues and initiation fees	—	1,495,529	676,426	—	—	—	—	2,171,955
Other income	6,257	79,917	57,125	50,362	11,996	36,815	—	242,472
Management fees	—	47,985	42,759	—	—	226,186	(226,186)	90,744
Clubhouse, pool and tennis revenue	—	14,173	20,977	—	—	—	—	35,150

Total Revenue	1,107,331	2,783,411	1,669,111	1,384,462	1,615,367	263,001	(226,186)	8,596,497

Expenses
Salary and benefits	331,615	938,734	703,642	434,701	374,647	—	—	2,783,339
Operating expenses	349,059	691,916	664,858	445,646	495,906	18,946	—	2,666,331
Cost of merchandise and food sales	141,842	398,442	314,029	196,837	180,123	—	—	1,231,273
Depreciation and amortization	83,517	310,620	175,476	128,937	261,453	39,281	—	999,284
Interest expense	15,779	369,034	60,957	74,826	204,521	—	—	725,117
Rent	172,384	—	—	136,403	—	—	—	308,787
Management fees	—	107,498	63,310	55,378	—	—	(226,186)	—

Total Expenses	1,094,196	2,816,244	1,982,272	1,472,728	1,516,650	58,227	(226,186)	8,714,131

Loss before Income Taxes	13,135	(32,833)	(313,161)	(88,266)	98,717	204,774	—	(117,634)

Income Tax Provision/ (Benefit)	5,069	(12,671)	(120,856)	(34,064)	38,097	79,027	—	(45,398)

Net Income/ (Loss)	$8,066	$(20,162)	$(192,305)	$(54,202)	$60,620	$125,747	$—	$(72,236)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Royal Meadow, LLC	Premier Golf Painted Hills, LLC	Premier Golf Dub’s Dread, LLC	Premier Golf Holdings Two LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$732,987	$863,466	$549,202	$—	$—	$2,141,655
Merchandise and food sales	186,650	273,771	275,829	—	—	736,250
Member dues and initiation fees	—	—	224,478	—	—	224,478
Other income	9,064	40,980	5,915	—	—	55,959

Total Revenue	928,701	1,178,217	1,051,424	—	—	3,158,342

Expenses
Operating expenses	421,932	478,426	509,154	2,171	—	1,411,683
Salary and benefits	265,807	313,429	356,358	—	—	935,594
Depreciation and amortization	178,911	259,061	58,118	33,376	—	529,466
Cost of merchandise and food sales	71,586	108,778	123,908	—	—	304,272
Interest expense	166,398	220,167	2,002	—	—	388,567
Rent	—	—	275,000	—	—	275,000

Total Expenses	1,104,634	1,379,861	1,324,540	35,547	—	3,844,582

Loss before Other Expenses	(175,933)	(201,644)	(273,116)	(35,547)	—	(686,240)

Income Tax Benefit	(67,897)	(77,819)	(105,402)	(13,718)	—	(264,836)

Net Loss	$(108,036)	$(123,825)	$(167,714)	$(21,829)	$—	$(421,404)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS FIVE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

	Premier Golf Shaker Run LLC	Premier Golf Holdings Five LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$1,750	$—	—	$1,750
Merchandise and food sales	37,126	—	—	37,126

Total Revenue	38,876	—	—	38,876
Expenses
Operating expenses	37,366	—	—	37,366
Salary and benefits	48,868	—	—	48,868
Depreciation and amortization	32,608	—	—	32,608
Cost of merchandise and food sales	12,482	—	—	12,482
Interest expense	11,810	—	—	11,810
Management fees	—	1,768	—	1,768

Total Expenses	143,134	1,768	—	144,902

Loss before Income Taxes	(104,258)	(1,768)	—	(106,026)
Income Tax Benefit	(40,236)	(682)	—	(40,918)

Net Loss	$(64,022)	$(1,086)	—	$(65,108)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor’s Report	F – 269

Financial Statements:

Consolidated Balance Sheet as of December 31, 2004	F – 270

Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2004	F – 271

Consolidated Statement of Operations for the year ended December 31, 2004	F – 272

Consolidated Statement of Cash flows for the year ended December 31, 2004	F – 273

Notes to Consolidated Financial Statements December 31, 2004	F – 274

Supplementary Information	F – 286

Consolidating Statement of Operations- Premier Golf Management, Inc. and Subsidiaries for the year ended December 31, 2004	F – 287

Consolidating Statement of Operations- Premier Golf Holdings One, LLC and Subsidiaries for the year ended December 31, 2004	F – 288

Consolidating Statement of Operations- Premier Golf Holdings Two, LLC and Subsidiaries for the year ended December 31, 2004	F – 289

Independent Auditor’s Report

February 16, 2005

The Board of Directors

Premier Golf Management, Inc. Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operation, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2004, and the results of their operations, changes in stockholders’ equity and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ WEIL & COMPANY LLP

WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current Assets
Cash	$1,391,795
Accounts receivable, net	404,107
Inventories	483,061
Prepaid expenses	160,126
Deferred tax asset- current	92,357

Total Current Assets		$2,531,446

Property and Equipment, net		16,260,227

Intangibles, net		4,157,708

Other Assets
Note receivable – related party	213,317
Note receivable – shareholder	238,872
Deferred tax asset- non-current	2,422,749
Security deposits	97,477
Prepaid rent, non-current portion	154,126

Total Other Assets		3,126,541

Total Assets		$26,075,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable, current portion	$383,133
Obligations under capital leases, current portion	243,327
Accrued liabilities	1,357,906
Accounts payable	385,019
Deferred income	110,217

Total Current Liabilities		$2,479,602

Long-term Liabilities
Notes payable, non-current portion	13,363,345
Obligations under capital leases, non-current portion	458,486

Total Long-term Liabilities		13,821,831

Stockholders’ Equity
Common stock	960
Preferred Stock	135,922
Additional paid-in capital	13,547,528
Deficit	(3,909,921)

Total Stockholders’ Equity		9,774,489

Total Liabilities and Stockholders’ Equity		$26,075,922

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2004

	Common Stock Class A	Common Stock Class B	Preferred Stock	Additional Paid-in Capital	Deficit	Total
Balance as of Janaury 1, 2004	$820	$120	$50,745	$5,114,960	$(706,534)	$4,460,111

Common stock issued	—	20	—	—	—	20

Preferred stock issued	—	—	85,177	8,432,568	—	8,517,745

Loss for the year ended December 31, 2004	—	—	—	—	(3,203,387)	(3,203,387)

Balance as of December 31, 2004	$820	$140	$135,922	$13,547,528	$(3,909,921)	$9,774,489

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

Revenue
Green fees and cart revenue	$9,395,492
Merchandise and food sales	4,927,119
Member dues and initiation fees	3,423,354
Management fees	298,667
Other income	279,217
Clubhouse, pool and tennis revenue	80,526

Total Revenue	18,404,375

Expenses
Salary and benefits	8,052,029
Operating expenses	7,352,690
Cost of merchandise and food sales	2,342,795
Rent	1,436,900
Depreciation and amortization	1,360,954
Interest expense	864,139

Total Expenses	21,409,507

Loss before Other Expenses	(3,005,132)

Other Expenses
Abandoned project costs	(2,251,255)

Loss Before Income Taxes	(5,256,387)

Credit for Income Taxes	(2,053,000)

Net Loss	$(3,203,387)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

Cash Flow from Operating Activities
Net loss		$(3,203,387)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	$1,103,791
Amortization	257,163
Increase in inventories	(272,287)
Decrease in prepaid assets	26,013
Increase in deferred taxes	(2,084,000)
Decrease in unearned income	(30,225)
Increase in accounts payable and accruals	884,751
Increase in deferred income	73,725
Increase of receivables	(59,644)

Total Adjustments		(100,713)

Net Cash Used by Operating Activities		(3,304,100)

Cash Flow from Investing Activities
New lease and venture costs	(590,600)
Loans to affiliates	(218,675)
Capital purchases	(282,771)
Increase in security deposits	(63,978)
Acquisition of Royal Meadows and Painted Hills Golf Courses	(2,190,296)

Net Cash Used by Investing Activities		(3,346,320)

Cash Flow from Financing Activities
Capital contributions	8,375,539
Repayments of capital lease obligations	(231,726)
Repayment of notes payable	(410,503)

Net Cash Provided by Financing Activities		7,733,310

Net Increase in Cash		1,082,890
Cash – Beginning		308,905

Cash – Ending		$1,391,795

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 1 – Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”), was incorporated on December 23, 2002, as a Delaware corporation and as the sole member of Premier Golf Holdings One, LLC (Holdings One) and Premier Golf Holdings Two, LLC (Holdings Two), both Delaware limited liability companies.

The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Premier Golf Holdings One, LLC acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC, Fore Star Golf of Lubbock at Lakeridge, LLC, Fore Star Golf of Abilene LLC, Fore Star Golf of Lubbock LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations through Holdings One on July 1, 2003.

Premier Golf Holdings Two, LLC was incorporated on February 3, 2004 as the sole member of Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC and Premier Golf Dub’s Dread, LLC. On February 9, 2004, Holdings Two acquired the Royal Meadows Golf Course and Painted Hills Golf Course. On the same date, Holdings Two also entered into a lease agreement with Dub’s Dread Golf Club, LP.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc., Premier Golf Holdings One, LLC and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, Fore Star Golf of Kansas, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC; and Premier Golf Holdings Two, LLC and its subsidiaries: Premier Golf Royal Meadows, LLC, Premier Golf Painted Hills, LLC, Premier Golf Dub’s Dread, LLC.

Principles of Consolidation

All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets.

The Company has intangible assets consisting of leasehold interests, liquor licenses, new lease and venture costs and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease; the loan acquisition costs are amortized over the life of the loan and the new lease and venture costs are amortized over the life of the leases or management agreements, as applicable.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 1 – Organization and Significant Accounting Policies (Continued)

Revenue Recognition

Revenue from green fees, cart rentals, food and beverage sales, merchandise sales and range income are generally recognized at the time of sale.

Revenue from membership dues is generally billed monthly and recognized in the month earned. The monthly dues are structured to cover the club’s operating costs and membership services. Initiation fees are recognized as revenue on a straight-line basis over the expected useful average life of active membership.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2004, the Company exceeded the federally insured limit by approximately $1,358,000.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 1 – Organization and Significant Accounting Policies (Continued)

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 – Accounts Receivable

As of December 31, 2004, the accounts receivable are stated net of an allowance for doubtful accounts of $103,686.

Note 3 – Property and Equipment

Property and equipment are stated at cost and consist of the following:

Assets Class	Estimated Useful Life Estimated Useful Life in Years	Costs
Land	—	3,255,250
Clubhouse equipment	5 to 7	1,159,914
Buildings	39	3,243,138
Land improvements	15	7,731,460
Golf course equipment	5 to 7	1,867,871
Office furniture and equipment	5	446,357

		17,703,990
Less: Accumulated depreciation		1,443,763

Net Property and Equipment		16,260,227

Depreciation expense for the year ended December 31, 2004 is $1,103,791.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 4 – Intangibles

Intangible assets of the Company as of December 31, 2004 consist of the following:

Leasehold interests	$2,060,000
Loan acquisition costs	299,779
New lease and venture costs	422,528
Liquor licenses	23,001
Goodwill	1,692,182

4,497,490
Less: Accumulated amortization	339,782

Net Intangibles	$4,157,708

Total amortization expense for the year ended December 31, 2004 is $257,163.

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FASB) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per FASB No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. in 2003 and the acquisition of the Royal Meadows Golf Course and the Painted Hills Golf Course in 2004. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2004 relating to FASB No. 142.

According to FASB 142, goodwill that does not have a defined life has to be reevaluated every year by comparing carrying values with fair values and to determine if there has been any impairment in the value of goodwill.

In relation to the goodwill that was created upon the purchase of Fore Star Golf, the books reflect values of assets that are reasonably reflective of their fair values and the assets and liabilities that make up a reporting unit have not changed significantly since the previous fair value computation, nor have any adverse events occurred to indicate a likelihood that the fair value has fallen below the carrying value, therefore no adjustment for impairment is made as of December 31, 2004.

During the year, additional goodwill was created upon the acquisition of Royal Meadows and Painted Hills Golf courses. The acquisition took place in February 2004, and there were no significant changes in the fair values since the date of acquisition. Also, no testing for impairment is necessary since the year-end is within twelve months of the date of acquisition.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 5 – Notes Payable

Notes payable as of December 31, 2004 consist of the following:

Loan from General Electric Capital	$8,485,167
Loan from Textron Financial Corporation	5,197,240
Note payable to Myer’s Financial Corporation	64,071

13,746,478
Less: Current portion	383,133

Long-term Debt	$13,363,345

Total interest expense on long-term debt for the year ended December 31, 2004 is $816,904.

Loan from General Electric Capital Corporation

The Company has a long-term loan from General Electric Capital Corporation (GE Capital). Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate or (b) 6% per annum. The maturity date of the loan is June 30, 2008.

The total amount of the loan is $10,300,000, funded in one or more advances. The initial advance was $8,620,000, divided into five notes, due and payable on June 30, 2008.

No additional funds were advanced during the twelve-month period towards the Required Improvements Advances by GE Capital Corporation.

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Interest expense on the loan with GE Capital for the year ended December 31, 2004 was $527,978.

Loan from Textron Financial Corporation

The Company has a long-term loan from Textron Financial Corporation. Interest is payable on the loan at the higher of (a) 5% per annum or (b) a variable rate per annum equal to the interest announced by JP Morgan Chase & Co. as its prime rate plus 150 basis points. In no event shall the Chase Prime rate be less than 5%. The maturity date of the loan is March 31, 2011.

The total amount of the loan assumed upon acquisition of Royal Meadows and Painted Hills was $5,399,812.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 5 – Notes Payable (Continued)

The loan is secured by the deed of trust, the loan agreement, guaranties provided by Premier Golf Royal Meadows, LLC and Premier Golf Painted Hills, LLC, assignment of leases, rents and contracts, a security agreement, an environmental indemnity agreement and a certificate of borrower and guarantor.

Interest expense on the loan with Textron Financial for the twelve months ended December 31, 2004 was $284,111.

Note payable to Myer’s Financial Corporation

The Company has a note payable to Myer’s Financial Corporation for $ 100,000, payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%.

Interest expense on this note for the twelve months ended December 31, 2004 was $4,815.

Maturities on long-term debt during the ensuing five years and thereafter are as follows:

2005	$383,133
2006	417,161
2007	444,510
2008	7,979,172
2009	202,574
Thereafter	4,319,928

$13,746,478

Note 6 Guarantees

Each individual subsidiary of Holdings One has guaranteed loans of its affiliates secured from General Electric Capital Corporation. Each subsidiary has primary liability under the guaranty to the lender. The total amount of the loan from General Electric Capital Corporation is $10,300,000 funded in one or more advances. The amount of the loan advanced to date has been $8,738,000, of which the outstanding balance as of December 31, 2004 is $8,485,167.

Note 7 – Supplementary Disclosure of Cash Flow Information

Cash paid during the year ended December 31, 2004 for:

Interest	$859,867

Income taxes	$56,625

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 7 – Supplementary Disclosure of Cash Flow Information (Continued)

During the year, the Company purchased equipment, which was fully funded by the assumption of capital lease obligations of $476,333.

During the year, the Company issued preferred stock to its shareholder, Robert H. Williams, in consideration for a note receivable from him for $142,226.

In addition, the Company also funded the acquisition of the Royal Meadows and the Painted Hills Golf Courses as follows:

Land and building	$2,479,750
Equipment and ground improvements	4,301,121
Intangibles and other assets	651,259
Working capital other than cash	(27,271)
Other acquisition costs	185,249
Long-term debt assumed	(5,399,812)

Cash paid towards the purchase	2,190,296

Note 8 – Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31st are as follows:

2005	$311,759
2006	211,742
2007	171,420
2008	139,815
2009	13,865

Total minimum lease payments	848,601
Less: Amount representing interest	146,788

Present value of minimum lease payments	701,813
Less: Current maturities	243,327

Obligations under capital leases, non-current portion	$458,486

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 8 – Obligations Under Capital Leases (Continued)

Included in property and equipment are the following assets held under capital leases:

Equipment	$1,077,732
Less: Accumulated depreciation	105,247

$972,485

Note 9 – Related Party Transactions

Management Agreements Between Holdings One and its Subsidiaries

Holdings One has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

Golf Course Rental Agreements

The Company rents two golf courses located in Colorado from related entities that management has a controlling interest. Rent expense paid to these entities was $198,931 for the year ended December 31, 2004

In addition, as of December 31, 2004, the Company has a net receivable from these entities of $213,317.

Note 10 – Commitments and Contingencies

The Company is the lessee under long-term operating leases for golf courses and golf course equipment.

The equipment leases are non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases ten golf courses under various non-cancelable lease agreements. Under the lease agreements, the Company is obligated to pay, in addition to the minimum rent, percentage rent based on set percentages of the excess of gross revenues over specified limits. During the year ended December 31, 2004, the Company was not required to pay any percentage rentals. The rent on one of the courses is subject to an escalation clause.

Under the terms of some of the golf course leases, the Company has the right to purchase the leased property. The Company also has the first right of refusal, should the landlord sell the property.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 10 – Commitments and Contingencies (Continued)

At December 31, 2004, future minimum rental payments required, pursuant to the terms of all lease obligations, are as follows:

	Equipment Leases	Real Property Leases
		Related Parties	Unrelated Parties	Total
2005	$881,492	$398,931	$1,995,507	$3,275,930
2006	594,226	398,931	1,954,449	2,947,606
2007	320,154	398,931	1,899,000	2,618,085
2008	138,648	398,931	1,899,000	2,436,579
2009	65,728	398,931	1,899,000	2,363,659
Thereafter	1,981	4,743,822	12,442,563	17,188,366

	$2,002,229	$6,738,477	$22,089,519	$30,830,225

Total rental expense under the equipment leases was approximately $825,000 and under the real property leases was approximately $1,520,000 for the year ended December 31, 2004.

At December 31, 2004, the Company was contingently liable on letters of credit in the amount of $1,250,000.

Note 11 – Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the year ended December 31, 2004 was $25,679. The plan is fully funded.

Note 12 – Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Current income tax:
State	$(31,000)

Deferred income tax:
Federal	1,762,524
State	321,476

2,084,000

Income Tax Benefit	$2,053,000

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 12 – Income Taxes (Continued)

The following temporary differences gave rise to the deferred taxes at December 31, 2004:

Net deferred tax asset – current
Allowance for uncollectibles	$42,511
Accrued vacation	39,811
Straight-line rent accrual	15,021
Deferred state taxes	(4,986)

$92,357

Net deferred tax asset – non-current
Deferred revenue	$52,105
Net operating loss	2,753,756
Amortization of intangibles	(57,530)
Deferred state taxes	(130,798)
Excess of tax depreciation over book	(194,784)

$2,422,749

The income tax benefit differs from the amount computed by applying the income tax statutory rate of 35% as follows:

Expected income tax benefit at Federal Stautory rate	$1,841,346
State income taxes	101,661
Depreciation and amortization	236,679
Other	(126,686)

Income Tax Benefit	$2,053,000

Note 13 – Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2004 are $110,217.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 14 – Common and Preferred Stock

	Class A	Class B	Preferred Stock	Total
January 1, 2004
Common Stock:
Class A stock; $.01 par value, authorized 1,000,000 shares, 82,000 issued and outstanding	82,000	—	—	82,000

Class B stock; $.01 par value, authorized 18,000 shares, 12,000 issued and outstanding	—	12,000	—	12,000

Preferred stock, $.01 par value, authorized 50,000,000 shares, 5,074,492 issued and outstanding	—	—	5,074,492	5,074,492

	82,000	12,000	5,074,492	5,168,492
Issued 2004
2,000 Shares of Common Stock, Class B	—	2,000	—	2,000
8,517,747 Shares of Preferred Stock	—	—	8,517,747	8,517,747

	—	2,000	8,517,747	8,519,747

December 31, 2004	82,000	14,000	13,592,239	13,688,239

Par Value per Share	$0.01	$0.01	$0.01	$0.01
Total Par Value	$820	$140	$135,922	$136,882

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

Note 15 – Other Expenses

During 2004 the Company incurred significant expenses in exploring investment opportunities in golf courses in Texas. None of these potential investment opportunities materialized resulting in the Company writing off exploratory expenses in relation to the abandoned investment opportunities in the Texas golf courses. The total amount of expenses written off during the year amounted to approximately $2,252,000.

Note 16 – Note Receivable – Shareholder

The note receivable from stockholder represents the amount due from the Chief Executive Officer, Robert H. Williams for amounts that are due from him towards his capital contribution for the shares of common and preferred stock issued to him. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors. As of December 31, 2004, the balance on this note is $238,872. No interest income has been accrued or paid.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2004

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Premier Golf Management Inc.	Premier Golf Holdings One LLC	Premier Golf Holdings Two LLC	Consolidated Total
Revenue
Green fees and cart revenue	$3,696,957	$3,729,898	$1,968,637	$9,395,492
Merchandise and food sales	1,659,545	2,482,030	785,544	4,927,119
Member dues and initiation fees	910,951	2,228,677	283,726	3,423,354
Management fees	—	298,667	—	298,667
Other income	170,291	94,170	14,756	279,217
Clubhouse, pool and tennis revenue	32,736	44,168	3,622	80,526

Total Revenue	6,470,480	8,877,610	3,056,285	18,404,375
Expenses
Salary and benefits	2,438,307	4,737,781	875,941	8,052,029
Operating expenses	2,542,634	3,333,965	1,476,091	7,352,690
Cost of merchandise and food sales	736,976	1,263,023	342,796	2,342,795
Rent	983,429	228,000	225,471	1,436,900
Depreciation and amortization	29,412	940,812	390,730	1,360,954
Interest expense	12,030	588,461	263,648	864,139

Total Expenses	6,742,788	11,092,042	3,574,677	21,409,507

Loss before Other Expenses	(272,308)	(2,214,432)	(518,392)	(3,005,132)

Other Expenses
Abandoned project costs	—	(2,251,255)	—	(2,251,255)

Loss Before Income Taxes	(272,308)	(4,465,687)	(518,392)	(5,256,387)

Income Tax Benefit	(106,356)	(1,744,174)	(202,470)	(2,053,000)

Net Loss	$(165,952)	$(2,721,513)	$(315,922)	$(3,203,387)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS ONE, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Holdings One LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$884,699	$368,415	$327,269	$966,706	$1,182,809	$—	$—	$3,729,898
Merchandise and food sales	233,080	881,897	694,475	316,678	355,900	—	—	2,482,030
Member dues and initiation fees	—	1,504,911	723,766	—	—	—	—	2,228,677
Management fees	—	—	—	—	—	641,794	(343,127)	298,667
Other income	15,661	7,173	18,478	41,047	11,086	725	—	94,170
Clubhouse, pool and tennis revenue	—	12,893	21,037	4,277	5,961	—	—	44,168

Total Revenue	1,133,440	2,775,289	1,785,025	1,328,708	1,555,756	642,519	(343,127)	8,877,610

Expenses
Salary and benefits	381,118	953,702	710,927	446,890	437,927	1,807,217		4,737,781
Operating expenses	366,519	668,926	693,015	457,519	483,370	664,616	—	3,333,965
Cost of merchandise and food sales	130,355	435,355	353,614	168,733	174,966	—	—	1,263,023
Depreciation and amortization	80,357	270,532	152,431	127,496	222,475	87,521	—	940,812
Interest expense	17,317	292,165	38,060	56,610	174,813	9,496	—	588,461
Rent	198,000	—	—	30,000	—	—	—	228,000
Management fees	45,337	111,012	71,400	53,148	62,230	—	(343,127)	—

Total Expenses	1,219,003	2,731,692	2,019,447	1,340,396	1,555,781	2,568,850	(343,127)	11,092,042

Loss before Other Expense	(85,563)	43,597	(234,422)	(11,688)	(25)	(1,926,331)	—	(2,214,432)

Other Expense
Abandoned project costs	—	—	—	—	—	(2,251,255)	—	(2,251,255)

Loss Before Income Taxes	(85,563)	43,597	(234,422)	(11,688)	(25)	(4,177,586)	—	(4,465,687)
Income Tax Provision/ (Benefit)	(33,419)	17,028	(91,559)	(4,565)	(9)	(1,631,650)	—	(1,744,174)

Net Income/ (Loss)	$(52,144)	$26,569	$(142,863)	$(7,123)	$(16)	$(2,545,936)	$—	$(2,721,513)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF HOLDINGS TWO, LLC AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Premier Golf Royal Meadows, LLC	Premier Golf Painted Hills, LLC	Premier Golf Dub’s Dread, LLC	Premier Golf Holdings Two LLC	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$687,896	$777,955	$502,786	$—	$—	$1,968,637
Merchandise and food sales	150,692	339,047	295,805	—	—	785,544
Member dues and initiation fees	14,807	18,543	250,376	—	—	283,726
Other income	4,670	6,998	3,088	—	—	14,756
Clubhouse, pool and tennis revenue	690	2,713	219	—	—	3,622
Management fees	—	—	—	—	—	—

Total Revenue	858,755	1,145,256	1,052,274	—	—	3,056,285

Expenses
Operating expenses	386,608	460,256	603,194	26,033	—	1,476,091
Salary and benefits	232,698	283,441	353,372	6,430	—	875,941
Depreciation and amortization	132,592	192,321	40,262	25,555	—	390,730
Cost of merchandise and food sales	65,836	113,297	163,663	—	—	342,796
Interest expense	112,345	150,029	1,274	—	—	263,648
Rent	—	—	225,471	—	—	225,471
Management fees	—	—	—	—	—	—

Total Expenses	930,079	1,199,344	1,387,236	58,018	—	3,574,677

Loss before Income Taxes	(71,324)	(54,088)	(334,962)	(58,018)	—	(518,392)

Income Tax Benefit	(27,858)	(21,125)	(130,827)	(22,660)	—	(202,470)

Net Loss	$(43,466)	$(32,963)	$(204,135)	(35,358)	$—	$(315,922)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

Independent Auditor’s Report

April 27, 2004

The Board of Directors

Premier Golf Management, Inc.

Pacific Palisades, CA 90272

We have audited the accompanying consolidated balance sheet of Premier Golf Management, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operation, changes in stockholders’ equity and cash flows for the six months then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Golf Management, Inc. and subsidiaries as of December 31, 2003, and the results of their operations, changes in stockholders’ equity and their cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit has been made for purposes of forming an opinion on the basic financial statements taken as a whole. The accompanying additional information (consolidating statement of operations) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such additional information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

WEIL & COMPANY LLP

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

ASSETS
Current Assets
Cash	$308,905
Accounts receivable, net	344,463
Inventories	210,774
Prepaid expenses	180,595
Deferred tax asset	587,934

Total Current Assets		$1,632,671

Property, Plant and Equipment, net		9,824,045

Intangibles, net		3,015,009

Other Assets
Note receivable - stockholder	96,645
Security deposits	33,499
Prepaid rent, non-current portion	159,671

Total Other Assets		289,815

Total Assets		$14,761,540

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Notes payable, current	$207,072
Obligations under capital leases, current portion	188,918
Accrued liabilities	845,530
Accounts payable - related party	5,358
Deferred income	36,492
Unearned income	42,845

Total Current Liabilities		$1,326,215
Long-term Liabilities
Notes payable, non-current portion	8,550,097
Obligations under capital leases, non-current portion	268,290
Deferred tax liability	156,827

Total Long-term Liabilities		8,975,214
Stockholders’ Equity
Common stock	940
Preferred Stock	50,745
Additional paid-in capital	5,114,960
Deficit	(706,534)

Total Stockholders’ Equity		4,460,111

Total Liabilities and Stockholders’ Equity		$14,761,540

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

	Common Stock Class A	Common Stock Class B		Preferred Stock		Additional Paid-in Capital	Income/ (Loss)		Total
Common stock issued	$940	$		$		$91,080	$		$92,020
Preferred stock issued					50,745	5,023,880			5,074,625
Loss for the six months ended December 31, 2003								(706,534)	(706,534)

	$940		$—		$50,745	$5,114,960		$(706,534)	$4,460,111

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

Revenue
Green fees and cart revenue	$1,696,339
Member dues and initiation fees	1,205,145
Clubhouse, pool and tennis revenue	15,537
Merchandise and food sales (Net of $658,744 in cost of merchandise, food and beverage sold)	584,209
Management fees	78,667
Other income	12,747

Total Revenue	3,592,644

Expenses
Operating expenses	3,988,316
Depreciation and amortization	425,116
Interest expense	287,452

Total Expenses	4,700,884

Loss before Income Taxes	(1,108,240)
Credit for Income Taxes	(401,706)

Net Loss	$(706,534)

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

Cash Flow from Operating Activities
Net loss		$(706,534)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	$342,472
Amortization	82,644
Decrease in inventories	60,458
Increase in prepaid assets	(32,330)
Increase in deferred taxes	(431,107)
Decrease in accounts receivable	152,363
Decrease in unearned income	(58,140)
Decrease in accounts payable	(67,841)
Increase in deferred income	36,492
Increase in accrued liabilities	160,266

Total Adjustments		245,277

Net Cash Used by Operating Activities		(461,257)

Cash Flow from Investing Activities
Organization and new venture costs	(953,130)
Capital purchases	(103,814)
Increase in security deposits	(33,499)
Asset acquisition	(11,850,000)

Net Cash Used by Investing Activities		(12,940,443)

Cash Flow from Financing Activities
Loan proceeds	8,738,000
Loans from affiliate	5,359
Capital contributions	5,070,000
Repayments of capital lease obligations	(147,432)
Repayment of loans	(64,325)

Net Cash Provided by Financing Activities		13,601,602

Net Increase in Cash		199,902
Cash - Beginning (Purchased)		109,003

Cash - Ending		$308,905

The accompanying notes are an integral part of this financial statement

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 1—Organization and Significant Accounting Policies

Organization

Premier Golf Management, Inc. (the “Company”) was incorporated on December 23, 2002 as a Delaware corporation. The main purpose and function of the Company is the acquisition, management and operation of golf courses and golf practice facilities throughout the United States.

On June 30, 2003, the Company acquired Fore Star Golf, Inc.’s (a Nevada Corporation) ownership interests in Fore Star Golf of Knoxville, LLC., Fore Star Golf of Lubbock at Lakeridge, LLC., Fore Star Golf of Abilene LLC., Fore Star Golf of Lubbock LLC. and Fore Star Golf of Yuma, LLC. The Company commenced its golf course management operations on July 1, 2003.

The accompanying consolidated financial statements include the accounts of Premier Golf Management, Inc. and its subsidiaries: Fore Star Golf of Lubbock, LLC, Fore Star Golf of Yuma, LLC, Fore Star Golf of Abilene, LLC, Fore Star Golf of Knoxville, LLC, and Fore Star Golf of Lubbock at Lakeridge, LLC. All intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Depreciation and Amortization

Property and equipment are valued at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets, as follows:

Assets Class	Estimated Useful Life In Years
Clubhouse equipment	5 to 7
Buildings	39
Land improvements	15
Golf course equipment	7
Office furniture and equipment	5

The Company has intangible assets consisting of leasehold interests and loan acquisition costs. The leasehold interests are amortized over the balance of the term of the lease and the loan acquisition costs are amortized over the life of the loan.

Major additions are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the life of assets, are expensed.

When property and equipment is disposed off, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 1—Organization and Significant Accounting Policies (Continued)

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future taxable income. Deferred tax assets and liabilities are adjusted for tax rate changes.

Inventories

Inventories consist principally of golf supplies, golf equipment, food, snacks and beverages. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method.

Inventories at December 31, 2003, consist of the following:

Pro Shop Inventory	$164,354
Food, snacks and beverages	46,420

$210,774

Inventories values by entity are as follows:

Fore Star Golf of Knoxville	$23,966
Fore Star Golf of Lubbock	39,596
Fore Star Golf of Abilene	45,565
Fore Star Golf of Yuma	44,583
Fore Star Golf of Lubbock at Lakeridge	57,064

$210,774

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 1—Organization and Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash in banks.

Concentration of Credit Risk

Concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, 2003 the Company exceeded the federally insured limit by approximately $30,400.

Accounts receivable relate primarily to amounts due from members of the golf facilities operated by the Company. Management of the Company actively monitors account balances to facilitate collection of amounts due.

Use of Estimates

The process of preparing consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets or liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Accounts Receivable

As of December 31, 2003, the accounts receivable and the allowance for doubtful accounts of the Company were:

Accounts receivable	$382,463
Allowance for doubtful accounts	(38,000)

$344,463

Note 3—Property and Equipment

Property and equipment are stated at cost and consist of the following:

Buildings, land and golf course improvements	$6,069,211
Equipment and golf carts	4,097,306
10,166,517
Less: Accumulated depreciation	342,472

Net Property and Equipment	$9,824,045

Depreciation expense for the six months ended December 31, 2003 is $342,472.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 4 – Intangibles

Intangible assets of the Company as of December 31, 2003 consist of the following:

Leasehold interests	$1,910,000
Loan acquisition costs	109,671
New venture costs	18,771
Goodwill	1,059,211

3,907,653
Less: Accumulated amortization	82,644

Net Intangibles	$3,015,009

Total amortization expense for the six months ended December 31, 2003 is $82,644.

Leasehold Interests

Leasehold interests consist of the following:

Agreement with the County of Knox, Tennesee, to manage and operate the Three Ridges Golf Course, which is owned by the County. The lease expires December 31, 2008.	$320,000

Agreement with the Kansas State University Golf Course Management and Research Foundation to manage and operate the golf course and club house. The agreement expires on December 31, 2008.	50,000

Agreement with the City of Lubbock, Texas, to operate and manage two public golf courses owned by the City. The intial term of the agreement expires on December 31, 2024.	1,540,000

Total Leasehold Interests	1,910,000

Less: Accumulated amortization	71,652

Leasehold Interests Net of Amortization	$1,838,348

The leasehold interests are amortized on a straight-line basis over the remaining term of the lease.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 4 – Intangibles (Continued)

Loan Acquisition Costs

The loan acquisition costs are associated with and incurred in obtaining the loan from General Electric Capital. These costs are amortized over the life of the loan. The loan matures on June 30, 2008. The total loan acquisition costs amounted to $109,671 and the amortization expense associated with the loan acquisition costs for the six months ended December 31, 2003 is $10,967.

New Venture Costs

These are costs incurred by the Company in exploring future investment and acquisition opportunities. They relate to projects that had not materialized yet as of December 31, 2003. The unamortized new venture costs as of December 31, 2003 was $18,746.

Goodwill

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets” in June 2001. Per SFAS No. 142, amortization expense will no longer be recorded relating to goodwill. Goodwill recorded on the books came into existence upon the purchase of operations from Fore Star Golf, Inc. Note 17 explains the calculation of goodwill. There have been no changes in how the Company accounts for goodwill in the accompanying financial statements for the year ended December 31, 2003 relating to SFAS No. 142.

Note 5 – Notes Payable

Notes payable as of December 31, 2003 consist of the following:

Loan from General Electric Capital	$8,674,516
Note payable to Myer’s Financial Corporation	82,653

8,757,169
Less: Current portion	207,072

Long-term Debt	$8,550,097

Total interest expense on long-term debt for the six months ended December 31, 2003 is $269,042.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 5 – Notes Payable (Continued)

Loan from General Electric Capital Corporation

The Company has a long-term loan from General Electric Capital Corporation. Interest is payable on the loan at the higher of (a) 4.15% per annum in excess of the Libor rate and (b) 6% per annum. The maturity date of the loan is June 30, 2008.

The total amount of the loan is $10,300,000, funded in one or more advances. The initial advance was $8,620,000, divided into five notes, due and payable on June 30, 2008, as follows:

Fore Star Golf of Lubbock	$758,005
Fore Star Golf of Knoxville	235,627
Fore Star Golf of Abilene	469,968
Fore Star Golf of Yuma	2,552,955
Fore Star Golf of Lubbock at Lakeridge	4,603,445

$8,620,000

Additional funds were advanced during the six-month period towards the Required Improvements Advances by GE Capital Corporation.

The balance of the note payable as of December 31, 2003 was $8,674,516.

The loan is secured by the mortgage creating a first lien on projects owned by the Company and the project leased in Knoxville, Tennessee (Three Ridges Golf Course), the assignment of the management agreements, the assignments of rent and leases, the security agreements, the ownership agreements, the cross collateralizing guaranties and other loan documents.

Pursuant to the terms of the note, a letter of credit in the amount of $225,000 is currently being provided by the Company to General Electric Capital Corporation as additional security for compliance with certain post closing requirements stipulated by the lender.

Interest expense on the loan with GE Capital for the six months ended December 31, 2003 was $266,150.

Note payable to Myer’s Financial Corporation

The Company has a note pay able to Myer’s Financial Corporation for $ 100,000payable in semi-annual payments of principal and interest, over five years at an interest rate of 7%. As of December 31, 2003, the balance on this note is $82,653.

Interest expense on this note for the six months ended December 31, 2003 was $2,892.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 5 – Notes Payable (Continued)

Maturity of the long-term debts during the ensuing five years and thereafter is as follows:

2004	$207,072
2005	217,178
2006	228,058
2007	239,776
2008	7,865,085

$8,757,169

Note 6 – Guarantees

Each individual subsidiary has guaranteed loans of its affiliates secured from Electric Capital Corporation. Each subsidiary has primary liability under the guaranty the lender. The total amount of the loan from General Electric Capital Corporation $10,300,000 funded in one or more advances. The amount of the loan advanced as December 31, 2003 is $8,738,000.

Note 7 – Supplementary Disclosure of Cash Flow Information

Cash paid during the six months ended December 31, 2003 for:

Interest	$246,735

Income taxes	$—

The Company purchased equipment for $250,317. In conjunction with the purchases, capital lease obligations were assumed as follows:

Cost of equipment acquired	$250,317
Cash paid for equipment	(146,503)

Capital lease obligations assumed	$103,814

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 8 – Obligations Under Capital Leases

The Company has capital lease contracts with several lessors. At the end of each lease, title to the equipment will pass to the Company. Bargain purchase amounts have been included in the gross lease commitments listed below:

Future minimum lease payments for the years ending December 31, are as follows:

	2004	$223,684
	2005	144,945
	2006	74,139
	2007	38,444
	2008	12,198

Total minimum lease payments		493,410
Less: Amount representing interest		36,202

Present value of minimum lease payments		457,208
Less: Current maturities		188,918

Obligations under capital leases, non-current portion		$268,290

Included in property and equipment are the following assets held under capital leases:

Equipment	$601,401
Less: Accumulated depreciation	40,607

Assets under capital lease, net	$560,794

Note 9 – Related Party Transactions

Management Agreements Between Premier Golf and the Subsidiaries

The Company has management agreements in place with all its subsidiaries. Per these agreements, the subsidiaries are required to pay the Company, on a monthly basis, management fees, which are calculated at 4% of gross receipts. The management fees have been eliminated upon consolidation.

Note Receivable – Stockholder

The note receivable from stockholder represents the amount due from the Chief Executive Officer, Robert H. Williams for amounts that are due from him towards his capital contribution for the shares of common and preferred stock issued to him. The note accrues interest on a daily basis on the outstanding amount of the note at a rate of 4.75%. The note is payable in entirety on January 13, 2010 unless extended by the Board of Directors. As of December 31, 2003, the balance on this note is $96,645.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 9 – Related Party Transactions (Continued)

Pagosa Springs Golf Club and Appletree Golf Course Management Agreements

The Company has an agreement in place with two golf courses located in Colorado called the Pagosa Springs Golf Club and Appletree Golf Course. The agreements commenced on December 1, 2003 and the initial term expires on December 1, 2013. During the initial term, the contract is cancelable in the event that either party to the agreement is in default and if they are unable to renegotiate the terms within ten days. The Company shall have the option to renew for five additional years by written notice no less than sixty days prior to the end of the initial term. Both courses are jointly owned by the Company’s Chief Executive Officer, Robert H. Williams, and the Chief Operating Officer, David Flickwir.

Per the agreement with Pagosa Springs Golf Club, the Company shall pay a fixed amount of $375,000 for each term year and a variable amount calculated at 50% of gross revenues that exceed $1,375,000. For the six months ended December 31, 2003, an amount of $31,250 was paid to Pagosa Springs Golf Club.

Per the agreement with Appletree Golf Course, the Company shall pay a fixed amount of $80,000 for each term year and a variable amount calculated at 50% of gross revenues that exceed $710,000. For the six months ended December 31, 2003, an amount of $6,667 was paid to Appletree Golf Course.

In addition, as of December 31, 2003, the Company has receivables and payables, from and to Pagosa Springs Golf Club and Appletree Golf Course, respectively, of:

Receivable from Pagosa Springs Golf Club	$4,641
Payable to Appletree Golf Course	(9,999)

Accounts payable – related party	$(5,358)

Note 10 – Commitments and Contingencies

The Company leases golf course equipment under various non-cancelable operating leases. The equipment is returnable to the lessor at the end of the lease term. In the case of some of the lease agreements, the Company has the right to exercise the bargain purchase option at the end of the lease term. If exercised, the title to the equipment will pass to the Company.

In addition, the Company leases office space from Sunset Coast, LLC for its corporate headquarters. The lease expires on March 31, 2006.

Total rental expense under these leases was approximately $196,682 for the six months ended December 31, 2003.

Future minimum lease payments under these leases with remaining terms of more than one year are:

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 10 – Commitments and Contingencies (Continued)

	Equipment Leases	Real Property Leases	Total
2004	$281,530	$59,405	$281,530
2005	160,031	14,948	160,031
2006	66,368	—	66,368
2007	36,188	—	36,188
2008	1,860	—	1,860
Thereafter	930	—	930

	$546,907	$74,353	$546,907

Note 11 – Management Agreement – Knox County

The Company has an agreement with the County of Knox, Tennessee (the County) to manage and operate the Three Ridges golf course, which is owned by the County. The agreement expires December 31, 2008. The agreement is cancelable by mutual agreement, with written notice of at least 180 days prior to termination.

Under the terms of the agreement, the Company will pay the County, on an annual basis, the greater of 15% to 20% of golf revenues and 5% of food, beverage, and merchandise revenues, or a minimum amount as established in the agreement. The minimum amount for the twelve months ended December 31, 2003 is $165,000. The minimum amount increases by $5,000 each year until 2005, when it becomes $175,000 and remains so, from then on.

For the six-month period ended December 31, 2003, the Company accrued rent expense to Knox County of $91,136. The balance was paid in 2004.

The Company is also responsible for specific improvements to, and maintenance of, the golf course.

Note 12 – Management Agreement – City of Lubbock, Texas

The Company has an agreement with the City of Lubbock, Texas (the City) to operate two public golf courses owned by the City. The initial term of the agreement expires on December 31, 2024 with an option to renew. The agreement can be terminated by mutual agreement at the end of the initial term by providing written notice thereof at least six months prior to the end of the initial term. The agreement is non-cancelable during the initial term unless it is required to be terminated because of damage by casualty, eminent domain or frustration of purpose.

Under the terms of the agreement, the Company will pay the City, on an annual basis, a certain percentage of revenues calculated to be between 10% and 20% of golfing revenues over $1,500,000. For the six months ended December 31, 2003, the amount due to the City pursuant to these terms is $54,833.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 12 – Management Agreement – City of Lubbock, Texas (Continued)

Per an amendment executed May 10, 2001, the City will dedicate 100% of the amounts due to it, for a minimum period of five years, towards capital improvements made by the Company as stipulated by the City. The expenses incurred by the Company towards such capital improvements will be offset by future rent payments due to the City. The total amount of such capital improvements, in excess of the rent due to the City for the six months ended December 31, 2003, consists of:

Current portion	$50,000
Non-current portion	159,671

$209,671

Note 13 – Management Agreement – Colbert Hills Golf Course

The Company has an agreement with Kansas State University Golf Course Management and Research Foundation (Foundation) to operate the Colbert Hills golf course and clubhouse. The agreement commenced on January 1, 2003 and expires on December 31, 2008. The agreement can be terminated by mutual agreement at the end of the initial term by providing written notice thereof at least six months prior to the end of the initial term. The agreement is non-cancelable during the initial term unless it is required to be terminated because of default by either the Company or the Foundation. If the agreement is not terminated at the end of the initial term, it shall automatically renew for one-year periods. Under the agreement, the Company receives $50,000 per annum in management fees in equal monthly installments.

Note 14 – Retirement Plan

The Company has adopted a standardized 401(k) plan. All regular employees who have completed one year of service would be eligible to participate in the plan. The Company matches 25% of employee contributions up to a maximum of 4% of compensation.

Total 401(k) expense for the six months ended December 31, 2003 was $1,694. The plan is fully funded.

Note 15 – Management of Receivership of Champions Club At Summerfield

The Company manages a receivership for General Electric Capital Corporation in Summerfield, Florida. The arrangement began in August 2003 and pays the Company $8,333 per month. The agreement is not time bound.

Note 16 – Sonoma Ranch Golf Course Management Agreement

The Company also has an understanding with Five Star Golf, Inc. for the management of the Sonoma Ranch Golf Course. According to the agreement, Five Star Golf pays the Company $2,000 per month in management fees.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 17 – Acquisition of the Business from Fore Star Golf, Inc.

On June 30, 2003, the Company acquired the operations owned by Fore Star Golf, Inc. for a total purchase price of $11,850,000, which includes a working capital adjustment of $350,000. The primary reason for the acquisition is to operate and manage golf courses, the field of business-expertise of the Company’s management. The allocation of the purchase price paid for the various assets acquired and the liabilities assumed at the acquisition date is as follows:

Cash	$109,003
Accounts receivable	496,826
Prepaid expenses	307,936
Inventory	271,232
Land	821,000
Land improvements	4,911,500
Leasehold interests	1,910,000
Buildings	2,093,700
Furniture, fixtures and equipment	2,090,000
Goodwill	234,524

$13,245,721
Liabilities Assumed
Accounts Payable	465,234
Accruals	287,870
Unearned income	100,985
Capital leases	458,138
Notes payable	83,494

1,395,721

Net Assets Acquired	$11,850,000

Other contributors to the calculation of Goodwill, are the costs incurred by the Company towards organization, registering and issuing equity securities. The total of such costs incurred by the Company amount to $824,687. The total goodwill as of December 31, 2003 is $1,059,211.

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 18 – Income Taxes

The provision for income taxes computed at the statutory rate is as follows:

Federal tax	$—
State tax	29,401

29,401
Deferred income tax	(431,107)

Credit for income taxes	$(401,706)

The following temporary differences gave rise to the deferred taxes at December 31, 2003:

Deferred tax asset - current
Allowance for uncollectibles	$14,782
Net operating loss	573,152

$587,934

Deferred tax liability - non-current
Amortization of goodwill	$143,685
Excess of tax depreciation over book	13,142

$156,827

Note 19 – Deferred Income

The Company recognizes income from initiation costs over six years. The total unamortized initiation costs as of December 31, 2003 is $36,492.

Note 20 – Common and Preferred Stock

Common Stock
Class A stock; $.01 par value, 1,000,000 shares authorized, 94,000 issued and outstanding	$940

Class B stock; $.01 par value, 18,000 shares authorized, 0 issued and outstanding	$—

Preferred Stock
Preferred stock, $.01 par value, 50,000,000 shares authorized, 5,074,492 issued and outstanding	$50,745

PREMIER GOLF MANAGEMENT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

Note 20 – Common and Preferred Stock (Continued)

Each share of preferred stock is entitled to a cumulative quarterly dividend of 8% per annum of the liquidation value of the shares plus all accumulated and unpaid dividends. Preferred dividends are to be paid in full before dividends on common stock are paid.

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATED

SUPPLEMENTARY INFORMATION

DECEMBER 31, 2003

PREMIER GOLF MANAGEMENT, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

	Fore Star Golf of Knoxville, LLC	Fore Star Golf of Lubbock at Lakeridge, LLC	Fore Star Golf of Abilene, LLC	Fore Star Golf of Lubbock, LLC	Fore Star Golf of Yuma, LLC	Premier Golf Management Inc.	Eliminations	Consolidated Total
Revenue
Green fees and cart revenue	$451,632	$213,856	$95,810	$548,327	$376,384	$10,330	$—	$1,696,339
Member dues and initiation fees	—	796,314	400,814	8,017	—	—	—	1,205,145
Clubhouse, pool and tennis revenue	—	7,654	2,784	5,099	—	—	—	15,537
Merchandise and food sales (Net of cost of merchandise, food and beverage sold)	63,041	215,265	131,126	101,471	68,605	4,701	—	584,209
Management fees	—	—	—	—	—	243,170	(164,503)	78,667
Other income	929	2,931	2,851	—	—	6,036	—	12,747

Total Revenue	515,602	1,236,020	633,385	662,914	444,989	264,237	(164,503)	3,592,644

Expenses
Operating expenses	475,404	958,851	774,688	558,123	495,676	725,574	—	3,988,316
Management fees	22,916	60,617	32,105	29,921	18,944	—	(164,503)	—
Depreciation and amortization	39,734	127,661	63,090	56,917	101,777	35,937	—	425,116
Interest expense	9,919	151,466	20,841	28,439	76,787	—	—	287,452

Total Expenses	547,973	1,298,595	890,724	673,400	693,184	761,511	(164,503)	4,700,884

Loss before Income Taxes	(32,371)	(62,575)	(257,339)	(10,486)	(248,195)	(497,274)	—	(1,108,240)
Credit for Income Taxes	(11,734)	(22,682)	(93,278)	(3,801)	(89,964)	(180,248)	—	(401,706)

Net Loss	$(20,637)	$(39,893)	$(164,061)	$(6,685)	$(158,231)	$(317,026)	$—	$(706,534)

The accompanying notes are an integral part of this financial statement

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Financial Statements

December 31, 2006, 2005, and 2004

(With Independent Auditors’ Report Thereon)

Index to Combined Financial Statements

Independent Auditors’ Report	F – 315

Combined Balance Sheets December 31, 2006 and 2005	F – 316

Combined Income Statements Years ended December 31, 2006, 2005, and 2004	F – 317

Combined Statements of Group Equity Years ended December 31, 2006, 2005, and 2004	F – 318

Combined Statements of Cash Flows Years ended December 31, 2006, 2005, and 2004	F – 319

Notes to Combined Financial Statements	F – 320

Independent Auditors’ Report

The Board of Directors

Six Flags, Inc.:

We have audited the accompanying combined balance sheets of Selected Parks Operations of Six Flags, Inc. (Selected Parks Operations) as described in Note 1 to the combined financial statements as of December 31, 2006 and 2005, and the related combined statements of income, group equity, and cash flows for each of the years in the three-year period ended December 31, 2006. These combined financial statements are the responsibility of Six Flags, Inc.’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Selected Parks Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Selected Parks Operations of Six Flags, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, as of January 1, 2006, the Selected Parks Operations adopted Statement of Financial Standards No. 123(R), “Share-Based Payment”.

/s/ KPMG LLP

Dallas, Texas

March 5, 2007

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:
Cash and cash equivalents	$1,638,000	1,157,000
Accounts receivable	307,000	467,000
Inventories	2,858,000	2,935,000
Prepaid expenses and other current assets	2,008,000	1,708,000
Deferred income taxes	1,849,000	2,591,000

Total current assets	8,660,000	8,858,000

Deposits and other assets	1,161,000	1,161,000

Property and equipment, at cost	361,196,000	347,780,000
Less accumulated depreciation	150,102,000	132,062,000

Total property and equipment	211,094,000	215,718,000

Total assets	$220,915,000	225,737,000

Liabilities and Group Equity

Current liabilities:
Accounts payable	$1,225,000	1,155,000
Other accrued liabilities	1,575,000	1,829,000
Accrued compensation, payroll taxes, and benefits	1,101,000	1,241,000
Accrued insurance	83,000	115,000
Deferred income	276,000	374,000

Total current liabilities	4,260,000	4,714,000

Other long-term liabilities	4,160,000	3,540,000

Deferred income taxes	50,069,000	52,377,000

Total liabilities	58,489,000	60,631,000
Total group equity	162,426,000	165,106,000

Total liabilities and group equity	$220,915,000	225,737,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Income

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Revenue:
Theme park admissions	$59,619,000	63,532,000	55,841,000
Theme park food, merchandise, and other	55,398,000	60,265,000	55,164,000

Total revenue	115,017,000	123,797,000	111,005,000

Operating costs and expenses:
Operating expenses	60,687,000	58,793,000	54,160,000
Selling, general, and administrative	21,708,000	19,156,000	20,493,000
Costs of products sold	10,209,000	11,169,000	10,079,000
Depreciation	15,419,000	16,494,000	16,827,000
Amortization	—	9,000	18,000
Loss on fixed assets	865,000	1,114,000	1,474,000

Total operating costs and expenses	108,888,000	106,735,000	103,051,000

Income from operations	6,129,000	17,062,000	7,954,000

Other income (expense):
Interest expense – unrelated	—	(13,000)	(94,000)
Interest expense – parent	(7,620,000)	(9,205,000)	(10,832,000)
Interest income	1,000	3,000	5,000
Other revenue	1,000	5,000	—

Total other income (expense)	(7,618,000)	(9,210,000)	(10,921,000)

Income (loss) before income taxes	(1,489,000)	7,852,000	(2,967,000)
Income tax expense (benefit)	(633,000)	2,873,000	(1,331,000)

Net income (loss)	$(856,000)	4,979,000	(1,636,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Group Equity

Years ended December 31, 2006, 2005, and 2004

Total
Balance, December 31, 2003	$184,128,000

Net loss	(1,636,000)
Net distributions to Six Flags, Inc.	(9,661,000)

Balance, December 31, 2004	172,831,000

Net income	4,979,000
Net distributions to Six Flags, Inc.	(12,704,000)

Balance, December 31, 2005	165,106,000

Net loss	(856,000)
Net distributions to Six Flags, Inc.	(1,824,000)

Balance, December 31, 2006	$162,426,000

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Combined Statements of Cash Flows

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$(856,000)	4,979,000	(1,636,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,419,000	16,503,000	16,845,000
Loss on disposal of assets	865,000	1,114,000	1,474,000
Decrease in accounts receivable	160,000	254,000	4,205,000
(Increase) decrease in inventories and prepaid expenses and other current assets	(223,000)	355,000	(1,077,000)
Increase (decrease) in accounts payable, deferred income, accrued liabilities, and other long-term liabilities	167,000	1,752,000	(786,000)
Deferred income taxes	(1,566,000)	(3,594,000)	(1,206,000)

Total adjustments	14,822,000	16,384,000	19,455,000

Net cash provided by operating activities	13,966,000	21,363,000	17,819,000

Cash flows from investing activities:
Additions to property and equipment	(6,739,000)	(8,163,000)	(8,649,000)
Proceeds from sale of assets	—	67,000	1,000

Net cash used in investing activities	(6,739,000)	(8,096,000)	(8,648,000)

Cash flows from financing activities:
Repayment of long-term debt	—	(26,000)	(36,000)
Net distributions to Six Flags, Inc.	(6,746,000)	(13,126,000)	(9,646,000)

Net cash used in financing activities	(6,746,000)	(13,152,000)	(9,682,000)

Increase (decrease) in cash and cash equivalents	481,000	115,000	(511,000)
Cash and cash equivalents, beginning of year	1,157,000	1,042,000	1,553,000

Cash and cash equivalents, end of year	$1,638,000	1,157,000	1,042,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	13,000	94,000

Cash paid for income taxes	$1,000	74,000	90,000

Supplemental disclosure of non-cash investing activities:
Transfer of property and equipment from (to) Six Flags, Inc.	$4,922,000	422,000	(15,000)

See accompanying notes to combined financial statements.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(1)	Business and Basis of Presentation

On January 11, 2007, Six Flags, Inc. (Six Flags) announced that it had agreed to sell to a third party a select group of theme parks and water parks (the Selected Parks Operations) for $275 million in cash and a $37 million note receivable. The sale is subject to customary closing conditions, and is expected to be completed in March 2007. The businesses included in the Selected Parks Operations are as follows:

Six Flags Elitch Gardens	Theme Park	Denver, Colorado
Six Flags Darien Lake	Theme Park	Buffalo, New York
Frontier City	Theme Park	Oklahoma City, Oklahoma
White Water Bay	Water Park	Oklahoma City, Oklahoma
Enchanted Village	Theme/Water Park	Seattle, Washington
Splashtown	Water Park	Houston, Texas
Six Flags Waterworld	Water Park	Concord, California

The accompanying combined financial statements have been presented on a carve-out basis, with the assets, liabilities, results of operations and cash flows of the Selected Parks Operations combined from different legal entities, all of which are indirect wholly-owned subsidiaries of Six Flags. The combined financial statements include allocations of certain Six Flags corporate expenses and intercompany interest charges (see note 3). Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect the Selected Parks Operations results of operations, financial position or cash flows in the future, or what its results of operations, financial position or cash flows would have been if the Selected Parks Operations had been a stand-alone company during the periods presented. Because of the nature of these combined financial statements, Six Flags’ net investment in the Selected Parks Operations is shown as “group equity.” Other transactions with Six Flags and related parties are presented in note 3.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents

For purposes of the combined statements of cash flows, all highly liquid investments with maturities of three months or less are classified as cash equivalents.

(b)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market value and primarily consist of products for resale including merchandise and food and miscellaneous supplies. Costs of goods sold for the year ended December 31, 2005 include approximately $226 associated with a valuation allowance related to slow moving inventory. In December 2006, the Selected Parks Operations sold its remaining obsolete inventory to a third party.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(c)	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include $1,079 and $680 of spare parts inventory for existing rides and attractions at December 31, 2006 and 2005, respectively. These items are expensed as the repair or maintenance of rides and attractions occur.

(d)	Advertising Costs

Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising, promotion, and marketing programs are charged to operations when incurred. The amounts capitalized at year end are included in prepaid expenses.

Advertising and promotions expense was $6,662, $9,222, and $10,604 during the years ended December 31, 2006, 2005, and 2004, respectively.

(e)	Property and Equipment

Rides and attractions are depreciated using the straight-line method over 5-25 years. Land improvements are depreciated using the straight-line method over 10-15 years. Buildings and improvements are depreciated over their estimated useful lives of approximately 30 years by use of the straight-line method. Furniture and equipment are depreciated using the straight-line method over 5-10 years.

Maintenance and repairs are charged directly to expense as incurred, while betterments and renewals are generally capitalized as property and equipment. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized.

(f)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or group of assets to future net cash flows expected to be generated by the asset or group of assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)	Revenue Recognition

Revenue is recognized upon admission into the parks, provision of services, or when products are delivered to the customer. For season pass and other multi-use admissions, revenue is recognized over the relevant period based on estimated customer usage.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(h)	Income Taxes

Income taxes as presented are calculated on a separate return basis, although the Selected Parks Operations operating results are included in the consolidated federal and certain combined or consolidated state tax returns of Six Flags. Six Flags manages its tax position for the benefit of its entire portfolio of parks, and, as such, the assumptions, methodologies, and calculations made for purposes of determining the Selected Parks Operations tax provision and related tax accounts in the combined financial statements may differ from those made by Six Flags and, in addition, are not necessarily reflective of the tax strategies that the Selected Parks Operations would have followed as a separate stand-alone company.

Income taxes are accounted for under the asset and liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are recorded for deferred tax assets such as net operating losses carried forward that are not expected to be realized before their statutory expiration.

(i)	Stock Compensation

The accounting for stock option plans for 2005 and 2004 has been based on the intrinsic-value based method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. Under this method, compensation expense for unconditional employee stock options is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price (See note 2(k) for discussion on the impact of adopting SFAS No. 123(R), “Share-Based Payment” at the beginning of 2006).

Certain members of Six Flags management and professional staff, including employees of the Selected Parks Operations, have been issued seven-year options to purchase common shares of Six Flags under the 2004, 2001, 1998, 1996, 1995, and 1993 Stock Option and Incentive Plans (collectively, the “Option Plans”). Through December 31, 2005, all stock options granted under the Option Plans have been granted with an exercise price equal to the underlying stock’s fair value at the date of grant. Options generally may be exercised on a cumulative basis with 20% of the total exercisable on the date of issuance and with an additional 20% being available for exercise on each of the succeeding anniversary dates. Any unexercised portion of the options will automatically terminate upon the seventh anniversary of the issuance date or following termination of employment.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

The estimated fair value of options granted was calculated using the Black-Scholes option pricing valuation model. This model takes into account several factors and assumptions. The risk-free interest rate is based on the yield on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumption at the time of grant. The expected life (estimated period of time outstanding) is estimated using the contractual term of the option and the historical effects of employees’ expected exercise and post-vesting employment termination behavior. Expected volatility was calculated based on historical volatility for a period equal to the stock option’s expected life, calculated on a daily basis in 2006 and monthly basis in 2005 and 2004. The expected dividend yield is based on expected dividends for the expected term of the stock options.

No compensation cost has been recognized for the stock options in the combined financial statements for 2005 and 2004. Had compensation cost based on the fair value at the grant date for all unconditional stock options under SFAS No. 123 been recognized, net income would have been decreased to the pro forma amounts below:

	2005	2004
Net income (loss):	$4,979	$(1,636)
As reported
Deduct: Total stock-based employee compensation expense for employees of the Selected Parks Operations, net of related tax effects	10	10
Deduct: Impact of stock-based employee compensation expense for Six Flags employees on costs allocated to the Selected Parks Operations, net of related tax effects	55	66

Pro forma	$4,914	$(1,712)

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Stock option activity during the years indicated is as follows:

	Selected Parks Operations Employees		Six Flags Employees included in Costs Allocated to Selected Parks Operations
	Number of shares	Weighted- average exercise price ($)	Number of shares	Weighted- average exercise price ($)
Balance, December 31, 2003	551,800	20.52	1,945,000	19.95
Forfeited	109,400	19.79	324,000	21.59

Balance, December 31, 2004	442,400	20.70	1,621,000	19.63
Exercised	15,000	5.21	—	—
Forfeited	6,000	25.00	40,000	19.38
Expired	187,400	17.50	480,000	17.50

Balance, December 31, 2005	234,000	24.15	1,101,000	20.56
Issued	—	—	1,105,000	8.38
Exercised	5,000	5.21	—	—
Forfeited	97,000	23.98	460,000	19.68
Expired	132,000	25.00	380,000	25.00

Balance, December 31, 2006	—	—	1,366,000	9.77

At December 31, 2006, there were no outstanding options for Selected Parks Operations employees. The range of exercise prices and weighted-average remaining contractual life of outstanding options for Six Flags employees whose salaries are included in costs allocated to the Selected Parks Operations was $5.06 to $20.00 and 7.3 years, respectively.

At December 31, 2006, 2005, and 2004, options exercisable were 0, 230,000, and 485,400 respectively, and weighted-average exercise price of those options was $0, $24.48, and $20.95, respectively for options of the Selected Parks Operations employees. For Six Flags employees whose salaries are included in costs allocated to the Selected Parks Operations, options exercisable at December 31, 2006, 2005, and 2004 were 546,000, 1,027,000, and 1,423,600, respectively, and weighted-average exercise price of those options was $12.11, $21.06, and $20.43, respectively.

(j)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(k)	Impact of Recently Issued Accounting Pronouncements

In December 2004, the FASB published SFAS No. 123(R) “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. Six Flags and the Selected Parks Operations adopted SFAS No. 123(R) at the beginning of 2006, and $0 thousand of share-based compensation expense was recognized in the 2006 Selected Parks Operations’ income statement for its employees. Additionally, $619 of share-based compensation expense was recognized as part of the cost of Six Flags employees allocated to the Selected Parks Operations.

SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share based payment transactions with employees. However, SFAS No. 123 permitted entities the option of continuing to apply the guidance in APB 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. As allowed, Six Flags and the Selected Parks Operations have historically accounted for stock options using the accounting principles of APB 25.

(l)	Fair Value of Financial Instruments

Management of the Selected Parks Operations has estimated the fair value of its financial instruments in accordance with SFAS No. 107, “Disclosure about Fair Value of Financial Instruments”. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, other accrued liabilities, and accrued compensation, payroll taxes, and benefits approximate fair value because of the short maturity of these instruments.

(3)	Related Party Transactions

The Selected Parks Operations is wholly owned by Six Flags and its subsidiaries, and reflects transactions with Six Flags for, among other things, the daily transfer of cash collections, daily cash funding to be used in operations, payment of taxes on income and allocations of corporate expenses. For purposes of these combined financial statements, the net amount due to/from Six Flags has been classified as “group equity”.

Six Flags collects sponsorship revenues under various contracts from third-party companies to promote their respective products, services and brands. Included in other theme park revenues for 2006, 2005, and 2004 are $2,488, $2,035, and $2,671 of allocated sponsorship revenues, respectively. The benefits of the Six Flags sponsorship contracts would not be available to the Selected Parks Operations if they were no longer owned by Six Flags.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Six Flags has allocated to the Selected Parks Operations certain overhead costs associated with marketing, general and administrative services, including human resources, legal, financial, communications and technological support. The combined financial statements reflect expenses which were allocated based on specific identification of costs, relative share of park earnings before interest, taxes, depreciation and amortization, and the relative share of certain types of costs. Management believes that the methodologies used to allocate such overhead expenses for the services described above are reasonable. However, the Selected Parks Operations expenses as a stand-alone company may be different from those reflected in the combined statements of income.

Selling, general and administrative expenses are comprised of the following:

	2006	2005	2004
Direct costs	$14,797	16,849	18,374
Allocated Six Flags overhead	6,911	2,307	2,119

Total	$21,708	19,156	20,493

Included in direct costs are marketing and advertising expenses, workers’ compensation, general liability and property insurance, legal costs, consulting services, audit fees and travel and entertainment expenses for park personnel.

The Selected Parks Operations obtains insurance for workers’ compensation, general liability, property and other insurance through Six Flags. The insurance is charged to the Selected Parks Operations based on claims experience, reserves for self-insured retention recorded at Six Flags, and the premiums paid to third parties. Insurance expense allocated was $2,743, $3,937, and $4,272 for 2006, 2005, and 2004, respectively. Management believes that the methodologies used to allocate insurance costs to the Selected Parks Operations are reasonable. However, insurance expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

During 2006, 2005, and 2004, Six Flags recorded interest on amounts due to/from certain entities whose primary assets and liabilities have been included in the Selected Parks Operations. The combined statements of income reflect these historical net interest charges.

The interest-bearing amount due to the parent of the Selected Parks Operations and non-interest bearing portions of group equity are as follows:

	2006	2005	2004
Net due to parent, interest at 10% per annum	$60,809	75,628	96,328
Other advances and equity	101,617	89,478	76,503

Total group equity	$162,426	165,106	172,831

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(4)	Property and Equipment

Property and equipment, at cost, are classified as follows:

	2006	2005
Land	$21,612	21,612
Land improvements	50,790	49,054
Buildings and improvements	79,669	77,743
Rides and attractions	174,441	167,651
Equipment	34,684	31,720

Total	361,196	347,780
Less accumulated depreciation	150,102	132,062

	$211,094	215,718

(5)	Income Taxes

Income tax (expense) benefit allocated to operations for 2006, 2005, and 2004 consists of the following:

	Current	Deferred	Total
2006:
U.S. federal	$(876)	1,297	421
State and local	(57)	269	212

	$(933)	1,566	633

2005:
U.S. federal	$(5,730)	3,100	(2,630)
State and local	(737)	494	(243)

	$(6,467)	3,594	(2,873)

2004:
U.S. federal	$(49)	1,018	969
State and local	174	188	362

	$125	1,206	1,331

Recorded income tax expense differed for 2006, 2005, and 2004 from amounts computed by applying the U.S. federal income tax rate of 35% due to the effect of state and local income taxes, net of the federal tax benefit and the change in valuation allowance.

Deferred tax liabilities result from the financial carrying amounts for property and equipment and intangible assets being in excess of the tax bases in the corresponding assets. The majority of the property and equipment is depreciated over a 7-year period for tax reporting purposes and a longer 20-to-25 year period for financial reporting purposes.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Accrued insurance expenses, certain accrued bonuses and other compensation and other temporary differences represent future income tax deductions (i.e., deferred tax assets).

The tax effects of the temporary differences as of December 31, 2006 and 2005 are presented below:

	2006	2005
Deferred tax assets:
Accrued insurance losses	$1,876	2,281
Accrued bonuses and other compensation	136	397
Enchanted Village lease (see note 7)	1,456	1,239
New York State net operating loss carryforwards	1,503	1,399
Intangible assets and other	2,079	2,385

Total gross deferred tax assets	7,050	7,701
Less valuation allowance	1,503	1,399

Net deferred tax assets	5,547	6,302

Deferred tax liabilities:
Property and equipment	53,604	56,001
Other	163	87

Total deferred tax liabilities	53,767	56,088

Net deferred tax liabilities	$48,220	49,786

Current portion of net deferred tax assets	$1,849	2,591
Non-current portion of net deferred tax liabilities	(50,069)	(52,377)

	$(48,220)	(49,786)

As of December 31, 2006, approximately $30,794 of net operating loss carryforwards available for New York state income tax purposes expire through 2026. Due to historical net losses in New York, resulting primarily from interest expense on intercompany debt (see note 3), a valuation allowance for the entire amount of the net operating loss carryforwards is reflected above.

Tax filings for various periods are subjected to audit by tax authorities in most jurisdictions where the Selected Parks Operations conduct business. An audit may result in assessments of additional taxes that would be resolved with the authorities or potentially through the courts. The Selected Parks Operations has received tax questions from taxing authorities and is currently at varying states of the examination process regarding these matters.

Management believes that the Selected Parks Operations has substantial defenses to the matters being raised, and does not believe that an unfavorable outcome would be material to the financial position or operating results of the Selected Parks Operations. As an unfavorable outcome is not currently considered probable or its impact estimable, the combined financial statements do not reflect any additional taxes related to the audits.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

(6)	Pension Benefits

The employees of the Selected Parks Operations participate in the Six Flags Defined Benefit Plan (the “Plan”). The Plan permits normal retirement at age 65, with early retirement at ages 55 through 64 upon attainment of ten years of credited service. The early retirement benefit is reduced for benefits commencing before age 62. Plan benefits are calculated according to a benefit formula based on age, average compensation over the highest consecutive five-year period during the employee’s last ten years of employment and years of service. Operating expenses include $320, $729, and $544 for 2006, 2005, and 2004, respectively, for the Plan benefits attributable to employees of the Selected Parks Operations. Additionally, Six Flags overhead costs allocated to the Selected Parks Operations (see note 3) include benefit costs of the Plan of $78, $133, and $134 for 2006, 2005, and 2004, respectively. The liabilities that are recorded by Six Flags related to the Plan have not been allocated to the Selected Parks Operations.

In February 2006, Six Flags announced that it was freezing the Plan, effective April 1, 2006, pursuant to which participants would no longer continue to earn future pension benefits. The Plan curtailment loss recorded upon the effective date of the freeze allocable to the cost of the employees of the Selected Parks Operations was $123.

Management believes that the methodologies used to allocate pension costs to the Selected Parks Operations are reasonable. However, pension expenses might differ if the Selected Parks Operations were a separate, stand-alone company.

(7)	Commitments and Contingencies

The Selected Parks Operations leases the sites of Enchanted Village and Six Flags Waterworld/Concord. The Enchanted Village lease contains a base rent that is escalated annually at the greater rate of 3% or the change in the Consumer Price Index. Rent expense for the Enchanted Village lease is based on the minimum escalated rents over the lease term recognized annually on a straight-line basis. Other long-term liabilities at December 31, 2006 and 2005 include $4,160 and $3,540, respectively, of accrued straight-line rent. The Concord lease is based on a percentage of revenues, with a minimum annual rent of $100. During 2006, 2005, and 2004, the Selected Parks Operations recognized approximately $2,671, $2,660, and $2,612, respectively, of expense under these lease agreements. The Enchanted Village lease expires in December 2030 and is renewable for various periods through 2076. The Concord lease expires in January 2025, and is renewable for five five-year periods thereafter.

Total rental expense, including office space and park sites, was approximately $3,469, $3,361, and $3,274 for the years ended December 31, 2006, 2005, and 2004, respectively. Total rent incurred, without the effect of the straight-line recognition of future minimum rent escalations on the Enchanted Village lease, was $2,849, $2,689, and $2,552 for the same respective periods.

SELECTED PARKS OPERATIONS OF SIX FLAGS, INC.

Notes to Combined Financial Statements

December 31, 2006, 2005, and 2004

(Dollars in Thousands, except per share amounts)

Future minimum obligations under noncancellable operating leases, including site leases, at December 31, 2006, are summarized as follows:

Year ending December 31,
2007	$2,218
2008	2,224
2009	2,175
2010	2,159
2011	2,153
2012 and thereafter	50,214

$61,143

Six Flags is party to a license agreement (the U.S. License Agreement) pursuant to which they have the exclusive right on a long term basis to theme park use in the United States (excluding the Las Vegas, Nevada metropolitan area) of all animated, cartoon and comic book characters that Warner Bros. and DC Comics have the right to license for such use. The license fee is subject to periodic scheduled increases and is payable on a per-theme park basis. The annual Six Flags expense for 2006, 2005, and 2004 was $3,500, $3,229, and $2,500, respectively, of which $500, $431, and $313, respectively, were allocated for use of characters to the Selected Parks Operations. The right to use the characters under the license agreement would not be available to the parks of the Selected Park Operations if they were no longer owned or operated by Six Flags.

Six Flags and the Selected Parks Operations are party to various other legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. None of the actions are believed by management to involve amounts that would be material to the combined financial position, results of operations, or cash flows after consideration of recorded accruals.

Brighton Ski Resort

Summarized Financial Information (Unaudited)

The following unaudited summarized financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of the Brighton Ski Resort in Utah:

Combined Balance Sheet Data:

	September 30, 2006	December 31, 2005
Current assets	$866,872	$2,709,292
Noncurrent assets	35,434,047	31,583,529
Current liabilities	1,545,538	2,806,672
Noncurrent liabilities	17,538	26,977
Equity	34,737,843	31,459,172

Combined Statement of Operations Data:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005

Revenues	$10,193,085	$13,116,121

Gross profit	$3,945,889	$4,346,251

Net income from continuing operations	$3,278,910	$3,434,768

Net income	$3,278,910	$3,434,768

The Bretton Woods Property

Summarized Financial Information (Unaudited)

The following summarized unaudited financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of the Bretton Woods Mountain Resort.

Balance Sheet Data:

	March 31, 2006	December 31, 2005
Current assets	$3,784,403	$4,129,450
Noncurrent assets	29,915,142	30,287,745
Current liabilities	7,472,837	9,573,897
Noncurrent liabilities	16,938,165	16,640,090
Partner’s capital	9,288,543	8,203,208

Statement of Operations Data:

	Quarter ended March 31, 2006	Year Ended December 31, 2005
Revenues	$9,909,829	$30,056,892

Gross Profit	$4,907,163	$13,499,123

Net income (loss)	$307,778	$(1,204,363)

Family Entertainment Centers

Summarized Financial Information (Unaudited)

The following unaudited combined summarized financial information is filed as a part of this Prospectus Supplement as a result of the Company’s acquisition of eleven family entertainment center properties from Trancas Capital, LLC:

Combined Balance Sheet Data:

	September 30, 2006	December 31, 2005
Current assets	$24,376	$1,304,470
Noncurrent assets	33,426,452	34,329,046
Current liabilities	2,387,929	648,885
Noncurrent liabilities	1,791,863	973,233
Equity	29,271,036	34,011,398

Combined Statement of Operations Data:

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Revenues	$8,054,343	$3,539,788

Gross profit	$6,811,086	$3,213,169

Net income (loss)	$(1,619,369)	$(187,752)

APPENDIX B

Prior Performance Tables

APPENDIX B

PRIOR PERFORMANCE TABLES

The following information updates the corresponding information in Tables I, II and III of Appendix B to the prospectus:

Table I – Experience in Raising and Investing Funds

FOOTNOTES:

Note 5:	The amounts shown represent the combined results of the Retirement Properties REIT’s Initial Offering, 2000 Offering, 2002 Offering and 2003 Offering only, due to the fact that the 2004 Offering was not yet fully subscribed at December 31, 2005.

Table II – Compensation To Sponsor

CNL Hotels & Resorts, Inc.

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:
2005 (Note 3)	202,196,000

Table III – Operating Results of Prior Programs

CNL Hotels & Resorts, Inc.

2004 (Note 1&2)
Less:
Depreciation and amortization	(145,872,000)

Past performance is not necessarily indicative of future performance.

The following table updates and replaces the corresponding table of Appendix B to the prospectus.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

CNL RETIREMENT PROPERTIES, INC.

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)
Gross revenue	$1,764,217	$15,571,000	$90,300,000	$259,818,000	$381,074,000
Interest and other income	135,402	1,909,000	1,625,000	4,771,000	2,970,000
Equity in earnings of unconsolidated entity	—	6,000	11,000	178,000	227,000
Less: Operating expenses	(343,472)	(2,118,000)	(9,797,000)	(39,964,000)	(66,335,000)
Interest and loan cost amortization expense	(105,056)	(1,534,000)	(9,588,000)	(42,783,000)	(76,171,000)
Provision for doubtful accounts	—	—	—	(3,900,000)	(3,082,000)
Depreciation and amortization	(535,126)	(3,190,000)	(17,277,000)	(62,512,000)	(98,446,000)
Organizational costs	—	—	—	—	—
Minority interests in income of consolidated subsidiaries	—	(433,000)	—	(93,000)	(706,000)

Income (loss) from continuing operations - GAAP basis	915,965	10,211,000	55,274,000	115,515,000	139,531,000
Income (loss) from discontinued operations - GAAP basis	—	1,161,000	3,186,000	2,403,000	(3,950,000)

Net income (loss) - GAAP basis	915,965	11,372,000	58,460,000	117,918,000	135,581,000

Taxable income
- from operations (Note 9)	600,447	7,792,000	27,477,000	56,155,000	81,871,000

Cash generated from operations (Note 6)	2,173,379	16,976,000	60,807,000	139,573,000	188,309,000
Less: Cash distributions to investors (Note 10)
- from operating cash flow	(1,507,322)	(14,379,000)	(59,784,000)	(139,573,000)	(175,958,000)
- from sale of properties	—	—	—	—	—
- from cash flow from prior period	—	—	—	(4,842,000)	—
- from return of capital (Note 11)	—	—	—	(2,723,000)	—

Cash generated (deficiency) after cash Distributions	666,057	2,597,000	1,023,000	(7,565,000)	12,351,000
Special items (not including sales of real Estate and refinancing):
Subscriptions received from stockholders	59,519,751	371,135,000	1,059,981,000	880,268,000	215,397,000
Stock issuance costs	(6,903,096)	(40,232,000)	(99,309,000)	(89,039,000)	(17,254,000)
Acquisition of land, building and equipment on operating leases	(20,269,138)	(193,176,000)	(661,946,000)	(921,698,000)	(371,026,000)
Investment in direct financing leases	—	(128,065,000)	(263,330,000)	(50,230,000)	(278,000)
Investment in lease intangibles	—	(8,408,000)	(23,220,000)	(50,064,000)	(15,044,000)
DASCO acquisition	—	—	—	(204,441,000)	—
Investment in notes receivable	—	(2,000,000)	—	—	(16,000,000)
Proceeds from notes receivable	—	—	2,000,000	—	—
Investment in unconsolidated subsidiary	—	(350,000)	—	—	—
Contributions from minority interests	—	—	—	997,000	3,093,000
Distributions to minority interests	—	(509,000)	—	(45,000)	(459,000)
Payment of acquisition fees and costs	(2,644,534)	(16,132,000)	(53,126,000)	(73,124,000)	(20,575,000)
Payment of deferred leasing costs	—	—	—	(864,000)	(1,039,000)
Increase in restricted cash	(17,797)	(1,650,000)	(13,127,000)	(9,448,000)	6,082,000
Proceeds from borrowings on line of credit	—	—	71,370,000	—	115,000,000
Repayments on line of credit	(3,795,000)	—	(51,370,000)	—	(60,000,000)
Proceeds from borrowings on mortgages payable	—	32,620,000	170,800,000	315,045,000	305,485,000
Principal payments on mortgages payable	—	(268,000)	(13,832,000)	(28,964,000)	(66,219,000)
Proceeds from construction loans payable	—	—	7,402,000	73,618,000	63,367,000
Repayments of construction loans payable	—	—	—	—	(1,315,000)
Proceeds from term loan	—	—	—	60,000,000	—
Repayment of term loan	—	—	—	—	(60,000,000)
Proceeds from issuance of bonds payable	—	—	8,203,000	12,063,000	12,622,000
Retirement of bonds payable	—	—	(6,589,000)	(7,736,000)	(9,057,000)
Payment of loan costs	—	(1,309,000)	(7,523,000)	(10,149,000)	(11,707,000)
Retirement of shares of common stock	(13,020)	(174,000)	(1,117,000)	(3,933,000)	(40,303,000)

Cash generated (deficiency) after cash distributions and special items	26,543,223	14,079,000	126,290,000	(115,309,000)	43,121,000

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (Note 8)
Federal income tax results:
Ordinary income (Note 10)
- from operations (Note 9)	41	42	48	42	48

- from recapture	—	—	—	—	—

Capital gain (Note 10)	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

	2001 (Note 2)	2002 (Note 3)	2003 (Note 4)	2004 (Note 5)	2005 (Note 5)
Cash distributions to investors Source (on GAAP basis)
- from investment income	38	52	66	56	55
- from capital gain	—	—	—	—	—
- from investment income from prior period	—	—	—	—	—
- from return of capital (Note 11)	25	13	1	14	16

Total distributions on GAAP basis (Note 12)	63	65	67	70	71

Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations (Note 6)	63	65	67	66	71
- from cash flow from prior period	—	—	—	2	—
- from return of capital (Note 11)	—	—	—	2	—

Total distributions on cash basis (Note 12)	63	65	67	70	71

Total cash distributions as a percentage of original $1,000 investment (Note 8)	7.0%	7.0%	7.1%	7.1%	7.1%
Total cumulative cash distributions per $1,000 investment from inception	134	199	266	336	407
Amount (in percentage terms) remaining invested in program properties at the end of each year presented (original total acquisition cost of properties retained, divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	100%

FOOTNOTES:

Note 1:	CNL Retirement Properties, Inc. (the “Retirement Properties REIT”) offered securities for sale in five public offerings since 1998. Of the funds raised as of December 31, 2005, $106,527,910 was raised pursuant to its reinvestment plan.

Note 2:	The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering.

Note 5:	The amounts shown represent the combined results of the Initial Offering, the 2000 Offering, the 2002 Offering, the 2003 Offering and the 2004 Offering.

Note 6:	Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 7:	Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 8:	Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 9:	Taxable income presented is before the dividends paid deduction.

Note 10:	For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, approximately 67%, 60%, 71%, 65% and 65%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2005, 2004, 2003, 2002 and 2001, approximately 33%, 40%, 29%, 35% and 35%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2005, 2004, 2003, 2002 and 2001, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Note 11:	Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders’ invested capital.

Past performance is not necessarily indicative of future performance.

TABLE III – CNL RETIREMENT PROPERTIES, INC. – CONTINUED

Note 12:	Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 10.

Note 13:	Certain data for columns representing less than 12 months have been annualized.

[Intentionally left blank]

Past performance is not necessarily indicative of future performance.